As filed with the Securities and Exchange Commission on February 20, 1998
                                                     REGISTRATION NO. 333-12995

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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                                 -------------

                             AMENDMENT NO. 2
                                      TO
                                   FORM S-1
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                                 -------------
                           FOX KIDS WORLDWIDE, INC.
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

               DELAWARE                          7812                   95-4596247
   (STATE OR OTHER JURISDICTION OF   (PRIMARY STANDARD INDUSTRIAL    (I.R.S. EMPLOYER
   INCORPORATION OR ORGANIZATION)    CLASSIFICATION CODE NUMBER)    IDENTIFICATION NO.)

                           10960 WILSHIRE BOULEVARD
                         LOS ANGELES, CALIFORNIA 90024
                                (310) 235-5100
              (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                     INCLUDING AREA CODE, OF REGISTRANT'S
                          PRINCIPAL EXECUTIVE OFFICE)
                                 -------------
                                   MEL WOODS
        PRESIDENT, CHIEF OPERATING OFFICER AND CHIEF FINANCIAL OFFICER
                           FOX KIDS WORLDWIDE, INC.
                           10960 WILSHIRE BOULEVARD
                         LOS ANGELES, CALIFORNIA 90024
                                (310) 235-5100
               (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE
              NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE)
                                 -------------
                                WITH COPIES TO:

   ARTHUR M. SISKIND, ESQ.          JEFFREY W. RUBIN, ESQ.             RICHARD E. TROOP, ESQ.
THE NEWS CORPORATION LIMITED    SQUADRON, ELLENOFF, PLESENT &       LINDA GIUNTA MICHAELSON, ESQ.
1211 AVENUE OF THE AMERICAS           SHEINFELD, LLP            TROOP MEISINGER STEUBER & PASICH, LLP
  NEW YORK, NEW YORK 10036           551 FIFTH AVENUE                 10940 WILSHIRE BOULEVARD
       (212) 852-7000             NEW YORK, NEW YORK 10176          LOS ANGELES, CALIFORNIA 90024
                                      (212) 661-6500                       (310) 824-7000

                                 -------------

  APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this registration statement becomes effective.
                                 -------------
  If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [_]
  If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
  If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
  If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. [_]
  If the delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]
                                 -------------


  THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(a) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
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

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A         +
+REGISTRATION STATEMENT RELATING TO THESE NOTES HAS BEEN FILED WITH THE        +
+SECURITIES AND EXCHANGE COMMISSION. THESE NOTES MAY NOT BE SOLD NOR MAY       +
+OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT        +
+BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR + +THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE +
+NOTES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE         +
+UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF  +
+ANY SUCH STATE.                                                               +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++

              SUBJECT TO COMPLETION, DATED FEBRUARY 20, 1998

PROSPECTUS

                            FOX KIDS WORLDWIDE, INC.

                       OFFER FOR ANY AND ALL OUTSTANDING
                        9 1/4% SENIOR NOTES DUE 2007 AND
                     10 1/4% SENIOR DISCOUNT NOTES DUE 2007
                         IN EXCHANGE FOR, RESPECTIVELY,
                        9 1/4% SENIOR NOTES DUE 2007 AND
                     10 1/4% SENIOR DISCOUNT NOTES DUE 2007

  THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK
              CITY TIME, ON              , 1998, UNLESS EXTENDED .

  Fox Kids Worldwide, Inc., a Delaware corporation (the "Company"), hereby offers (the "Exchange Offer"), upon the terms and subject to the conditions set forth herein and in the related Letter of Transmittal, to exchange up to $475,000,000 aggregate principal amount of 9 1/4% Senior Notes Due 2007 (the "Senior Notes") of the Company for a like amount of the privately placed 9 1/4% Senior Notes Due 2007 (the "Old Senior Notes") of the Company issued on October 28, 1997, from the holders thereof (together with the holders of Senior Notes, "Senior Noteholders") and to exchange up to $618,670,000 aggregate principal amount at maturity of 10 1/4% Senior Discount Notes Due 2007 (the "Senior Discount Notes") of the Company for a like amount of the privately placed 10 1/4% Senior Discount Notes Due 2007 (the "Old Senior Discount Notes") of the Company issued on October 28, 1997, from the holders thereof (together with the holders of Senior Discount Notes, "Discount Noteholders"). The Senior Notes and the Senior Discount Notes are registered under the Securities Act of 1933, as amended (the "Securities Act"), pursuant to a Registration Statement of which this Prospectus is a part. The Old Senior Notes and the Old Senior Discount Notes are referred to collectively herein as the "Old Notes" and the Senior Notes and the Senior Discount Notes are referred to collectively herein as the "Notes."

  The Notes are being offered hereunder in order to satisfy the obligations of the Company under two separate and substantially identical Registration Rights Agreements with respect to the Senior Notes and the Senior Discount Notes, respectively, each dated October 28, 1997 (together, the "Registration Rights Agreement"), and each by and among the Company, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Citicorp Securities, Inc.,

                                             (cover continued on following page)

                                  -----------

  SEE "RISK FACTORS" BEGINNING ON PAGE 13 HEREIN FOR A DISCUSSION OF CERTAIN RISKS THAT HOLDERS OF OLD NOTES SHOULD CONSIDER IN CONNECTION WITH THE EXCHANGE OFFER AND AN INVESTMENT IN THE NOTES OFFERED HEREBY.

                                  -----------

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
       EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
          PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY
             REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                THE DATE OF THIS PROSPECTUS IS          , 1998.

                             [INSIDE FRONT COVER]

  Fox Kids Worldwide logo along with artwork of characters from various of the Company's programs. The artwork includes characters from Power Rangers, Silver Surfer, X-Men, Fantastic Four, Spider-Man, Teenage Mutant Ninja Turtles, Sweet Valley High and Life With Louie.

(cover continued from previous page)

Bear, Stearns & Co. Inc., Donaldson, Lufkin & Jenrette Securities Corporation, and Morgan Stanley & Co. Incorporated (together the "Initial Purchasers"). Upon consummation of the Exchange Offer, certain rights under the Registration Rights Agreement, including registration rights and the right to receive the contingent increases in interest rates, will terminate, except under certain circumstances. The Exchange Offer is designed to provide to Senior Noteholders and Discount Noteholders (collectively, "Holders" or "Noteholders") an opportunity to acquire the Notes which, unlike the Old Notes, are expected to be freely transferable at all times, subject to state "blue sky" law restrictions and provided that the Holder is not an "affiliate" of the Company within the meaning of the Securities Act, and represents that the Notes are being acquired in the ordinary course of such Holder's business and the Holder is not engaged in, and does not intend to engage in, a distribution of the Notes. With the exception of the freely transferable nature of the Notes, the Notes are substantially identical to the Old Notes. See "The Exchange Offer-- Purpose of the Exchange Offer."

  The Company will accept for exchange any and all validly tendered Old Notes
on or prior to 5:00 p.m., New York City time, on                 , 1998,
unless extended by the Company in its sole discretion (the "Expiration Date"). Tenders of the Old Notes made pursuant to the Exchange Offer may be withdrawn at any time prior to 5:00 p.m., New York City time, on the Expiration Date unless previously accepted for exchange by the Company. The Exchange Offer is not conditioned upon any minimum principal amount of the Old Notes being tendered for exchange. However, the Exchange Offer is subject to certain conditions which may be waived by the Company and to the terms and provisions of the Registration Rights Agreement. In the event the Company terminates the Exchange Offer and does not accept any Old Notes with respect to the Exchange Offer, the Company will promptly return such Old Notes to the Holders thereof. The Old Notes may be tendered for exchange only in integral multiples of $1,000 principal amount at maturity. See "The Exchange Offer."

  Any waiver, extension or termination of the Exchange Offer will be publicly announced by the Company through a release to the Dow Jones News Service and as otherwise required by applicable law or regulations.

  The Notes will be senior unsecured obligations of the Company and will rank pari passu in right of payment to all future subordinated indebtedness of the Company. The Notes will not be guaranteed by any of the Company's subsidiaries or any third parties (including affiliates of the Company). The Notes will be effectively subordinated to all secured indebtedness of the Company and to all existing and future indebtedness of the Company's subsidiaries. As of December 31, 1997, the Company and its subsidiaries had an aggregate of approximately $1.7 billion of indebtedness outstanding, including the Notes, of which approximately $641 million of indebtedness would have been effectively senior to the Notes and the balance of which (other than the Notes) would have been subordinated in right of payment to the Notes. See "Description of Other Indebtedness" and "Description of the Notes."

  Cash interest on the Senior Notes will accrue at a rate of 9 1/4% per annum and will be payable semiannually in arrears on each May 1 and November 1, commencing May 1, 1998. The Old Senior Discount Notes were issued at a substantial discount from their principal amount. Accordingly, cash interest will not accrue or be payable on the Senior Discount Notes prior to November 1, 2002. Thereafter, cash interest on the Senior Discount Notes will accrue at a rate of 10 1/4% per annum and will be payable semiannually in arrears on each May 1 and November 1, commencing May 1, 2003; provided, however, that at any time on or prior to November 1, 2002, the Company may make a Cash Interest Election (as defined herein), in which case the outstanding principal amount at maturity of each Senior Discount Note will on such interest payment date be reduced to the Accreted Value (as defined herein) of such Senior Discount Note as of such interest payment date, and cash interest (accruing at a rate of 10 1/4% per annum from the Cash Interest Election Date) will be payable with respect to such Senior Discount Note on each interest payment date thereafter.

  The Old Notes were sold by the Company on October 28, 1997 to the Initial Purchasers in a transaction not registered under the Securities Act in reliance upon an exemption from the registration requirements of the Securities Act (the "Offering"). The Initial Purchasers subsequently placed the Old Notes with qualified institutional buyers in reliance upon Rule 144A promulgated under the Securities Act and with a limited number

(cover continued from previous page)

of accredited investors that agreed to comply with certain transfer restrictions and other conditions. Accordingly, the Old Notes may not be reoffered, resold or otherwise transferred in the United States unless registered under the Securities Act or unless an applicable exemption from the registration requirements of the Securities Act is available.

  The Notes are redeemable at the option of the Company, in whole or in part, at any time on or after November 1, 2002, at the redemption prices set forth herein, plus accrued and unpaid interest thereon to the date of redemption. In addition, on or prior to November 1, 2000, the Company may redeem up to 35% of the originally issued aggregate principal amount of the Senior Notes at a redemption price of 109.25% of the principal amount thereof, plus accrued and unpaid interest thereon to the date of redemption, and may redeem up to 35% of the originally issued principal amount at maturity of the Senior Discount Notes at a redemption price equal to 110.25% of the Accreted Value at the redemption date of the Senior Discount Notes so redeemed (or, if a Cash Interest Election has been made, 110.25% of the principal amount at maturity of the Senior Discount Notes so redeemed, plus accrued and unpaid interest to the redemption date), in each case with the net cash proceeds of one or more Public Equity Offerings (as defined herein) or sales of Qualified Equity Interests (as defined herein) to Strategic Equity Investors (as defined herein); provided, however, that not less than 65% of the originally issued principal amount of Senior Notes and 65% of the originally issued principal amount at maturity of the Senior Discount Notes is outstanding immediately after giving effect to such redemption.

  Following the occurrence of a Change of Control (as defined herein), each Holder will have the right to require the Company to purchase all or a portion of such Holder's Notes at a purchase price equal to 101% of the aggregate principal amount of the Senior Notes, plus accrued and unpaid interest thereon to the date of purchase, and at a purchase price equal to 101% of the Accreted Value of the Senior Discount Notes at the date of purchase (unless the date of purchase is on or after the earlier to occur of November 1, 2002 or the Cash Election Date in which case such purchase price shall be equal to 101% of the aggregate principal amount at maturity thereof, plus accrued and unpaid interest thereon to the date of purchase). See "Description of the Notes."

  The Notes will be senior unsecured obligations of the Company entitled to the benefits of the Indentures (as defined herein). The form and terms of the Notes will be identical in all material respects to the form and terms of the Old Notes except that the Notes will be registered under the Securities Act. Any Old Notes not tendered and accepted in the Exchange Offer will remain outstanding and will be entitled to all the rights and preferences, and will be subject to all the limitations applicable thereto, under the Indentures (except for those rights which terminate upon consummation of the Exchange Offer). Following consummation of the Exchange Offer, any Holders of the Old Notes will continue to be subject to the existing restrictions upon transfers thereof, and the Company will have no further obligation to such Holders (other than under certain limited circumstances) to provide for the registration under the Securities Act of the Old Notes held by them. Following completion of the Exchange Offer, none of the Notes will be entitled to the contingent increase in interest rate provided pursuant to the Indentures, the Registration Rights Agreement and the Old Notes. See "The Exchange Offer."

  The Company is making the Exchange Offer in reliance on the position of the staff of the Securities and Exchange Commission (the "Commission") as set forth in no-action letters issued to third parties in other transactions. However, the Company has not sought its own no-action letter and there can be no assurance that the staff of the Commission would make a similar determination with respect to the Exchange Offer as in such other circumstances. Based on those interpretations by the staff of the Commission, the Company believes that the Notes issued pursuant to the Exchange Offer in exchange for the Old Notes may be offered for resale, resold and otherwise transferred by any Holder thereof (other than broker-dealers, as set forth below, and any such Holder that is an "affiliate" of the Company within the meaning of Rule 405 under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such Notes are acquired in the ordinary course of such Holder's business and that such Holder is not participating,

(cover continued from previous page)

does not intend to participate and has no arrangement or understanding with any person to participate, in the distribution of such Notes. Any Holder who participates in the Exchange Offer with the intention to participate, or for the purpose of participating, in a distribution of the Notes may not rely upon the position of the staff ofthe Commission as set forth in these no-action letters and, in the absence of an exemption therefrom, must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any secondary resale transaction, and any such secondary resale transaction must be covered by an effective registration statement containing the selling securityholder information required by Item 507 of Regulation S-K promulgated under the Securities Act. Holders of Old Notes wishing to accept the Exchange Offer must represent to the Company in the Letter of Transmittal that such conditions have been met.

  Each broker-dealer (other than an affiliate of the Company) that receives the Notes for its own account pursuant to the Exchange Offer must acknowledge that it acquired the Old Notes as the result of market-making activities or other trading activities and will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such Notes. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Notes received in exchange for Old Notes where such Old Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. The Company has agreed that, for a period of 90 days after the Expiration Date, it will make this Prospectus available to any broker-dealer for use in connection with any such resale. See "Plan of Distribution." Any broker-dealer who is an affiliate of the Company may not participate in the Exchange Offer and may not rely on the no-action letters referred to above and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction. See "The Exchange Offer."

  The Notes constitute new issues of securities with no established trading market. Although the Old Notes have been approved for trading in The Private Offerings, Resale and Trading through Automatic Linkages ("PORTAL") market of The Nasdaq Stock Market, Inc., there has been no public market for the Old Notes and it is not currently anticipated that an active public market for the Notes will develop. The Company does not intend to apply for the listing of the Notes on any securities exchange or to seek approval for quotation through any automated quotation system. The Initial Purchasers have advised the Company that each of the Initial Purchasers currently intends to make a market in the Notes; however, none are obligated to do so and any market-making may be discontinued by any Initial Purchasers at any time without notice. Accordingly, no assurance can be given as to the liquidity or the trading market for the Notes. The Notes will settle through the book-entry facilities of The Depository Trust Company. See "Description of the Notes."

  This Prospectus, together with the Letter of Transmittal, is being sent to
all registered holders of the Old Notes as of       , 1998. As of such date,
there was one registered Holder of the Old Senior Notes and one registered Holder of the Old Senior Discount Notes.

  The Company will not receive any proceeds from the Exchange Offer. No dealer-manager is being used in connection with the Exchange Offer. See "Use of Proceeds" and "Plan of Distribution."

(cover continued from previous page)

                          FORWARD-LOOKING STATEMENTS

  THIS PROSPECTUS CONTAINS STATEMENTS WHICH CONSTITUTE FORWARD-LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. THESE STATEMENTS APPEAR IN A NUMBER OF PLACES IN THIS PROSPECTUS AND INCLUDE STATEMENTS REGARDING THE INTENT, BELIEF OR CURRENT EXPECTATIONS OF THE COMPANY WITH RESPECT TO (I) THE COMPANY'S REPROGRAMMING OF THE FAMILY CHANNEL,
(II) TRENDS AFFECTING THE COMPANY'S FINANCIAL CONDITION OR RESULTS OF OPERATIONS, (III) THE IMPACT OF COMPETITION AND (IV) THE EXPANSION OF THE COMPANY'S INTERNATIONAL CHANNELS AND CERTAIN OTHER OPERATIONS.

  PROSPECTIVE INVESTORS ARE CAUTIONED THAT ANY SUCH FORWARD-LOOKING STATEMENTS ARE NOT GUARANTEES OF FUTURE PERFORMANCE AND INVOLVE RISKS AND UNCERTAINTIES, AND THAT ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THOSE IN THE FORWARD-LOOKING STATEMENTS AS A RESULT OF VARIOUS FACTORS. THE ACCOMPANYING INFORMATION CONTAINED IN THIS PROSPECTUS, INCLUDING, WITHOUT LIMITATION, THE INFORMATION UNDER "RISK FACTORS," "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS," AND "BUSINESS" IDENTIFIES IMPORTANT FACTORS THAT COULD CAUSE SUCH DIFFERENCES.

                             AVAILABLE INFORMATION

  The Company has filed with the Commission a registration statement on Form S-1 relating to the Notes offered hereby (together with all amendments, exhibits, schedules and supplements thereto, the "Registration Statement") under the Securities Act. This Prospectus, which constitutes a part of the Registration Statement, does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information with respect to the Company, the Exchange Offer and the Notes, reference is hereby made to the Registration Statement. Statements contained in this Prospectus as to the contents of any contract, agreement or other document referred to accurately describe all material terms so referred to, but are not necessarily a complete description of the contents of any such contract, agreement or other document. The Registration Statement and the exhibits and schedules thereto and any periodic reports or other information filed by the Company pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), may be inspected without charge and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's regional offices at Seven World Trade Center, Suite 1300, New York, New York 10048 and at Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such materials can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, Washington, D.C. 20549, at prescribed rates. The Commission maintains a website at http://www.sec.gov that contains reports, proxy and information statements and other information filed electronically with the Commission.

  Upon effectiveness of the Registration Statement, the Company will be subject to the reporting requirements of the Exchange Act, and in accordance therewith, the Company must file periodic reports and other information with the Commission. In the event the Company ceases to be subject to the informational requirements of the Exchange Act, the Company will be required under the Indentures to continue to file with the Commission the annual and quarterly reports, information, documents or other reports, including, without limitation, reports on

Forms 10-K, 10-Q and 8-K, which would be required pursuant to the informational requirements of the Exchange Act. The Company will also furnish such other reports as may be required by law. In addition, for so long as any of the Notes are restricted securities within the meaning of Rule 144(a)(3) under the Securities Act, the Company has agreed to make available to any prospective purchaser of the Notes or beneficial owner of the Notes, in connection with any sale thereof, the information required by Rule 144(d)(4) under the Securities Act.

THE EXCHANGE OFFER IS NOT BEING MADE TO, NOR WILL THE COMPANY ACCEPT SURRENDERS OF OLD NOTES FOR EXCHANGE FROM, HOLDERS IN ANY JURISDICTION IN WHICH THE EXCHANGE OFFER OR THE ACCEPTANCE THEREOF WOULD NOT BE IN COMPLIANCE WITH THE SECURITIES OR BLUE SKY LAWS OF SUCH JURISDICTION.

                       NOTICE TO NEW HAMPSHIRE RESIDENTS

NEITHER THE FACT THAT A REGISTRATION STATEMENT OR AN APPLICATION FOR A LICENSE HAS BEEN FILED UNDER CHAPTER 421-B WITH THE NEW HAMPSHIRE REVISED STATUTES WITH THE STATE OF NEW HAMPSHIRE NOR THE FACT THAT A SECURITY IS EFFECTIVELY REGISTERED OR A PERSON IS LICENSED IN THE STATE OF NEW HAMPSHIRE CONSTITUTES A FINDING BY THE SECRETARY OF STATE OF NEW HAMPSHIRE THAT ANY DOCUMENT FILED UNDER RSA 421-B IS TRUE, COMPLETE AND NOT MISLEADING. NEITHER ANY SUCH FACT NOR THE FACT THAT AN EXEMPTION OR EXCEPTION IS AVAILABLE FOR A SECURITY OR A TRANSACTION MEANS THAT THE SECRETARY OF STATE HAS PASSED IN ANY WAY UPON THE MERITS OR QUALIFICATIONS OF, OR RECOMMENDED OR GIVEN APPROVAL TO, ANY PERSON, SECURITY OR TRANSACTION. IT IS UNLAWFUL TO MAKE, OR CAUSE TO BE MADE, TO ANY PROSPECTIVE PURCHASER, CUSTOMER, OR CLIENT, ANY REPRESENTATION INCONSISTENT WITH THE PROVISIONS OF THIS PARAGRAPH.

                               ----------------

Mighty Morphin Power Rangers, Power Rangers and Saban are registered trademarks of Saban Entertainment, Inc. and Saban International N.V. Big Bad BeetleBorgs, BeetleBorgs Metallix, Breaker High, Jim Knopf, Power Rangers In Space, Power Rangers Zeo, Power Rangers Turbo, Princess Sissi, Saban's Adventures of Oliver Twist, Space Goofs, The Why Why Family, Walter Melon and Wunschpunsch are trademarks of Saban Entertainment, Inc. and Saban International N.V. Bobby's World, The Tick, Life With Louie, Eek! Stravaganza and Eek! The Cat are trademarks of Fox Children's Network, Inc. The Family Channel and International Family Entertainment are registered U.S. service marks of International Family Entertainment, Inc. All other trademarks and trade names referred to in this Prospectus are the property of their respective owners.

                                    SUMMARY

  The following summary is qualified in its entirety by, and should be read in conjunction with, the more detailed information and financial data, including the financial statements and notes thereto, included elsewhere in this Prospectus. Unless otherwise indicated herein, the term the "Company" refers collectively to Fox Kids Worldwide, Inc. and its subsidiaries. All references in this Prospectus to ratings refer to ratings compiled and published by Nielsen Media Research ("Nielsen").

                                  THE COMPANY

  The Company is an integrated global children's and family entertainment company which develops, acquires, produces, broadcasts and distributes quality television programming. The Company's principal operations comprise (i) Saban Entertainment, Inc. ("Saban"), whose library of over 5,400 half-hours of completed and in-production children's programming is among the largest in the world, (ii) International Family Entertainment, Inc. ("IFE"), which operates The Family Channel, a leading basic cable television network that provides family-oriented entertainment programming in the United States, reaching approximately 95% of all cable and satellite television households, (iii) the Fox Kids Network--the top-rated children's (ages 2-11) oriented broadcast television network in the United States and (iv) a growing portfolio of Fox Kids branded cable and direct-to-home ("DTH") satellite channels operating in approximately 25 countries worldwide. By combining one of the world's largest children's programming libraries with a widely distributed cable platform, a top-rated broadcast network and the Fox Kids branded international channels, the Company has the ability to manage children's properties and brands from their creation through production, distribution and the merchandising of related consumer products.

  The Company is the result of the joint venture launched in 1995 by Fox Broadcasting Company ("Fox Broadcasting") and Saban to match the complementary programming and broadcasting strengths of the Fox Kids Network and the international reach of Fox Broadcasting's parent company, The News Corporation Limited ("News Corp."), with the development, production, distribution and merchandising strengths of Saban. In September 1997, the Company finalized the acquisition of IFE (the "IFE Acquisition"), whose principal business is The Family Channel. The IFE Acquisition provides the Company with several strategic advantages, including (i) a widely distributed cable platform, which reaches approximately 71 million homes, providing an effective means for more vigorous competition with other children's- and family-oriented cable services, (ii) an additional outlet for the Company's existing children's programming library,
(iii) increased awareness in the Company's primary target market (children ages 2-11) through expanded hours, increased brand exposure and additional licensing and merchandising opportunities and (iv) cross-promotional opportunities with the Fox Kids Network.

  The Company creates, produces and acquires quality animated and live-action children's television programming with brand-name characters and elements which are either widely known to children, such as the Mighty Morphin Power Rangers ("Power Rangers"), Casper, Spider-Man, X-Men, Goosebumps and Bobby's World, or which are or have been developed or purchased due to their likelihood of maturing into popular brands. The Company produced, financed or co-financed 14 shows for each of the 1996-1997 and the 1997-1998 broadcast seasons, including Power Rangers, which since shortly after its launch in 1993 has been the highest rated children's weekday broadcast television program in the United States among boys ages 2-11. The Company generally retains worldwide rights to its brands, and currently has over 500 licensees worldwide, including toy companies Bandai, Mattel, Hasbro and Toy Biz. One of the most attractive attributes of the Company's children's programming is its "portability," in that it generally can be modified at modest cost and resold for exhibition in other countries through editing and dubbing into other languages. The Company currently distributes its programming over terrestrial broadcast services in most major television markets throughout the world.

  While maintaining the family image and general entertainment format of the channel, the Company intends to reprogram The Family Channel with a new schedule, look, marketing campaign and logo in August 1998 as the Fox Family Channel. From 6 a.m. to 6 p.m., the Fox Family Channel will carry a total of
76.5 hours of weekly programming targeted principally to children. From 6 p.m. to 11 p.m., the Fox Family Channel will broadcast programming that appeals to the entire family and will carry advertising to be sold on the basis of adult demographics. Programming will be selected from the Company's existing library, new original productions produced or co-produced by the Company and original and library product licensed from independent suppliers.

  The Company also owns and operates the Fox Kids Network, the leading U.S. children's broadcast television network, which broadcasts 19 hours of children's programming each week to 97% of U.S. television households, the broadest reach of any network targeting children. The Fox Kids Network was formed by Fox Broadcasting and most of Fox Broadcasting's affiliates to provide children's programming weekdays and Saturday mornings. The Fox Kids Network has had the highest broadcast television viewership among children in its time period during 20 consecutive quarterly "sweeps" periods through November 1997. According to Nielsen, during the 1996-1997 broadcast season, approximately 19 million children--50% of all children (ages 2-11) in the United States--watched the Fox Kids Network at least once each month. The Fox Kids Network affords advertisers the opportunity to reach children in a cost-effective manner, in part by ensuring consistent nationwide placement of their advertisements by generally broadcasting its programming at the same local time and on the same day ("day-and-date") in each television market. The Fox Kids Network's advertising customers include virtually every major advertiser to children.

  To capitalize on the Company's extensive library of children's programming, since 1996 the Company has launched Fox Kids branded DTH satellite and cable channels in approximately 25 countries throughout Europe and Latin America. The Company intends to leverage its relationship with News Corp., which has significant equity interests in cable and satellite services in most major international markets, to further its international presence. For example, since October 1996, the Company has operated a Fox Kids branded channel as part of News Corp.'s 40%-owned BSkyB's Sky Multi-Channels package, which through DTH currently reaches 3.5 million viewers in the United Kingdom and the Republic of Ireland.

  The Company intends to continue to increase its presence in the children's and family television entertainment business, with the goal of becoming the leading worldwide producer, broadcaster and distributor of children's and family television programming.

  The Company intends to focus on the following strategies to achieve its objective:

  . Capitalize on U.S. Cable Platform. While maintaining the family image and general entertainment format of the channel, the Company plans to reprogram The Family Channel as the Fox Family Channel in August 1998 with a new schedule, image and promotional campaign intended to enhance ratings among the approximately 71 million subscribers of The Family Channel. The Fox Family Channel will feature children's programming seven days per week during the daytime hours and family-oriented programming during prime time. The Company also has plans to add original series to The Family Channel's prime time schedule and to double the number of original prime time movies premiering annually on the Fox Family Channel from the current level of approximately 12 to 24 or more original features. The Company believes that the availability of original and exclusive features will enhance ratings, improve demographics and build audience loyalty to the Fox Family Channel.

  . Continue to Strengthen U.S. Broadcasting Operations. The Company strives to maintain and improve the ratings, reach and penetration of its U.S. broadcasting network, the Fox Kids Network. The Fox Kids Network is the top-rated children's-oriented broadcast television network, currently reaching approximately 97% of the television households in the United States. The Company plans to improve its ratings for the Fox Kids Network by continuing to develop, acquire or license quality programming which is attractive to children. The Company, which has created such "hit" programs as the Power Rangers and Bobby's World, currently owns most of the underlying rights to seven of the 14 different programs broadcast on the Fox Kids Network and will strive to increase the number of its owned programs broadcast.

  . Develop Strong Branded Characters and Properties. The Company intends to continue to create and develop new entertainment properties with potential franchise value and to build on its existing and widely recognized institutional and programming brands in order to increase viewership on its networks and maximize revenue from the licensing and merchandising of its branded characters and properties. Some of the Company's programming, such as the Power Rangers, have already achieved franchise status, and high consumer awareness should provide opportunities to generate revenues from multiple sources on a long-term basis. The Company intends to capitalize on the relationships it has built with major retailers, toy companies and more than 500 licensees worldwide to exploit the merchandising and other ancillary revenue potential of its entertainment properties.

  . Continue to Develop and Produce Cost-Effective Programming. The Company intends to continue its practice of obtaining contractual upfront commitments from networks, independent television stations, international broadcasters and merchandisers prior to commencing production. The Company also intends to continue to produce programming in a cost-effective manner while maintaining control over critical parts of the production process to ensure continued high quality.

  . Launch Additional International Channels. The Company believes that significant expansion opportunities exist in the international television markets, where the children's market has been relatively underserved. With its library of over 5,400 half-hour episodes of completed and in-production children's programming, many of which meet the local content requirement of various European countries, the Company intends to focus significant resources on the expansion of its international operations. The Company has an important strategic advantage through its relationship with News Corp., whose equity interests in international television distribution platforms and reputation throughout the world have been helpful in securing carriage agreements on those platforms. The Company intends to expand the Fox Kids Network globally by launching additional Fox Kids branded cable and DTH satellite channels targeting children in many major international territories. The Company's objective is to create synergies across the base of these channels and thereby reduce programming costs while marketing and localizing the channels to distinguish Fox Kids from its competitors.

  The principal executive offices of the Company are located at 10960 Wilshire Boulevard, Los Angeles, California 90024. The Company's telephone number at such address is (310) 235-5100.

                                 FINANCING PLAN

  The purpose of the Offering was to repay $615 million of the $1.25 billion borrowed under the Credit Agreement dated September 4, 1997, between the Company and Citicorp USA, Inc. ("Citibank"), among others (the "Old Credit Facility"), and to repay $215 million of the $345.5 million principal amount of the subordinated note issued to News America Holdings Incorporated ("NAHI") on September 4, 1997 (the "NAHI Bridge Note"). All of this indebtedness was incurred in connection with the IFE Acquisition. Upon consummation of the Offering and the application of the net proceeds therefrom, there was approximately $635 million of indebtedness under the Amended Credit Facility (as defined) and approximately $74.8 million remaining under the NAHI Bridge Note, which also reflects the reduction of $55.7 million from the receipt of net proceeds on the sale of the Company's equity stake in Flextech plc (the "Flextech Transaction"). In connection with the Offering, the Old Credit Facility was amended to allow, among other things, the repayment of a portion of the NAHI Bridge Note. The Amended Credit Facility consists of a $710 million facility, comprised of a seven-year amortizing term loan and a seven-year reducing revolving credit facility (the "Amended Credit Facility"). See "Description of Other Indebtedness," and "Business--Acquisition of International Family Entertainment, Inc."

                                  THE OFFERING

  The Company consummated the Offering on October 28, 1997. The Old Notes were sold to the Initial Purchasers in reliance upon an exemption from the registration requirements of the Securities Act. The net proceeds to the Company from the Offering were used to repay $615 million of the $1.25 billion borrowed under the Old Credit Facility and to repay $215 million of the $345.5 million principal amount of the NAHI Bridge Note.

                               THE EXCHANGE OFFER

The Notes Offered...........  $475,000,000 aggregate principal amount of 9 1/4%
                              Senior Notes due 2007.

                              $618,670,000 aggregate principal amount at maturity of 10 1/4% Senior Discount Notes due 2007. The yield to maturity on the Senior Discount Notes is 10 1/4% (computed on a semi-annual bond equivalent basis), calculated from October 28, 1997. See "Certain United States Federal Income Tax Considerations."

Maturity....................  November 1, 2007.

The Exchange Offer..........  Pursuant to the Exchange Offer, the Notes are
                              being offered in exchange for a like principal amount of the Old Notes. The Old Notes may be exchanged only in integral multiples of $1,000 principal amount at maturity. The issuance of the Notes is intended to satisfy obligations of the Company contained in the Registration Rights Agreement. Upon consummation of the Exchange Offer, certain rights under the Registration Rights Agreement, including registration rights and the right to receive the contingent increases in interest rates, will terminate, except under
                              certain limited circumstances. As of         ,
                              1998, there was one registered Holder of the Old Senior Notes and one registered Holder of the Old Senior Discount Notes. On that date, $475,000,000 aggregate principal amount of Old Senior Notes were outstanding and $618,670,000 aggregate principal amount at maturity of Old Senior Discount Notes were outstanding. See "The Exchange Offer."

                              The Holders of the Old Notes whose Old Notes are not tendered and accepted in the Exchange Offer will continue to hold their Old Notes and will be entitled to all the rights and preferences (except for those rights which terminate upon consummation of the Exchange Offer) and will be subject to all the limitations applicable thereto under the Indentures governing the Old Notes and the Notes, each dated as of October 28, 1997, and each between the Company and The Bank of New York, as trustee (together the "Indentures"). Following consummation of the Exchange Offer, the holders of Old Notes will continue to be subject to the existing restrictions upon transfer thereof, and the Company will have no further obligation to such holders (other than under certain limited circumstances) to provide for the registration under the Securities Act of the Old Notes held by them. The Notes will not be entitled to certain contingent increases in interest rates which were available under the Old Notes if the Company failed to timely file this Registration Statement.

Resale......................  Based on interpretations by the staff of the
                              Commission set forth in no-action letters issued to third parties, the Company believes the Notes issued pursuant to the Exchange Offer in exchange for the Old Notes may be offered for resale, resold and otherwise transferred by any Holder (other than broker-dealers, as set forth below, and any such Holder that is an "affiliate" of the Company within the meaning of Rule 405 promulgated under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such Notes are acquired in the ordinary course of such Holder's business and that such Holder is not participating, does not intend to participate, and has no arrangement or understanding with any person to participate, in the distribution of such Notes. Any Holder of Old Notes who tenders in the Exchange Offer with the intention to participate, or for the purpose of participating, in a distribution of the Notes may not rely upon such interpretations by the staff of the Commission and, in the absence of an exemption therefrom, must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any secondary resale transaction, and any such secondary resale transaction must be covered by an effective registration statement containing the selling security holder information required by Item 507 of Regulation S-K promulgated under the Securities Act. Failure to comply with these requirements in such instance may result in the Holder incurring liabilities under the Securities Act for which the Holder is not indemnified by the Company. Each broker-dealer (other than an affiliate of the Company) that receives Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such Notes. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. The Company has agreed that, for a period of 90 days after the Expiration Date, it will make this Prospectus available to any broker-dealer for use in connection with any such resale. See "Plan of Distribution." Any broker-dealer who is an affiliate of the Company may not participate in the Exchange Offer, may not rely on the no-action letters referred to above and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction. See "The Exchange Offer."

Expiration Date.............  The Exchange Offer will expire at 5:00 p.m., New
                              York City time, on         , 1998 (20 business
                              days after notice is mailed to the Holders), unless extended by the Company in its sole discretion, in which case the term "Expiration Date" shall mean the latest date and time to which the Exchange Offer is extended. Any extension, if made, will be publicly announced through a release to the Dow Jones News Service and as otherwise required by applicable law or regulations.

Conditions to the Exchange
Offer.......................  The Exchange Offer is subject to certain conditions, any of which may be waived by the Company. See "The Exchange Offer--Conditions of the Exchange Offer." The Exchange Offer is not conditioned upon any minimum principal amount of the Old Notes being tendered for exchange.

Procedures for Tendering
 the Old Notes..............  Brokers, dealers, commercial banks, trust companies and other nominees who hold the Old Notes through The Depository Trust Company ("DTC") may effect tenders by book-entry transfer in accordance with DTC's Automated Tender Offer Program ("ATOP"). The Holders of Old Notes registered in the name of a broker, dealer, commercial bank, trust company or other nominee are urged to contact such person promptly if they wish to tender the Old Notes. In order for the Old Notes to be tendered by a means other than by book-entry transfer, a Holder of the Old Notes must complete, sign and date the Letter of Transmittal, or a facsimile thereof, in accordance with the instructions contained herein and therein, and mail or otherwise deliver the Letter of Transmittal, or a facsimile thereof, together with such Old Notes and any other documents required by the Letter of Transmittal to The Bank of New York, the Exchange Agent, at the address set forth herein and therein. By executing a Letter of Transmittal, a Holder will represent to the Company that, among other things, the Notes acquired pursuant to the Exchange Offer are being obtained in the ordinary course of business of the person receiving such Notes, whether or not such person is the Holder, that neither the Holder nor any such other person has an arrangement or understanding with any person to participate in the distribution of such Notes, if the Holder is not a broker-dealer, or is a broker-dealer but will not receive the Notes for its own account in exchange for the Old Notes, neither the Holder nor any such other person is engaged in or intends to participate in the distribution of such Notes and that neither the Holder nor any such other person is an "affiliate" of the Company within the meaning of Rule 405 promulgated under the Securities Act. See "The Exchange Offer--Terms of the Exchange Offer--Procedures for Tendering Old Notes" and "The Exchange Offer--Terms of the Exchange Offer--Guaranteed Delivery Procedures."

Guaranteed Delivery
 Procedures.................  The Holders of the Old Notes who wish to tender their Old Notes and whose Old Notes are not immediately available or who cannot deliver their Old Notes, the Letter of Transmittal or any other documents required by such Letter of Transmittal to the Exchange Agent prior to the Expiration Date, must tender their Old Notes according to the guaranteed delivery procedures set forth in "The Exchange Offer--Terms of the Exchange Offer--Guaranteed Delivery Procedures."

Acceptance of the Old Notes
 and Delivery of the
 Notes......................  Subject to certain conditions (as described more fully in "The Exchange Offer--Conditions of the Exchange Offer"), the Company will accept for exchange any and all Old Notes which are properly tendered in the Exchange Offer and not withdrawn, prior to 5:00 p.m., New York City time, on the Expiration Date. The Notes issued pursuant to the Exchange Offer will be delivered as promptly as practicable following the Expiration Date.

Withdrawal Rights...........  Except as otherwise provided herein, tenders of the Old Notes may be withdrawn at any time prior to 5:00 p.m., New York City time, on the Expiration Date. See "The Exchange Offer--Terms of the Exchange Offer."

Taxation....................  There will be no United States federal income tax consequences to a U.S. Holder exchanging an Old Note for a Note. Each Note will be treated as having been issued at the time the Old Note exchanged therefor was originally issued, and therefore a U.S. Holder will have the same adjusted basis and holding period in the Note as it had in the Old Note immediately before the exchange. See "Certain United States Federal Income Tax Considerations."

Exchange Agent..............  The Bank of New York is the Exchange Agent. The
                              address, telephone number and facsimile number of the Exchange Agent are set forth in "The Exchange Offer--Exchange Agent."

                         SUMMARY OF TERMS OF THE NOTES

Interest Payment Dates:

The Senior Notes............  May 1 and November 1 of each year, commencing May
                              1, 1998.

The Senior Discount Notes...  Cash interest will not accrue or be payable on the Senior Discount Notes prior to November 1, 2002. Thereafter, cash interest on the Senior Discount Notes will accrue at a rate of 10 1/4% per annum and will be payable semi-annually in arrears on each May 1 and November 1, commencing May 1, 2003; provided, however, that at any time on or prior to November 1, 2002, the Company may make a Cash Interest Election on any interest payment date to commence the accrual of cash interest from and after the Cash Interest Election Date, in which case the outstanding principal amount at maturity of each Senior Discount Note will on such interest payment date be reduced to the Accreted Value of such Senior Discount Note as of such interest payment date, and cash interest (accruing at a rate of 10 1/4% per annum from the Cash Interest Election Date) shall be payable with respect to such Senior Discount Note on each interest payment date thereafter.

Optional Redemption.........  The Notes will be redeemable at the option of the
                              Company, in whole or in part, at any time on or after November 1, 2002, at the redemption prices set forth herein, plus accrued and unpaid interest thereon to the date of redemption. See "Description of the Notes--Optional Redemption."

                              In addition, on or prior to November 1, 2000, the Company may redeem up to 35% of the originally issued aggregate principal amount of the Senior Notes at a redemption price of 109.25% of the principal amount thereof, plus accrued and unpaid interest thereon to the date of redemption, and may redeem up to 35% of the originally issued principal amount at maturity of the Senior Discount Notes at a redemption price equal to 110.25% of the Accreted Value at the redemption date of the Senior Discount Notes so redeemed (or, if a Cash Interest Election has been made, 110.25% of the principal amount at maturity of the Senior Discount Notes so redeemed, plus accrued and unpaid interest to the redemption date), in each case with the net cash proceeds of one or more Public Equity Offerings or sales of Qualified Equity Interests to Strategic Equity Investors; provided, however, that not less than 65% of the originally issued aggregate principal amount of the Senior Notes and not less than 65% of the originally issued principal amount at maturity of the Senior Discount Notes is outstanding immediately after giving effect to such redemption. See "Description of the Notes-- Optional Redemption."

Ranking.....................  The Notes will be senior unsecured obligations of the Company and will rank pari passu in right of payment with all existing and future unsecured and unsubordinated indebtedness of the Company and senior in right of payment to all future subordinated indebtedness of the Company. The Notes will be effectively subordinated to all secured indebtedness of the Company to the extent of the assets securing such indebtedness and all existing and future indebtedness of the subsidiaries of the Company, including indebtedness under the Amended Credit Facility. As of December 31, 1997, the Company and its subsidiaries had approximately $1.7 billion in indebtedness outstanding, including the Notes, of which approximately $641 million would have been effectively senior to the Notes and the balance (other than the Notes) would have been subordinated in right of payment to the Notes. See "Description of Other Indebtedness."

Change of Control...........  Following the occurrence of a Change of Control, each Holder will have the right to require the Company to purchase all or a portion of such Holder's Notes at a purchase price equal to (i) with respect to the Senior Notes, 101% of the aggregate principal amount thereof, plus accrued and unpaid interest thereon to the date of purchase, and (ii) with respect to the Senior Discount Notes, 101% of the Accreted Value on the date of purchase (unless the date of purchase is on or after the earlier to occur of November 1, 2002 or the Cash Interest Election Date, in which case such purchase price shall be equal to 101% of the aggregate principal amount at maturity thereof, plus accrued and unpaid interest to the date of purchase). See "Description of the Notes--Change of Control."

Certain Covenants...........  The Indentures pursuant to which the Old Notes were issued and the Notes will be issued contain certain covenants, including (i) limitations on indebtedness, (ii) limitations on restricted payments, (iii) limitations on liens, (iv) limitations on dividends and other payment restrictions affecting Restricted Subsidiaries (as defined under "Description of the Notes-- Certain Definitions"), (v) limitations on preferred stock of Restricted Subsidiaries,
                              (vi) limitations on transactions with affiliates,
                              (vii) limitations on sale leaseback transactions,
                              (viii) limitations on the disposition of proceeds of asset sales and (ix) limitations on designations of Unrestricted Subsidiaries (as defined under "Description of the Notes--Certain Definitions"). In addition, the Indentures limit the ability of the Company to consolidate, merge or sell all or substantially all of its assets. These covenants are subject to important exceptions and qualifications. See "Description of the Notes--Certain Covenants."

Absence of Public Market
for Notes...................  The Notes will constitute new issues of securities for which there is no established public trading market. Although the Old Notes have been designated for trading in the PORTAL market, there has been no public market for the Old Notes and it is not currently anticipated that an active public market for the Notes will develop. The Company does not intend to apply for the listing of the Notes on any securities exchange or to seek approval for quotation through any automated quotation system. Although the Initial Purchasers have informed the Company that they currently intend to make a market in the Notes, they are not obligated to do so and any such market making may be discontinued at any time without notice. Accordingly, there can be no assurance as to the development or liquidity of any market for the Notes. See "Risk Factors-- Absence of Public Market for the Notes" and "Plan of Distribution."

  For additional information regarding the Notes, see "Description of the Notes" and "Certain United States Federal Income Tax Considerations."

                                USE OF PROCEEDS

  The Company will not receive any proceeds from the issuance of the Notes pursuant to this Prospectus. See "Use of Proceeds."

                                  RISK FACTORS

  An investment in the Notes involves a high degree of risk. Prospective investors should carefully consider the matters set forth under "Risk Factors" beginning on page 13.

                        SUMMARY HISTORICAL AND PRO FORMA
                          CONSOLIDATED FINANCIAL DATA

  Fox Kids Worldwide, Inc. was incorporated to effect the Reorganization of Fox Kids Worldwide, L.L.C. (the "LLC"), a joint venture between Saban and FCN Holding, Inc. ("FCN Holding"). As a result of the Reorganization, Fox Kids Worldwide, Inc. became the owner of (i) all of the outstanding capital stock of FCN Holding, which was an indirect subsidiary of Fox Broadcasting, (ii) all of the outstanding capital stock of Saban and (iii) Fox Broadcasting's direct and indirect member's interests in the LLC and, consequently, Saban, FCN Holding and the LLC became wholly owned subsidiaries of Fox Kids Worldwide, Inc. Prior to the Reorganization, the Company did not engage in any business activities. The Reorganization was consummated on August 1, 1997. From November 1, 1995 (the "Effective Date") until August 1, 1997, each of Saban and FCN Holding had been operated by its respective management subject to the overall supervision of a governing committee of the LLC comprised of an equal number of representatives of each of Saban and FCN Holding. As a result of the formation of the joint venture and the common management of the joint venture business, the respective assets, liabilities and operations of Saban, FCN Holding and the LLC have been combined at historical cost from and after the Effective Date. See "Formation of the Company."

  The following tables set forth, for the periods and on the dates indicated, summary historical and pro forma consolidated financial data of the Company derived from the financial statements included elsewhere in this Prospectus. The unaudited pro forma financial data for the Company give effect to the IFE Acquisition and related financing and the Reorganization as though they had occurred at the beginning of each period presented (with respect to the statements of operations data and other data). The unaudited pro forma as adjusted information gives effect to the IFE Acquisition and related financing and the Reorganization, as adjusted for the Offering, the Exchange Offer and the reduction of the NAHI Bridge Note from the Flextech Transaction. The information presented below should be read together with the historical financial statements and pro forma financial information included elsewhere herein. The pro forma information, as well as the Company financial information, are not necessarily indicative of actual results of operations and the financial position that would have been achieved had the transactions been consummated on the dates indicated, and are not necessarily indicative of future results of operations or financial position.

STATEMENTS OF OPERATIONS
DATA:
                                                                  THREE MONTHS          THREE MONTHS
                          EIGHT MONTHS ENDED    YEAR ENDED            ENDED                 ENDED
                            JUNE 30, 1996     JUNE 30, 1997    SEPTEMBER 30, 1996    SEPTEMBER 30, 1997
                          ------------------ ---------------- --------------------- ---------------------
                                                          (IN THOUSANDS)
Net revenues............       $191,621          $307,820           $ 63,801              $122,946
Operating income before
 amortization of
 intangible assets......         60,759            58,779             16,727                27,261
Operating income........         60,759            58,779             16,727                20,292
Interest expense........            885             2,226                648                18,814
Net income (loss).......         31,600            40,440             11,444                (1,175)
Net income (loss)
 attributable to common
 shares.................         31,600            40,440             11,444                (6,364)
Net income (loss) per
 common share...........       $   1.98          $   2.53           $    .72              $   (.40)
Weighted average shares
 outstanding............         16,000            16,000             16,000                16,000
                                                PRO FORMA                                 PRO FORMA
                                               AS ADJUSTED          PRO FORMA            AS ADJUSTED
                              PRO FORMA        FOR THE YEAR     FOR THREE MONTHS      FOR THREE MONTHS
                          FOR THE YEAR ENDED      ENDED               ENDED                 ENDED
                           JUNE 30, 1997(1)  JUNE 30, 1997(3) SEPTEMBER 30, 1997(1) SEPTEMBER 30, 1997(3)
                          ------------------ ---------------- --------------------- ---------------------
                                                          (IN THOUSANDS)
Net revenues............       $614,618          $614,618           $147,431              $147,431
Operating income before
 amortization of
 intangible assets......        160,367           160,367             34,537                34,537
Operating income........        118,548           118,548             24,083                24,083
Interest expense........        148,966           157,083             38,306                40,976
Net loss................        (29,884)          (34,754)           (11,990)              (13,592)
Net loss attributable to
 common shares..........        (60,934)          (65,804)           (19,753)              (21,355)
Net loss per common
 share..................       $  (3.81)         $  (4.11)          $  (1.23)             $  (1.33)
Weighted average shares
 outstanding............         16,000            16,000             16,000                16,000

OTHER DATA:
                            EIGHT MONTHS                          THREE MONTHS          THREE MONTHS
                               ENDED           YEAR ENDED            ENDED                  ENDED
                           JUNE 30, 1996     JUNE 30, 1997     SEPTEMBER 30, 1996    SEPTEMBER 30, 1997
                         ------------------ ---------------- ---------------------- ---------------------
                                                          (IN THOUSANDS)
EBITDA (2)..............      $ 61,269          $ 58,436            $16,976                $27,930
Amortization of
 intangible assets......           --                --                 --                   6,969
Capital expenditures....         3,053             3,435                961                  1,156
Amortization of
 programming costs......        83,485           144,713             34,170                 57,633
Investment in
 programming ...........       113,506           198,861             58,133                 69,022
Ratio of earnings to
 fixed charges..........          22:1              11:1                                       --
Deficiency of earnings
 available to cover
 fixed charges..........           --                --                                       (540)
                                               PRO FORMA                                  PRO FORMA
                                              AS ADJUSTED          PRO FORMA             AS ADJUSTED
                             PRO FORMA        FOR THE YEAR      FOR THREE MONTHS      FOR THREE MONTHS
                         FOR THE YEAR ENDED      ENDED               ENDED                  ENDED
                         JUNE 30, 1997 (1)  JUNE 30, 1997(3) SEPTEMBER 30, 1997 (1) SEPTEMBER 30, 1997(3)
                         ------------------ ---------------- ---------------------- ---------------------
                                                          (IN THOUSANDS)
EBITDA (2)..............      $172,018          $172,018            $36,265                $36,265
Amortization of
 intangible assets......        41,819            41,819             10,454                 10,454
Capital expenditures....        12,510            12,510              1,379                  1,379
Amortization of
 programming costs......       249,620           249,620             66,334                 66,334
Investment in
 programming ...........       312,088           312,088             78,367                 78,367
Deficiency of earnings
 available to cover
 fixed charges..........       (32,442)          (40,559)           (15,895)               (18,565)

BALANCE SHEET DATA:
                                                 AS OF SEPTEMBER 30, 1997
                                             ---------------------------------
                                               ACTUAL   ACTUAL AS ADJUSTED (4)
                                             ---------- ----------------------
                                                      (IN THOUSANDS)
Cash and cash equivalents................... $  100,267       $   44,588
Programming costs, less accumulated
 amortization...............................    384,550          384,550
Total assets................................  2,502,633        2,466,954
Long-term obligations (including current
 maturities)................................  1,728,745        1,693,066
Series A preferred stock....................    345,000          345,000
Stockholders' equity........................     77,842           77,842

-------
(1) The pro forma information gives effect to the IFE Acquisition and related financing and the Reorganization as if they had occurred at the beginning of each period presented (with respect to the Statements of Operations Data and Other Data).

(2) EBITDA represents income from operations before interest, taxes, depreciation and amortization (excluding capitalized depreciation and amortization of programming costs). Capitalized depreciation was $1,075,000 for the eight months ended June 30, 1996, $2,023,000 for the year ended June 30, 1997 and $484,000 and $540,000 for the three months ended September 30, 1996 and 1997, respectively. EBITDA is presented because the Company believes it is a standard financial statistic commonly reported and widely used by analysts and other interested parties in the television industry. The Company believes that EBITDA, while providing useful information, should not be considered in isolation or as a substitute measure for net income or loss, as an indicator of operating performance or as an alternative to cash flow as a measure of liquidity as determined under GAAP. EBITDA also does not represent funds available for interest dividends, reinvestment or other discretionary uses.
(3) The pro forma as adjusted information gives effect to the IFE Acquisition and related financing and the Reorganization described in footnote (1), as adjusted for the Offering, the Exchange Offer and the reduction of the NAHI Bridge Note from the Flextech Transaction.
(4) The as adjusted information gives effect to the Offering, the Exchange Offer and the reduction of the NAHI Bridge Note from the Flextech Transaction.

                           FORMATION OF THE COMPANY

  In June 1995, FCN Holding and Saban formed the LLC, a strategic alliance limited liability company, to match the complementary programming and broadcasting strengths of the Fox Kids Network and the international reach of Fox Broadcasting's parent company, News Corp., with the development, production, distribution and merchandising strengths of Saban. Between November 1, 1995 and August 1, 1997, each of Saban and FCN Holding was operated by its respective management subject to the overall supervision of a governing committee of the LLC comprised of an equal number of representatives of each of FCN Holding and Saban.

  The Company was incorporated in August 1996 under Delaware law as a holding company of FCN Holding, Saban and the LLC. Between August 1996 and August 1997, the Company conducted no business or operations. On August 1, 1997, in connection with the Company's acquisition of a controlling interest in IFE,
(i) Fox Broadcasting Sub, Inc., a wholly owned indirect subsidiary of Fox Broadcasting ("Fox Broadcasting Sub"), exchanged its capital stock in FCN Holding, which indirectly owns the Fox Children's Network, Inc. ("FCN"), for 7,920,000 shares of Class B Common Stock of the Company, (ii) the other stockholder of FCN Holding exchanged its capital stock in FCN Holding for an aggregate of 160,000 shares of Class A Common Stock of the Company, (iii) Haim Saban and the other stockholders of Saban (together, the "Saban Stockholders") (none of whom is affiliated with News Corp.) exchanged their capital stock of Saban for an aggregate of 7,920,000 shares of Class B Common Stock of the Company, and (iv) all outstanding management options to purchase Saban capital stock became options to purchase an aggregate of 646,548 shares of Class A Common Stock of the Company. In addition, Fox Broadcasting exchanged its preferred, non-voting interest in the LLC and its $50 million contingent note receivable from the LLC for a new subordinated pay-in-kind note from the Company ("Fox Subordinated Note"), which currently has an outstanding principal amount of approximately $108.6 million. See "Description of Indebtedness--Fox Subordinated Note" and "Certain Transactions--Formation of the LLC and the Reorganization." As a result of these transactions, which are referred to in this Prospectus as the "Reorganization," FCN Holding, FCN, Saban and the LLC became direct or indirect wholly owned subsidiaries of the Company.

                                 RISK FACTORS

  Prospective investors should consider carefully the following factors, in addition to the other information contained in this Prospectus, in evaluating the Company and its business.

SUBSTANTIAL LEVERAGE; ABILITY TO SERVICE INDEBTEDNESS

  As of December 31, 1997, the Company's total amount of consolidated debt outstanding was approximately $1.7 billion, or 80% of total capitalization. The Company's deficiency of earnings available to cover fixed charges would have been approximately $14.3 million for the three months ended September 30, 1997 after giving pro forma effect to the Offering, the IFE Acquisition and the related financing, the Reorganization (as defined) and the Flextech Transaction (collectively, the "Transactions"). The Indentures will permit the Company and its subsidiaries to incur additional debt, subject to certain limitations. See "Capitalization," "Selected Historical Consolidated Financial Data" and "Description of the Notes--Certain Covenants--Limitation on Indebtedness." The Company is a holding company and its ability to obtain funds from its subsidiaries and affiliates could be limited. See "--Risks Associated with Holding Company Structure."

  The degree to which the Company is leveraged following the Exchange Offer could have important consequences to the Holders, including, but not limited to, the following: (i) the Company's ability to obtain financing in the future for working capital, capital expenditures or general corporate purposes may be impaired; (ii) a substantial portion of cash flows from the operation of the Company's subsidiaries will be dedicated to the payment of the principal of and interest on its debt and will not be available for other purposes; and
(iii) certain of the Company's borrowings are at variable rates of interest, which could result in higher interest expense in the event of increases in interest rates. Further, the Indentures and the Amended Credit Facility contain certain restrictive financial and operating covenants which will affect, and in many respects significantly limit or prohibit, among other things, the ability of the Company to incur indebtedness, make prepayments of certain indebtedness, pay dividends, make investments, engage in transactions with affiliates, create liens, sell assets and engage in mergers and consolidations. These covenants may significantly limit the operating and financial flexibility of the Company and may limit its ability to respond to changes in its business or competitive activities. The failure by the Company to comply with such covenants could result in an event of default under the applicable instrument, which could permit acceleration of the debt under the instrument and in some cases acceleration of debt under other instruments containing cross-default or cross-acceleration provisions. See "Description of the Notes--Certain Covenants--Limitation on Indebtedness" and "--Events of Default."

  The Company's ability to make scheduled payments of principal of, or to pay interest on or to refinance, its debt (including the Notes) depends on its future financial performance, which, to a certain extent, is subject to general economic, financial, competitive, legislative, regulatory and other factors beyond its control. Although management believes that cash from operations, together with available borrowings pursuant to the Amended Credit Facility, will be adequate to meet the Company's anticipated future requirements for working capital, capital expenditures and scheduled payments of interest on its debt (including the Notes) for the foreseeable future, there can be no assurance, that the Company's business will generate sufficient cash flow from operations or that future working capital borrowings will be available in an amount sufficient to enable the Company to service its debt (including the Notes) or to make necessary capital expenditures or other expenditures. Furthermore, there can be no assurance that the Company will be able to raise additional capital for any required refinancing in the future. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources."

  The Notes will not be guaranteed by any of the Company's subsidiaries or any third parties (including any affiliates of the Company). Therefore, there should be no expectation that any person other than the Company will in the future make payments of principal, interest or premium (if any) with respect to the Notes. See "Description of the Notes."

RISKS ASSOCIATED WITH HOLDING COMPANY STRUCTURE

  The Company is a holding company and its assets consist solely of investments in its subsidiaries. As a holding company, the Company's ability to meet its financial obligations, including its obligations under the

Notes and the Amended Credit Facility and its funding and other commitments to its subsidiaries, is dependent upon the earnings of the subsidiaries and the distribution or other payment of such earnings to the Company in the form of dividend distributions, loans or other advances, payment or reimbursement for management fees and expenses and repayment of loans and advances from the Company. Accordingly, the Company's ability to pay interest on the Notes and otherwise to meet its liquidity requirements may be limited as a result of its dependence upon the distribution of earnings and advances of funds by its subsidiaries. The payment of dividends or the making of loans or advances to the Company by its subsidiaries may be subject to statutory, regulatory or contractual restrictions, are contingent upon the earnings of those subsidiaries and are subject to various business considerations. Certain of the Company's subsidiaries may in the future be subject to loan or other agreements prohibiting or limiting the transfer of funds to the Company, or requiring that any indebtedness of such subsidiaries or affiliates to the Company be subordinate to the indebtedness under such agreements.

  In addition, because the Company is a holding company, the Notes will be effectively subordinated to all existing and future liabilities, including those under the Amended Credit Facility, and trade payables of the Company's subsidiaries, except to the extent that the Company may itself be a creditor with recognized claims against such subsidiary. Any right of the Company as an equity holder to participate in the distribution of the assets of any subsidiary upon the subsidiary's liquidation or reorganization will be subject to the prior claims of the creditors (including trade creditors) of that subsidiary. As of December 31, 1997, the Company and its subsidiaries had an aggregate of approximately $1.7 billion of indebtedness outstanding, including the Notes, of which approximately $641 million would have been effectively senior to the Notes and the balance of which (other than the Notes) would have been subordinated in right of payment to the Notes.

ACQUISITION OF IFE

  The IFE Acquisition expanded the Company's operations into the cable television business, a business in which it had never before operated. The Company intends to change the programming of The Family Channel and there is no guarantee that the reprogrammed channel will retain its existing viewers or attract new viewers. If the ratings of The Family Channel when reprogrammed as the Fox Family Channel were to fail to meet the Company's expectations, the Company could be materially adversely affected. The Company acquired IFE with the expectation that the acquisition would result in synergies for the combined business. These include the potential to realize a greater return on its children's programming library through distribution on the Fox Family Channel and operational synergies through the sale of "packaged advertising," cross-promotional opportunities with the Fox Kids Network, consolidation of duplicative functions and the elimination of excess overhead. Achieving these anticipated business benefits will depend in part on whether the operations of IFE can be integrated with the operations of the Company in an efficient, effective and timely manner and the success of the programming changes at The Family Channel currently anticipated to be introduced in August 1998. In addition, the integration of operations of IFE into the Company will require the dedication of management resources, which may affect management's attention regarding the day-to-day business of the Company. The inability of management to integrate successfully the operations of the companies could have a material adverse effect on the business, results of operations and financial condition of the Company. See "Business--Acquisition of International Family Entertainment, Inc."

INTERNATIONAL CHANNELS

  The Company is spending considerable resources on the development of international DTH and cable children's channels. The launch of channels throughout the world is particularly capital intensive. In many markets a number of the Company's competitors already have well established children's channels. Not only does the Company have to negotiate to obtain channel capacity (which is limited in many markets), but the Company must also acquire additional programming or adapt existing programming so that it appeals to local viewers. See "Business--Distribution--International Channels."

POSSIBLE DECLINE IN POPULARITY OF CURRENT PROGRAMS AND UNCERTAINTY OF ACCEPTANCE OF NEW PROGRAMS

  A significant portion of the Company's revenues are derived from the creation, development, production, acquisition, international distribution, merchandising and other exploitation of children's television properties. For the fiscal year ended June 30, 1997 and the three months ended September 30, 1997, revenues from these sources represented approximately 91% and 52% of the Company's consolidated revenues, respectively, and, giving effect to the IFE Acquisition as if it had occurred on July 1, 1996, 45% and 43% of pro forma consolidated revenues for the fiscal year ended June 30, 1997 and the three months ended September 30, 1997, respectively. For example, since its introduction in the United States in 1993, the Power Rangers series has been materially important to the success and growth of the Company and accounted for a significant portion of the Company's revenues and operating profits for the fiscal year ended June 30, 1997, as well as a substantial portion of the historical revenues and operating profits of Saban and FCN. For the fiscal year ended June 30, 1997 and the three months ended September 30, 1997, revenues derived from the Company's production, distribution and worldwide exploitation of Power Rangers accounted for approximately 23% and 3% of the Company's consolidated revenues and, giving effect to the IFE Acquisition as if it had occurred on July 1, 1996, 12% and 3% of pro forma consolidated revenues for the fiscal year ended June 30, 1997 and the three months ended September 30, 1997, respectively. The success of any series depends upon unpredictable and volatile factors beyond the Company's control, such as children's preferences, competing programming and the availability of other entertainment activities for children. A shift in children's interests could cause the Company's current television programming to decline in popularity, which could materially and adversely affect the Company's results of operations and financial condition. The ability of the Company to continue successfully to exploit the merchandising opportunities afforded by its programs will also be dependent on the favorable ratings of the programs and the ability of the Company's characters to continue to provide attractive merchandising opportunities for its licensees. The Company intends to continue to produce or acquire new properties, the success of which depends entirely upon market acceptance. There can be no assurance as to the continuing commercial success of any of the Company's currently distributed properties, or that the Company will be successful in generating sufficient demand and market acceptance for its new properties. While the Company is committed to the ongoing development and acquisition of children's television programming, the inability of the Company to develop or acquire new programs that are capable of achieving commercial success could materially and adversely affect the Company's results of operations and financial condition. See "Business-- Competition."

DECLINE IN RATINGS OF FOX KIDS NETWORK

  Ratings for the Fox Kids Network among children ages 2-11 decreased 12% from the 1995-1996 broadcast season to the 1996-1997 broadcast season and, based on figures available to date for the 1997-1998 season, it is possible that ratings may decrease from the 1996-1997 season to the 1997-1998 season. As a result, the Company ordered nine new series in addition to the returning shows for the 1997-1998 season. No assurance can be given that the new series will perform better than the cancelled series. Although the Fox Kids Network still leads in ratings among the children's broadcast television networks, certain children's oriented cable channels have seen ratings increase. The Company believes that part of the decline is due to the fact that children have many entertainment options, including more hours of children's programming on cable, new video games, computers and home videos. Material declines in the ratings of the Fox Kids Network could materially and adversely affect the Company's results of operations and financial condition.


POSSIBILITY OF NON-RENEWAL OF AFFILIATION AGREEMENTS BY FOX TELEVISION MEMBER STATIONS

  Over 93% of the affiliation agreements with Fox Broadcasting's member stations ("FOX Television Member Stations") require the affiliates also to carry the Fox Kids Network. Fox Broadcasting currently expects to continue to be able to renew its affiliation agreements with the FOX Television Member Stations as they mature. A FOX Television Member Station may choose not to renew its affiliation agreement with Fox Broadcasting and at the same time discontinue carriage of the Fox Kids Network. If a FOX Television Member Station decides not to renew its status as such, it is less likely that it would continue to carry Fox Kids Network programming. If the Company fails to renew its affiliation agreements, there could be a material and adverse effect on the results of operations and financial condition of the Company. See "Business--Distribution--Fox Kids Network" and "Business--The Strategic Alliance with Fox/News Corp."

POSSIBLE REDUCTION IN DISTRIBUTION OR NON-RENEWAL OF THE FAMILY CHANNEL BY CABLE OPERATORS

  The Company distributes The Family Channel to cable operators pursuant to affiliation agreements whereby the cable operator agrees to provide carriage for a specified per subscriber fee. At December 31, 1997, The Family Channel had affiliation agreements with approximately 850 affiliated cable operators, terminating on various dates from 1998 to 2006. Pursuant to these agreements, The Family Channel currently has 71 million cable and satellite subscribers out of a potential audience reach of 74 million households at December 31, 1997. Under these agreements, cable operators and other distributors may discontinue carriage of The Family Channel or move The Family Channel to a more narrowly distributed level of service or tier. Any such discontinuance or movement would greatly limit The Family Channel's ability to generate national advertising revenues, as these depend on broad distribution, particularly by cable operators. The Company currently expects to continue to be able to renew its affiliation agreements as they mature or to maintain its carriage on "expanded basic," the most widely distributed level of service. However, there can be no assurance that these affiliation agreements will be renewed or that they will be renewed on the same or more favorable terms. See "--Acquisition of IFE" and "Business--Acquisition of International Family Entertainment, Inc."

DEPENDENCE UPON KEY PERSONNEL

  The Company's success depends to a significant extent upon the expertise and services of certain key executives, including Haim Saban, the Company's Chairman and Chief Executive Officer and the founder of Saban. The Company has entered into employment agreements with Mr. Saban and certain of its other key executives. The Company does not maintain "key person" life insurance policies on any of its executives. The loss of the services of Mr. Saban or any of the key personnel could have a material adverse effect on the results of operations and financial condition of the Company. See "Management."

COMPETITION

  The businesses in which the Company engages are highly competitive. Each of the Company's primary business operations is subject to competition from companies which, in some instances, have greater production, distribution and capital resources than the Company.

  The Company competes on the basis of relationships and pricing for access to a limited supply of facilities and creative personnel to produce its programs. The Company competes with major motion picture studios, such as Warner Bros. Television Distribution, Inc. ("Warner Bros.") and The Walt Disney Company, and animation production companies, including Hanna Barbera and Film Roman, for the services of writers, producers, animators, actors and other creative personnel and specialized production facilities.

  In the United States, the Company currently competes through its Fox Kids Network and The Family Channel, and will compete through its Fox Kids Network and the Fox Family Channel, with the other broadcast television networks, public television and cable television channels, such as Nickelodeon, USA Cable Network and The Cartoon Network, for market acceptance of its programming, viewership ratings and related advertising revenues. Further, the Company vies for audiences with independent television stations, suppliers of cable television programs, radio and other forms of media. As a result of heightened competition for the children ages 2-11 category, the broadcast networks suffered a decline in ratings of their children's programming during the last two television seasons, and there can be no assurance that the decline will not continue. In addition, increased competition for viewers in the cable industry may result from technological advances, such as digital compression technology, which allow cable systems to expand channel capacity; the further deployment of fiber optic cable, which has the capacity to carry a much greater number of channels than coaxial cable; and "multiplexing," in which programming services offer more than one feed of their programming. The increased number of choices available to the Fox Family Channel's family viewing audience as a result of technological advances may lead to a reduction in the Company's market share.

  The Company will compete for advertising revenue with the television programming services described above, as well as with other national and international television programming services, superstations, broadcast television networks, local over-the-air television stations, radio and print media, in addition to alternative delivery services that now exist or are expected to develop in the future. More generally, the Company competes with various other leisure-time activities such as home videos, movie theaters, personal computers and other alternative sources of entertainment and information.

  Internationally, the Company contends with a large number of U.S.-based and international distributors of children's programming, including The Walt Disney Company, Warner Bros. and Nickelodeon, with whom the Company must also compete in the development or acquisition of programming expected to appeal to international audiences. Such programming often must comply with foreign broadcast rules and regulations which may stipulate certain local content requirements. See "--Potential Adverse Impact of Regulation" and "Business-- Competition."

KEY CONTRACTS

  The Company has master toy license agreements with Bandai America Incorporated ("Bandai") pursuant to which the Company has granted to Bandai worldwide toy manufacturing and distribution rights to three existing series, including Power Rangers, and to as many as two new series each year through the end of the year 2002. For the fiscal year ended June 30, 1997, 12% of the Company's consolidated revenues and, giving effect to the IFE Acquisition as if it had occurred on July 1, 1996, 6% of the Company's pro forma consolidated revenues, for the fiscal year ended June 30, 1997 were derived from its license agreements with Bandai. No revenues were derived from Bandai license agreements for the three months ended September 30, 1997. Should the Company's agreements with Bandai terminate, there can be no assurance that the Company would be able to enter into license agreements with other toy manufacturers on the same or more favorable terms. See "Business--Merchandising and Licensing." In addition, two of the Company's 16 series for the 1997-98 broadcast season are based on programs originally developed by Toei Company, Ltd. ("Toei"), which is currently one of Japan's largest film companies. The Company has been granted rights in perpetuity to each of these series, including Power Rangers. Toei is obligated to provide the Company with an exclusive option to acquire additional children's programming through at least 2006. While the Company believes that its ability to successfully develop future programming is not materially dependent on its relationship with Toei, the possibility nonetheless exists that any change in the Company's relationship with Toei, or the failure of Toei to perform its obligations under its agreements with the Company, could have a material adverse effect on the business, results of operations and financial condition of the Company.

OVERESTIMATION OF REVENUES OR UNDERESTIMATION OF COSTS

  The Company follows Financial Accounting Standards Board Statement No. 53, "Financial Reporting by Producers and Distributors of Motion Picture Films," regarding revenue recognition and amortization of production costs, in which the Company owns or controls all applicable rights. All costs incurred in connection with an individual program or film, including acquisition, development, production and allocable production overhead costs and interest, are capitalized as television and film costs. These costs are stated at the lower of unamortized cost or estimated net realizable value. Estimated total production costs for an individual program or film are amortized in the proportion that revenue realized relates to management's estimate of the total revenues expected to be received from such program or film. For programs in which the Company acquires only network broadcast rights, the Company amortizes such program costs over the estimated number of broadcasts in accordance with Financial Accounting Standards Board Statement No. 63, "Financial Reporting by Broadcasters." If revenue or cost estimates change with respect to a program or film, the Company may be required to write down all or a portion of the unamortized costs for such program or film. No assurance can be given that such write-downs, if they occur, will not have a material adverse effect on the Company's results of operations or financial condition. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Significant Accounting Factors--Use of Estimates."

SEASONALITY

  All of the Company's television programming revenues are recognized either when the program is available for broadcast or when advertising spots are broadcast during a program. For this reason, significant fluctuations in the Company's total revenues and net income can occur from period to period depending upon availability dates of programs and advertising revenues. In the United States, revenues from advertising targeted at children are concentrated in the fourth calendar quarter of each year. In the international television market, a significant portion of revenues are recognized in connection with sales at the international sales trade shows (principally MIP in April and MIP-COM in October). As a result, the second and fourth quarters of each calendar year have generally contributed a substantial portion of the Company's total revenues. Due, in part, to these seasonality factors, the results of any one quarter are not necessarily indicative of results for future periods, and cash flows may not correlate with revenue recognition. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Significant Accounting Factors--Revenue Recognition and Seasonality."

DEPENDENCE UPON SATELLITE TRANSPONDERS

  Distribution of The Family Channel depends upon the operation of satellites by third parties. The Company currently owns three full-time transponders on three different satellites for use by The Family Channel. The Company transmits The Family Channel programming using two separate "feeds" which are uplinked to two of its satellites. All of the Company-owned transponders have "protected" status. "Protected" status means that should the transponder fail, service will be transferred, subject to availability, to a spare transponder, and, if one is not available, then to a transponder with "preemptable status" on the same satellite and/or another satellite owned by the same seller or lessor, subject to certain limitations. "Preemptable" status means that the transponder can be preempted in the event of a failure of a "protected" transponder.

  Satellites are subject to significant risks that may prevent or impair proper commercial operations, including satellite defects, launch failure, destruction and damage and incorrect orbital placement. At present, there are a limited number of domestic communications satellites available for the transmission of cable television programming to cable system operators. If satellite transmission is interrupted or terminated due to the failure or unavailability of a transponder, the termination or interruption could have a material adverse effect on the Company. The availability of additional transponders in the future is dependent on a number of factors over which the Company has no control. These factors include the future authorization of additional domestic satellites, future competition among prospective users for available transponder space, the uncertain status of the United States' Space Shuttle Program (including priority allocations of future shuttle cargo space to military rather than commercial payloads) and the uncertain availability of satellites launching by private entities in the United States and by private or governmental entities in other countries. See "Business--Distribution--The Family Channel/Fox Family Channel--Transmission Facilities."

INTERNATIONAL SUBCONTRACTING OF ANIMATION

  As with other producers of animated programming, the Company subcontracts some of the more labor-intensive components of its animation production process to animation studios located in countries with relatively low-cost labor, primarily in the Far East. With an increasing number of animated feature films and animated television programs being produced in recent years, the demand for the services of overseas studios has increased substantially. This increased demand may lead overseas studios to increase their fees, which could result in increased animated programming production costs incurred by the Company or the inability of the Company to contract with its preferred overseas studios. No assurance can be given that future subcontracting arrangements will be obtainable on terms which are as favorable to the Company as its current arrangements.

INTERNATIONAL SALES

  For the fiscal year ended June 30, 1997 and for the three months ended September 30, 1997, the Company derived approximately 35% and 30% of its consolidated revenues, respectively, and, giving effect to the IFE Acquisition as if it had occurred on July 1, 1996, 19% and 26%, respectively, of its pro forma consolidated revenues from international operations. As part of its business strategy, the Company intends to expand its international program production and distribution activities, as well as its worldwide merchandising, licensing and ancillary activities, including the launch of children's channels on DTH satellite and cable platforms throughout the world. See "Business--Business Strategies." The Company is subject to the special risks inherent in international business activities, including (i) general economic, social and political conditions in each country, (ii) currency fluctuations, (iii) double taxation, (iv) unexpected changes in applicable regulatory requirements and
(v) compliance with a variety of international laws and regulations. The operations of the Company's international entities are measured in part in local currencies. For reporting purposes, assets and liabilities are translated into U.S. dollars using exchange rates in effect at the end of each reporting period. Revenues and expenses are translated into U.S. dollars at the average exchange rates prevailing during the period. As a result, the Company can expect to record foreign exchange losses and gains in the future. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Results of Operations."

POTENTIAL ADVERSE IMPACT OF REGULATION

  The United States Congress and the Federal Communications Commission (the "FCC") currently have under consideration, and may in the future consider and adopt, new laws, regulations and policies regarding a wide variety of matters that may affect, directly or indirectly, the operation, ownership and profitability of the Company's business. These proposed changes include, for example, expansion of program access requirements and potential must-carry rights for digital television broadcast stations (which could limit the capacity of multichannel video programming distributors available for the Company's programming). It is impossible to predict the outcome of federal legislation currently under consideration or the potential effect thereof on the Company's business. In addition, certain aspects of the Company's cable operations are subject, directly or indirectly, to regulation at the state and/or local level. State and/or local authorities could adopt laws or regulations in this area that could further restrict the operations of the Company. See "Business--Government Regulation."

POTENTIAL FOR DEADLOCKS

  The holders of the Class B Common Stock of the Company have agreed, so long as neither Fox Broadcasting nor the former Saban Stockholders as a group have disposed of more than one-third of their respective initial Class B Common Stock beneficial holdings, to vote their shares together on all matters presented to the stockholders, and if they cannot agree as to how to vote on a matter, to abstain from voting with respect thereto. There is no mechanism for breaking a deadlock among the holders of Class B Common Stock. With respect to the election of directors, the holders of the Class B Common Stock have agreed to vote their shares for three directors selected by Haim Saban and three directors selected by Fox Broadcasting. Because the charter documents provide that no Board action may be taken without a vote of at least three-quarters of the directors, the possibility exists that, as a result of differences which may in the future arise between Fox Broadcasting and Mr. Saban, the Company may experience difficulties in defining and meeting its business objectives, or in effecting a transaction which would be in the best interests of the Company, which could materially adversely affect the results of operations and financial condition of the Company.

STRATEGIC RELATIONSHIPS WITH NEWS CORP. AND FOX

  The Company has had, and continues to have, a close strategic relationship with News Corp. and its affiliated entities, including Fox Broadcasting, and believes that this relationship is materially important to its business and business strategies. However, except as may be provided in the agreements between them which are discussed elsewhere in this Prospectus, neither News Corp. or its affiliated companies nor the Company are obligated to engage in any business transactions or jointly participate in any opportunities with the other, and the possibility exists that the current strategic relationships between the parties could materially change in the future. See "Business--The Strategic Alliance with Fox/News Corp."

TRANSACTIONS WITH STOCKHOLDERS AND THEIR AFFILIATES

  The Company has in the past entered into transactions and agreements, some of which are ongoing, with Haim Saban and with Fox Broadcasting and News Corp. and their affiliated companies. In addition, the Company may in the future enter into additional agreements and other transactions with certain of these affiliates. Although the Company has adopted a policy that future transactions between the Company and any of these affiliates or family members must be approved by a majority of the Board of Directors of the Company, including a majority of the Disinterested Members (as defined herein) of the Board of Directors of the Company, there can be no assurance that any such future transactions will prove to be favorable to the Company. See "Certain Transactions."

ORIGINAL ISSUE DISCOUNT CONSEQUENCES

  The Senior Discount Notes will be issued at a discount from their principal amount at maturity. Although cash interest is not expected to accrue on the Senior Discount Notes prior to November 1, 2002, and there are not expected to be any periodic payments of interest on the Senior Discount Notes prior to May 1, 2003 (unless a Cash Interest Election has been made), original issue discount (the difference between the "stated redemption price at maturity" and the "issue price," as such terms are defined in the Internal Revenue Code of 1986, as amended (the "Code"), and Treasury Regulations thereunder) ("OID") of the Senior Discount Notes will accrete from the issue date of such Notes up to the maturity date. Consequently, Holders of the Senior Discount Notes generally will be required to include amounts in gross income for United States federal income tax purposes in advance of their receipt of the cash payments to which the income is attributable. Such amounts in the aggregate will be equal to the difference between the "stated redemption price at maturity" (inclusive of stated interest on the Senior Discount Notes) and the "issue price" of the Senior Discount Notes. See "Certain United States Federal Income Tax Considerations" for a more detailed discussion of the federal income tax consequences of the purchase, ownership and disposition of the Senior Discount Notes.

  In the event a bankruptcy case is commenced by or against the Company under the United States Bankruptcy Code (the "Bankruptcy Code"), the claim of a Holder of the Senior Discount Notes may be limited to an amount equal to the sum of (i) the initial offering price and (ii) that portion of the OID which is not deemed to constitute "unmatured interest" for purposes of the Bankruptcy Code. Any OID that was not amortized as of the date of any such bankruptcy filing would constitute "unmatured interest." To the extent that the Bankruptcy Code differs from the Code in determining the method of amortization of OID, a Holder of the Senior Discount Notes may realize taxable gain or loss on payment of such holder's claim in bankruptcy.

ABSENCE OF PUBLIC MARKET FOR THE NOTES

  The Notes will constitute new issues of securities for which there is no established public trading market. Although the Old Notes are eligible for trading on PORTAL, the Company does not intend to apply for listing of the Notes on a national securities exchange or quotation of the Notes on any automated quotation system. The Initial Purchasers have advised the Company that they currently intend to make a market in the Notes, although the Initial Purchasers are not obligated to do so, and any such market making with respect to the Notes may be discontinued at any time without notice. Accordingly, there can be no assurance as to the development or liquidity of any market that may develop for the Notes, the ability of the holders of the Notes to sell their Notes or the price at which such holders would be able to sell their Notes. If a market were to exist, the Notes could trade at prices that may be lower than the initial offering price thereof, depending on many factors, including prevailing interest rates and the markets for similar securities, general economic conditions and the financial condition and performance of, and prospects for, the Company. See "Plan of Distribution."

CONSEQUENCES OF FAILURE TO EXCHANGE

  The Notes will be issued in exchange for the Old Notes only after timely receipt by the Exchange Agent of such Old Notes or a book-entry confirmation of a book-entry transfer of the Old Notes into the Exchange Agent's account at DTC, including an Agent's Message (as defined herein) if the tendering Holder does not deliver a properly completed and duly executed Letter of Transmittal, or, in the case of book-entry transfer, an Agent's Message in lieu of the Letter of Transmittal, including all other documents required by such Letter of Transmittal. Therefore, the Holders of the Old Notes desiring to tender such Old Notes in exchange for the Notes should allow sufficient time to ensure timely delivery. Neither the Exchange Agent nor the Company is under any duty to give notification of defects or irregularities with respect to tenders of the Old Notes for exchange. The Old Notes that are not tendered or are tendered but not accepted will, following consummation of the Exchange Offer, continue to be subject to the existing restrictions upon transfer thereon (as set forth in the legend thereon). Subject to the obligation of the Company to file a shelf registration statement covering resales of the Old Notes in certain limited circumstances, the Company does not intend to register the Old Notes under the Securities Act and, after consummation of the Exchange Offer, will not be obligated to do so. Upon consummation of the Exchange Offer, certain rights under the Registration Rights Agreement, including registration rights and the right to receive the contingent increases in interest rates, will terminate, except under limited circumstances. In addition, any holder of the Old Notes who tenders in the Exchange Offer for the purpose of participating in a distribution of the Notes will be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. Each broker-dealer who holds the Old Notes acquired for its own account as a result of market-making or other trading activities and who receives the Notes for its own account in exchange for such Old Notes pursuant to the Exchange Offer, must acknowledge that it will deliver a prospectus in connection with any resale of such Notes. To the extent that the Old Notes are tendered and accepted in the Exchange Offer, the trading market for untendered and tendered but unaccepted Old Notes could be adversely affected due to the limited amount, or "float," of the Old Notes that are expected to remain outstanding following the Exchange Offer. Generally, a lower "float" of a security could result in less demand to purchase such security and could, therefore, result in lower prices for such security. For the same reason, to the extent that a large amount of the Old Notes are not tendered or are tendered and not accepted in the Exchange Offer, the trading market for the Notes could be adversely affected. See "The Exchange Offer."

                              THE EXCHANGE OFFER

PURPOSE AND EFFECT OF THE EXCHANGE OFFER

  The Exchange Offer is intended to satisfy certain of the Company's obligations under the Registration Rights Agreement. In connection with the original issue and sale of the Old Notes, the Company agreed to file with the Commission a registration statement covering the exchange by the Company of the Notes for the Old Notes. The Registration Rights Agreement provides, among other things, that (i) the Company will file the Registration Statement with the Commission on or prior to January 26, 1998, (ii) the Company will use its best efforts to cause the Registration Statement to become effective under the Securities Act on or prior to March 27, 1998 and to effect the Exchange Offer before April 26, 1998, (iii) if the Exchange Offer is not effected before April 26, 1998, or if certain holders of the Old Notes notify the Company they are not permitted to participate in, or would not receive freely tradeable Notes pursuant to the Exchange Offer, the Company will use its best efforts to cause to become effective a registration statement (the "Shelf Registration Statement") with respect to the resale of the Old Notes and to keep the Shelf Registration Statement effective until up to two years after the effective date thereof, or such shorter period as the Old Notes may become eligible for sale to the public without volume or manner of sale restrictions under Rule 144(k) promulgated under the Securities Act.

  If (i) the Company fails to file any of the registration statements required by the Registration Rights Agreement on or before the date specified for such filing, (ii) any of such registration statements is not declared effective by the Commission on or prior to the date specified for such effectiveness (the "Effectiveness Target Date"), (iii) the Exchange Offer is required to be consummated under the Registration Rights Agreement and the Company fails to issue the Notes in exchange for all Old Notes properly tendered and not withdrawn in the Exchange Offer within 45 days of the Effectiveness Target Date with respect to the Registration Statement, or (iv) the Shelf Registration Statement or the Registration Statement is declared effective but thereafter ceases to be effective or usable in connection with the Exchange Offer or resales of Transfer Restricted Notes, as the case may be, during the periods specified in the Registration Rights Agreement (each such event referred to in clauses (i) through (iv) above, a "Registration Default"), then the Company will be required to pay as liquidated damages additional interest ("Additional Interest") on the Notes as to which the Registration Default exists. If a Registration Default exists with respect to the Senior Notes (or with respect to the Senior Discount Notes if it occurs after the Cash Interest Election Date), the interest rate on such Transfer Restricted Notes will increase, with respect to the first 90-day period (or portion thereof) while a Registration Default is continuing immediately following the occurrence of such Registration Default, .25% per annum, such interest rate increasing by an additional .25% per annum at the beginning of each subsequent 90-day period (or portion thereof) while a Registration Default is continuing until all Registration Defaults have been cured, up to a maximum rate of Additional Interest of 1.00% per annum. If a Registration Default exists with respect to the Senior Discount Notes prior to the Cash Interest Election Date, the Company will make cash payments of Additional Interest on each interest payment date on the Senior Discount Notes which are Transfer Restricted Notes at the rates set forth in the preceding sentence multiplied by the Accreted Value of the Senior Discount Notes as of the interest payment date on which such payment is made. Upon (w) the filing of the applicable registration statement (in the case of clause (i) of this paragraph), (x) the effectiveness of the applicable registration statement (in the case of clause (ii) of this paragraph), (y) the issuance of Notes in exchange for all Old Notes properly tendered and not withdrawn in the Exchange Offer (in the case of clause (iii) of this paragraph) or (z) the effectiveness of the Registration Statement or the Shelf Registration Statement, as the case may be, which had ceased to be effective (in the case of clause (iv) of this paragraph), Additional Interest as a result of the Registration Default described will cease to accrue (but any accrued amount shall be payable) and the interest rate on the Notes will revert to the original rate if no other Registration Default has occurred and is continuing. Except under certain limited circumstances, registration rights and the right to receive additional interest will terminate upon consummation of the Exchange Offer.

  For purposes of the foregoing, "Transfer Restricted Notes" means each Old Note until (i) the date on which such Old Note has been exchanged by a person other than a broker-dealer referred to in clause (ii) below for a Note in the Exchange Offer, (ii) following the exchange by a broker-dealer in the Exchange Offer of an Old

Note for a Note, the date on which such Note is sold to a purchaser who receives from such broker-dealer on or prior to the date of such sale a copy of the prospectus contained in the Exchange Offer Registration Statement, as amended or supplemented, (iii) the date on which such Old Note has been effectively registered under the Securities Act and disposed of in accordance with the Shelf Registration Statement, (iv) the date on which such Old Note is eligible for distribution to the public pursuant to Rule 144(k) under the Securities Act (or any similar provision then in force, but not Rule 144A under the Securities Act), (v) the date on which such Old Note shall have been otherwise transferred by the holder thereof and a Note not bearing a legend restricting further transfer shall have been delivered by the Company and subsequent disposition of such Note shall not require registration or qualification under the Securities Act or any similar state law then in force or (vi) such Note ceases to be outstanding.

  The outstanding Old Senior Notes in the aggregate principal amount at maturity of $475,000,000 and the Old Senior Discount Notes in the aggregate principal amount at maturity of $618,670,000 were originally issued and sold on October 28, 1997 (the "Issue Date"). The original sale to the Initial Purchasers was not registered under the Securities Act in reliance upon the exemption provided by Section 4(2) of the Securities Act and the concurrent resale of the Old Notes to investors was not registered under the Securities Act in reliance upon the exemption provided by Rule 144A under the Securities Act. The Old Notes may not be reoffered, resold or transferred other than pursuant to a registration statement filed pursuant to the Securities Act or unless an exemption from the registration requirements of the Securities Act is available. Pursuant to Rule 144 promulgated under the Securities Act, the Old Notes may generally be resold (a) commencing one year after the Issue Date, in an amount up to, for any three-month period, the greater of 1% of the Old Notes then outstanding or the average weekly trading volume of the Old Notes during the four calendar weeks immediately preceding the filing of the required notice of sale with the Commission and (b) commencing two years after the Issue Date, in any amount and otherwise without restriction by a Holder who is not, and has not been for the preceding 90 days, an affiliate of the Company. The Old Notes are eligible for trading in the PORTAL market, and may be resold to certain Qualified Institutional Buyers pursuant to Rule 144A promulgated under the Securities Act. Certain other exemptions may also be available under other provisions of the federal securities laws for the resale of the Old Notes.

  Under existing interpretations by the Staff of the Commission as set forth in no-action letters issued to third parties in other transactions, the Notes will, in general, be freely transferable after the Exchange Offer without further registration under the Securities Act, subject to any restrictions on transfer imposed by state "blue sky" laws and provided that the Holder is not an affiliate of the Company and that, in the case of broker-dealers participating in the Exchange Offer, a prospectus meeting the requirements of the Securities Act must be delivered by such broker-dealers in connection with resales of the Notes. The Company has agreed, for a period of 90 days after consummation of the Exchange Offer, to make available a prospectus meeting the requirements of the Securities Act to any such broker-dealer for use in connection with any resale of any Notes acquired in the Exchange Offer. A broker-dealer which delivers such a prospectus to purchasers in connection with such resales will be subject to certain of the civil liability provisions under the Securities Act and will be bound by the provisions of the Registration Rights Agreement (including certain indemnification rights and obligations). Any broker-dealer who is an affiliate of the Company may not participate in the Exchange Offer and may not rely on the no-action letters referred to above and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction.

TERMS OF THE EXCHANGE OFFER

  Upon the terms and subject to the conditions set forth in this Prospectus and in the Letter of Transmittal, the Company will accept any and all Old Notes validly tendered and not withdrawn prior to 5:00 p.m., New York City time, on the Expiration Date. Subject to the minimum denomination requirements of the Notes, the Notes are being offered in exchange for a like principal amount of Old Notes. Old Notes may be exchanged only in integral multiples of $1,000 principal amount at maturity.

  The form and terms of the Notes will be identical in all material respects to the form and terms of the Old Notes except that the Notes will be registered under the Securities Act and, therefore, will not bear legends restricting the transfer thereof. The Notes will evidence the same debt as the the Old Notes and will be entitled to the benefits of the Indentures. The Notes will be treated as a single class under the Indentures with any Old Notes that remain outstanding. The Exchange Offer is not conditioned upon any minimum aggregate principal amount of Old Notes being tendered for exchange.

  As of December 31, 1997, $475,000,000 aggregate principal amount of Old Senior Notes were outstanding and $618,670,000 aggregate principal amount at maturity of Old Senior Discount Notes were outstanding. This Prospectus, the Letter of Transmittal and Notice of Guaranteed Delivery are being sent to all registered Holders of the Old Notes as of that date. Tendering Holders will not be required to pay brokerage commissions or fees or, subject to the instructions in the Letter of Transmittal, transfer taxes with respect to the exchange of the Old Notes pursuant to the Exchange Offer. The Company will pay all charges and expenses, other than certain transfer taxes which may be imposed, in connection with the Exchange Offer. See "--Payment of Expenses."

  Holders of Old Notes do not have any appraisal or dissenters' rights under the Delaware General Corporation Law in connection with the Exchange Offer.

EXPIRATION DATE; EXTENSIONS; TERMINATION

  The Exchange Offer will expire at 5:00 P.M., New York City time, on        ,
1998 (20 business days following the date notice of the Exchange Offer was mailed to the Holders). The Company reserves the right to extend the Exchange Offer at its discretion, in which event the term "Expiration Date" shall mean the time and date on which the Exchange Offer as so extended shall expire. The Company shall notify the Exchange Agent of any extension by written notice and shall mail to the registered Holders of the Old Notes an announcement thereof, each prior to 9:00 A.M., New York City time, on the next business day after the previously scheduled Expiration Date.

  The Company reserves the right to extend or terminate the Exchange Offer and not accept for exchange any Old Notes if any of the events set forth below under the caption "Conditions to the Exchange Offer" occur and are not waived by the Company, by giving written notice of such delay or termination to the Exchange Agent. See "--Conditions to the Exchange Offer." The rights reserved by the Company in this paragraph are in addition to the Company's rights set forth below under the caption "--Conditions to the Exchange Offer."

PROCEDURES FOR TENDERING

  The tender to the Company of the Old Notes by a Holder thereof pursuant to one of the procedures set forth below and the acceptance thereof by the Company will constitute an agreement between such Holder and the Company in accordance with the terms and subject to the conditions set forth herein and in the Letter of Transmittal.

  Except as set forth below, a Holder who wishes to tender the Old Notes for exchange pursuant to the Exchange Offer must transmit an Agent's Message (as defined below) or a properly completed and duly executed Letter of Transmittal, including all other documents required by such Letter of Transmittal, to the Exchange Agent at the address set forth below under "Exchange Agent" on or prior to the Expiration Date. In addition, either (i) certificates for such Old Notes must be received by the Exchange Agent along with the Letter of Transmittal, (ii) a timely confirmation of a book-entry transfer (a "Book-Entry Confirmation") of such Old Notes, if such procedure is available, into the Exchange Agent's account at DTC pursuant to the procedure of book-entry transfer described below, must be received by the Exchange Agent prior to the Expiration Date, or (iii) the Holder must comply with the guaranteed delivery procedures described below. LETTERS OF TRANSMITTAL AND THE OLD NOTES SHOULD NOT BE SENT TO THE COMPANY.

  The term "Agent's Message" means a message, transmitted by DTC to and received by the Exchange Agent and forming a part of a Book-Entry Confirmation, which states that DTC has received an express acknowledgement from the tendering participant, which acknowledgment states that such participant has received and agrees to be bound by the Letter of Transmittal and that the Company may enforce such Letter of Transmittal against such participant.

  Signatures on a Letter of Transmittal must be guaranteed unless the Old Notes tendered pursuant thereto are tendered (i) by a registered Holder of Old Notes who has not completed the box entitled "Special Issuance and Delivery Instructions" on the Letter of Transmittal or (ii) for the account of any firm that is a member of a registered national securities exchange or a member of the National Association of Securities Dealers, Inc. (the "NASD") or a commercial bank or trust company having an office in the United States (an "Eligible Institution"). In the event that signatures on a Letter of Transmittal are required to be guaranteed, such guarantee must be by an Eligible Institution.

  The method of delivery of Old Notes and other documents to the Exchange Agent is at the election and risk of the Holder, but if delivery is by mail it is suggested that the mailing be made sufficiently in advance of the Expiration Date to permit delivery to the Exchange Agent before the Expiration Date.

  If the Letter of Transmittal is signed by a person other than a registered Holder of an Old Note tendered therewith, such Old Note must be endorsed or accompanied by appropriate bond powers, in either case signed exactly as the name of the registered Holder appears on the Old Note.

  If the Letter of Transmittal or an Old Note or bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and, unless waived by the Company, proper evidence satisfactory to the Company of their authority to so act must be submitted.

  All questions as to the validity, form, eligibility (including time of receipt) and acceptance of tendered Old Notes will be resolved by the Company, whose determination will be final and binding. The Company reserves the absolute right to reject any or all tenders that are not in proper form or the acceptance of which would, in the opinion of counsel for the Company, be unlawful. The Company also reserves the right to waive any irregularities or conditions of tender as to particular Old Notes. The Company's interpretation of the terms and conditions of the Exchange Offer (including the instructions in the Letter of Transmittal) will be final and binding. Unless waived, any irregularities in connection with tenders must be cured within such time as the Company shall determine. Neither the Company nor the Exchange Agent shall be under any duty to give notification of defects in such tenders or shall incur liabilities for failure to give such notification. Tenders of the Old Notes will not be deemed to have been made until such irregularities have been cured or waived. Any Old Notes received by the Exchange Agent that are not properly tendered and as to which the irregularities have not been cured or waived will be returned by the Exchange Agent to the tendering Holder, unless otherwise provided in the Letter of Transmittal, as soon as practicable following the Expiration Date.

  The Company's acceptance for exchange of Old Notes tendered pursuant to the Exchange Offer will constitute a binding agreement between the tendering person and the Company upon the terms and subject to the conditions of the Exchange Offer.

BOOK-ENTRY TRANSFER

  The Exchange Agent will make a request to establish an account with respect to the Old Notes at DTC for purposes of the Exchange Offer within two business days after the date of this Prospectus, and any financial institution that is a participant in DTC's book-entry transfer facility systems may make book-entry delivery of Old Notes by causing DTC to transfer such Old Notes into the Exchange Agent's account at DTC in accordance with DTC's ATOP procedures for transfer. However, although delivery of Old Notes may be effected through book-entry transfer into the Exchange Agent's account at DTC, an Agent's Message or a duly executed Letter of Transmittal, including all other documents required by such Letter of Transmittal, must in any case be transmitted to and received by the Exchange Agent at one of the addresses set forth below under the caption "Exchange Agent" on or prior to the Expiration Date or the guaranteed delivery procedures described below must be complied with.

  DELIVERY OF DOCUMENTS TO DTC IN ACCORDANCE WITH DTC'S PROCEDURES DOES NOT CONSTITUTE DELIVERY TO THE EXCHANGE AGENT.

GUARANTEED DELIVERY PROCEDURES

  Holders who wish to tender their Old Notes and (i) whose Old Notes are not immediately available, or (ii) who cannot deliver their Old Notes, the Letter of Transmittal or any other required documents to the Exchange Agent prior to the Expiration Date, may effect a tender if:

    (a) the tender is made through an Eligible Institution;

    (b) prior to the Expiration Date, the Exchange Agent receives from such Eligible Institution a properly completed and duly executed Notice of Guaranteed Delivery (by facsimile transmission, mail or hand delivery) setting forth the name and address of the Holder of the Old Notes, the certificate number or numbers of such Old Notes and the principal amount of the Old Notes tendered, stating that the tender is being made thereby and guaranteeing that, within five New York Stock Exchange trading days after the Expiration Date, the Letter of Transmittal (or facsimile thereof) together with the certificate(s) representing the Old Notes, or a Book-Entry Confirmation, as the case may be, and any other documents required by the Letter of Transmittal will be deposited by the Eligible Institution with the Exchange Agent; and

    (c) such properly completed and executed Letter of Transmittal (or facsimile thereof), as well as the certificate(s) representing all tendered Old Notes in proper form for transfer, or a Book-Entry Confirmation, as the case may be, and all other documents required by the Letter of Transmittal are received by the Exchange Agent within three New York Stock Exchange trading days after the Expiration Date.

  Upon request of the Exchange Agent, a Notice of Guaranteed Delivery (as well as a copy of this Prospectus and the Letter of Transmittal) will be sent to Holders who wish to tender their Old Notes according to the guaranteed delivery procedures set forth above.

CONDITIONS TO THE EXCHANGE OFFER

  Notwithstanding any other provisions of the Exchange Offer, or any extension of the Exchange Offer, the Company will not be required to accept for exchange, or to exchange, any Old Notes for any Notes, and, as described below, may terminate the Exchange Offer (whether or not any Old Notes have theretofore been accepted for exchange) or may waive any conditions to or amend the Exchange Offer, if any of the following conditions have occurred or exists or have not been satisfied:

    (a) there shall have occurred a change in the current interpretation by the staff of the Commission which permits the Notes issued pursuant to the Exchange Offer in exchange for the Old Notes to be offered for resale, resold and otherwise transferred by the Holders thereof (other than broker-dealers and any such Holder which is an "affiliate" of the Company within the meaning of Rule 405 promulgated under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such Notes are acquired in the ordinary course of such Holders' business and such Holders have no arrangement or understanding with any person to participate in the distribution of such Notes; or

    (b) any law, statute, rule or regulation shall have been adopted or enacted which, in the judgment of the Company, would reasonably be expected to impair its ability to proceed with the Exchange Offer; or

    (c) a stop order shall have been issued by the Commission or any state securities authority suspending the effectiveness of the Registration Statement, or proceedings shall have been initiated or, to the knowledge of the Company, threatened for that purpose, or any governmental approval has not been obtained, which approval the Company shall, in its sole discretion, deem necessary for the consummation of the Exchange Offer as contemplated hereby; or

    (d) the Company shall have received an opinion of counsel experienced in such matters to the effect that there exists any actual or threatened legal impediment (including a default or prospective default under an agreement, indenture or other instrument or obligation to which the Company is a party or by which it is bound) to the consummation of the transactions contemplated by the Exchange Offer.

  If the Company determines in its sole and absolute discretion that any of the foregoing events or conditions has occurred or exists or has not been satisfied, it may, subject to applicable law, terminate the Exchange Offer

(whether or not any Old Notes have theretofore been accepted for exchange) or waive any such condition or otherwise amend the terms of the Exchange Offer in any respect. If such waiver or amendment constitutes a material change to the Exchange Offer, the Company will promptly disclose such waiver or amendment by means of a prospectus supplement that will be distributed to the registered Holders of the Old Notes and will extend the Exchange Offer to the extent required by Rule 14e-1 promulgated under the Exchange Act.

  The foregoing conditions are for the sole benefit of the Company and may be waived by the Company, in whole or in part, in its reasonable discretion. Any determination made by the Company concerning an event, development or circumstance described or referred to above will be final and binding on all parties.

ACCEPTANCE OF THE OLD NOTES FOR EXCHANGE; DELIVERY OF THE NOTES

  Upon the terms and subject to the conditions of the Exchange Offer, the Company will accept all Old Notes validly tendered and not withdrawn prior to 5:00 P.M., New York City time, on the Expiration Date. The Company will deliver the Notes in exchange for the Old Notes promptly following the Expiration Date.

  Subject to the conditions set forth under the caption "--Conditions to the Exchange Offer," delivery of Notes in exchange for Old Notes tendered and accepted for exchange pursuant to the Exchange Offer will be made only after timely receipt by the Exchange Agent of certificates for the Old Notes or a Book-Entry Confirmation of a book-entry transfer of Old Notes into the Exchange Agent's account at DTC, including an Agent's Message if the tendering Holder does not deliver a Letter of Transmittal, a completed Letter of Transmittal, or, in the case of a book-entry transfer, an Agent's Message in lieu of the Letter of Transmittal and any other documents required by such Letter of Transmittal. Accordingly, the delivery of Notes might not be made to all tendering Holders at the same time, and will depend upon when certificates for the Old Notes, Book-Entry Confirmations with respect to the Old Notes and other required documents are received by the Exchange Agent.

  Subject to the terms and conditions of the Exchange Offer, the Company will be deemed to have accepted for exchange, and thereby exchanged, any Old Notes validly tendered and not withdrawn as, if and when the Company gives oral or written notice to the Exchange Agent of the Company's acceptance of such Old Notes for exchange pursuant to the Exchange Offer. The Exchange Agent will act as agent for the Company for the purpose of receiving tenders of the Old Notes, the Letters of Transmittal and related documents, and as agent for the tendering Holders for the purpose of receiving the Old Notes, the Letters of Transmittal and related documents and transmitting Notes which will not be held in global form by DTC or a nominee of DTC to validly tendered Holders. Such exchange will be made promptly after the Expiration Date. If for any reason whatsoever, acceptance for exchange or the exchange of any Old Notes tendered pursuant to the Exchange Offer is delayed (whether before or after the Company's acceptance for exchange of Old Notes) or the Company extends the Exchange Offer or is unable to accept for exchange or exchange the Old Notes tendered pursuant to the Exchange Offer, then, without prejudice to the Company's rights set forth herein, the Exchange Agent may, nevertheless, on behalf of the Company and subject to Rule 14e-1(c) promulgated under the Exchange Act, retain the tendered Old Notes and such Old Notes may not be withdrawn except to the extent tendering holders are entitled to withdrawal rights as described under the caption "--Withdrawal Rights."

  Pursuant to an Agent's Message or a Letter of Transmittal, a Holder of the Old Notes will represent, warrant and agree in the Letter of Transmittal that it has full power and authority to tender, exchange, sell, assign and transfer Old Notes, that the Company will acquire good, marketable and unencumbered title to the tendered Old Notes, free and clear of all liens, restrictions, charges and encumbrances, and the Old Notes tendered for exchange are not subject to any adverse claims or proxies. The Holder also will warrant and agree that it will, upon request, execute and deliver any additional documents deemed by the Company or the Exchange Agent to be necessary or desirable to complete the exchange, sale, assignment, and transfer of the Old Notes tendered pursuant to the Exchange Offer.

  If any tendered Old Notes are not accepted for exchange because of an invalid tender, the occurrence of certain other events set forth herein or otherwise, any such unaccepted Old Notes will be returned, at the

Company's expense, to the tendering Holder thereof as promptly as practicable after the expiration or termination of the Exchange Offer.

WITHDRAWAL RIGHTS

  Tenders of Old Notes may be withdrawn at any time prior to the Expiration Date. For a withdrawal to be effective, a written notice of withdrawal must be received by the Exchange Agent at the address set forth below under the caption "--Exchange Agent." Any such notice of withdrawal must specify the name of the person having tendered the Old Notes to be withdrawn, identify the Old Notes to be withdrawn (including the principal amount of such Old Notes), and (where certificates for Old Notes have been transmitted) specify the name in which such Old Notes are registered, if different from that of the withdrawing Holder. If certificates for Old Notes have been delivered or otherwise identified to the Exchange Agent, then, prior to the release of such certificates the withdrawing Holder must also submit the serial numbers of the particular certificates to be withdrawn and a signed notice of withdrawal with signatures guaranteed by an Eligible Institution unless such Holder is an Eligible Institution. If the Old Notes have been tendered pursuant to the procedure for book-entry transfer described above, any notice of withdrawal must specify the name and number of the account at DTC to be credited with the withdrawn Old Notes and otherwise comply with the procedures of such facility. All questions as to the validity, form and eligibility (including time of receipt) of such notices will be determined by the Company, whose determination shall be final and binding on all parties. Any Old Notes so withdrawn will be deemed not to have been validly tendered for exchange for purposes of the Exchange Offer. Any Old Notes which have been tendered for exchange but which are not exchanged for any reason will be returned to the Holder thereof without cost to such Holder (or in the case of the Old Notes tendered by book-entry transfer into the Exchange Agent's account at DTC pursuant to the book-entry transfer procedures described above, such Old Notes will be credited to an account maintained with DTC for the Old Notes) as soon as practicable after withdrawal, rejection of tender or termination of the Exchange Offer. Properly withdrawn Old Notes may be retendered by following one of the procedures described above under the caption "--Procedures for Tendering" above at any time on or prior to the Expiration Date.

EXCHANGE AGENT

  The Bank of New York has been appointed as Exchange Agent for the Exchange Offer. All correspondence in connection with the Exchange Offer and the Letter of Transmittal should be addressed to the Exchange Agent as follows:

                      By Registered or Certified Mail, or
                      Hand Delivery or Overnight Courier

                              101 Barclay Street
                           Reorganization Section/7E
                           New York, New York 10286

                            Facsimile Transmission:

                                (212)

                             Confirm by Telephone:

                                (212)

  Requests for additional copies of the Prospectus or the Letter of Transmittal should be directed to the Exchange Agent.

PAYMENT OF EXPENSES

  The Company has not retained any dealer-manager or similar agent in connection with the Exchange Offer and will not make any payments to brokers, dealers or others for soliciting acceptances of the Exchange Offer.

The Company, however, will pay reasonable and customary fees and reasonable out-of-pocket expenses to the Exchange Agent in connection therewith. The Company will also pay the cash expenses to be incurred in connection with the Exchange Offer, including accounting, legal, printing, and related fees and expenses.

CONSEQUENCES OF FAILURE TO EXCHANGE

  Upon consummation of the Exchange Offer, certain rights under the Registration Rights Agreement, including registration rights and the right to receive the contingent increases in interest rate, will terminate. Old Notes that are not exchanged for Notes pursuant to the Exchange Offer will remain restricted securities within the meaning of Rule 144 under the Securities Act. Accordingly, such Old Notes may be resold only (i) to the Company or any subsidiary thereof, (ii) to a qualified institutional buyer in compliance with Rule 144A under the Securities Act, (iii) to an institutional accredited investor that, prior to such transfer, furnishes to the Trustee a signed letter containing certain representations and agreements relating to the restrictions on transfer of the Old Notes (the form of which letter can be obtained from the Trustee) and, if such transfer is in respect of an aggregate principal amount of Old Notes in the time of transfer of less than $100,000, an opinion of counsel acceptable to the Company that such transfer is in compliance with the Securities Act, (iv) pursuant to the exemption from registration provided by Rule 144 under the Securities Act (if available) or
(v) pursuant to an effective registration statement under the Securities Act. The liquidity of the Old Notes could be adversely affected by the Exchange Offer. See "Risk Factors--Consequences of Failure to Exchange."

ACCOUNTING TREATMENT

  The Notes will be recorded at the same carrying value as the Old Notes, as reflected in the Company's accounting records on the date of the exchange. Accordingly, no gain or loss for accounting purposes will be recognized. See "Certain United States Federal Income Tax Considerations."

                                USE OF PROCEEDS

  The Company will not receive any cash proceeds from the issuance of the Notes in the Exchange Offer. In consideration for issuing the Notes as contemplated in this Prospectus, the Company will receive Old Notes in like principal amount. The form and terms of the Notes are identical in all material respects to the form and terms of the Old Notes, except for certain transfer restrictions and registration rights relating to the Old Notes and except for certain provisions providing for an increase in the interest rate on the Old Notes under certain circumstances relating to the timing of the Exchange Offer. The Old Notes surrendered in exchange for the Notes will be retired and canceled and cannot be reissued. Accordingly, issuance of the Notes will not result in any increase in the outstanding debt of the Company.

  The net proceeds to the Company from the Offering were $465,500,000 with respect to the Old Senior Notes and approximately $365,629,948 with respect to the Old Senior Discount Notes, in each case, after deducting selling discounts, commissions and estimated offering expenses. The net proceeds to the Company from the Offering were used to repay $615 million of the $1.25 billion borrowed under the Old Credit Facility and to repay $215 million of the $345.5 million principal amount of the NAHI Bridge Note.

                                CAPITALIZATION

  The following table sets forth the combined capitalization of the Company at September 30, 1997, (i) on a historical basis, and (ii) pro forma to reflect the Offering.

                                                         SEPTEMBER 30, 1997
                                                        ----------------------
                                                          ACTUAL    PRO FORMA
                                                        ----------  ----------
                                                           (IN THOUSANDS)
CASH AND CASH EQUIVALENTS.............................. $  100,267  $   44,588
                                                        ==========  ==========
LONG-TERM DEBT (INCLUDING CURRENT PORTION):
  Other debt (1)....................................... $   28,658  $   24,559
  Old Credit Facility..................................  1,250,000     635,000
  Senior Notes.........................................                475,000
  Senior Discount Notes (2)............................        --      375,000
  NAHI Bridge Note.....................................    345,514      74,835
  Fox Subordinated Note................................    104,573     108,672
                                                        ----------  ----------
    Total long-term obligations........................ $1,728,745  $1,693,066
                                                        ----------  ----------
Series A Preferred Stock, $0.001 par value; 500,000
 shares authorized; 345,000 shares issued and
 outstanding (3)....................................... $  345,000  $  345,000
STOCKHOLDERS' EQUITY:
  Preferred Stock, $0.001 par value; 19,500,000 shares
   authorized; no shares issued or outstanding.........        --          --
  Class A Common Stock, $0.001 par value; 16,000,000
   shares authorized; 160,000 shares issued and
   outstanding (4).....................................        --          --
  Class B Common Stock, $0.001 par value; 16,000,000
   shares authorized; 15,840,000 shares issued and
   outstanding.........................................         16          16
  Contributed capital..................................     61,032      61,032
  Cumulative translation adjustment....................       (877)       (877)
  Retained earnings....................................     17,671      17,671
                                                        ----------  ----------
    Total stockholders' equity......................... $   77,842  $   77,842
                                                        ----------  ----------
      Total capitalization............................. $2,151,587  $2,115,908
                                                        ==========  ==========

--------
(1) Actual includes $14.8 million of indebtedness of Saban and its subsidiaries, $6.4 million of indebtedness owed by IFE and $7.5 million of indebtedness to Fox Broadcasting.
(2) Reflects estimated gross proceeds from the issuance of the Senior Discount Notes.
(3) News Corp. and News Publishing Australia Limited ("NPAL") have jointly and severally agreed that, upon the occurrence and during the continuation of an event of default under the Series A Preferred Stock or liquidation, dissolution, winding up or other similar event of the Company, News Corp. or NPAL will advance the Company all amounts necessary to redeem in full, or pay the liquidation distribution on, all of the outstanding Series A Preferred Stock. See "Ownership and Control of the Company--The Series A Preferred Stock."
(4) Does not include an aggregate of 646,548 shares of Class A Common Stock reserved for issuance upon the exercise of options granted to certain members of management of the Company.

            UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL INFORMATION

  The following unaudited pro forma consolidated condensed statements of operations for the twelve months ended June 30, 1997 and the three months ended September 30, 1997 reflect, on a consolidated basis, the results of operations of the Company as if the IFE Acquisition and related financing and the Reorganization had occurred as of the beginning of each period presented. The pro forma consolidated statements of operations, prepared by the Company's management, are based on the historical financial statements of the Company and IFE giving effect to the adjustments described in the accompanying notes to the unaudited pro forma consolidated statements of operations. These pro forma consolidated statements of operations may not be indicative of the results that actually would have occurred if the IFE Acquisition and Reorganization had occurred on the dates indicated or which may be obtained in the future. The pro forma consolidated financial statements should be read in conjunction with the audited financial statements and notes thereto of the Company and IFE contained elsewhere herein.

   A preliminary allocation of the purchase price of IFE has been made to major categories of assets and liabilities for purposes of the pro forma financial statements based upon available information and assumptions that the Company's management believes are reasonable. However, such amounts are subject to change and final amounts may differ.

           PRO FORMA CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS

                   FOR THE TWELVE MONTHS ENDED JUNE 30, 1997

                               THE COMPANY   IFE     PRO FORMA      PRO FORMA
                                 ACTUAL     ACTUAL  ADJUSTMENTS    CONSOLIDATED
                               ----------- -------- -----------    ------------
                                              (IN THOUSANDS)
Net revenues.................   $307,820   $379,242  $(72,444)(1)    $614,618
Costs and expenses:
  Production and
   programming...............    180,381    218,804   (96,751)(1)     306,557
                                                        4,123 (2)
  Selling, general and
   administrative............     62,466     99,128   (20,094)(1)     141,500
  Fox Kids Network affiliate
   participations............      6,194        --        --            6,194
  Amortization of intangible
   assets ...................        --       2,204    (2,204)(1)      41,819
                                                       41,819 (2)
                                --------   --------  --------        --------
Operating (loss) income......     58,779     59,106       663         118,548
Equity in loss of
 unconsolidated affiliate....      1,546        --        --            1,546
Other (income) expense.......        --      10,443   (10,742)(1)        (299)
Interest expense.............      2,226     12,445   (11,503)(1)     148,966
                                                       11,782 (3)
                                                      134,016 (4)
                                --------   --------  --------        --------
Income (loss) before
 provision for income taxes..     55,007     36,218  (122,890)        (31,665)
Provision (benefit) for
 income taxes................     14,567     15,811   (32,159)(5)      (1,781)
                                --------   --------  --------        --------
Net income (loss)............   $ 40,440   $ 20,407  $(90,731)       $(29,884)
                                ========   ========  ========        ========
Net loss attributable to
 common shares...............   $ 40,440                             $(60,934)
                                ========                             ========
Net loss per common share....   $   2.53                             $  (3.81)
                                ========                             ========
Weighted average shares
 outstanding.................     16,000                               16,000
                                ========                             ========

            PRO FORMA CONSOLIDATED CONDENSED STATEMENT OF OPERATIONS

                 FOR THE THREE MONTHS ENDED SEPTEMBER 30, 1997

                                          THE COMPANY  PRO FORMA      PRO FORMA
                                            ACTUAL    ADJUSTMENTS    CONSOLIDATED
                                          ----------- -----------    ------------
                                                     (IN THOUSANDS)
Net revenues............................   $122,946    $ 24,485(6)     $147,431
Costs and Expenses:
  Production and programming............     68,889      10,805(6)       79,694
  Selling, general and administrative...     27,244       6,404(6)       33,648
  Fox Kids Network affiliate
   participations.......................       (448)        --             (448)
  Amortization of intangible assets ....      6,969       3,485(2)       10,454
                                           --------    --------        --------
Operating income........................     20,292       3,791          24,083
Equity in loss of unconsolidated
 affiliate..............................      1,184         --            1,184
Other expense...........................        282         --              282
Interest expense........................     18,814          74(6)       38,306
                                                         19,418(4)
                                           --------    --------        --------
Loss before provision for income taxes..         12     (15,701)        (15,689)
Provision (benefit) for income taxes....      1,187      (4,886)(5)      (3,699)
                                           --------    --------        --------
Net loss................................   $ (1,175)   $(10,815)       $(11,990)
                                           ========    ========        ========
Net loss attributable to common shares..   $ (6,364)                   $(19,753)
                                           ========                    ========
Net loss per common share...............   $   (.40)                   $  (1.23)
                                           ========                    ========
Weighted average shares outstanding.....     16,000                      16,000
                                           ========                    ========

        NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL INFORMATION

(1) The Company plans to dispose of IFE's production and live entertainment businesses and IFE's interests in cable and international networks not directly related to The Family Channel. The operations of these businesses have been eliminated from the pro forma consolidated condensed statements of operations and will be excluded from future operating results; assets of these businesses are reflected in historical financial statements as assets held for sale.

(2) The IFE Acquisition was accounted for under the purchase method of accounting. The total purchase price of approximately $1.9 billion (including payoff of existing IFE credit facilities) was allocated to the tangible and intangible assets acquired and liabilities assumed by the Company based upon their respective fair values as of the acquisition date.

    The pro forma statements of operations reflect the amortization of intangible assets using a 40-year life and additional depreciation expense resulting from the valuation of property and equipment acquired from IFE.

(3) In connection with the Reorganization, the Company issued the Fox Subordinated Note in exchange for a $50 million interest in the LLC and $58.6 million of amounts receivable from the LLC. The pro forma statements of operations reflect the interest expense on the Fox Subordinated Note using the interest rate of 10.427% as if the Reorganization had occurred as of the beginning of each period presented.

(4) In connection with the IFE Acquisition, the Company incurred indebtedness under the Old Credit Facility of $1.25 billion and issued the NAHI Bridge
    Note in the amount of $345.5 million. Debt issue costs of $8.8 million were incurred in connection with the establishment of the Old Credit Facility. The proceeds from those borrowings were used to finance the IFE Acquisition and repay certain indebtedness of the Company and IFE. The pro forma consolidated statements of operations reflect the interest expense on those borrowings, the amortization of the debt issue costs and the elimination of interest expense associated with the obligations repaid as if the IFE Acquisition had occurred as of the beginning of each period presented.

    The pro forma interest charge was based on the 10.427% interest rate for the NAHI Bridge Note and the 7.63% interest rate in effect at the time of the IFE Acquisition for the Old Credit Facility. A change of 100 basis points in the interest rate for the Old Credit Facility would change the pro forma interest charge by $12.5 million.

(5) Reflects the income tax effect of the pro forma adjustments.

(6) Reflects the on-going results of operations for IFE for the period July 1, 1997 to July 31, 1997. The operations of IFE's production and live entertainment businesses and IFE's interests in cable and international networks not directly related to The Family Channel have been excluded. IFE's on-going results of operations subsequent to July 31, 1997 are consolidated with the results of the Company.

                SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA

  The selected financial data of the Company set forth below as of June 30, 1996 and June 30, 1997, for the eight months ended June 30, 1996 and the fiscal year ended June 30, 1997 are derived from the Company's combined financial statements audited by Ernst & Young LLP, independent auditors, included elsewhere in this Prospectus. The selected financial data of the Company set forth below as of September 30, 1997 and for the three months ended September 30, 1996 and 1997 are derived from the Company's unaudited combined financial statements.

  The selected financial data of Saban set forth below as of May 31, 1995 and as of October 31, 1995 and for the year ended May 31, 1995 and for the five months ended October 31, 1995 are derived from Saban's consolidated financial statements audited by Ernst & Young LLP, independent auditors, included elsewhere in this Prospectus. The selected financial data of Saban presented below as of May 31, 1993 and 1994 and for each of the two years in the period ended May 31, 1994 are derived from Saban's consolidated financial statements audited by Ernst & Young LLP, independent auditors.

  The selected financial data of FCN Holding set forth below as of July 2, 1995 and as of October 31, 1995 and for the year ended July 2, 1995 and for the four months ended October 31, 1995 are derived from FCN Holding's consolidated financial statements audited by Ernst & Young LLP, independent auditors, included elsewhere in this Prospectus. The selected financial data of FCN Holding presented below at July 3, 1994 and for the year ended July 3, 1994 are derived from FCN Holding's consolidated financial statements audited by Ernst & Young LLP, independent auditors. The selected financial data of FCN Holding presented below at June 27, 1993, and for the year ended June 27, 1993, are derived from FCN Holding's unaudited consolidated financial statements. The unaudited consolidated financial statements from which such selected financial data are derived include all adjustments, consisting of only normal recurring accruals, which management considers necessary for a fair presentation.

  The selected financial data presented below and under "Management's Discussion and Analysis of Financial Condition and Results of Operations" should be read in conjunction with the consolidated and combined financial statements, including the notes thereto, appearing elsewhere in this Prospectus.

THE COMPANY

                              EIGHT
                              MONTHS                THREE MONTHS  THREE MONTHS
                              ENDED                     ENDED         ENDED
                             JUNE 30,  YEAR ENDED   SEPTEMBER 30, SEPTEMBER 30,
                               1996   JUNE 30, 1997     1996          1997
                             -------- ------------- ------------- -------------
                                               (IN THOUSANDS)
STATEMENTS OF OPERATIONS
 DATA:
Net revenues...............  $191,621   $307,820       $63,801      $122,946
Costs and expenses:
  Production and
   programming.............    98,937    180,381        30,384        68,889
  Selling, general and
   administrative..........    23,072     62,466        12,513        27,244
  Fox Kids Network
   affiliate
   participations..........     8,853      6,194         4,177          (448)
  Amortization of
   intangible assets.......       --         --            --          6,969
                             --------   --------       -------      --------
Operating income...........    60,759     58,779        16,727        20,292
Investment advisory fee....    10,000        --            --            --
Equity in loss of
 unconsolidated affiliate..       --       1,546           --          1,184
Other expense..............       --         --            --            282
Interest expense...........       885      2,226           648        18,814
                             --------   --------       -------      --------
Income before income tax
 expense...................    49,874     55,007        16,079            12
Income tax expense.........    18,274     14,567         4,635         1,187
                             --------   --------       -------      --------
Net income (loss)..........  $ 31,600   $ 40,440       $11,444      $ (1,175)
                             ========   ========       =======      ========
Net income (loss)
 attributable to common
 shareholders..............  $ 31,600   $ 40,440       $11,444      $ (6,364)
                             ========   ========       =======      ========
Net income (loss) per
 common share..............  $   1.98   $   2.53       $   .72      $   (.40)
                             ========   ========       =======      ========
Weighted average shares
 outstanding...............    16,000     16,000        16,000        16,000
                             ========   ========       =======      ========

                                                   JUNE 30,
                                               ----------------- SEPTEMBER 30,
                                                 1996     1997       1997
                                               -------- -------- -------------
                                                       (IN THOUSANDS)
BALANCE SHEET DATA:
Cash and cash equivalents..................... $ 16,044 $ 28,877  $  100,267
Programming costs, less accumulated
 amortization.................................  181,427  235,575     384,550
Total assets..................................  336,270  412,401   2,502,633
Long-term obligations (including current
 maturities)..................................  101,487  116,264   1,728,745
Stockholders' equity..........................   72,831  132,687      77,842

SABAN ENTERTAINMENT, INC.

                                                                    FIVE MONTHS
                                             YEAR ENDED MAY 31,        ENDED
                                          ------------------------- OCTOBER 31,
                                           1993     1994     1995      1995
                                          ------- -------- -------- -----------
                                                     (IN THOUSANDS)
STATEMENTS OF OPERATIONS DATA:
Revenues(1).............................  $57,244 $ 84,372 $242,468  $105,130
Costs and expenses:
  Production and programming............   39,703   48,101  117,557    42,022
  Selling, general and administrative...    6,255    8,933   51,894    11,538
                                          ------- -------- --------  --------
Operating income........................   11,286   27,338   73,017    51,570
Interest expense........................    1,279    2,337    1,315       539
                                          ------- -------- --------  --------
Income before provision for income
 taxes..................................   10,007   25,001   71,702    51,031
Provision for income taxes..............    1,600    8,201   27,027    14,289
                                          ------- -------- --------  --------
Net income..............................  $ 8,407 $ 16,800 $ 44,675  $ 36,742
                                          ======= ======== ========  ========
                                                AS OF MAY 31,          AS OF
                                          ------------------------- OCTOBER 31,
                                           1993     1994     1995      1995
                                          ------- -------- -------- -----------
                                                     (IN THOUSANDS)
BALANCE SHEET DATA:
Cash and cash equivalents...............  $ 1,554 $  3,849 $ 14,584  $ 16,207
Programming costs, less accumulated am-
 ortization.............................   60,279   85,079  115,873   118,210
Total assets............................   94,916  136,967  218,197   207,479
Long-term obligations (including current
 maturities)............................   28,933   34,023    5,623     5,605
Stockholders' equity....................   36,648   53,253   58,112    94,971

FCN HOLDING, INC.

                                                                      FOUR
                                             YEAR ENDED              MONTHS
                                     ----------------------------     ENDED
                                     JUNE 27,  JULY 3,   JULY 2,   OCTOBER 31,
                                       1993      1994      1995       1995
                                     --------  --------  --------  -----------
                                                 (IN THOUSANDS)
STATEMENTS OF OPERATIONS DATA:
Net revenues(1)..................... $ 85,729  $130,600  $168,871    $46,286
Costs and expenses:
  Production and programming........   67,804    98,725   109,259     29,698
  Fees and costs to a related
   party............................   14,682    20,861    24,713      7,313
  Selling, general and
   administrative...................    3,810     3,579     5,202      2,566
  Fox Kids Network affiliate
   participations...................      --        --     11,523      6,883
                                     --------  --------  --------    -------
Operating income (loss)(2)..........     (567)    7,435    18,174       (174)
Interest expense....................    2,017     2,218     1,630        145
                                     --------  --------  --------    -------
Income (loss) before provision for
 income taxes.......................   (2,584)    5,217    16,544       (319)
Provision for income taxes..........      --        --        --         --
                                     --------  --------  --------    -------
Net income (loss)................... $ (2,584) $  5,217  $ 16,544    $  (319)
                                     ========  ========  ========    =======
                                                     AS OF
                                     -----------------------------------------
                                     JUNE 27,  JULY 3,   JULY 2,   OCTOBER 31,
                                       1993      1994      1995       1995
                                     --------  --------  --------  -----------
                                                 (IN THOUSANDS)
BALANCE SHEET DATA:
Cash and cash equivalents........... $    304  $    268  $    --     $   317
Programming costs, less accumulated
 amortization.......................   22,245    17,084    26,143     27,085
Total assets........................   39,476    35,950    49,816     52,807
Long-term obligations (including
 current maturities)................   41,416    27,163    10,686      8,727
Stockholders' deficit...............  (25,575)  (20,356)   (3,811)    (4,130)

                  NOTES TO SELECTED HISTORICAL FINANCIAL DATA

--------
(1) Includes revenues recognized by Saban from FCN and by FCN from Saban as set forth below:

                                                          FIVE        FOUR
                                                         MONTHS      MONTHS
                                     FISCAL YEAR          ENDED       ENDED
                                ---------------------- OCTOBER 31, OCTOBER 31,
                                 1993   1994    1995      1995        1995
                                ------ ------- ------- ----------- -----------
                                                (IN THOUSANDS)
   Saban revenues from FCN..... $2,535 $10,483 $16,228   $9,651        n/a
   FCN revenues from Saban.....    --      885  14,662      n/a       $973

(2) Under agreements between FCN and Fox Broadcasting, for periods prior to June 1, 1995, FCN paid administrative and other fees to Fox Broadcasting. Effective June 1, 1995, Fox Broadcasting assigned to the Company its rights to such payments accrued thereafter. Amounts expensed under these agreements were $13.5 million, $19.8 million, $26.9 million and $9.1 million, for the years ended June 30, 1993, 1994 and 1995 and the four months ended October 31, 1995, respectively.

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS

INTRODUCTION

  The Company's current principal operations are conducted through FCN, Saban and IFE. FCN commenced operations with the launch, in September 1990, of the Fox Kids Network, which is currently the top-rated children's-oriented broadcast television network in the United States. Saban, which commenced business in the mid-1980s, is currently one of the largest suppliers of children's television programming in the world. IFE operates The Family Channel, one of the largest cable television networks in the United States, reaching approximately 95% of all U.S. cable and satellite television households. FCN Holding (a parent of FCN) and Saban formed a joint venture pursuant to agreements entered into on November 1, 1995. Under the terms of the agreements relating to the joint venture, between November 1, 1995 (the Effective Date) and August 1, 1997 (the date of the Reorganization), each of Saban and FCN was operated by its respective management subject to the overall supervision of a governing committee comprised of an equal number of representatives of each of FCN and Saban. As a result of the formation of the joint venture and the common management of the joint venture business, the respective assets, liabilities and operations of Saban, FCN Holding and the LLC have been combined at historical cost from and after November 1, 1995.

  The Company was incorporated in August 1996 as a holding company of FCN Holding, Saban and their respective subsidiaries. The Reorganization was effected on August 1, 1997. The Company acquired a controlling interest in IFE on August 1, 1997 and completed the IFE Acquisition on September 4, 1997. The IFE Acquisition was accounted for using the purchase accounting method, and, consequently, the historical financial statements included herein do not reflect the results of operations of IFE prior to the date the Company first acquired a controlling interest in IFE on August 1, 1997. In connection with the IFE Acquisition, the Company decided that IFE's production and live entertainment businesses are not strategic to the Company. The Company intends to sell or otherwise discontinue use of certain of these assets which generated $111.5 million in revenues and $150.4 million in expenses in the twelve month period ended June 30, 1997. These assets include certain of the assets of MTM Entertainment, Inc. and its subsidiaries ("MTM"), FiT TV Partnership ("FiT TV") and certain other assets unrelated to the operations of The Family Channel, and are reflected in financial statements for the three months ended September 30, 1997 as assets held for sale; the operations of such businesses will be excluded from future operating results.

  Included in this Prospectus are (i) pro forma consolidated statements of operations of the Company for the year ended June 30, 1997 and the three months ended September 30, 1997, which on a hypothetical basis reflect the accounts of the Company and IFE as if the IFE Acquisition had occurred at the beginning of each period presented, (ii) the consolidated financial statements of Saban covering the two year period ended May 31, 1995 and the five month period ended October 31, 1995 (the close of business on the date prior to the Effective Date), (iii) the consolidated financial statements of FCN Holding covering the two year period ended July 2, 1995, and the four month period ended October 31, 1995, (iv) the combined financial statements of the Company for the eight month period commencing on the Effective Date and ending June 30, 1996, for the year ended June 30, 1997 and the three months ended September 30, 1997, and (v) the consolidated financial statements of IFE for the three year period ended December 31, 1996 and the six month period ended June 30, 1997.

  The financial statements of the Company for the eight months ended June 30, 1996 are not comparable to the financial statements of FCN Holding or Saban prior to the Effective Date. Subsequent to the Effective Date, the operations of the Company for the first time included both FCN Holding and Saban, and thus the combined profit for that period can be attributable to the results of both operations. In addition, commencing on the Effective Date, all revenues between FCN and Saban have been eliminated in the combined financial statements. The financial statements of the Company for the year ended June 30, 1997 are not comparable to the eight month period ended June 30, 1996 due to the different lengths of the time periods compared and because neither period includes the operations of IFE. In addition, the financial statements of the Company as of and for the three months ended September 30, 1997 (which included the results of operations of IFE from August 1, 1997) are not comparable to the three month period ended September 30, 1996 as the prior period did not include the operations of IFE.

  The following discussion provides information and analysis with respect to the results of operations reflected in the financial statements included in this Prospectus, as well as the liquidity and capital resources of the Company. This discussion should be read in conjunction with the historical and pro forma financial statements and related notes, "Selected Historical Consolidated Financial Data" and "Formation of the Company," included elsewhere in this Prospectus.

SIGNIFICANT ACCOUNTING FACTORS

 Use of Estimates

  As is industry practice, management has made a number of estimates and assumptions relating to the amortization of programming costs and the reporting of assets and liabilities in the preparation of the financial statements discussed herein. Actual results could differ materially from these estimates. Management periodically reviews and revises its estimates of future airings and revenues as necessary, which may result in revised amortization of its programming costs. Results of operations may be significantly affected by the periodic adjustments in such amortization.

 Revenue Recognition and Seasonality

  Children's television programming revenues have historically represented a significant portion of the Company's total revenues, and, for the fiscal year ended June 30, 1997 and the three months ended September 30, 1997, accounted for approximately 90% and 52%, respectively, of the Company's consolidated revenues. See "--Results of Operations." Giving effect to the IFE Acquisition as if it had occurred on July 1, 1996, children's television programming revenues accounted for approximately 45% and 43% of the Company's pro forma consolidated revenues for the fiscal year ended June 30, 1997 and the three months ended September 30, 1997, respectively. Revenues from television programming lease agreements are recognized when the lease period begins, collectibility is reasonably assured and the product is available pursuant to the terms of the lease agreement. Advertising revenue is recognized as earned in the period in which the advertising commercials are broadcast. For this reason, significant fluctuations in the Company's revenues and net income can occur from period to period depending upon the availability dates of programs and advertising revenues. In the United States, revenues from advertising targeted at children are concentrated in the fourth calendar quarter, and in the international markets, a significant portion of revenues are recognized in April and October. While 21% of the Company's consolidated revenues and 28% of the Company's net income for the fiscal year ended June 30, 1997 ("Fiscal 1997") were recognized in the first fiscal quarter in part as the result of significant revenues from merchandising realized by the Company in that quarter, the Company expects that its second and fourth fiscal quarters may contribute a disproportionate share of total revenues and net income for any fiscal year. During the fiscal year ended June 30, 1997, 36% and 24% of the Company's consolidated revenues were recognized in the second fiscal quarter and fourth fiscal quarter, respectively, of that year. See "Risk Factors-- Seasonality."

 Increased International Focus

  In recent years, revenues derived from international operations have become increasingly significant to the Company (representing 35% and 30%, respectively, of the Company's consolidated revenues for the fiscal year ended June 30, 1997 and the three months ended September 30, 1997). As part of its business strategy, the Company intends to expand its international program production and distribution activities. See "Business--Business Strategies" and "--Distribution--International Channels." Certain of these activities, such as the rollout of new international channels, may require material marketing and other expenses in advance of the receipt of related revenues, thereby adversely affecting the Company's results of operations as these activities are expanded and the international markets are developed.

RESULTS OF OPERATIONS

THE COMPANY

  The following tables set forth, for the periods indicated, certain data with respect to revenues, and costs and expenses as a percentage of total revenues:

                                REVENUE SUMMARY

                               SABAN ENTERTAINMENT, INC.                 FCN HOLDING, INC.
                          ------------------------------------ --------------------------------------
                                                      FIVE                                   FOUR
                             YEAR ENDED MAY 31,      MONTHS            YEAR ENDED           MONTHS
                          ------------------------    ENDED    --------------------------    ENDED
                                                   OCTOBER 31, JUNE 27, JULY 3,  JULY 2,  OCTOBER 31,
                           1993    1994     1995      1995       1993     1994     1995       1995
                          ------- ------- -------- ----------- -------- -------- -------- -----------
                                                        (IN THOUSANDS)
Revenues:
Children's programming:
 U.S. television
  distribution(1).......  $ 8,837 $11,995 $ 31,529  $ 14,823   $80,008  $124,666 $148,725   $42,845
 Foreign television
  distribution(2).......   27,060  16,367   29,944    19,931       --        --       --        --
 Merchandising and
  licensing, home
  video and other
  ancillary revenues....    4,037  32,274  164,273    65,772     5,721     5,934   20,146     3,441
                          ------- ------- --------  --------   -------  -------- --------   -------
 Total..................   39,934  60,636  225,746   100,526    85,729   130,600  168,871    46,286
                          ------- ------- --------  --------   -------  -------- --------   -------
Telefilms/Family
 programming:
 U.S. distribution......    8,156  13,954    1,196        26       --        --       --        --
 Foreign distribution...    9,154   9,782   15,526     4,578       --        --       --        --
                          ------- ------- --------  --------   -------  -------- --------   -------
 Total..................   17,310  23,736   16,722     4,604       --        --       --        --
                          ------- ------- --------  --------   -------  -------- --------   -------
Total Revenues..........  $57,244 $84,372 $242,468  $105,130   $85,729  $130,600 $168,871   $46,286
                          ======= ======= ========  ========   =======  ======== ========   =======

                                                       THE COMPANY
                          ---------------------------------------------------------------------
                           EIGHT            PRO FORMA     THREE         THREE       PRO FORMA
                           MONTHS    YEAR     YEAR       MONTHS        MONTHS     THREE MONTHS
                           ENDED    ENDED     ENDED       ENDED         ENDED         ENDED
                          JUNE 30, JUNE 30, JUNE 30,  SEPTEMBER 30, SEPTEMBER 30, SEPTEMBER 30,
                            1996     1997     1997        1996          1997          1997
                          -------- -------- --------- ------------- ------------- -------------
                                                     (IN THOUSANDS)
Revenues:
Children's programming:
 U.S. television
  distribution(1).......  $ 85,883 $126,796 $126,796     $32,055      $ 34,256      $ 34,256
 Foreign television
  distribution(2).......    29,389   58,844   58,844       6,757        24,814        24,814
 Merchandising and
  licensing, home
  video and other
  ancillary revenues....    60,541   96,766   96,766      21,297         6,414         6,414
                          -------- -------- --------     -------      --------      --------
 Total..................   175,813  282,406  282,406      60,109        65,484        65,484
                          -------- -------- --------     -------      --------      --------
Telefilms/Family
 programming:
 U.S. distribution......     4,474    3,574   30,828          35         4,273         5,619
 Foreign distribution...    11,334   21,840   30,714       3,657         9,654        11,251
                          -------- -------- --------     -------      --------      --------
 Total..................    15,808   25,414   61,542       3,692        13,927        16,870
                          -------- -------- --------     -------      --------      --------
Domestic cable:
 Fox Family Channel(3)..       --       --   270,670         --         43,535        65,077
                          -------- -------- --------     -------      --------      --------
Total Revenues..........  $191,621 $307,820 $614,618     $63,801      $122,946      $147,431
                          ======== ======== ========     =======      ========      ========

--------
(1) Television distribution in the United States consists principally of advertising sales generated by FCN and barter advertising sales in syndication generated by Saban.
(2) Foreign television distribution consists principally of cash transactions with foreign broadcasters.
(3) Domestic cable consists principally of advertising revenues and subscriber fees.

             COSTS AND EXPENSES AS A PERCENTAGE OF TOTAL REVENUES

                             SABAN ENTERTAINMENT, INC.                 FCN HOLDING, INC.
                          ----------------------------------- ------------------------------------
                                                     FIVE                                 FOUR
                           YEAR ENDED MAY 31,       MONTHS           YEAR ENDED          MONTHS
                          ----------------------     ENDED    ------------------------    ENDED
                                                  OCTOBER 31, JUNE 27, JULY 3, JULY 2, OCTOBER 31,
                           1993    1994    1995      1995       1993    1994    1995      1995
                          ------  ------  ------  ----------- -------- ------- ------- -----------
Costs and expenses:
 Production and
  programming...........    69.4%   57.0%   48.5%    40.0%      79.1%   75.6%   64.7%      64.2%
 Affiliate
  participations........     --      --      --       --         --      --      6.8       14.9
 Fees and costs to a
  related party.........     --      --      --       --        17.1    16.0    14.6       15.8
 Selling, general and
  administrative........    10.9    10.6    21.4     11.0        4.4     2.7     3.1        5.5
 Amortization of
  intangible assets.....     --      --      --       --         --      --      --         --
                          ------  ------  ------     ----      -----    ----    ----      -----
 Total costs and
  expenses..............    80.3%   67.6%   69.9%    51.0%     100.6%   94.3%   89.2%     100.4%
Operating income
 (loss).................    19.7%   32.4%   30.1%    49.0%     (0.6)%    5.7%   10.8%     (0.4)%

                                                          THE COMPANY
                          ----------------------------------------------------------------------------
                                                                                           PRO FORMA
                          EIGHT MONTHS            PRO FORMA  THREE MONTHS  THREE MONTHS  THREE MONTHS
                             ENDED     YEAR ENDED YEAR ENDED     ENDED         ENDED         ENDED
                            JUNE 30,    JUNE 30,   JUNE 30,  SEPTEMBER 30, SEPTEMBER 30, SEPTEMBER 30,
                              1996        1997       1997        1996          1997          1997
                          ------------ ---------- ---------- ------------- ------------- -------------
Costs and expenses:
 Production and
  programming...........      51.6%       58.6%      49.9%       47.6%         56.0%         54.1%
 Affiliate
  participations........       4.6         2.0        1.0         6.5           (.4)          (.3)
 Selling, general and
  administrative........      12.0        20.3       23.0        19.6          22.2          22.8
 Amortization of
  intangible assets.....       --          --         6.8         --            5.7           7.1
                              ----        ----       ----        ----          ----          ----
 Total costs and
  expenses..............      68.2%       80.9%      80.7%       73.7%         83.5%         83.7%
Operating income .......      31.8%       19.1%      19.3%       26.3%         16.5%         16.3%

 Three months ended September 30, 1997 compared with the three months ended September 30, 1996

  Revenues for the three months ended September 30, 1997 were $122.9 million as compared to $63.8 million for the three months ended September 30, 1996, an increase of $59.1 million. The increase in revenue is primarily due to two months of operations of IFE, acquired on August 1, 1997, which contributed revenues of $50.0 million. In addition, higher Sweet Valley High and library revenues and revenues from the Company's international channels, the first of which was launched in October 1996, contributed to the increase, offsetting lower revenues from Power Rangers.

  Production and programming costs as a percentage of total revenues increased to 56% for the three months ended September 30, 1997 from 48% for the three months ended September 30, 1996. The increase results primarily from a higher percentage of revenues generated by programming having a lower profit margin for the three months ended September 30, 1997 as compared to the three months ended September 30, 1996.

  Selling, general and administrative expenses increased to 22% of total revenues for the three months ended September 30, 1997 as compared to 20% for the three months ended September 30, 1996. The increase is due to expenses associated with the Company's international channels, higher marketing and promotion costs at Fox Children's Network and the inclusion of two months of operations of IFE.

  Fox Kids Network affiliate participation costs as a percentage of total revenues decreased from 6.5% for the three months ended September 30, 1996 to (.4%) for the three months ended September 30, 1997. This decrease is due to a loss at Fox Children's Network for the three months ended September 30, 1997 resulting from lower revenue levels, higher production and programming costs and increased selling, general and administrative expenses as compared to the three months ended September 30, 1996.

  Amortization of intangible assets results from the acquisition of IFE. The intangible assets resulting from the acquisition are being amortized over 40 years.

  Interest expense for the three months ended September 30, 1997 was $18.1 million as compared to $648,000 for the three months ended September 30, 1996. The increase is due to interest on the debt incurred in connection with the IFE Acquisition.

  The Company's provision for taxes for the period ended September 30, 1997 reflects the non-deductibility of amortization of intangible assets foreign withholding taxes. The effective tax rate excluding the amortization of intangible assets would have been 17% as compared to 29% for the three months ended September 30, 1996. The decrease is due primarily to losses generated by the Company's international channels.

 Year ended June 30, 1997 compared with the eight months ended June 30, 1996

  Revenues for the year ended June 30, 1997 were $307.8 million as compared to $191.6 million for the eight months ended June 30, 1996. For the year ended June 30, 1997, 23% of revenues were derived from Power Rangers as compared with 38% for the eight months ended June 30, 1996. The decrease in revenues from Power Rangers was offset by an increase in revenues from Big Bad BeetleBorgs and by $20 million of previously deferred revenue recognized during the year ended June 30, 1997 in connection with the settlement and termination of an output agreement with Warner Bros. Home Video. The Company has replaced the Warner Bros. Home Video agreement with a long term output agreement with Twentieth Century Fox Home Entertainment, Inc. ("Fox Video").

  Production and programming costs (including costs in connection with the settlement and termination of an output agreement with Warner Bros. Home Video) as a percentage of total revenues increased to approximately 59% for the year ended June 30, 1997 as compared with 52% for the eight months ended June 30, 1996. This increase in production and programming costs as a percentage of revenues resulted principally from the reduction in Power Rangers revenues described above which have historically had a high profit margin.

  Selling, general and administrative expenses increased to 20% of total revenues for the year ended June 30, 1997 as compared to 12% for the eight months ended June 30, 1996. This increase resulted most significantly from an increase in overhead associated with the start-up of the Company's international channels. To a lesser extent, selling, general and administrative expenses increased at the Fox Kids Network as a result of greater marketing, promotional and publicity activities at the network and increased at the Company's Paris office as a result of the acquisition of the Paris-based Creativite & Developpement ("C&D") and Vesical Limited programming libraries.

  Fox Kids Network affiliate participation costs were approximately 2% for the year ended June 30, 1997 as compared to approximately 5% for the eight months ended June 30, 1996. The decrease in such costs can be attributed to lower profits at FCN Holding resulting principally from the increased selling, general and administrative expenses described above.

  The Company's effective tax rate for the year ended June 30, 1997 was 26%. The Company's effective tax rate for the eight months ended June 30, 1996 was 37%. This change is attributable to the non-deductible investment advisory fee in the eight months ended June 30, 1996.

SABAN ENTERTAINMENT, INC.

 Five months ended October 31, 1995

  Revenues for the five months ended October 31, 1995 were $105.1 million, of which approximately 66% represented revenues attributable to Power Rangers, as compared to 72% of Saban total revenues for the fiscal year ended May 31, 1995 ("Saban Fiscal 1995"). VR Troopers, Masked Rider and the European co-production Iznogoud each contributed approximately 6% of revenues for the five month period, and X-Men contributed just over 3%.

  Production and programming costs for the five months ended October 31, 1995 were $42.0 million, or 40% of total revenues for the period. Cost of sales for Saban Fiscal 1995, as a percentage of total revenues, was 48%. This improvement in production and programming costs as a percentage of revenues is attributable to an improvement in the gross profit margin on Power Rangers. Gross profit from Power Rangers in Saban Fiscal 1995 had been negatively impacted by costs of litigation which was resolved during Saban Fiscal 1995.

  Selling, general and administrative expenses for the five months ended October 31, 1995 were $11.5 million, or approximately 11% of total revenues for the period. Selling, general and administrative expenses for Saban Fiscal 1995, as a percentage of total revenues, were approximately 21%. This improvement in selling, general and administrative expenses as a percentage of revenues is attributable to the elimination of the contractual bonus payable to Haim Saban and to a significant reduction in non-cash charges related to stock options, both of which are discussed further below. Excluding the effect of these items, selling, general and administrative expenses would have been approximately 9% of revenues for Saban Fiscal 1995.

  Saban's effective tax rate for the five months ended October 31, 1995 was 28%. The effective tax rate for Saban Fiscal 1995 was 38%. This change is attributable to an increase in foreign source revenues as a percentage of total revenues.

 Year ended May 31, 1995 ("Saban Fiscal 1995") compared with the year ended May 31, 1994 ("Saban Fiscal 1994")

  Revenues for Saban Fiscal 1995 increased 187% to $242.5 million from $84.4 million for Saban Fiscal 1994. This increase is primarily attributable to the success of Power Rangers, in particular, significant increases (687%) in toy, merchandising and licensing royalties and, to a lesser extent, increases in broadcast related revenues, home video royalties and ancillary revenues. During Saban Fiscal 1995, toy, merchandising and licensing royalties increased to $115.1 million from $13.4 million for the prior fiscal year, accounting for 64% of the increase in total revenues for the year. Home video royalties generated by Power Rangers in Saban Fiscal 1995 increased by $9.9 million, broadcast related revenues increased by $8.2 million, and ancillary revenues from the Power Rangers live stage tour (all of the revenues of which were realized in 1995), and the Power Rangers fan club, contributed another $13.0 million and $3.1 million, respectively, to the increase in revenues for the year. The series VR Troopers and Sweet Valley High, which began broadcast in the Fall of 1994, contributed another $22.7 million and $5.1 million, respectively, of revenues for Saban Fiscal 1995.

  Production and programming costs for Saban Fiscal 1995 decreased as a percentage of total revenues to 48% from 57% in Saban Fiscal 1994. Production and programming costs in Saban Fiscal 1995 increased 144% to $117.6 million from $48.1 million for Saban Fiscal 1994. Approximately 63% of this increase is attributable to increases in the amortization of production costs and accrual of profit participations in connection with the significant increase in revenues from the Power Rangers, described above. To a lesser extent, production and programming costs increased as a result of amortization of production costs related to the series VR Troopers and Sweet Valley High.

  Selling, general and administrative expenses for Saban Fiscal 1995 increased 483% to $51.9 million from $8.9 million for Saban Fiscal 1994. This increase is primarily attributable to $18.1 million in bonus compensation paid to Haim Saban pursuant to his previous employment agreement and the recognition of a non-cash $11 million charge related to stock options granted by Saban to certain of its executive officers. On December 22, 1995, Mr. Saban entered into a new employment agreement with the LLC pursuant to which his compensation has been fixed, commencing July 1, 1995, at $1.0 million per year. The charge with respect to options was required because of a provision in the option agreements which obligates Saban, so long as it remains private, to repurchase the option shares, and vested options, at fair market value upon termination of the optionee's employment.

  The balance of the increase in selling, general and administrative expenses for Saban Fiscal 1995 as compared to Saban Fiscal 1994 can be attributed to increased legal and personnel costs associated with the growth of Saban. Excluding the effect of Mr. Saban's bonus, and charges with respect to the options, selling, general and administrative expenses would have decreased as a percentage of total revenues from 11% in Saban Fiscal 1994 to 9% in Saban Fiscal 1995.

  Saban's effective tax rate for Saban Fiscal 1995 increased to 38% from 33% for Saban Fiscal 1994. This increase in the effective tax rate resulted from an increase in income generated in the United States as a percentage of total revenues. As noted in the notes to Saban's consolidated financial statements, earnings from Saban's foreign subsidiaries are considered to be indefinitely reinvested. Accordingly, no provision for U.S. Federal or state income taxes has been recorded in connection with foreign earnings. To the extent that Saban's international operations continue to expand, it can be expected that the effective tax rate would decline.

 Year ended May 31, 1994 ("Saban Fiscal 1994") compared with the year ended May 31, 1993 ("Saban Fiscal 1993")

  Revenues for Saban Fiscal 1994 increased 48% to $84.4 million from $57.2 million for Saban Fiscal 1993. Of this increase, $41.7 million is attributable to the initial release in August 1993 of Power Rangers, and $6.4 million is attributable to an increase in revenues from telefilms, offset by a reduction in sales of library programming. During Saban Fiscal 1994, Saban realized significant increases in revenues generated by Power Rangers from worldwide home video sales, worldwide licensing and merchandising royalties and broadcast fees for Germany.

  Production and programming costs for Saban Fiscal 1994 decreased as a percentage of total revenues to 57% from 69% in Saban Fiscal 1993, but increased in dollars by 21% to $48.1 million from $39.7 million for Saban Fiscal 1993. Amortization of film costs and the accrual of profit participations related to Power Rangers increased $11.7 million in Saban Fiscal 1994 and amortization on telefilms increased by $6.1 million as a result of the increase in related revenues. The reduction in library revenues resulted in a decrease in amortization related thereto.

  Selling, general and administrative expenses for Saban Fiscal 1994 increased 41% to $8.9 million from $6.3 million for Saban Fiscal 1993, but as a percentage of total revenues remained relatively constant. This increase is the result primarily of increased personnel costs associated with Saban's revenue growth.

  Saban's effective tax rate for Saban Fiscal 1994 increased to 33% from 16% for Saban Fiscal 1993. This increase is primarily related to an increase in U.S. revenues resulting from the release of Power Rangers in September 1993.

FCN HOLDING, INC.

 Four months ended October 31, 1995

  Revenues for the four months ended October 31, 1995 were $46.3 million and cost of sales as a percentage of revenues was 64%.

  Production and programming costs as a percentage of revenues for the four month period are comparable to production and programming costs as a percentage of revenues for Fiscal 1995. The administrative fee payable to Fox Broadcasting is based upon a percentage of net advertising revenues, and thus varied in direct proportion to revenues.

  Selling, general and administrative expenses for the four month period increased from the prior year, both on a pro rata basis and as a percentage of revenues. This increase in selling, general and administrative expenses is attributable primarily to increased promotion costs of FCN.

 Year ended July 2, 1995 ("FCN Fiscal 1995") compared with the year ended July 3, 1994 ("FCN Fiscal 1994")

  Revenues for FCN Fiscal 1995 increased 29% to $168.9 million from $130.6 million for FCN Fiscal 1994. This increase of $38.3 million is attributable to an increase in net revenues from advertising sales of $24.0 million, with the balance related to an increase in ancillary revenues. This increase in revenue was primarily a result of the success of Power Rangers, and to a lesser extent, to the strength of the advertising market.

  Production and programming costs as a percentage of revenues were 65% for FCN Fiscal 1995 as compared to 76% for FCN Fiscal 1994. Cost of sales for FCN Fiscal 1995 increased 11% to $109.3 million from $98.7 million for FCN Fiscal 1994. While the overall increase in production and programming costs for FCN Fiscal 1995 is attributable to the 29% increase in revenues described above, the improvement in gross margin is attributable principally to the increase in revenues related to Power Rangers, which generated significantly higher gross margins than other FCN programming, as well as to a reduction in the number of Warner Bros.-supplied programming hours.

  The administrative and other fees payable to Fox Broadcasting for FCN Fiscal 1995 increased 20% to $21.5 million from $17.9 million for FCN Fiscal 1994. The administrative fee is based, in part, upon net advertising revenues and the increase for the year is directly attributable to the increase in net advertising revenues for the year.

  The Fox Kids Network affiliation agreements provide that FCN is to pay to each of the Fox Kids Network affiliates (including Fox's owned and operated stations ("Fox O&O's")) participations, based upon the cumulative "net profits" (as defined) of FCN. FCN Fiscal 1995 was the first year in which FCN reached a level of defined net profits on a cumulative basis. Therefore, FCN Fiscal 1994 did not reflect a charge for affiliate participations.

  Since the net profits of FCN are distributed to the affiliates, no taxes have been provided on the income of FCN.

LIQUIDITY AND CAPITAL RESOURCES

  In September 1997, the Company completed the IFE Acquisition. The total consideration for the IFE Acquisition was approximately $1.9 billion, including assumption of debt, and was financed by $1.25 billion borrowed under the Old Credit Facility, approximately $345 million through the issuance of Series A Preferred Stock to Liberty IFE and the balance through the NAHI Bridge Note. Of the net proceeds from the Offering of approximately $830 million, $215 million was used to repay a portion of the NAHI Bridge Note and the balance of $615 million was used to repay indebtedness under the Old Credit Facility. Approximately $105.8 million (including interest) was outstanding under the NAHI Bridge Note at December 31, 1997; however, no payments are due under the NAHI Bridge Note until March 2008.

  As part of the Offering, the Company amended the Old Credit Facility to include a $710 million facility, comprised of a seven-year amortizing term loan and a seven-year reducing revolving credit facility. The Amended Credit Facility is scheduled to terminate September 29, 2004. Borrowings under the Amended Credit Facility bear interest at the Company's option at a rate per annum equal to either LIBOR or a base rate plus an applicable interest rate margin. As of December 31, 1997, $75 million was available under the Amended Credit Facility for additional borrowings.

  As a result of the IFE Acquisition and the financing transactions described above, the Company's principal liquidity requirements arise from interest payments. Due to the amount of interest expense and amortization of intangible assets, the Company does not expect to have net income for fiscal 1998. The Company further anticipates certain seasonal working capital needs related to the development, production and acquisition of programming, the financing of accounts receivable and other related operating costs. The Company on a regular basis has had, and intends to continue to engage in, exploratory discussions concerning programming and other acquisition opportunities, and any such acquisition could result in additional capital requirements. The Company expects to incur capital expenditures of approximately $16 million over the next 24 months, including amounts to support its existing international channels as well as the launch of future international channels.

  Net cash used in operating activities of the Company during the year ended June 30, 1997, was $2.0 million and for the three months ended September 30, 1997, was $17.9 million. During the year ended June 30, 1997, the Company distributed an aggregate of $700,000 to non-Fox O&O Affiliates, and during the three months ended September 30, 1997, the Company distributed an aggregate of $100,000 to non-Fox O&O Affiliates.

  Net cash used in investing activities of the Company during the year ended June 30, 1997 and during the three months ended September 30, 1997, was $17.0 million and $1.295 billion, respectively. The Company's net cash flow used in investing activities for the year ended June 30, 1997 included $13.6 million incurred in connection with the purchase of U.S. and international programming and libraries and the purchase of a 90% interest in TV10, a cable network in Holland. The majority of the investing activity for the three months ended September 30, 1997 was related to the IFE Acquisition.

  Net cash provided by financing activities of the Company during the year ended June 30, 1997 and during the three months ended September 30, 1997, was $31.9 million and $1.384 billion, respectively. The financing activities for the year ended June 30, 1997 consisted primarily of proceeds from bank borrowings, while the activities for the three months ended September 30, 1997 related to bank and other borrowings in connection with the IFE Acquisition.

  The Company's total unrestricted cash balances at September 30, 1997 were $44.6 million, which excludes proceeds from the Flextech stock, which was sold in September 1997.

  The Company believes that the $75 million of available borrowings, as of the closing of the Offering, under the Amended Credit Facility, together with cash flow from operations, should be sufficient to fund its operations and service its debt for the foreseeable future.

NEW ACCOUNTING PRONOUNCEMENTS

  In June 1997, the FASB issued Statement No. 130, Reporting Comprehensive Income. The Statement establishes standards for the reporting and display of comprehensive income and its components in a full set of general purpose financial statements. The Statement applies to all enterprises that provide a full set of general-purpose financial statements. The Statement becomes effective for all financial statements for fiscal years beginning after December 15, 1997, with earlier application permitted. Further, in June 1997, the FASB issued Statement No. 131, Disclosures about Segments of an Enterprise and Related Information. The Statement changes the way public companies report segment information in annual financial statements and also requires those companies to report selected segment information in interim financial reports to shareholders. The proposal supersedes FASB Statement No. 14 on segments and does not apply to nonpublic enterprises or to not-for-profit organizations. The Statement becomes effective for all financial statements for fiscal years beginning after December 15, 1997, with earlier adoption permitted. The Company is currently reviewing those Statements and will apply such provisions as deemed appropriate.

IMPACT OF YEAR 2000

  The Year 2000 Issue is the result of computer programs being written using two digits instead of four to define the applicable year. Any of the Company's computer programs that have time-sensitive software may recognize a date using "00" as the year 1900 rather than the year 2000. This could cause a system failure or miscalculations causing potential disruptions of operations, including, among other things, a temporary inability to process transactions, send invoices or engage in similar normal business activities.

  The Company has completed an assessment and has determined that it will be required to modify or replace portions of its software so that its computer systems will function properly with respect to dates in the year 2000 and thereafter. The Year 2000 project cost is not anticipated to have a material effect on the results of operations.

  The project is estimated to be completed not later than December 31, 1998 and the Company believes that with modifications to existing software and conversions to new software, the Year 2000 Issue will not pose significant operational problems for its computer systems. However, if such modifications and conversions are not made or are not completed timely, the Year 2000 Issue could have an impact on the operations of the Company.

  The costs of the project and the date on which the Company believes it will complete the Year 2000 modifications are based on management's best estimates, which were derived utilizing numerous assumptions of future events, including the continued availability of certain resources and other factors. However, there can be no guarantee that these estimates will be achieved and actual results could differ materially from those anticipated. Specific factors that might cause such material differences include, but are not limited to, the availability and cost of personnel trained in this area, the ability to locate and correct all relevant computer codes and similar uncertainties.

                                   BUSINESS

  The Company is an integrated global children's and family entertainment company which develops, acquires, produces, broadcasts and distributes quality television programming. The Company's principal operations comprise (i) Saban, whose library of over 5,400 half-hours of completed and in-production children's programming is among the largest in the world, (ii) IFE, which operates The Family Channel, a leading basic cable television network that provides family-oriented entertainment programming in the United States, reaching approximately 95% of all cable and satellite television households,
(iii) the Fox Kids Network--the top-rated children's- (ages 2-11) oriented broadcast television network in the United States and (iv) a growing portfolio of Fox Kids branded cable and DTH satellite channels operating in approximately 25 countries worldwide. By combining one of the world's largest children's programming libraries with a widely distributed cable platform, a top-rated broadcast network and the Fox Kids branded international channels, the Company has the ability to manage children's properties and brands from their creation through production, distribution and the merchandising of related consumer products.

  The Company is the result of the joint venture launched in 1995 by Fox Broadcasting and Saban to match the complementary programming and broadcasting strengths of the Fox Kids Network and the international reach of Fox Broadcasting's parent company, News Corp., with the development, production, distribution and merchandising strengths of Saban. In September 1997, the Company finalized the acquisition of IFE, whose principal business is The Family Channel. The IFE Acquisition provides the Company with several strategic advantages, including (i) a widely distributed cable platform, which reaches approximately 71 million homes, providing an effective means for more vigorous competition with other children's- and family-oriented cable services, (ii) an additional outlet for the Company's existing children's programming library, (iii) increased awareness in the Company's primary target market (children ages 2-11) through expanded hours, increased brand exposure and additional licensing and merchandising opportunities and (iv) cross-promotional opportunities with the Fox Kids Network.

  The Company creates, produces and acquires quality animated and live-action children's television programming with brand-name characters and elements which are either widely known to children, such as the Power Rangers, Casper, Spider-Man, X-Men, Goosebumps and Bobby's World, or which are or have been developed or purchased due to their likelihood of maturing into popular brands. The Company produced, financed or co-financed 14 shows for each of the 1996-1997 and the 1997-1998 broadcast seasons, including Power Rangers, which since shortly after its launch in 1993 has been the highest rated children's weekday strip television program broadcast in the United States among boys ages 2-11. The Company generally retains worldwide rights to its brands, and currently has over 500 licensees worldwide, including toy companies Bandai, Mattel, Hasbro and Toy Biz. One of the most attractive attributes of the Company's children's programming is its "portability," in that it generally can be modified at modest cost and resold for exhibition in other countries through editing and dubbing into other languages. The Company currently distributes its programming over terrestrial broadcast services in most major television markets throughout the world.

  While maintaining the family image and general entertainment format of the channel, the Company intends to reprogram The Family Channel with a new schedule, look, marketing campaign and logos in August 1998 as the Fox Family Channel. From 6 a.m. to 6 p.m., the Fox Family Channel will carry a total of
76.5 hours of weekly programming targeted principally to children. From 6 p.m. to 11 p.m., the Fox Family Channel will broadcast programming that appeals to the entire family and will carry advertising to be sold on adult demographics. Programming will be selected from the Company's existing library, new original productions produced or co-produced by the Company and original and library product licensed from independent suppliers.

  The Company also owns and operates the Fox Kids Network, the leading U.S. children's broadcast television network, which broadcasts 19 hours of children's programming each week to 97% of U.S. television households, the broadest reach of any network targeting children. The Fox Kids Network was formed by Fox Broadcasting and most of Fox Broadcasting's affiliates to provide children's programming weekdays and Saturday mornings. The Fox Kids Network has had the highest broadcast television viewership among children in its time period during 20 consecutive quarterly "sweeps" periods through November 1997. According to

Nielsen, during the 1996-1997 broadcast season, approximately 19 million children--50% of all children (ages 2-11) in the United States--watched the Fox Kids Network at least once each month. The Fox Kids Network affords advertisers the opportunity to reach children in a cost-effective manner, in part by ensuring consistent nationwide placement of their advertisements by generally broadcasting its programming at the same local time and on the same day ("day-and-date") in each television market. The Fox Kids Network's advertising customers include virtually every major advertiser to children.

  To capitalize on the Company's extensive library of children's programming, the Company has launched Fox Kids branded DTH satellite and cable channels in approximately 25 countries throughout Europe and Latin America since 1996. The Company also intends to leverage its relationship with News Corp., which has significant equity interests in cable and satellite services in most major international markets, to further its international presence. For example, since October 1996, the Company has operated a Fox Kids branded channel as part of British Sky Broadcasting Group Plc's ("BSkyB") Sky Multi-Channels package, which through DTH currently reaches 3.5 million viewers in the United Kingdom and the Republic of Ireland.

ACQUISITION OF INTERNATIONAL FAMILY ENTERTAINMENT, INC.

  On August 1, 1997, the Company acquired a 50.7% interest in IFE through the purchase for $35 per share of the stock owned by M.G. "Pat" Robertson, Tim Robertson and certain trusts of which they are trustees, The Christian Broadcasting Network, Inc. ("CBN") and Regent University (together, the "Privately Owned Shares") and the exchange by Liberty IFE of all of the IFE stock owned by it and $23 million principal amount of 6% Convertible Secured Notes due 2004 of IFE (the "Convertible Notes") (which have since been retired) for shares of Series A Preferred Stock of the Company. On September 4, 1997, the Company consummated a merger to acquire the remaining shares of IFE from the public shareholders. Total consideration for the IFE Acquisition was approximately $1.9 billion. The Company paid approximately $545 million for the Privately Owned Shares and issued $345 million worth of its Series A Preferred Stock to Liberty IFE as payment for the IFE stock and the Convertible Notes. The balance of the consideration was paid to acquire the publicly traded shares through the merger, to cash out existing options held by IFE senior executives and employees, and to assume IFE's existing bank debt, which has since been retired.

  The Company financed the IFE Acquisition, in part, by borrowing $1.25 billion pursuant to the Old Credit Facility. On August 1, 1997, the Company borrowed $602 million under the Old Credit Facility to finance the purchase price of the Privately Owned Shares (and to refinance certain indebtedness of Saban outstanding on the closing date of the acquisition of the Privately Owned Shares). On September 4, 1997, the Company borrowed $648 million under the Old Credit Facility in order to finance in part the cash consideration payable to the remaining former public holders of the outstanding shares of IFE stock for their shares in the merger, to cash out existing options held by IFE senior executives and employees, to refinance certain indebtedness of IFE and to pay certain related fees and expenses. See "Description of Other Indebtedness."

  IFE historically operated in three business segments: the operation of advertiser-supported cable networks, the production ("Production") and distribution of entertainment programming and the production of live entertainment shows ("Live Entertainment"). The Company contemplates that it will continue to operate The Family Channel as the Fox Family Channel but will sell all of IFE's interests in its other cable and international networks not directly related to The Family Channel. In addition, the Company intends to dispose or otherwise discontinue IFE's Production and Live Entertainment businesses.

INDUSTRY OVERVIEW

 Broadcast and Cable Television

  The U.S. television market is served principally by network-affiliated stations, independent stations and cable or satellite television operators. Because network affiliates generally broadcast network programming nationwide at the same local time and on the same day, the formation of a children's network, such as the Fox Kids Network, has allowed advertisers to efficiently plan and execute their national advertising campaigns. In order to reach the children's market, companies devote significant dollars to advertising. From 1993 to 1996 alone, advertising in kid-specific media grew more than 50% to $1.5 billion. Spending by these advertisers is concentrated on television commercials, and over 80% of children report learning about new products through watching television.

  The growth in the number of international television outlets has created additional global demand for children's programming. The increasing privatization of the international television industry has encouraged a ratings/revenue-oriented focus among international broadcasters, thereby increasing the demand for high-quality television entertainment. Children's programs produced in the United States have enjoyed wide acceptance internationally. In addition, the number of cable and satellite programming services addressing the international community has grown significantly in recent years. These added programming services have created an opportunity for distributors, including the Company, to generate significant revenue from international markets. International television, cable, satellite and home video sales of a children's program produced in the United States can account for half or more of the revenue for a given program.

 Suppliers and Distributors

  Suppliers of children's television programming include the production divisions and affiliated companies of the major motion picture studios, independent production companies, syndicators, broadcast television networks, station owners and advertising agencies. These suppliers sell programming to broadcast networks or television stations for a fixed cash fee per episode, by barter or a combination of cash and barter.

  Distributors of children's television programming in the United States consist primarily of networks (both broadcast television networks and basic cable programming services) and independent television stations. Distributors of children's programming generally sell television series to networks on a cash basis and sell to independent television stations on a barter basis. Networks typically pay a distributor a fixed cash license fee which entitles the networks to a number of runs of a series over a defined period of time. Networks are generally entitled to retain 100% of the advertising revenues generated by the broadcast of a series and sell advertising spots to national advertisers on the basis of guaranteed ratings.

 Licensing and Merchandising

  Children's programming provides broad licensing and merchandising opportunities. Characters developed in a popular series, and often the series themselves, may achieve a high level of recognition and popularity among children, making them valuable assets for the licensing and merchandising market, where they provide attractive "branding" opportunities. The children's market is one of the fastest growing segments in licensed merchandising sales. It is estimated that children 14 and under will directly spend approximately $20 billion in 1997, and they will influence another $200 billion in spending. Of the nearly $110 billion in all licensed products sold in 1996 worldwide, $72 billion were licensed in the United States and Canada, the majority of which were children's products. Of the $20.7 billion spent in 1996 on toys in the United States, $7.8 billion was for licensed toys, and $10 billion was for licensed and movie tie-in toys combined. Among the most popular licensed items are toys, apparel, dinnerware/lunch boxes, watches, bedding and soft vinyl goods such as boots, backpacks and raincoats.

BUSINESS STRATEGIES

  The Company intends to continue to increase its presence in the children's and family television entertainment business, with the goal of becoming the leading worldwide producer, broadcaster and distributor of children's and family television programming.

  The Company intends to focus on the following strategies to achieve its objective:

  Capitalize on U.S. Cable Platform. While maintaining the family image and general entertainment format of the channel, the Company plans to reprogram The Family Channel as the Fox Family Channel in August 1998 with a new schedule, image and promotional campaign intended to enhance ratings among the approximately 71 million subscribers of The Family Channel. The Fox Family Channel will feature children's programming seven days per week during the daytime hours and family-oriented programming during prime time. The Company also has plans to add original series to The Family Channel's prime time schedule and to double the number of original prime time movies premiering annually on the Fox Family Channel from the current level of approximately 12 to 24 or more original features. The Company believes that the availability of original and exclusive features will enhance ratings, improve demographics and build audience loyalty to the Fox Family Channel.

  Continue to Strengthen U.S. Broadcasting Operations. The Company strives to maintain and improve the ratings, reach and penetration of its U.S. broadcasting network, the Fox Kids Network. The Fox Kids Network is the top-rated children's-oriented broadcast television network, currently reaching approximately 97% of the television households in the United States. The Company plans to further improve its ratings for the Fox Kids Network by continuing to develop, acquire or license quality programming which is attractive to children. The Company, which has created such "hit" programs as the Power Rangers and Bobby's World, currently owns most of the underlying rights to seven of the 14 different programs broadcast on the Fox Kids Network and will strive to increase the number of its owned programs broadcast.

  Develop Strong Branded Characters and Properties. The Company intends to continue to create and develop new entertainment properties with potential franchise value and to build on its existing and widely recognized institutional and programming brands in order to increase viewership on its networks and maximize revenue from the licensing and merchandising of its branded characters and properties. Some of the Company's programming, such as the Power Rangers, have already achieved franchise status, and their high consumer awareness should provide opportunities to generate revenues from multiple sources on a long-term basis. The Company intends to capitalize on the relationships it has built with major retailers, toy companies and more than 500 licensees worldwide to exploit the merchandising and other ancillary revenue potential of its entertainment properties.

  Continue to Develop and Produce Cost-Effective Programming. The Company intends to continue its practice of obtaining contractual upfront commitments from networks, independent television stations, international broadcasters and merchandisers prior to commencing production. The Company also intends to continue to produce programming in a cost-effective manner while maintaining control over critical parts of the production process to ensure continued high quality.

  Launch Additional International Channels. The Company believes that significant expansion opportunities exist in the international television markets, where the children's market has been relatively underserved. With its library of over 5,400 half-hour episodes of completed and in-production children's programming, many of which meet the local content requirement of various European countries, the Company intends to focus significant resources on the expansion of its international operations. The Company has an important strategic advantage through its relationship with News Corp., whose equity interests in international television distribution platforms and reputation throughout the world have been helpful in securing carriage agreements on those platforms. The Company intends to expand the Fox Kids Network globally by launching Fox Kids branded cable and DTH satellite channels targeting children in many major international territories. The Company's objective is to create synergies across the base of these channels and thereby reduce programming costs while marketing and localizing the channels to distinguish Fox Kids from its competitors.

PROGRAMMING

  The Company creates, produces and acquires quality animated and live-action children's television programming. The Company's library of approximately 5,400 half-hour episodes of completed and in-production children's television programming is one of the largest children's libraries in the world. The principal programming objective of the Company is to develop or acquire appealing characters and concepts that can be commercially exploited throughout the world through broadcast network and cable television exhibition, home video sales, licensing and merchandising. One of the most attractive attributes of quality children's programming is its "portability." Children's programming produced for exhibition in a particular country is considered "portable" because it can generally be modified through editing and dubbing into other languages at a modest cost and resold for exhibition in other countries.

 Programming Library

   The two principal sources of the Company's programming library are (i) television series that have been originally produced by the Company for broadcast in the United States and internationally (approximately 2,094 half-hours) and (ii) programming produced by others for which the Company has acquired various distribution rights (approximately 3,334 half-hours), of which approximately 38% have been updated or "freshened" with new scripts, voices and music prior to distribution. Of the Company's library, including episodes in production as of September 30, 1997, 1,458 half-hours are original co-produced programming that meet applicable European content requirements and are intended for initial broadcast in Europe.

  Approximately 81% of the completed and in-production programming library is animated programming, and the balance is live-action. The Company believes that its distribution rights are broad enough as to territory to permit it to meet broadcasters' requirements in markets throughout the world. Of the episodes in the Company's library of children's programming, approximately 86% are parts of series consisting of 26 or more episodes, facilitating their distribution as complete series in the United States and international markets. The Company's international programming includes worldwide distribution rights to a 445 half-hour episode library of family oriented programming acquired in the April 1996 acquisition of Paris-based C&D, a leading European producer of family entertainment, and a 712 half-hour episode library of animated children's programming acquired in the April 1996 acquisition of Vesical Limited, a library of international rights to programming originally produced by DIC. The Vesical library includes non-U.S. rights to classic series such as Inspector Gadget, Heathcliff and Dennis the Menace.

  In January 1997, the Company obtained from FOX Television, a division of Fox, Inc. ("FOX Television") the distribution rights to the New World Communication Group Incorporated's ("New World") animation library of 515 half-hour episodes. The rights are terminable by FOX Television upon 30 days written notice to the Company. See "Certain Transactions."

 Creation and Development of Programming

  The Company has and will continue to pursue ideas and properties for original production from a number of sources. For example, the Company may acquire production, distribution and possibly other rights to an existing property (such as Marvel's X-Men and Francine Pascal's Sweet Valley High) or series (such as DragonBall Z and Saban's Adventures of Little Mermaid), develop internally a new property based on an existing public domain property (such as Saban's Adventures of Oliver Twist) or create or acquire an entirely new idea or character (such as Eek!Stravaganza). The Company also maintains a state of the art post-production facility in Los Angeles, California. The Company records all of the music for its programming and edits and adds audio and sound effects to its programming. The Company also produces most of the on-air promotions, sales films and public service announcements for its Fox Kids Network.

  The Company owns a full-service animation studio in Paris which develops programming containing content that meets the local content requirements of various European countries for local broadcast television. The Paris studio has produced approximately 237 half-hours of programming since its inception in 1990 through September 30, 1997, and has an additional 228 half-hours for broadcast in 1998 and beyond. In general, the Company enters into strategic co-production alliances to develop its French and European content programming. Among the Company's European co-production partners are Canal Plus, France 2, M6 and Television Francaise 1 in France, Radio Television Luxembourg 4 in Holland, Compagnie Luxembourgois de Telediffusion in Luxemburg, British Broadcasting Company in the United Kingdom, Television Suisse Romande in Switzerland, Radio-Television Belge de la Communaute in Belgium, Radiotelevisione Italiana in Italy, Tele 5 in Spain and Arbeitsgemeinschaft der Oeffentlichen Rechtlichen Rundfunkanstalten Deutschlands ("ARD") in Germany.

  Following are examples of the programs currently being broadcast in the United States for the 1997-1998 broadcast season for which the Company owns or controls most of the underlying property and distribution rights, and the program schedule commencing in February 1998.

                           EPISODES IN
                          PRODUCTION FOR
                             1997-98         PROGRAM
         SERIES               SEASON        SCHEDULE     YEARS ON AIR       PROGRAM DESCRIPTION
         ------           --------------    --------     ------------       -------------------
FOX KIDS NETWORK:
BeetleBorgs Metallix+           35       Monday-Thursday      2       Three kids become comic book
                                                                      superheroes in this comedy
                                                                      adventure series.
Bobby's World*                  10       Monday-Thursday      8       Combines point of view of a 4-
                                                                      year old with spirit of Howie
                                                                      Mandel.
Power Rangers Turbo+ and        91       Monday-Thursday      5       The next generations of the
 Power Rangers in Space+                    Saturday                  Power Rangers adventure.
Life With Louie*                13       Monday-Thursday      3       Comedian Louie Anderson's
                                                                      childhood ups 'n downs of
                                                                      dodging bullies, eating pies
                                                                      and going on family vacations.
Ninja Turtles: The Next         26         Friday P.M.     premiere   Based on the Teenage Mutuant
 Mutation+                                                            Ninja Turtles series, the
                                                                      world's favorite party reptiles
                                                                      use slapstick humor and high-
                                                                      tech hardware to reach a new
                                                                      generation of fans.
Silver Surfer*                  13        Saturday A.M.    premiere   Marvel comic book action
                                                                      adventure.
Space Goofs*(1)                 26        Saturday A.M.    premiere   Adventures of alien monsters
                                                                      who crash-land on earth and
                                                                      hide out in a house for rent
                                                                      until they get back home.
OTHER DISTRIBUTION OUTLETS:
Saban's Adventures of           13        Weekend A.M.        2       Inspired by Charles Dickens'
 Oliver Twist*                                                        timeless classic.
DragonBall Z*(2)                26        Weekend A.M.        2       A mystical adventure series of
                                                                      riveting stories, driven by
                                                                      extraordinary characters who
                                                                      embody the essence of good and
                                                                      evil.
X-Men . . . And Marvel          52           Weekday          5       One hour of Marvel comic book
 Superheroes*                                                         heroes including X-Men, Ironman
                                                                      and Fantastic Four.
The All New Captain             26        Weekend A.M.     premiere   The classic children's program,
 Kangaroo+                                                            updated for a new generation.
Sweet Valley High+(3)           22           Sunday           4       Twins living the California
                                                                      dream.
Breaker High+                   44           Sunday        premiere   The adventures of high school
                                                                      on a cruise ship.
Incredible Hulk*(4)              8           Sunday           2       Based on the Marvel comic book
                                                                      superhero.

--------
 + Live-action.
 * Animation.
(1) The Company has U.S. television and U.S. and Canadian home video and merchandising rights through 2002. Gaumont Multimedia owns the copyrights and trademarks.
(2) The Company has exclusive U.S. distribution rights on a year-to-year basis through 2001, although FUNimation and Toei Animation own the copyrights and trademarks.
(3) Pursuant to an agreement dated November 27, 1996, UPN has agreed to purchase from the Company the exclusive rights to Francine Pascal's Sweet Valley High, committing to a 22-episode order for the 1997-1998 broadcast season and acquiring all 66 previously aired episodes.
(4) Produced by New World Animation; the Company has worldwide distribution rights, excluding merchandising.

 International Sales of Programming

  Much of the Company's programming is distributed on a worldwide basis. The Company believes that by owning and controlling the international distribution rights to its programming, in addition to generating significant revenue from the sale of its programming, it can also establish an international presence for the Company and its properties.

  The Company is currently party to distribution arrangements with international television broadcasters and distributors to exhibit and distribute the Company's programming to over 375 terrestrial, cable and satellite distribution platforms in approximately 100 countries. These distribution arrangements accounted for approximately $81 million, or 26% of the Company's consolidated revenues for the fiscal year ended June 30, 1997 and approximately $34 million, or 28% of the Company's consolidated revenues for the three months ended September 30, 1997, and, giving effect to the IFE Acquisition as if it had occurred on July 1, 1996, 15% and 24% of its pro forma consolidated revenues for the respective periods.

  In January 1996, the Company entered into a distribution agreement with ARD, the largest broadcaster in Germany, pursuant to which the Company agreed to grant rights to at least 24 two-hour movies for television ("telefilms"), six co-produced animated children's program series (consisting of Jim Knopf, Wunschpunsch, Walter Melon, The Why Why Family, Princess Sissi and Saban's Adventures of Oliver Twist), any coproduced series based on German author Michel Ende's stories for which the Company controls the rights and 390 half-hour episodes of other children's animated programs. The territory is limited to German-speaking Europe. ARD's rights include the right to transmit (with unlimited runs), broadcast, exhibit, dub and sublease within its territory each telefilm and series, and to receive a profit participation, as defined in the agreement, based upon net revenues, from the distribution of certain properties covered by the agreement. The terms are ten years for the telefilms, thirteen years for the six co-produced series and seven years for the other half hour episodes. The Company is currently negotiating an extension of its distribution agreement with ARD.

DISTRIBUTION

  The Company distributes its own programming, as well as the programming of others, throughout the United States and in major markets throughout the world. The Company is uniquely positioned as a distributor as a result of its strategic relationship with Fox Broadcasting and News Corp. and by reason of its large programming library. See "--The Strategic Alliance with Fox/News Corp." and "--Programming." The Company owns three distribution outlets: The Family Channel/Fox Family Channel, the Fox Kids Network and Fox Kids branded international channels.

 The Family Channel/Fox Family Channel

  The Family Channel is a basic cable network that provides family-oriented entertainment and informational programming to approximately 95% of all U.S. cable and satellite television households. The Company intends to reprogram The Family Channel in August 1998 as the Fox Family Channel with a new schedule, look, marketing campaign and logo. The new format will include day-time programming for children followed by evening programming which will be suitable for the entire family. Evening programming is intended to include original series, specials and movies produced and licensed to the Fox Family Channel, as well as programs originally televised on the major broadcast networks. Currently, The Family Channel's programs are transmitted 24 hours a day via satellite from the Company's uplink facility in Virginia Beach.

  In general, pursuant to The Family Channel's affiliation agreements, each cable system operator or other delivery service distributing The Family Channel agrees to pay the Company a monthly fee per subscriber. The Family Channel affiliation agreements are generally three, five or ten years in duration and provide for annual per subscriber rate increases. Increases in per subscriber fees and, to a lesser extent, increased household penetration have generated growth in The Family Channel subscriber fee revenue. In addition, The Family Channel earns revenue through the sale of advertising spots.

  Ratings and Programming. The Company plans to air 76.5 hours of children's programming from 6 a.m.-6 p.m. each week, and programming suitable for the entire family from 6 p.m.-11 p.m. Throughout the course of the day, the Company intends to gradually target programming to more mature audiences. Under an agreement with CBN, the Company will continue to air The 700 Club with Pat Robertson, an inspirational news and talk show, during three time slots Monday-Friday, currently 10:00 a.m-11:30 a.m., 11 p.m.-midnight, and 2 a.m.-3 a.m.

  As of September 1997, The Family Channel billed cable systems for approximately 65 million subscribers, as compared to Nielsen's estimate that the network is available in 71 million households. The discrepancy may be explained in part by sampling error, but more significantly by subscriber theft, a common occurrence in the cable industry. According to Nielsen, The Family Channel's prime time ratings averaged 1.11, or 759,000 of the 71 million households, for the nine months ended September 1997. For purposes of reporting ratings, The Family Channel defines prime time as 7 p.m.-10 p.m. Monday-Friday, 8:00 p.m.-midnight Saturday and 7:00 p.m.-11:00 p.m. Sunday.

  Transmission Facilities. The Company transmits all programming for The Family Channel from its facilities located in Virginia Beach, Virginia, by means of an earth station transmitting antenna (an "uplink"). The uplink facility transmits the programming signal to a transponder on an orbiting satellite, which in turn retransmits the signal to cable systems operators, DBS services and other alternative delivery services. Programming is transmitted using two separate "feeds" (one for the eastern, central and certain mountain time zones and another for all other mountain time zones and the pacific time zones) which are transmitted to two different satellite transponders. The Company owns the transponders for these two feeds as well as a transponder on a third satellite. All of the Company's owned transponders have "protected" status. "Protected" status means that should the transponder fail, service will be transferred, subject to availability, to a spare transponder and, if one is not available, then to a transponder with "preemptable" status on the same satellite or on another satellite owned by the same seller or lessor, subject to certain limitations. "Preemptable" status means that the transponder can be preempted in the event of a failure of a "protected" transponder. See "Risk Factors--Dependence Upon Satellite Transponders."

 Fox Kids Network

  The Fox Kids Network, launched in September 1990, is the result of an arrangement between Fox Broadcasting and participating FOX Television Member Stations to form a broadcast television network focused on children (ages 2-
11). The Fox Kids Network was the first television network to broadcast children's programs during the week (Monday through Friday) as well as on Saturday. The guiding philosophy of the Fox Kids Network is to provide a diverse slate of quality entertainment targeted toward children. Of its 19 hours of children's programming per week, the Fox Kids Network broadcasts four hours on Saturday mornings, one hour each weekday morning and two hours each weekday afternoon. At least three hours of programming each week are dedicated to educational programming for children. See "--Government Regulation."

  Now in its eighth broadcast season, the Fox Kids Network currently is carried by 179 Fox Kids Network Affiliates, 164 of which are affiliated with the FOX Television Member Stations and 12 of which are currently Fox O&O's. The Fox Kids Network Affiliates reach approximately 97% of all U.S. television households. The Fox Kids Network produces and acquires programs, markets and promotes these programs, makes its schedule available to its Fox Kids Network Affiliates and sells network advertising. The Company cross-promotes the Fox Kids Network through its Fox Kids Club, Totally Fox Kids quarterly magazine, Fox Kids Countdown radio show and Fox Kids website.

  Under an Administration Agreement between Fox Broadcasting and FCN, Fox Broadcasting agreed to administer certain of FCN's activities, including network national advertising sales and the administration thereof, commercial trafficking and broadcast operations (including the delivery of programming to the Fox Kids Network Affiliates) and overhead charges related to Fox Broadcasting's in-house administrative support in the areas of research, promotion, business affairs, legal affairs and accounting. In exchange for these services, FCN agreed to pay Fox Broadcasting an administrative fee, currently equal to 15% of the net advertising revenues derived from Fox Kids Network national commercials and other advertising. Effective June 1, 1995, Fox Broadcasting assigned all of its rights under this agreement to the Company, and has agreed to continue to provide the Company, for a one-time fee (which has been paid), all uplink, transponder and other facilities necessary to deliver via satellite Fox Kids Network programming for broadcast to the Fox Kids Network Affiliates, as well as certain other services.

  The Fox Kids Network schedule commencing in February 1998 is set forth below. The Company believes that the programming designated below as "educational" complies with the FCC's requirement that broadcast television stations show at least three hours of "educational" programming per week.

                         SATURDAY MORNING PROGRAMMING

TIME PERIOD                                                     CONSECUTIVE YEARS
  (EST)                              PROGRAM                         ON AIR             PROGRAM DESCRIPTION
-----------                          -------                    -----------------       -------------------
8:00-8:30 a.m.    Mowgli: The New Adventures of the Jungle Book     premiere      Live action series inspired by
                                                                                  the Rudyard Kipling book "The
                                                                                  Jungle Book."
8:30-9:00 a.m.    Ned's Newt                                        premiere      Animated comedy adventure
                                                                                  series of a young boy with his
                                                                                  7-foot tall pet salamander.
9:00-9:30 a.m.    Goosebumps                                            3         Based on the best-selling
                                                                                  suspense novels by R.L. Stine.
9:30-10:00 a.m.   Toonsylvania                                      premiere      Animated adventures of Dr.
                                                                                  Frankenstein's long-suffering
                                                                                  assistant, Igor.
10:00-10:30 a.m.  Ultimate Goosebumps                                   3         Based on the best-selling
                                                                                  suspense novels by R.L. Stine.
10:30-11:00 a.m.  Space Goofs                                       premiere      Adventures of alien monsters
                                                                                  who crash-land on earth and
                                                                                  hide out in a house for rent
                                                                                  until they get back home.
11:00-11:30 a.m.  Eerie, Indiana: The Other Dimension               premiere      Spin-off series from the
                                                                                  original, following the
                                                                                  adventures of 2 kids
                                                                                  investigating strange going ons
                                                                                  in their home town.
11:30-Noon        Silver Surfer                                     premiere      Based on the Marvel comic book
                                                                                  action adventures.

                          MONDAY-THURSDAY PROGRAMMING

TIME PERIOD                                                     CONSECUTIVE YEARS
  (EST)                              PROGRAM                         ON AIR             PROGRAM DESCRIPTION
-----------                          -------                    -----------------       -------------------
7:00-7:30 a.m.    Bobby's World (educational)                           8         Combines point-of-view of a 4-
                                                                                  year-old with the spirit of
                                                                                  comedian Howie Mandel.
 and
7:30-8:00 a.m.
3:00-3:30 p.m.    BeetleBorgs Metallix                                  2         The next generation of the Big
                                                                                  Bad BeetleBorgs.
3:30-4:00 p.m.    Spider-Man                                            4         Based on the most popular
                                                                                  Marvel comic book hero in
                                                                                  history.
4:00-4:30 p.m.    Power Rangers Turbo                                 5(1)        The next generation of the
                                                                                  Power Rangers saga.
4:30-5:00 p.m.    Life With Louie (educational)                         3         Comedian Louie Anderson's
                                                                                  childhood ups 'n downs of
                                                                                  dodging bullies, eating pies
                                                                                  and going on family vacations.

                              FRIDAY PROGRAMMING

TIME PERIOD                                      CONSECUTIVE YEARS
  (EST)                     PROGRAM                   ON AIR             PROGRAM DESCRIPTION
-----------                 -------              -----------------       -------------------
7:00-7:30 a.m.  C-Bear & Jamal (educational)             2         Life of Jamal Wingo, a 10-year
                                                                   old African American boy whose
                                                                   thrift store teddy bear comes
                                                                   to life.
7:30-8:00 a.m.  Casper                                   2         The friendly ghost.
 and
3:00-3:30 p.m.
3:30-4:00 p.m.  Sam & Max                            premiere      In the frenetic world of tough
                                                                   as nails cops, none is more
                                                                   dysfunctional than the duo of
                                                                   Sam, the dog, and Max, the
                                                                   wild, psycho rabbit.
4:00-4:30 p.m.  Power Rangers In Space              premiere(1)    The newest generation of the
                                                                   Power Rangers Saga.
4:30-5:00 p.m.  Ninja Turtles: The Next Mutation     premiere      Based on the Teenage Mutant
                                                                   Ninja Turtles series, the
                                                                   world's favorite party reptiles
                                                                   use slapstick humor and high-
                                                                   tech hardware to reach a new
                                                                   generation of fans.

--------
(1) Power Rangers, as a franchise, has been on the air for five consecutive years. Power Rangers Turbo has been on the air for approximately two years and Power Rangers In Space premiered this season.
  Ratings. The Fox Kids Network is measured by Nielsen in terms of ratings and share points. For the 1997-1998 broadcast season, the potential viewing universe of children in the United States is estimated to be 39 million. Each ratings point represents 1.0% of these children who are watching television during a particular time slot. For the 1996-1997 broadcast season, the Fox Kids Network averaged a 2.4 rating and 16% share, Monday-Friday, and a 4.4 rating and 21% share Saturday mornings during the hours it broadcasts. The Fox Kids Network's ratings for Saturday morning were almost twice that of its closest broadcast competitor, ABC (2.6 rating and 12% share). For the 1997-1998 broadcast season to date, the Fox Kids Network averaged a 2.2 rating Monday-Friday and a 3.7 rating on Saturday mornings during the hours it broadcasts.

  Fox Kids Affiliation Agreements. Currently, more than 93% of the FOX Television Member Stations, including 12 of the 22 Fox O&O's, carry the Fox Kids Network pursuant to their affiliation agreements with Fox Broadcasting. These affiliation agreements expire over the next one to ten years and there can be no assurance that they will be renewed.

  The affiliation agreements provide that FCN is to pay to each of the Fox Kids Network Affiliates (including the Fox O&O's) participations based upon the "net profits" (as defined) of FCN, with the participations allocated among the Fox Kids Network Affiliates based upon each Affiliate's percentage of cumulative audience delivery as compared to the other Fox Kids Network Affiliates. "Net profits" is defined on a cumulative basis to include amounts actually received by FCN from the exhibition, distribution and other exploitation of Fox Kids programs and the merchandising and other rights relating thereto, less administrative fees, production/license fees, distribution and merchandising fees (including those payable to the Company), overhead and other expenses and reserves. Certain of the Fox O&O's have waived in favor of the Company their rights to receive these participations, which instead are retained by the Company. As a result of this waiver, through December 31, 1997, $4.7 million, or approximately 30% of the total amounts paid ($15.9 million) to all Fox Kids Network Affiliates, has been retained by the Company.

  The non-Fox O&O Fox Kids Network Affiliates have appointed a board of their members (the "Affiliate Board") for the purpose of facilitating communications between the non-Fox O&O Affiliates and FCN. On behalf of the Company, Fox Broadcasting from time to time meets with the Affiliate Board to review the operations and operating policies of FCN and the Fox Kids Network. The Company is involved in ongoing discussions with the Fox Kids Network Affiliates with respect to the possibility of purchasing their interest in the "net profits" of FCN. There can be no assurance that such a proposal will be acceptable to the Fox Kids Network Affiliates.

 International Channels

  The Company believes that it is positioned strategically, particularly through its relationship with News Corp., to take advantage of growth in international DTH satellite and cable television services and the resulting increase in demand for television programming. The Company has launched branded Fox Kids channels, owned and operated by the Company, which are distributed via DTH satellite and cable in the United Kingdom, the Republic of Ireland, Latin America, France, Holland and Australia. The Company also has signed agreements to launch Fox Kids branded channels in Scandinavia in early April 1998 and Poland in mid-April 1998, and is in active discussions and negotiations to launch additional Fox Kids branded channels in other countries throughout the world, with particular emphasis in Germany, Spain, Italy, Austria, Belgium, Switzerland and Turkey. The Company's objective is to become the leading operator of international children's channels by creating fully localized Fox Kids branded channels in every major territory.

  United Kingdom and Republic of Ireland. The Company operates a Fox Kids channel that is distributed to over 3.7 million subscribers in the United Kingdom and the Republic of Ireland. The channel is distributed as part of BSkyB's Sky Multi-Channels DTH package to over 3.5 million subscribers, and over a number of cable systems to approximately 250,000 viewers. The Company expects to grow significantly its subscriber base by increased distribution through BSkyB, in which News Corp. owns a 40% interest, and through increased cable distribution.

  Latin America. Since November 1996, the Company has operated Fox Kids Latin America ("FKLA"), a pan-regional Latin American channel, which simultaneously broadcasts animated and live-action programming in Spanish, Portuguese and English. The 24-hour service is transmitted via the PanAm Sat 5 satellite and currently reaches 3.9 million cable and multi-channel multi-point distribution system ("MMDS") homes in 19 countries throughout the region. In addition, the Fox Kids channel is carried on two emerging Sky-branded DTH platforms currently operating in Mexico and Brazil, which reach an additional 160,000 homes.

  In October 1997, the Company launched FKLA on Brazil's largest multi-system operator, NET (a subsidiary of Globo, Brazil's largest media company with a potential reach of approximately 1.7 million subscribers). The Company also has recently launched on Brazil's second largest multi-system operator, TV Abril, making FKLA available up to an additional 450,000 homes in Brazil. The Company is aggressively positioning FKLA in the Brazilian marketplace in anticipation of 1,500 new cable licenses to be auctioned by the government, which should expand Brazil's multi-channel universe to more than 6 million subscribers by the year 2000.

  Holland. The Company acquired 100% of TV10 from Arcade Media Group B.V. and Wegener N.V. (90% in March 1997 and 10% in December 1997). TV10 is distributed in Holland via cable to 89% of all television households. Before the Company's purchase of its interest in TV10, the channel had an average 1.8% market share. On August 2, 1997, a Fox Kids service was launched on TV10, broadcasting between the hours of 6:30 a.m. and 6:00 p.m. on weekdays and 5:00 p.m. on Saturday and Sunday. The Fox Kids block currently has a weekly average of 10% market share for children 6-11, and a 12% market share for children Monday through Friday.

  France. A new Fox Kids channel was launched in France in November 1997. The channel is distributed as part of the basic package of the Canal Satellite DTH platform to approximately 700,000 subscribers. The channel currently is broadcasting 15 hours per day, seven days per week. The Company is in discussions with all major cable operators to broaden distribution, although there currently is limited channel capacity on most of the analog cable systems in France.

  Australia. Foxtel, an Australian-based cable service, has carried a Fox Kids Network children's channel segment since 1994 under a license agreement between Foxtel and an affiliate of Fox Broadcasting. This license was assigned to the Company. As of December 31, 1997, Foxtel had over 275,000 subscribers. Foxtel is a 50/50 partnership between News Corp. and the Australian state-owned telephone company, Telstra.

  Scandinavia. The Company plans to launch a Fox Kids channel in Sweden, Norway, Denmark and Finland on the new digital DTH platform of Canal Digital, a joint venture between Telenor and Canal PLUS in early April 1998. Canal Digital will act as agent in maximizing the distribution of the channel to cable and satellite master antenna television ("SMATV") operators. The channel will be operated from the United Kingdom and will broadcast children's programming 12 hours per day, fully dubbed into Norwegian, Swedish and Danish. Discussions are taking place to obtain analog DTH distribution as well as with all major cable and SMATV operators for distribution of the Fox Kids throughout Scandinavia, including distribution in Iceland.

  Poland. The Company plans to launch a Fox Kids channel in Poland in mid-April 1998, as part of @Entertainment's cable network (PTK) and new digital DTH platform. @Entertainment is the largest provider of multi-channel television services in Poland. Based on @Entertainment's projections, Fox Kids is expected to reach 750,000 subscribers at launch and 1.2 million subscribers by the end of 1998. @Entertainment will act as agent in maximizing the distribution of the channel to cable operators in Poland. The channel will be operated from the United Kingdom and will broadcast children's programming
12 hours per day, fully dubbed into the Polish language.

ADVERTISING

  The extensive reach of The Family Channel and Fox Kids Network affords advertisers substantial day-and-date capacity to conduct nationwide advertising campaigns. Substantially all of the revenues of the Fox Kids Network are derived from national network advertising and the merchandising of its characters and related series elements. For the year ended June 30, 1997 and the three months ended September 30, 1997, the Company's revenues from advertising were approximately $125 million or 41% and $50 million or 40% of consolidated revenues, respectively, and, giving effect to the IFE Acquisition as if it had occurred on July 1, 1996, $279 million, or 45%, and $61 million, or 41%, respectively, of the Company's pro forma consolidated revenues. One of the Company's objectives in its planned reprogramming of The Family Channel as the Fox Family Channel is to reach viewers that are attractive to advertisers. See "Risk Factors--Acquisition of IFE." The Company also derives revenues from program sales which consist of sales of program length periods of time for infomercials which currently air during certain portions of the 12 a.m. to 6 a.m. time block on The Family Channel.

MERCHANDISING AND LICENSING

  The Company capitalizes on its popular characters and properties by entering into licensing agreements with manufacturers and retailers of children's products. Under these agreements, the Company seeks to earn revenue from the sale of products while limiting the costs and risks associated with manufacturing, distributing and marketing merchandise. For the year ended June 30, 1997 and the three months ended September 30, 1997, the Company's licensing and merchandising activities represented approximately 18% and 3% of the Company's consolidated revenues, respectively, and giving effect to the IFE Acquisition as if it had occurred on July 1, 1996, approximately 9% and 2%, respectively, of pro forma consolidated revenues. The revenue derived from licensing and merchandising depends not only on the success, recognition and appeal of a character, but also on the quality and extent of the marketing, product development and retail efforts of the Company and its licensees. Sales of licensed products also help the Company's shows by promoting the Company's characters.

  The Company has entered into toy license agreements with a number of toy manufacturers pursuant to which the manufacturers are given the exclusive right to create, manufacture and develop toys representing characters from the Company's series. For example, the Company has toy licenses with Bandai, covering Power Rangers and BeetleBorgs, and with Playmates, Inc., covering Captain Kangaroo. These licenses generally grant the exclusive right to manufacture and sell toys based upon the characters and other creative elements in the licensed series. Pursuant to these agreements, the Company generally receives an up-front advance that is non-refundable but is credited against royalties, generally based on a percentage of net sales of the licensed product. The Company also retains approval rights regarding advertising, packaging and the quality of its licensed product, as well as continued ownership of the copyright and trademark. The Company has licensing arrangements in place with over 500 different licensees worldwide for consumer products targeting children, such as toys, apparel, dinnerware/lunch boxes, watches, bedding and soft vinyl goods, such as boots, backpacks and raincoats. Merchandise based on the Company's characters and properties is sold in approximately 60 countries throughout the world.

  The following table sets forth examples of the licensee and products for some of the more than 500 licensees of the Company:

   LICENSEE                      PRODUCTS
   Bandai                        Toys including action figures and video games
   Creative Expressions Group,   Party goods
    Inc.
   Disguise, Inc.                Ready-to-wear Halloween costumes
   Ero Industries                Slumber bags and play tents
   Fruit of the Loom, Inc.       Girl's and boy's underwear
   S. Goldberg & Company         Footwear
   Good Humor-Breyers Ice Cream  Frozen snacks and desserts
   Harper Collins                Picture storybooks and novelty books
   Hasbro                        Games and puzzles
   High Point Knitting           Belts, hats and other apparel
   Playmates, Inc.               Toys
   Norcom                        Pocket folders and notebooks
   Roma Kids                     Luggage and backpacks
   Tiger Electronics             LCD Games
   USA Laboratories              Vitamins

HOME VIDEO AND TELEFILMS

  Home Video. The Company produces direct-to-video feature films, in addition to granting home video distribution rights to manufacture and distribute video cassettes based upon its television programming. For example, the Company released in September 1997 the direct-to-video film, Casper--A Spirited Beginning, and is in production on a second film based upon the character "Casper." The Company also is in pre-production on a film based on the character "Richie Rich," and has acquired rights to produce new live-action television specials and series programs based upon the "The Addams Family" characters. Through a separate agreement with Fox Video, the Company distributes throughout the United States and Canada all of its television programs produced for children and owned or controlled by Saban or FCN. The Company receives royalties from the sale of home video cassettes of its television programming. See "Certain Transactions--Certain Transactions Between the Company and the Fox Parties."

  Telefilms. Historically, the Company acquired international distribution rights to several telefilms ranging from 12 to 15 motion pictures per year over the past three years. While the Company occasionally acquired U.S. rights to these films, the primary objective of acquiring telefilms was to complement the Company's international children's programming sales activities. With the acquisition of The Family Channel, the Company has made a decision to increase the number of telefilms produced or acquired each year to 25 or more motion pictures. Further, whenever possible, the Company will acquire worldwide rights to these features. These films are typically targeted at prime time audiences and consist of dramas, thrillers and action/adventure features. The Company intends to air these features on the Fox Family Channel and to distribute these features internationally to television broadcasters and home video distributors.

THE STRATEGIC ALLIANCE WITH FOX/NEWS CORP.

  News Corp., along with its subsidiaries, including Fox Broadcasting, is a diversified international communications company principally engaged in the production and distribution of motion pictures and television programming; television broadcasting; the publication of newspapers, magazines, books and free standing inserts; computer information services; and digital broadcasting systems. As of December 1, 1997, FOX

Television had 175 prime time primary television station affiliates and three prime time secondary television station affiliates across the United States, including 22 Fox O&O's, reaching over 96% of U.S. television households. Each television station affiliate is a party with Fox Broadcasting to an affiliation agreement which governs the terms of the relationship between them. See "Risk Factors--Strategic Relationships with News Corp. and Fox."

  The Fox Kids Network is distributed over the same broadcast facilities as FOX Television. In December 1995, Fox Broadcasting and certain of its affiliates (the "Fox Parties") entered into a long-term strategic alliance with the Company for the mutual support of the Fox Parties and the Company in the children's entertainment business. Set forth below is a summary of certain of the material portions of the relevant strategic alliance provisions contained in the Asset Assignment Agreement (the "Asset Assignment Agreement"), pursuant to which the Fox Parties assigned, effective as of June 1, 1995, certain assets and interests to the Company. See "Certain Transactions--Certain Transactions Between the Company and the Fox Parties."

    License of "Fox" Name. The Fox Parties granted to the Company the perpetual worldwide exclusive right to use the name "Fox" in conjunction with the words "Kids," "Kid" or "Children," and agreed not to use or license the name "Fox" to others for similar purposes.

    New Services and other Noncompetition Provisions. The Fox Parties agreed not to operate in the United States any broadcast, cable or non-standard programming service targeted at children ages 2-11 (a "kids' service") other than the Fox Kids Network. If the Fox Parties at any time determine to acquire a new kids' service anywhere else in the world, which kids' service would bear the "Fox" name, they are required to provide the Company with a right of first refusal to acquire and own that new kids' service. Moreover, should the Fox Parties or any of their affiliates at any time acquire a television, cable or satellite network or any other business which includes a kids' programming service, the Fox Parties will be required to offer the Company the right to acquire and own that kids' service.

    First Right to Fox Parties Originated Programming. The Fox Parties have agreed to provide the Company with the first right to acquire first run exhibition rights to any new programming suitable for a kids' service ("kids' programming") prior to its sale or license to any third party; however, the Fox Parties may freely license kids' programming to any broad based entertainment network (which is not a kids' service) for prime time or late night broadcast and programming derived from properties (such as The Simpsons) not originally launched on the Fox Kids Network.

  The Company has historically maintained a close working relationship with the Fox Parties, pursuant to which the Company and its operating subsidiaries have been granted access to the Fox Parties' motion picture studio and other ancillary facilities, as well as their distribution and administrative services (see "Certain Transactions"), and, although the Fox Parties are not generally obligated to provide such services in the future, the Company intends to seek access to these services where the Company believes that they may be beneficial to the Company. Should the Fox Parties decide not to provide these services, the Company believes similar services are readily available to the Company at competitive prices.

COMPETITION

  The businesses in which the Company engages are highly competitive. Each of the Company's primary market business operations is subject to competition from companies which, in some instances, have greater production, distribution and capital resources than those of the Company.

  Programming. The Company competes on the basis of relationships and pricing for access to a limited supply of facilities and talented creative personnel to produce its programs. The Company competes with major motion pictures studios, such as Warner Bros. and The Walt Disney Company, and animation production companies, including Hanna Barbera and Film Roman, for the services of writers, producers, animators, actors and other creative personnel and specialized production facilities.

  Distribution. In the United States, the Company competes for ratings and related advertising revenues. The Company currently competes and expects to continue to compete, through the Fox Kids Network and the Fox Family Channel, with the other broadcast television networks, public television and cable television channels, such as Nickelodeon, USA Cable Network, Turner Network Television and The Cartoon Network for market acceptance of its programming and for viewership ratings and advertising revenues. To the extent that the Company produces original programming for distribution outlets it does not own, it competes with other producers of children's programming. Internationally, the Company competes with a large number of U.S.-based and international distributors of children's programming, including The Walt Disney Company, Warner Bros. and Nickelodeon, in the development or acquisition of programming expected to appeal to international audiences. Such programming often must comply with foreign broadcast rules and regulations, which may stipulate certain minimum local content requirements.

GOVERNMENT REGULATION

  The following does not purport to be a summary of all present and proposed federal, state and local regulations and legislation relating to the broadcasting and cable television industries and other industries involved in the video marketplace; rather it attempts to identify those requirements that could affect the Company's business. Also, other existing legislation and regulations, copyright licensing, and, in many jurisdictions, state and local franchise requirements, are currently the subject of a variety of judicial proceedings, legislative hearings and administrative and legislative proposals which could affect, in varying degrees, the manner in which the cable television industry and other industries involved in the video marketplace operate.

 Federal Regulations and Legislation

  The distribution of the Company's programming by broadcast stations and cable systems must comply with the provisions of the Children's Television Act of 1990 ("CTA") and the rules and policies of the FCC pertaining to the production and distribution of television programs directed to children, particularly with respect to the amount and type of commercial matter broadcast during programs directed at children. Failure to comply with the children's television commercial limitations can result in the imposition of sanctions, including substantial monetary fines, on a broadcast television station or cable system, which could adversely impact the Company.

  FCC rules also establish a "processing guideline" for broadcast television stations of at least three hours per week, averaged over a six-month period, of "programming that furthers the educational and informational needs of children 16 and under in any respect, including the child's intellectual/cognitive or social/emotional needs." "Core Programming" has been defined as educational and informational programming that, among other things,
(i) has serving the educational and informational needs of children "as a significant purpose," (ii) has a specified educational and informational objective and a specified target child audience, (iii) is regularly scheduled, weekly programming, (iv) is at least 30 minutes in length and (v) airs between 7:00 a.m. and 10:00 p.m. Any station that satisfies the processing guideline by broadcasting at least three weekly hours of Core Programming will receive FCC staff-level approval of the portion of its license renewal application pertaining to the CTA. Alternatively, a station may qualify for staff-level approval even if it broadcasts "somewhat less" than three hours per week of Core Programming by demonstrating that it has aired a weekly package of different types of educational and informational programming that is "at least equivalent" to three hours of Core Programming. At the present time, the Company provides three hours per week of Core Programming to affiliates of FCN, thereby enabling them to fulfill their obligations under the CTA. The Company believes that two additional programs, Life With Louie and The All New Captain Kangaroo, also qualify as Core Programming under the new rules.

  Certain aspects of the Company's cable operations are subject, directly or indirectly, to federal, state, and local regulation. At the federal level, the operations of cable television systems, satellite distribution systems, other multichannel distribution systems, broadcast television stations, and, in some respects, vertically integrated cable programmers are subject to the Communications Act of 1934, as amended, the Cable Communications

Policy Act of 1984 (the "1984 Act"), the Cable Television Consumer Protection and Competition Act (the "1992 Act"), and the Telecommunications Act of 1996 (the "1996 Act") and regulations promulgated thereunder by the Federal Communications Commission (the "FCC"). Cable television systems are also subject to regulation at the state and local level. See "--State and Local Regulation."

  The 1996 Act took effect in February 1996, altering the network of federal, state, and local laws and regulations pertaining to telecommunications providers and services. The FCC is in the process of promulgating rules interpreting and implementing the provisions of the 1996 Act. At this time, it is impossible to state with precision the full impact the 1996 Act will have on the Company.

  The 1996 Act phases out cable rate regulation, except with respect to the "basic" tier (which must include all local broadcast stations and public, educational and governmental access channels and must be provided to all subscribers). Beyond the basic tier of cable service, which continues to be regulated by the local franchising authorities ("LFAs"), rate regulation of other cable services between now and 1999 will only be triggered by a valid rate complaint by a LFA, and only in an area where no effective competition exists. Once a system's rates are initially set, the rules permit subsequent increases that reflect inflation and increases in existing programming costs and certain other costs. The rules thus permit cable operators that carried, for example, The Family Channel when their rates were initially regulated to pass through to subscribers any subsequent increases in licensing fees, subject to a cap which will expire this year. Systems may also increase rates when they add new channels to regulated tiers, but there is a cap on such increases. Alternatively, systems may create "new product tiers" consisting entirely of services not previously offered on regulated tiers, and these new product tiers will generally not be subject to rate regulations.

  Rate regulation under the 1992 Act resulted in a reduction of rates to some subscribers in some markets. The deregulation under the 1996 Act may, however, result in an increase in rates in some markets. In response to the 1992 Act and the FCC's implementing regulations, many cable systems retiered channels to create an attractively priced basic tier consisting exclusively of broadcast and public, educational, and governmental access channels, while offering satellite-delivered programming services such as The Family Channel on a different service tier or on an a la carte basis. To the extent that such retiering or repricing of the Company's networks induces customers to discontinue their subscriptions, the Company's financial performance could be adversely affected. Deregulation of rates pursuant to the 1996 Act may reverse such tiering and pricing decisions by cable system operators and, correspondingly, reverse or ameliorate any adverse effects of the 1992 Act, although the impact of the 1996 Act and its implementing regulations cannot be predicted at this time.

  The 1996 Act addresses obscenity, indecency and violence in connection with telecommunications services in several respects, including the establishment of an encrypted rating in all video programming that, when used in conjunction with so-called "V-Chip" technology, would permit the blocking of programs with a common rating. On January 17, 1997, an industry proposal, as revised, was submitted to the FCC describing a voluntary ratings system for all video programming. The industry proposal was revised and resubmitted to the FCC on August 1, 1997. Pursuant to the 1996 Act, the FCC is conducting separate proceedings (i) to determine whether to accept the industry proposal or establish and implement an alternative system for rating and blocking video programming and (ii) addressing technical issues relating to the "V-Chip." The Company cannot predict whether the FCC will accept the industry proposal regarding the rating and blocking of video programming, or how changes in this proposal or the implementation of "V-Chip" technology could affect the Company's business.

  Under the FCC's closed captioning rules, which became effective January 1, 1998, program distributors, and not producers, are generally responsible for compliance with captioning rules. However, program distributors--defined to include entities that distribute programming to subscribers--may demand certifications from program producers that programming meets the minimum captioning requirements. The rules divide programming into two groups: pre-rule programming (which is defined to be programming that was first published or exhibited on or before January 1, 1998 by any distribution method) and new programming (programming that was first published or exhibited after that date). Pre-rule programming is subject to no specific requirements until the first calendar quarter of 2008. In that quarter, 75% of all pre-rule programming actually aired or shown by a distributor is required to be captioned. Compliance is measured on a per-channel basis, as averaged per calendar quarter. Beginning in the first calendar quarter of 2000, new programming that is not otherwise exempt from captioning requirements is subject to a series of quarterly benchmarks, until by January 1, 2006, 95% of all new, non-exempt programming is to be captioned. The rules exempt new networks (cable and non-cable) for four years from launch date; networks with less than $3 million in annual gross revenues (not counting affiliate revenues); and companies which have already devoted 2% of annual gross revenues to closed captioning expenses. The FCC also may grant waivers on a case by case basis. The FCC's rules are subject to petitions for reconsideration and the extent to which the Company, as both a producer and distributor of programming, will be required to comply with captioning requirements is not clear.

  To the extent the 1996 Act fosters greater competition for the provision of multichannel video services to individual subscribers, the Company should generally be impacted either neutrally or advantageously, as additional providers are additional potential customers for the Company. To the extent, however, that rate deregulation causes a material increase in cable rates, the subscriber base could be decreased potentially affecting the Company's subscriber revenues. Further, the Company may be called upon to provide increased closed captioning to assist in complying with rules promulgated under the 1996 Act and may be required to provide assistance or information to establish ratings for its programming. Either of these undertakings could increase the Company's operating expenses.

  The 1992 Act subjects cable systems to "must carry" rules, pursuant to which local broadcast stations elect to demand carriage. It also provides favorable channel positioning rights for broadcasters electing to exercise their must carry rights. The 1992 Act also gives television broadcast stations the right to withhold consent to be carried by a cable system which may result in a station receiving compensation for carriage.

  Congress and the FCC have under consideration, and in the future may consider and adopt, new laws, regulations and policies regarding a wide variety of matters that may affect, directly or indirectly, the operation, ownership and profitability of the Company's business. These proposed changes include, for example, expansion of program access requirements and potential must-carry rights for digital television broadcast stations (which could limit multi video program distributions ("MVPDs"') channel capacity available for the Company's programming). In the Fourth Annual Cable Competition Report, released January 13, 1998, the Commission expressed concern regarding recent cable rate increases and increases in programming costs. The Chairman of the FCC has directed the Cable Services Bureau to commence an inquiry into, among other things, the reasons for increases in programming costs and whether such cost increases should be passed through to subscribers. The Company is unable to predict the outcome of future federal legislation or the impact of any such laws or regulations on its operations.

 State and Local Regulation

  Cable television systems are generally constructed and operated under non-exclusive franchises granted by a municipality or other state or local governmental entity. Franchises are granted for fixed terms and are subject to periodic renewal. The 1984 Act places certain limitations on a LFA's ability to control the operations of a cable operator, and the courts from time to time have reviewed the constitutionality of several franchise requirements, often with inconsistent results. The 1992 Act prohibits exclusive franchises, and allows LFAs to exercise greater control over the operation of franchised cable television systems, especially in the areas of customer service and rate regulation. The 1992 Act also allows LFAs to operate their own multichannel video distribution systems without having to obtain franchises. Moreover, LFAs are immunized from monetary damage awards arising from their regulation of cable television systems or their decisions on franchise grants, renewals, transfers, and amendments.

  The terms and conditions of franchises vary materially from jurisdiction to jurisdiction. Cable franchises generally contain provisions governing time limitations on the commencement and completion of construction, and governing conditions of service, including the number of channels, the types of programming (but not the actual cable programming channels to be carried), and the provision of free service to schools and certain other public institutions. The specific terms and conditions of a franchise and the laws and regulations under which it is granted directly affect the profitability of the cable television system, and thus the cable television system's financial ability to carry programming. Local governmental authorities also may certify to regulate basic cable rates. Local rate regulation for a particular system could result in resistance on the part of the cable operator to the amount of subscriber fees charged by the Company for its programming.

  Various proposals have been introduced at the state and local level with regard to the regulation of cable television systems, and a number of states have enacted legislation subjecting cable television systems to the jurisdiction of centralized state governmental agencies.

 International

  The Company is also subject to local content and quota requirements in international markets which, although a significant portion of the Company's library meets such current requirements in Europe, effectively limit access to particular markets.

FACILITIES

  The Company currently leases a total of approximately 217,000 square feet of office and production space in its headquarters building in Los Angeles, California under a lease expiring in April 2006, subject to two separate five-year extension options. As of April 1, 1997, certain of the Fox Kids Network employees and other Company employees relocated to a new facility in Los Angeles which FOX Television recently acquired from New World. The Fox Kids Network leases approximately 24,123 square feet in such facility. No rent has been paid yet for this lease and the rate has not been negotiated. The Company also leases a multi-purpose production facility in Valencia, California under a lease that expires in January 1999. The Company's Paris animation studio currently leases 1,379 square meters of office and production space under a lease expiring February 28, 2005; this lease may be cancelled by the Company with six months prior notice on February 28, 1999 or February 28, 2002. The Company also leases approximately 14,500 square feet of office space for its European headquarters in London, England under a lease expiring September 30, 2007. This lease may be cancelled after the fifth year with nine months advance notice. In connection with IFE Acquisition, the Company acquired IFE's executive and administrative offices, a sales office and an affiliate relations office in Virginia Beach, Virginia. The Company also continues to lease from CBN a portion of a corporate support building for its master control, satellite uplink and postproduction facilities. The Company also leases office facilities in other locations throughout the world, none of which are considered material. The Company believes that its current office and production space, together with space readily available without material cost in the markets in which it operates, are adequate to meet its needs for the foreseeable future.

EMPLOYEES

  As of December 31, 1997, the Company (excluding IFE) had 500 full-time and 5 part-time employees in the United States and 121 full-time employees outside the United States. In connection with the IFE Acquisition, the Company added 430 full-time and 150 part-time employees in the United States. As part of the Company's planned sale or disposition of certain of IFE's businesses, the number of IFE employees will be reduced. The Company also regularly engages freelance creative staff and other independent contractors on a project-by-project basis. The Company believes its relations with its employees are good.

INTELLECTUAL PROPERTY

  The Company generally holds copyrights to its owned programming in its library. Additionally, the Company holds registered trademarks on the various characters and series contained in its owned programming. The Company also holds significant rights as licensee of other productions, programming, characters and series, most of which are subject to copyrights and trademarks owned by the respective licensors of such properties. The following table lists the Company's network and syndication programming for the 1997-1998 season, the nature of the ownership of the copyrights and trademarks associated with such programming and certain restrictions applicable to such licensed copyrights and trademarks.

                         INTELLECTUAL PROPERTY                          DISTRIBUTION RIGHTS
                         --------------------- ----------------------------------------------------------------------
                                                                           HOME                 NON-
                         COPYRIGHTS TRADEMARKS    TERRITORY     TELEVISION VIDEO  THEATRICAL THEATRICAL MERCHANDISING
                         ---------- ---------- ---------------- ---------- -----  ---------- ---------- -------------
Saban's Adventures of
 Oliver Twist                *          *         Worldwide         *        *        *          *            *
BeetleBorgs Metallix         *          *         Worldwide         *        *        *          *            *
                                                 (except Asia)
Bobby's World                *          *         Worldwide         *        *        *          *            *
Breaker High                 *(1)       *         Worldwide         *        *        *          *            *
                                               (except Canada)
DragonBall Z                 --(2)      --(2)   United States       *       --        --         --          --
Eek!Stravaganza              *          *         Worldwide         *        *        *          *            *
Life With Louie              *          *         Worldwide         *        *        *          *            *
Power Rangers in Space       *          *         Worldwide         *        *        *          *            *
                                                (except Asia)
Power Rangers Turbo          *          *         Worldwide         *        *        *          *            *
                                                 (except Asia)
Sweet Valley High            *          --        Worldwide         *        *        *          *            *
                                                                                                           (except
                                                                                                         publishing)
The Tick                     *          *         Worldwide         *        *        *          *            *
X-Men                        --(3)      --(3)     Worldwide         *        *        --         --          --
Casper                       --         --      United States,      *(4)    --        --         --          --
                                                Latin America,
                                                United Kingdom
Goosebumps                   --         --        Worldwide,        *       --        --         --          --
                                                except Canada
Sam & Max                    --         --      United States,      *        *(5)     --         --          --
                                               United Kingdom,
                                                  Australia,
                                                 New Zealand,
                                                   Mexico,
                                               Central America,
                                                South America
Silver Surfer                --         --      United States       *        *        --         --          --
Space Goofs                  --(6)      --(6)   United States,      *        *        --         --           *
                                                    Canada
Stickin' Around              --         --      United States       *       --        --         --          --
The All New
 Captain Kangaroo            *          *(7)      Worldwide         *        *        *          *            *
Marvel Superheroes           --(8)      --(8)     Worldwide         *        *        --         --          --
Toonsylvania                 --         --      United States,      *(4)    --        --         --          --
                                                Latin America,
                                                United Kingdom
Ninja Turtles: The Next      *          --(9)     Worldwide         *        *        --         --          --
Mutation                                       (except Canada)

--------
("*" Company owns the intellectual property rights or programming distribution rights; "--" Company does not own the intellectual property rights or programming distribution rights)

(1) The Company owns worldwide copyrights, except in Canada.

(2) FUNimation and Toei Animation own copyrights and trademarks. The Company has exclusive U.S. distribution rights on a year-to-year basis through 2001.
(3) Marvel owns copyrights and trademarks. The Company has exclusive distribution rights for 15 years.
(4) Company controls all forms of television in the United States, but only cable and satellite rights in the United Kingdom and Latin America.
(5) Home Video rights are worldwide, excluding the United States.
(6) Gaumont Multimedia owns the copyrights and trademarks. The Company has exclusive U.S. and Canadian distribution rights through 2002.
(7) The Company uses the trademarks under license from Robert Keeshan Associates, Inc.
(8) New World and Marvel own the copyrights and trademarks. The Company has exclusive worldwide distribution rights.
(9) The Company owns worldwide copyrights, except in Canada. Trademarks are used under a license from Mirage Studios.

  The Company considers its owned and licensed copyrights and trademarks to be of significant value and importance to the Company's business. Accordingly, the Company's policy is to vigorously enforce copyrights and trademarks with respect to owned and licensed programming against unlawful infringement by third parties.

LEGAL PROCEEDINGS

  The Company currently and from time to time is engaged in litigation in the ordinary course of its business. The Company is not currently a party to any lawsuit or proceeding which, in the opinion of management, if decided adversely to the Company, would be likely to have a material adverse effect on the Company's financial condition and results of operations.

                                  MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

  The directors and executive officers of the Company, and their ages at January 1, 1998, are as follows:

     NAME                AGE                       POSITION
     ----                ---                       --------
Haim Saban..............  53 Chairman of the Board and Chief Executive Officer of
                              the Company; Chairman and Chief Executive Officer
                              of Saban; Co-Chairman of IFE
Mel Woods...............  46 President, Chief Operating Officer, Chief Financial
                              Officer and Director of the Company; President and
                              Chief Operating Officer of Saban; Executive Vice
                              President and Chief Operating Officer of IFE
Shuki Levy..............  51 Executive Vice President and Director of the Company
William Josey...........  51 Senior Vice President, Business Affairs and General
                              Counsel of Saban, Secretary of the Company
Mark Ittner.............  45 Chief Accounting Officer of the Company and Senior
                              Vice President of Finance of Saban
K. Rupert Murdoch.......  66 Director
Chase Carey.............  44 Director
Lawrence Jacobson.......  38 Director

  HAIM SABAN, the founder of Saban, has served as the Chairman of the Board and Chief Executive Officer of the Company since its inception in August 1996, and Chairman and Chief Executive Officer of Saban since the establishment of Saban in 1983. Mr. Saban is a creator and executive producer of the Company's live-action series, Power Rangers.

  MEL WOODS has served as President, Chief Operating Officer, Chief Financial Officer and a director of the Company since its inception in August 1996. Mr. Woods has also been the President and Chief Operating Officer and a director of Saban since 1991. From 1987 to 1991, Mr. Woods served as Senior Vice President and Chief Financial Officer of DIC Enterprises, an animation production company. Prior to joining DIC, Mr. Woods was Senior Vice President, Chief Financial Officer and Treasurer of Orion Pictures Corp. and served as a member of its board of directors.

  SHUKI LEVY became the Executive Vice President and a director of the Company in 1996 and is responsible for productions. Mr. Levy has served as an independent contractor performing production related assignments for Saban since 1983. Mr. Levy is executive producer of the Company's live-action series, Power Rangers, and also serves as executive producer for Big Bad BeetleBorgs and Masked Rider.

  WILLIAM JOSEY has served as Secretary of the Company since its inception in August 1996, and Senior Vice President, Business Affairs and General Counsel of Saban since joining Saban in 1991. Prior to joining Saban, Mr. Josey served as Senior Vice President of MGM/UA Telecommunications, supervising business and legal matters. During the past 20 years, Mr. Josey has also held a number of executive positions, including Vice President of Business and Legal Affairs for The Disney Channel; Vice President of Business Affairs for Lorimar Television and Vice President of Business Affairs for Polygram Television.

  MARK ITTNER has served as Chief Accounting Officer of the Company since its inception in August 1996, and as Senior Vice President of Finance of Saban since 1995 and as Vice President of Finance from 1993 to 1995. From 1990 to 1993, Mr. Ittner served as Vice President and Controller of Imagine Films, a motion picture and television production company. Prior to joining Imagine Films, Mr. Ittner was the acting Co-Chief Financial Officer of Weintraub Entertainment Group, after joining Weintraub as a Vice President and Controller in January 1988. From 1979 to 1984, Mr. Ittner was first Assistant Controller and then in 1984, Vice President and Controller, of Hanna-Barbera Productions, Inc. and its parent company, The Taft Entertainment Company.

  K. RUPERT MURDOCH has served as a director of the Company since August 1996. Mr. Murdoch is an Executive Director and has been the Chief Executive of News Corp. since its formation in 1979 and has served as its Chairman since 1991. From 1969 to 1979, Mr. Murdoch served as Chief Executive of News International plc, which is now News Corp.'s principal operating subsidiary in the United Kingdom. From 1953 to 1969, Mr. Murdoch served as Chief Executive of News Limited, which is now News Corp.'s principal operating subsidiary in Australia. Mr. Murdoch has served as Chairman of the Star Television Group since 1993 and as a Director of BSkyB since 1990. Mr. Murdoch is also a member of the board of directors of Philip Morris Companies, Inc.

  CHASE CAREY has served as a director of the Company since August 1996. Mr. Carey is an Executive Director and has been the Co-Chief Operating Officer of News Corp. since October 1996. Mr. Carey has served as the Chairman and Chief Executive Officer of FOX Television since July 1994. Mr. Carey is responsible for all divisions of FOX Television including Fox Broadcasting, Fox Television Stations, Twentieth Television's domestic syndication unit and FOX Television's cable interests. Mr. Carey joined Fox Inc. in 1988 as Executive Vice President, served as Chief Financial Officer, and assumed the title of Chief Operating Officer in February 1992. Prior to joining FOX Television, Mr. Carey worked at Columbia Pictures in several executive positions, including President of Pay/Cable and Home Entertainment and Executive Vice President of Columbia Pictures International. Mr. Carey is a member of the boards of directors of Gateway 2000 and Colgate University.

  LAWRENCE JACOBSON has served as a director of the Company since November 1997. Mr. Jacobson was named President of FOX Television Network, in September 1997. Mr. Jacobson had been Executive Vice President of Fox Television since May 1996, and was named Executive Vice President and Chief Financial Officer of Fox Broadcasting Company in July 1994. Mr. Jacobson joined Fox Inc. in December 1990 as Vice President, Finance, and became Senior Vice President, Finance in July 1992. Prior to Fox Inc., Mr. Jacobson had been Vice President of Corporate Finance and Strategic Planning for Weintraub Entertainment Group since December 1989. He joined the company as Vice President, Motion Picture Division, in May 1987. He previously served as Manager, Pay Cable and Home Entertainment Group, Columbia Pictures, from 1985 to 1987.

ELECTION OF DIRECTORS; CHANGE IN CONTROL

  Pursuant to the terms of an Amended and Restated Strategic Stockholders Agreement dated as of August 1, 1997 between, among others, Fox Broadcasting and Haim Saban and the former Saban Stockholders (the "Amended and Restated Strategic Stockholders Agreement"), Fox Broadcasting and Mr. Saban have agreed to vote all of the shares of Class B Common Stock beneficially owned by each of them to the election of three directors designated by Fox Broadcasting and three directors designated by Mr. Saban. If in the future the Company becomes subject to any requirement that the Company's Board of Directors include independent directors, Fox Broadcasting and Mr. Saban are each to include among their respective slates of nominees the number of independent directors necessary to satisfy such requirement. Fox Broadcasting and Mr. Saban will mutually agree on two independent directors. If they are unable to mutually agree, Fox Broadcasting will nominate one independent director and Mr. Saban will nominate the other and they will each vote for both nominees.

  If either Haim Saban or Fox Broadcasting transfers more than one-third of its initial holdings of Class B Common Stock (Mr. Saban's holdings to include the shares of the former Saban Stockholders), then Fox Broadcasting or Mr. Saban, as the case may be, has the right to designate the remaining two-thirds of the authorized number of directors.

  As part of the voting provisions of the Amended and Restated Strategic Stockholders Agreement, both Mr. Saban and Fox Broadcasting have agreed to a standstill whereby neither of them will, without the consent of the other, among other things, (i) purchase, acquire, offer or agree to purchase or acquire any shares of capital stock or other voting securities of the Company;
(ii) solicit stockholders for the approval of stockholder proposals; or (iii) otherwise act, alone or in concert with others, to assert or encourage any other person or entity in seeking to control the management, board of directors or policies of the Company or to propose or effect a business combination, restructuring, recapitalization, liquidation, dissolution or similar transaction.

  Fox Broadcasting's designees are currently K. Rupert Murdoch, Chase Carey and Lawrence Jacobson. Haim Saban, Mel Woods and Shuki Levy are the designees of Haim Saban.

  Under an agreement among Fox Broadcasting, Haim Saban and the former Saban Stockholders, Fox Broadcasting has the right and option, commencing in December 2002 or earlier in certain circumstances, to acquire all of the shares of Class B Common Stock of the Company then held by Mr. Saban and the former Saban Stockholders, and pursuant to the Amended and Restated Strategic Stockholders Agreement, Mr. Saban has the right and option, commencing in December 2000, or earlier in the event of a change in control of Fox Broadcasting or certain limited circumstances, to cause Fox Broadcasting to purchase all of these shares. See "Certain Transactions--Formation of the LLC and the Reorganization."

EXECUTIVE COMPENSATION

  The following table sets forth the aggregate cash and non-cash compensation paid or accrued by the Company to the Chief Executive Officer and the other four most highly compensated executive officers ("Named Executive Officers") compensated in excess of $100,000 for the fiscal year ended June 30, 1997. Compensation decisions are currently made by the President and the Chief Executive Officer.

                          SUMMARY COMPENSATION TABLE

                                              ANNUAL COMPENSATION
                                            -----------------------
                                                                    OTHER ANNUAL
       NAME AND PRINCIPAL POSITION          YEAR   SALARY    BONUS  COMPENSATION
       ---------------------------          ----   ------   ------- ------------
Haim Saban................................  1997 $1,000,000     --      (1)
 Chairman of the Board and Chief Executive
 Officer
Mel Woods.................................  1997    452,100 650,000     (1)
 President, Chief Operating Officer and
 Chief Financial Officer
Margaret Loesch(2)........................  1997    562,500 455,400     (1)
Shuki Levy................................  1997    500,000 700,000     (1)
 Executive Vice President
William Josey.............................  1997    256,300  10,000     (1)
 Senior Vice President, Business Affairs
 and General Counsel of Saban

--------
(1) Less than either $50,000 or 10% of total annual salary and bonus.
(2) Ms. Loesch's employment with the Company was terminated effective November 21, 1997.

  See "Certain Transactions--Transactions between Haim Saban, other Executive Officers and Saban" for information with respect to certain loans, forgiveness of loans and other transactions for the benefit of certain of the Named Executive Officers.

STOCK OPTIONS

  The following table summarizes information with respect to the number of shares of Class A Common Stock underlying stock options held by each of the Named Executive Officers at June 30, 1997, and the value of unexercised
options, assuming a value of $    per share, which is the        .

                   AGGREGATED FISCAL YEAR-END OPTION VALUES

                         NUMBER OF SECURITIES UNDERLYING UNEXERCISED        VALUE OF UNEXERCISED IN-THE-MONEY
                                 OPTIONS AT FISCAL YEAR-END                    OPTIONS AT FISCAL YEAR-END
                         -------------------------------------------        ---------------------------------
          NAME               EXERCISABLE              UNEXERCISABLE           EXERCISABLE        UNEXERCISABLE
          ----               -----------          ----------------------    ----------------   -----------------
Haim Saban..............           --                        --             $                   $
Mel Woods...............          96,982                    64,655
Margaret Loesch(1)......          32,327                   129,310
Shuki Levy..............          96,982                    64,655
William Josey...........           --                        --

--------
(1) Upon the termination of Margaret Loesch's employment with the Company in November 1997, all of her options were terminated.

  Under the terms of the option agreements, an executive whose employment is terminated must sell his or her stock options (together with any shares acquired pursuant to the exercise of such options, the "Option Shares") to the Company for an amount equal to the fair market value of such shares plus the fair market value of the shares with respect to which the executive's option has vested but has not been exercised, less the executive's purchase price. Such amount is to be paid to the executive 10% in cash and 90% by a promissory note to be payable in nine equal annual installments.

  In addition, in the event Haim Saban, any member of his immediate family or any of his affiliated entities (with Haim Saban and such family members, the "Saban Entities") sells to a third party any shares of common stock of the Company (the "Saban Company Shares"), each executive must sell the "applicable percentage" of his or her Option Shares for the same per share consideration paid by the third party for the Saban Company Shares. The "applicable percentage" is equal to the percentage of the Saban Company Shares sold to the third party out of the total shares of the Company owned by the Saban Entities immediately prior to the sale. The Company must purchase such shares for cash consideration equal to the applicable percentage of the per share consideration paid by the third party for the Saban Company Shares multiplied by the number of Option Shares with respect to which such executives' options have vested but have not been exercised, less the purchase price.

EMPLOYMENT AGREEMENTS

 Haim Saban

  Haim Saban has an employment agreement with the Company which extends through June 30, 2002. Pursuant to the terms of the agreement, Mr. Saban is to be paid an annual salary of $1.0 million. Mr. Saban may not be removed or replaced with or without cause until he and the other stockholders of the Company whose shares he controls collectively transfer more than one-third of the number of shares of Class B Common Stock they currently beneficially own. If Mr. Saban is terminated following such an event, he will be entitled to receive an amount equal to his annual base salary from the date of his termination through June 30, 2002. Under the agreement, Mr. Saban may engage in certain activities for his own account, including music publishing, investments and charity. The agreement generally provides that Mr. Saban will not, during the term of his employment and for a period of five years thereafter, compete with the Company.

 William Josey

  William Josey has an employment agreement with Saban that extends through March 31, 2000. Mr. Josey is to be paid an annual base salary of $300,000, $315,000 and $330,000 for each of the 1997-98, 1998-99 and 1999-2000 periods, respectively. The employment agreement provides that the Company may terminate Mr. Josey's employment only for cause.

  The Company has employment agreements with each of Mel Woods and Shuki Levy. Each such agreement contains substantially the same terms and conditions as the others. The Company may terminate each such executive's employment at any time with or without cause, and the executive may terminate his or her employment upon the Company's material breach of the employment agreement. If the executive is terminated by the Company with cause, he or she will be entitled to receive (i) annual base salary for the period in which the date of termination falls, prorated to the date of such termination and (ii) vested rights with respect to certain stock options granted in connection with the employment agreement. Should the executive terminate his or her employment or should his or her employment be terminated by the Company without cause, the executive will be entitled to receive (i) his or her annual base salary for the period in which the date of termination falls, pro-rated to the date of such termination, (ii) severance pay for the balance of the term of the employment agreement, subject to offset against the executive's future earnings, (iii) bonus compensation for the period in which the date of termination falls, pro-rated to the date of such termination and (iv) vested rights with respect to certain stock options granted in connection with the employment agreement.

  Summarized below are terms of the employment agreements that are different for each executive.

  Mel Woods. The term of Mr. Woods' employment agreement with the Company extends through May 31, 1999. Mr. Woods is to be paid an annual base salary of $475,000 and $500,000 for each of the 1997-98 and the 1998-99 periods, respectively, and an annual contingent bonus which is limited to $675,000 and $700,000 for each of the 1997-98 and 1998-99 periods, respectively.

  Shuki Levy. Mr. Levy's employment agreement with the Company extends through May 31, 1999. Mr. Levy is to be paid an annual base salary of $500,000 for each of the 1997-98 and 1998-99 periods and is eligible to receive additional benefits.

                            PRINCIPAL STOCKHOLDERS

  The following table sets forth certain information as of January 1, 1998 with respect to the shares of Class A Common Stock and Class B Common Stock beneficially owned by (i) each director of the Company; (ii) each person known to the Company to be the beneficial owner of more than 5% of either class of Common Stock; (iii) each Named Executive Officer; and (iv) all directors and executive officers of the Company as a group. Except as may be indicated in the footnotes to the table, each of such persons has the sole voting and investment power with respect to the shares owned, subject to applicable community property laws. The address of each person listed is in care of the Company, 10960 Wilshire Boulevard, Los Angeles, California 90024.

                                               CLASS A           CLASS B
                                          COMMON STOCK (1)   COMMOM STOCK (1)
                                          ----------------- ------------------
                                                    PERCENT            PERCENT
                                                      OF      NUMBER     OF
                                           NUMBER    CLASS      OF      CLASS
                                          OF SHARES  OWNED    SHARES    OWNED
                                          --------- ------- ---------- -------
Haim Saban(2)............................                   15,840,000  100.0%
Silverlight Enterprises, L.P.(2)(3)......                    2,759,724   17.4
Fox Broadcasting(2)......................                   15,840,000  100.0
Allen & Co. Incorporated.................  160,000   100.0%
Mel Woods................................   96,982    37.7
Margaret Loesch..........................      --      --          --     --
Shuki Levy...............................   96,982    37.7
William Josey............................      --      --          --     --
K. Rupert Murdoch........................                   15,840,100  100.0
Chase Carey..............................                   15,840,000  100.0
Lawrence Jacobson........................      --      --          --     --
All of the Company's executive officers
 and directors as a group (seven
 persons)................................  193,964   54.8%  15,840,000 100.0%

--------
*  Less than one percent
(1) Under Rule 13d-3 of the Exchange Act, certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by that person (and only that person) by reason of these acquisition rights. As a result, the percentage of outstanding shares of any person as shown in this table does not necessarily reflect the person's actual ownership or voting power with respect to the number of shares of Common Stock actually outstanding at January 1, 1998.
(2) Pursuant to Rule 13d-3 under the Exchange Act, Haim Saban and Fox Broadcasting may be deemed to beneficially own all shares of Class B Common Stock held by each of them, and by the other stockholders identified in the following table, as the result of an agreement (the "Voting Agreement") pursuant to which Mr. Saban and Fox Broadcasting have the right to direct the voting of such shares with respect to all matters submitted to a vote of stockholders, including the election of directors of the Company. With regard to the election of directors, Fox Broadcasting has agreed to vote in favor of three nominees designated by Haim Saban and Haim Saban has agreed to vote in favor of three nominees designated by Fox Broadcasting. If either Haim Saban, together with the entities he controls, or Fox Broadcasting owns less than 2,640,000 shares of Class B Common Stock, then, at the option of the other, the Voting Agreement will terminate. As part of the Voting Agreement, both Mr. Saban and Fox Broadcasting have agreed to a standstill whereby neither of them will, without the consent of the other, among other things, (i) purchase, acquire, offer or agree to purchase or acquire any shares of capital stock or other voting securities of the Company; (ii) solicit stockholders for the approval of stockholder proposals; or (iii) otherwise act, alone or in concert with others, to assert or encourage any other person or entity in seeking to control the management, board of directors or policies of the Company or to propose or effect a business combination, restructuring, recapitalization, liquidation, dissolution or similar transaction. See "Management--Agreement Regarding Election of Directors:
    Change in Control."

(3) Pursuant to Rule 13d-3 under the Exchange Act, Haim Saban may be deemed to beneficially own all shares of Class B Common Stock held by Silverlight Enterprises, L.P. as the result of the Voting Agreement pursuant to which Mr. Saban has the right to direct the voting of these shares with respect to all matters submitted to a vote of the stockholders, including the election of directors of the Company.

    Under agreements between Mr. Saban, the other Saban Stockholders and Fox Broadcasting, Fox Broadcasting has the right and option, commencing in December 2002 or earlier in certain circumstances, to acquire all of the shares of Class B Common Stock of the Company held by Mr. Saban and the other Saban Stockholders and Mr. Saban has the right and option, commencing in December 2000, or earlier in the event of a change in control of Fox Broadcasting or certain limited circumstances, to cause Fox Broadcasting to purchase all of such shares.

    As of January 1, 1998, the total number of shares of Class B Common Stock and the percentage of Class B Common Stock beneficially owned by Mr. Saban, the entities which he controls, and Fox Broadcasting over which each member thereof had sole investment power was as follows:

                                                         NUMBER    AGGREGATE
                                                        OF SHARES VOTING POWER
                                                        --------- ------------
   Haim Saban.......................................... 3,737,844     23.6%
   Quartz Enterprises, L.P. ...........................   760,320      4.8
   Merlot Investments, a California general
    partnership........................................   645,381      4.1
   Silverlight Enterprises, L.P. ...................... 2,759,724     17.4
   Celia Enterprises, L.P. ............................    16,731      0.1
   Fox Broadcasting.................................... 7,920,000     50.0%

(4) Because of their positions with the Company, each of Messrs. Murdoch and Carey may be deemed to beneficially own all of the shares of Class B Common Stock owned or controlled by Fox Broadcasting. Each of Messrs. Murdoch and Carey disclaims any pecuniary interest in such securities.

                       DESCRIPTION OF EQUITY SECURITIES

  The authorized capital stock of the Company consists of 16,000,000 shares of Class A Common Stock, 16,000,000 shares of Class B Common Stock and 20,000,000 shares of Preferred Stock, of which 500,000 shares have been designated as Series A Preferred Stock. As of January 23, 1998, 160,000 shares of Class A Common Stock, 15,840,000 shares of Class B Common Stock and 345,000 shares of Series A Preferred Stock were outstanding.

  The following descriptions contain material provisions of the securities of the Company and certain provisions of the Company's Corrected Restated Certificate of Incorporation and Amended and Restated Bylaws (the "Bylaws").

THE COMMON STOCK

  The holders of Class A Common Stock (the "Class A Stockholders") are entitled to one vote per share and the holders of Class B Common Stock (the "Class B Stockholders") are entitled to ten votes per share. Both classes vote together as a single class. A majority vote (or any other greater percentage) for stockholder action requires a majority of the aggregate number of votes entitled to be cast at such vote. The Company's Corrected Restated Certificate of Incorporation does not provide for cumulative voting rights.

  Subject to the rights of the holders of shares of any series of Preferred Stock, the Class A and Class B Stockholders are to receive like dividends and other similar distributions of the Company. In the case of any split, subdivision, combination or reclassification of shares of Class A or Class B Common Stock, an equivalent split, subdivision, combination or reclassification must be made to the shares of Class B or Class A Common Stock, as the case may be.

  The Class A and Class B Stockholders have equivalent rights to distributions in the event of any liquidation, dissolution or winding up (either voluntary or involuntary) of the Company, in proportion to the number of shares held by them without regard to class.

  In the event of any corporate merger, consolidating purchase or acquisition, the Class A and Class B Stockholders are to receive the same consideration on a per share basis, and if the consideration in such transaction consists in any part of voting securities, the Class B Stockholders are to receive, on a per share basis, voting securities with ten times the number of votes per share as those voting securities to be received by the Class A Stockholders.

  The shares of Class A Common Stock are freely transferable, but the shares of Class B Common Stock are subject to transfer restrictions as set forth more fully in the Company's charter. The Class B Stockholders may only transfer their shares to a "Permitted Transferee" and any unauthorized transfer will cause an automatic conversion of such shares into shares of Class A Common Stock. Regardless of the transfer restriction on the Class B Common Stock, any Class B Stockholder may pledge its shares as collateral security for any indebtedness or other obligation.

  Each share of Class B Common Stock is convertible, at the option of its holder, at any time into one validly issued, fully paid and non-assessable share of Class A Common Stock.

THE SERIES A PREFERRED STOCK

  The holders of the Series A Preferred Stock will receive cash dividends of 9% per annum in arrears, paid quarterly. Any accrued or unpaid dividends will be added to the liquidation price and until such accrued and unpaid dividends are paid in full, the dividend rate will increase to 11.5% of the liquidation price. The liquidation price is $1,000 per share plus any accrued and unpaid dividends.

  Pursuant to the Funding Agreement among News Corp., NPAL, a wholly owned subsidiary of News Corp., and the Company (the "Funding Agreement"), each of News Corp. and NPAL has, jointly and severally, agreed that, upon the occurrence and during the continuation of an event of default under the provisions governing the Series A Preferred Stock in the Company's Corrected Restated Certificate of Incorporation or liquidation, dissolution, winding up or other similar event of the Company, News Corp. or NPAL, as the case may be, will provide the Company with the funds necessary to redeem in full, or pay the liquidation distribution on, all of the outstanding Series A Preferred Stock and to pay any other amounts owing in respect of such shares. Pursuant to the Amended and Restated Strategic Stockholders Agreement (as defined), such funds will be, except under certain circumstances, in the form of an advance or loan to the Company. See "Certain Transactions--Formation of the LLC and the Reorganization." The following constitute events of default with respect to the Series A Preferred Stock under the Corrected Restated Certificate of Incorporation of the Company: (i) the failure by the Company to mandatorily redeem Series A Preferred Stock at the redemption dates indicated below; (ii) a breach for thirty days of any of the covenants contained in the provisions governing the Series A Preferred Stock (which may include a breach of the Funding Agreement, including a net worth covenant therein); and (iii) an event of default under the terms of the preferred stock of NPAL, if any shares of which are outstanding. Upon an event of default, the Series A Preferred Stock may be redeemed, at the holder's option, at a specified redemption price (which may include a penalty under certain circumstances). In addition, pursuant to the Exchange Agreement among NPAL, Liberty Media Corporation ("Liberty Media") and Liberty IFE, each of the holders of the Series A Preferred Stock has the right, upon the occurrence and during the continuation of an event of default under the Corrected Restated Certificate of Incorporation or the liquidation, winding up or other similar event of the Company, to exchange their shares for an equivalent number of shares of preferred stock of NPAL.

  The Series A Preferred Stock issued to Liberty IFE will rank senior as to dividend, redemption and liquidation rights to all other classes and series of capital stock of the Company authorized on the date of issuance, or to any other class or series of capital stock issued while any shares of the Series A Preferred Stock remain outstanding. The Series A Preferred Stock does not have voting rights, except as required by law, nor will holders of Series A Preferred Stock have preemptive rights over any stock or securities that may be issued by the Company.

  The Series A Preferred Stock will be redeemed in 2027 at a price equal to the liquidation price as of the date of such redemption, payable in cash. In years 2017 and 2022, holders of the Series A Preferred Stock have a thirty day period commencing August 2 of such years in which they can require the Company to redeem the Series A Preferred Stock at a price equal to the liquidation price, payable in cash. At any time after August 1, 2007, the Company may, at its option, repurchase all shares of Series A Preferred Stock, again at a price equal to the liquidation price, payable in cash. Under such redemption requirements, any failure by the Company to redeem the Series A Preferred Stock will obligate News Corp. and NPAL to perform under the Funding Agreement.

                             CERTAIN TRANSACTIONS

FORMATION OF THE LLC AND THE REORGANIZATION

  In connection with the formation of the LLC, Haim Saban, Saban and the Fox Parties entered into a series of agreements. As a result of the Reorganization, the LLC became a subsidiary of the Company and the Company is entitled to the benefits of and subject to these agreements.

  On November 1, 1995, Saban, FCN Holding and Fox Broadcasting entered into a LLC Formation Agreement pursuant to which the parties agreed to cause the formation of the LLC. Pursuant thereto, Fox Broadcasting agreed to enter into an Asset Assignment Agreement (described below) with the LLC, and to deliver all cash, documents and other assets at the closing of the formation. In addition, FCN Holding and Saban each paid and contributed $100,000 to the LLC. In consideration for their respective contributions to the LLC, Fox Broadcasting received a non-voting Class A Members Interest and each of Saban and FCN Holding received a Class B Members Interest.

  As a Class A Member of the LLC, Fox Broadcasting was granted a priority right to receive distributions of Distributable Cash (defined below) and other distributions until it had received aggregate distributions in an amount equal to $40 million. "Distributable Cash" generally means the amount of cash available for distribution by the LLC (including cash available from Saban and FCN Holding and their respective subsidiaries), taking into account all cash, debts, liabilities and obligations of the LLC then due and after setting aside reserves to provide for the LLC's capital expenditures, debt service, working capital and expansion plans. As described below, in September 1996, Fox Broadcasting purchased, for $10 million cash, an additional $10 million of Class A Members Interests. Fox Broadcasting also made a $64.5 million interest free loan to the LLC, of which $14.5 million was repaid in September 1996. The $50 million remainder of this loan was to be repaid from time to time out of Distributable Cash of the LLC before any distributions were made on the Class A and Class B Members Interests.

  In connection with the Reorganization, Fox Broadcasting contributed to the Company, pursuant to an Agreement Re Transfer of LLC Interests, the Class A Members Interest and the $50 million remainder of the loan in exchange for the Fox Subordinated Note. In addition, as part of the Agreement Re Transfer of LLC Interests, the Company agreed to convert the Class A Members Interest into a Class B Members Interest, as a result of which the Class B Members Interests are held one-third by each of FCN Holding, Saban and the Company.

  Pursuant to the Asset Assignment Agreement (which survived the
Reorganization), the Fox Parties agreed to provide the LLC certain business opportunities (see "Business--The Strategic Alliance with Fox/News Corp."), and the parties further agreed to the following:

    Programming. The LLC agreed to make programming available at market rates to any program services which were offered to and rejected by the LLC and thereafter operated by the Fox Parties or their affiliates.

    Distribution Services. The Fox Parties and their affiliates were granted a right of first negotiation and first refusal, with certain exceptions, to provide any of the distribution services which the Fox Parties typically provide and which the LLC decides to obtain from a third party. If the Fox Parties or their affiliates do not accept the offer, the LLC may obtain the services from a third party. In the event of any material change in terms, the LLC must reoffer the opportunity to the Fox Parties.

    Other Agreements. The Fox Parties also assigned to the LLC most of their other agreements with FCN, including agreements which had granted the Fox Parties the right, for a fee, to provide programming, distribution and merchandising services for FCN (discussed below). The Fox Parties also assigned to the LLC all of their rights in an Administration Agreement (discussed below) between Fox Broadcasting and FCN pursuant to which Fox Broadcasting agreed to provide for a fee certain administrative services to FCN, including network national advertising sales, commercial trafficking and broadcast operations and certain in-house administrative support in the areas of research, promotions, business affairs, legal affairs and accounting. See "Business--Distribution--Fox Kids Network."

  In addition to assigning to the LLC the agreements referred to above, the Fox Parties agreed to pay to the LLC (i) an amount equal to the aggregate of the distribution fees and commissions received by or credited to the Fox Parties in connection with the merchandising and distribution agreements described under "Other Strategic Relationships," (ii) certain "net" revenues with respect to the existing series properties and (iii) fees and commissions under the Administration Agreement, in each case for the period from June 1, 1995 through December 22, 1995. All of the payments were due on or before July 15, 1996, with interest on the amount in excess of $14.5 million at a rate of 7% per annum. Fox Broadcasting also agreed to contribute to the LLC an amount equal to the difference, if any, between approximately $35.8 million and the amount of actual cash payments made to the LLC pursuant to the Asset Assignment Agreement plus certain dividends paid to a subsidiary of FCN Holding pursuant to the terms of the LLC's Operating Agreement. In September 1996, Fox Broadcasting paid $31 million to satisfy its obligations to the LLC pursuant to these provisions.

  As part of the formation of the LLC, Saban, the Saban Stockholders, Fox Broadcasting, FCN Holding and one of its subsidiaries entered into a Strategic Stockholders Agreement, which provided, among other things, for restrictions on transfer of the stock held by the parties, certain voting rights between them, as well as the terms of the Reorganization. The parties to the Strategic Stockholders Agreement also agreed to provide Haim Saban and the Saban Stockholders and Fox Broadcasting certain registration rights. On August 1, 1997, the Strategic Stockholders Agreement was amended and restated to add provisions regarding voting between Fox Broadcasting and the former Saban Stockholders. See "Ownership and Control of the Company."

  As part of the Amended and Restated Strategic Stockholders Agreement, Haim Saban agreed with Fox Broadcasting Sub as follows: if the Company is unable to meet its obligations (i) to pay any dividend under the terms of the Series A Preferred Stock or to redeem the Series A Preferred Stock, (ii) under its lease of 10960 Wilshire Boulevard, Los Angeles, California, or any obligation guaranteed by News Corp., or (iii) under the Funding Agreement, and either News Corp. or NPAL provides funds to the Company, the advance will be treated as a loan, or if Citibank, in its sole discretion as administrative agent under the Amended Credit Facility, determines it is unacceptable to treat the advance as a loan, the advance will be treated as preferred stock.

  To the extent the advance is treated as a loan and the amount exceeds $50 million, if the advance is not repaid after 18 months (or 12 months for all advances after the third anniversary of the agreement), all or any portion of the advance in excess of $50 million may be converted into shares of Class B Common Stock. If Fox Broadcasting Sub elects to convert any portion of the advance into Class B Common Stock, Haim Saban shall have the right to purchase from Fox Broadcasting Sub up to 50% of the number of shares of Class B Common Stock issued pursuant to the conversion.

  If instead, the advance is treated as preferred stock, the first $50 million of the advance shall be applied to the issuance of shares of Series B Preferred Stock, and the remainder of the advance shall be applied to the issuance of Series C Convertible Preferred Stock, which is convertible into Class B Common Stock at the election of the holder. Each of the Series B and Series C Preferred Stock will have a liquidation preference equal to its issue price of $100,000 per share. The Series B and Series C Preferred Stock will be entitled to dividends at an annual rate of 11.7% of its liquidation value. If Fox Broadcasting Sub elects to convert the Series C Convertible Preferred Stock into Class B Common Stock, Haim Saban will have the right to purchase up to 50% of the number of shares of Class B Common Stock issued pursuant to the conversion. Notwithstanding the agreements, News Corp. has no obligation to make any advances, and the Company has no obligation to accept any amounts from News Corp.

  In September 1996, the LLC paid to Fox Broadcasting $10 million, representing the unpaid balance of a fee for providing all uplink, transponder and other facilities necessary to deliver via satellite Fox Kids Network programming for broadcast to the Fox Kids Network Affiliates, and certain other services. Immediately upon receipt of this $10 million payment, Fox Broadcasting made a contribution to the LLC of $10 million in exchange for the additional Class A Members Interest described above.

  Pursuant to a Stock Ownership Agreement dated December 22, 1995, the LLC was granted an option to purchase, upon the occurrence of certain events, all of the Class B Common Stock held by the Saban

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Stockholders, and any of their transferees. The option may be exercised as follows: (i) for a period of one year following the death of Haim Saban, if he dies prior to December 22, 2012; (ii) upon delivery of written notice by Fox Broadcasting at any time on or after December 22, 2002, or before December 22, 2012; or (iii) upon receipt by Fox Broadcasting of written notice (which generally cannot be delivered prior to December 22, 2000) from Haim Saban of his desire to cause Fox Broadcasting to purchase all of the shares of Class B Common Stock held by the Saban Stockholders. The LLC paid to the Saban Stockholders an aggregate of $80.1 million for the grant of the option. The purchase price formula under the option is based on the fair market value of the Company. In September 1996 the LLC distributed the Stock Ownership Agreement to FCN Holding, which immediately distributed that agreement to Fox Broadcasting Sub.

CERTAIN TRANSACTIONS BETWEEN THE COMPANY AND THE FOX PARTIES

  In October 1997, the Company reached an agreement in principle with Fox/Liberty Networks, LLC ("Fox/Liberty"), a joint venture between News Corp. and Liberty Media, a wholly owned subsidiary of Tele-Communications, Inc., to sell a majority ownership interest in FiT TV to Fox/Liberty (or an affiliate of Fox/Liberty). The Company acquired FiT TV in September 1997 as part of the IFE Acquisition.

  In October 1997, the Company entered into an interim agreement with Twentieth Century Fox Film Corp. ("Twentieth Century Fox"), pursuant to which Twentieth Century Fox agreed to distribute the programming library of MTM, one of the assets acquired in the IFE Acquisition. The Company is in discussions to sell certain MTM assets to Twentieth Century Fox.

  As part of the Reorganization, on July 31, 1997, the Company issued the Fox Subordinated Note to Fox Broadcasting in the principal amount of approximately $104.6 million, which amount was increased to $108.6 million (exclusive of any capitalized interest) on October 28, 1997, and which is to be repaid in May 2008. The parties recently have agreed to restate the Fox Subordinated Note to reflect a change in the interest rate, effective as of the date of issuance. As restated, interest on the original principal amount on the Fox Subordinated Note will accrete quarterly at the rate of 10.427% per annum and interest on the increased principal amount of the Fox Subordinated Note will accrete quarterly at the rate of 10.427% per annum. The Company may prepay the Fox Subordinated Note in whole or in part, subject to the terms of the Amended Credit Facility and the Indentures.

  On August 29, 1997, in connection with the IFE Acquisition, the Company issued the NAHI Bridge Note to NAHI upon substantially the same terms and conditions as the Fox Subordinated Note, except that the NAHI Bridge Note has a principal amount of $345.5 million. The parties recently have agreed to restate the NAHI Bridge Note to reflect a change in the interest rate, effective as of the date of issuance. As restated, the NAHI Bridge Note will accrete interest at a rate of approximately 10.427% per annum. The Company may repay the NAHI Bridge Note in whole or in part, subject to the terms of the Amended Credit Facility and the Indentures. The payment of principal and interest under the NAHI Bridge Note will be subordinated in right to the obligations of the Company under the Old Credit Facility or the Amended Credit Facility, as applicable, and the Notes.

  On August 1, 1997, Saban entered into an amendment to the lease for its corporate headquarters at 10960 Wilshire Boulevard in Los Angeles (the original lease dated July 17, 1995 together with the amendment, the "Lease"). Pursuant to a Guaranty of Lease entered into on August 1, 1997 (the "Guaranty"), News Corp. and NPAL have guaranteed certain of Saban's obligations under the Lease. The Guaranty continues until Saban has paid all obligations due under the Lease. Under the Guaranty, News Corp. and NPAL are liable, jointly and severally, for any amounts not paid by Saban. News Corp.'s and NPAL's aggregate liability under the Guaranty is limited to approximately $8.6 million, to be reduced annually over five years on a straight-line basis.

  In May 1996, Saban entered into an agreement with Fox Video (the "Fox Video Agreement") for the production and distribution of a live-action feature film for the home video market based upon the animated character of Casper (the "Film") which was released by Fox Video in the United States on September 9, 1997. See "Business--Home Video and Telefilms." The distribution term runs through September 8, 2004. Saban has

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the right and obligation to market, distribute (for no fee) and exploit the
Film in all forms of television, non-theatrical and airline markets. Fox Video has the right and obligation to market, manufacture, package, distribute (for no fee) and exploit the Film in home video formats, and will release the Film in major international territories during the next six months. Saban and Fox Video each contributed one-half of the production costs of the Film subject to the rights of both parties to recoup certain of these costs. Saban and Fox Video will share the television net income 55% and 45%, respectively, and the home video net income 45% and 55%, respectively, subject to the participation rights of the Harvey Entertainment Company ("Harvey"), which holds the copyright to Casper.

  Saban has entered into an agreement in principle with Fox Video for the production and distribution of, and currently is in production on, a second live-action feature film for the home video market based upon Casper (the "Sequel"), which Fox Video presently intends to release in the U.S. during September 1998 and in certain major international territories within six months thereafter. The distribution term runs for seven years following initial U.S. release. Saban has the right and obligation to market, distribute, and exploit the Sequel in all forms of television, non-theatrical and airline markets. Fox Video has the right and obligation to market, manufacture, package, distribute, and exploit the Sequel in home video formats. Distribution fees which Saban is entitled to retain in its Casper rights agreement with Harvey are to be contributed by Fox Video and Saban to the gross income to be distributed between Fox Video and Saban. Saban and Fox Video each will contribute one-half of the production costs of the Sequel subject to the rights of both parties to recoup certain of these costs. Saban and Fox Video will share the combined television, non-theatrical, airline, and home video receipts equally, subject to the participation rights of Harvey.

  In August 1996, Fox Video and Saban entered into a Home Video Rights Acquisition Agreement pursuant to which Saban granted to Fox Video the exclusive home video rights to distribute English and Spanish language versions throughout the United States and to distribute English language versions throughout Canada of certain of its programs, including Sweet Valley High, all television programs produced for children and owned or controlled by Saban or FCN, all television programs produced or to be produced pursuant to an agreement with Marvel and all television programs which are owned or controlled first by Marvel and subsequently by Saban, the LLC or the Company. The beginning of the term of this agreement varies by type of program, but the term ends as to all programs between seven and nine years from September 11, 1996. Saban is required to make available for release by Fox Video a minimum of six video titles each year, at least two of which will not have been previously released for home video distribution in any of the territories covered by the agreement. In consideration for the grant of the distribution rights, Fox Video has agreed to pay Saban 50% of gross receipts from these home videos, after deduction of certain expenses.

  In January 1998, Fox Video and Saban concluded a Home Video Rights Acquisition Agreement which was effective as of May 1997 pursuant to which Saban International N.V. granted to Fox Video the exclusive home video rights to distribute local language versions in the "Fox Territories" of certain of Saban's television programs produced for children and owned or controlled by Saban or FCN. The "Fox Territories" are Australia, Denmark, Finland, France, Germany, Italy, Japan, Korea, Mexico, New Zealand, Norway, Spain, Sweden, and the United Kingdom. The term of this agreement began as of May 5, 1997, and ends as to all programs between four and seven years thereafter. Each year during the term, Saban is required to make available for release by Fox Video a minimum of 24 one-hour videocassettes selected from among all children's series not previously licensed in the Fox Territories in home video and which have been broadcast in at least five key Fox Territories. In consideration for the grant of the distribution rights, Fox Video has agreed to pay Saban a $3 million minimum guarantee against 50% of receipts from these home videos, after deduction of the minimum guarantee and certain expenses.

  Saban and Fox Broadcasting are parties to a Barter Syndication Agreement dated as of January 5, 1996, pursuant to which Saban engaged Fox Broadcasting to provide barter advertising sales for the 1996-1997 and 1997-1998 broadcast seasons for the Saban Kids Network. Fox Broadcasting's services include advertising sales, sales administration, account maintenance, ratings processing, credit and collection, sales data entry and reporting and commercials broadcast standards and practices. In consideration for the services rendered by Fox Broadcasting to Saban, Saban has agreed to pay Fox Broadcasting a barter advertising sales fee of $800,000 for the 1996-1997 broadcast season and $840,000 for the 1997-1998 broadcast season.

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  FCN and Fox Broadcasting are parties to an Administration Agreement dated as of February 7, 1990, pursuant to which Fox Broadcasting agreed to provide the following services to FCN: network national advertising sales and the administration thereof, commercial trafficking and broadcast operations (including program delivery to Fox Kids Network Affiliates) and overhead charges related to Fox Broadcasting in-house administrative support in the areas of research, promotion, business affairs, legal affairs and accounting. FCN agreed to pay to Fox Broadcasting a fee equal to 15% of the net advertising revenue (gross advertising revenue less advertising agency commissions) derived with respect to national commercials, commercial material or other advertising matter included or used in connection with any of the programs exhibited on the Fox Kids Network. For the fiscal years ended June
30, 1994 and 1995, FCN paid to Fox Broadcasting approximately $16.2 million and $21.3 million, respectively, in fees pursuant to this agreement. On December 22, 1995, in connection with the terms of the LLC's Operating Agreement, this agreement, and all rights of Fox Broadcasting to receive management fees on or subsequent to June 1, 1995, were assigned to the LLC by the Fox Parties.

  Saban is party to an agreement with Fox Family Films, Inc. ("Distributor") for the distribution of Turbo: A Power Rangers Movie, a "PG-rated" sequel to the original Mighty Morphin Power Rangers motion picture (the "Sequel"), which was released theatrically in the United States in Spring 1997 and in home video in late Summer 1997. Under the terms of the agreement, Saban produced and delivered the Sequel to Distributor for worldwide distribution and granted to Distributor all rights necessary to advertise, promote, publicize and distribute the Sequel. Distributor will hold in perpetuity worldwide theatrical, non-theatrical, home video, and television rights in the movie (except for Israel and the territory reserved to Toei Company Ltd.). Saban will hold the copyright to the Sequel as well as certain rights including, without limitation, merchandising, television series, live stage, publication, radio, theme park and touring, music publishing and soundtrack. Commercial tie-in rights will be mutually controlled by Saban and Distributor. Saban will receive 100% of gross receipts after certain distribution fees and expenses are deducted, based upon a formula set forth in the agreement.

  Saban is party to various program exhibition agreements for the 1996-1997 and 1997-1998 broadcast seasons with FOX Television and one with FoxNet, both subsidiaries of Fox Broadcasting, pursuant to which Saban licenses certain of FOX Television's owned and operated stations and the FoxNet cable television service the right to broadcast certain series. All series are licensed on a barter basis.

  In January 1997, the Company obtained from FOX Television distribution rights to the New World animation library of 515 half-hour episodes of children's programming, which FOX Television acquired as part of its purchase of New World. The Company is in discussions with FOX Television to acquire the New World animation library.

TRANSACTIONS BETWEEN HAIM SABAN, OTHER EXECUTIVE OFFICERS AND SABAN

  From time to time, Saban has loaned and advanced funds to Haim Saban, the Company's Chairman and Chief Executive Officer. The highest aggregate amounts outstanding from Mr. Saban to Saban were approximately $2.7 million for the fiscal year ended June 30, 1995, and $2.7 million for the fiscal year ended June 30, 1996. In connection with the formation of the LLC, on December 22, 1995, Saban forgave in full all amounts then owing from Haim Saban, aggregating $2,649,000. All of these loans accrued interest at the rate of one percent over City National Bank's prime rate.

  Haim Saban has in the past loaned and advanced funds to Saban to cover the working capital needs of Saban. The highest aggregate amounts outstanding from Saban to Mr. Saban were approximately $13.3 million for the fiscal year ended June 30, 1994 and $9.0 million for the fiscal year ended June 30, 1995. The balance of these loans was repaid in full in October 1994. All of the loans owing to Mr. Saban accrued interest at the rate of one percent over City National Bank's prime rate.

  From time to time, Saban has loaned and advanced funds to Shuki Levy, the Company's Executive Vice President. For the past four fiscal years, the highest aggregate amounts outstanding from Mr. Levy to Saban were

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$1.0 million for the fiscal year ended June 30, 1995, $1.2 million for the fiscal years ended June 30, 1996 and June 30, 1997 and the three months ended September 30, 1997. As of September 30, 1997, the total amount outstanding, including accrued and unpaid interest, was $1.2 million. All of the amounts outstanding under these loans accrued interest at rates ranging from 5% to 9% per annum.

  Saban currently leases and distributes certain of its properties (e.g., motion pictures, television programs, merchandising and licensing rights) in Israel through Duveen Trading Ltd., a corporation wholly owned by Haim Saban's brother. The term of the agreement extends through December 31, 2000. $500,000 is currently owed to Saban by Duveen Trading Ltd. under this agreement.

  In connection with Mr. Saban's employment agreement, the LLC agreed to reimburse Mr. Saban for all out-of-pocket costs and expenses for domestic and international travel, including private air charter which may include aircraft owned by Mr. Saban. Saban has entered into a contract with the agency which leases Mr. Saban's airplane to charter from that agency Mr. Saban's or another similar airplane for a minimum of fifty charter hours during a twelve-month period. From July 1, 1996 through June 30, 1997, Saban paid approximately $875,000 for such services. For the three months ended September 30, 1997, Saban paid approximately $57,000 for such services.

  In September 1994, Saban entered into a music services agreement (the "Music Agreement") with Haim Saban, which agreement was amended in June 1995 and assigned to a corporation wholly owned by Mr. Saban in January 1996. Under the terms of the Music Agreement, all original theme music, underscores, cues and songs for use in all programming produced by Saban will be supplied to Saban through Mr. Saban. Saban is entitled to license third party musical compositions for use in its programming so long as such compositions neither are used as opening or closing themes nor constitute more than 15% of the total musical content of any program or episode, without Mr. Saban's prior written consent. Saban has the royalty-free right to use the compositions in articles of merchandise such as home video units, video games and interactive toys. Saban has been granted the non-exclusive, worldwide and perpetual license to (i) synchronize and perform compositions in theatrical motion pictures and (ii) synchronize compositions in all other forms of programming. Saban creates and owns all right, title and interest in master recordings of compositions for use in Saban's programming, and Saban owns the proceeds derived from all forms of exploitation thereof. In consideration for the provision of the compositions to Saban, Mr. Saban is entitled to receive all publishing income, directly or through Saban, in connection with the exploitation of such compositions. Saban is entitled to reimbursement from Mr. Saban of certain costs associated with the creation of the compositions. For the year ended June 30, 1997, and for the three months ended September 30, 1997, Mr. Saban paid approximately $374,000 and $211,000, respectively, to Saban for reimbursement of costs to Saban. For the eight months ended June 30, 1996, Mr. Saban made no payments for reimbursement of costs to Saban. At June 30, 1997 and September 30, 1997, approximately $211,000 and $85,000, respectively, was owed to Saban by Mr. Saban pursuant to the Music Agreement.

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                       DESCRIPTION OF OTHER INDEBTEDNESS

  Amended Credit Facility. On October 28, 1997, upon consummation of the Offering, the Old Credit Facility was amended to provide for a $710 million facility comprised of a seven-year amortizing term loan and a seven-year reducing revolving credit facility under which FCN Holding, Saban and IFE are borrowers (the "Co-borrowers"). Fox Kids Worldwide, Inc. is not a borrower under the Amended Credit Facility but is a guarantor. Fox Kids Holdings, LLC, a newly created, wholly owned subsidiary of Fox Kids Worldwide, Inc. ("FK Holdings"), holds the equity interests of the Co-Borrowers and also guarantees the obligations under the Amended Credit Facility. The following summary does not purport to be a complete description of the Amended Credit Facility.

  Borrowings under the Amended Credit Facility are unconditionally guaranteed by each Co-borrower and each subsidiary that is wholly owned, directly or indirectly, by any of the Co-borrowers (subject to certain limitations for foreign subsidiaries). In addition, borrowings under the Amended Credit Facility and the guarantees are secured by the equity interests of FK Holdings, the borrowers and their subsidiaries (subject to certain limitations for foreign and less than wholly owned subsidiaries) and intercompany indebtedness.

  Under the Amended Credit Facility, subject to certain conditions, the Co-borrowers will be required to make certain mandatory prepayments. The borrowings under the Amended Credit Facility will bear interest at the Company's option at a rate per annum equal to either LIBOR or a base rate plus, in each case, an applicable interest rate margin. In connection with the Amended Credit Facility, the Company pays a commitment fee on the unused and available amounts under the Amended Credit Facility.

  The Amended Credit Facility contains a number of significant covenants that, among other things, limit the ability of FK Holdings and the Co-borrowers and their respective subsidiaries to incur additional indebtedness, create liens and other encumbrances, make certain payments and investments, make capital expenditures, make distributions to owners and repurchase debt and equity. In addition, the Amended Credit Facility requires the maintenance of certain specified financial and operating covenants, including, without limitation, capital expenditure limitations and ratios of EBITDA to fixed charges, total debt to EBITDA and EBITDA to interest expense. The Amended Credit Facility also contains representations, warranties, covenants, conditions and events of default customary for senior credit facilities of similar size and nature.

  Fox Subordinated Note. As part of the Reorganization, on July 31, 1997, the Company issued the Fox Subordinated Note to Fox Broadcasting in the principal amount of approximately $104.6 million, which amount was increased to $108.6 million (exclusive of any capitalized interest) on October 28, 1997, and which is to be repaid in May 2008. The parties recently have agreed to restate the Fox Subordinated Note to reflect a change in the interest rate, effective as of the date of issuance. As restated, interest on the original principal amount on the Fox Subordinated Note will accrete quarterly at the rate of 10.427% per annum and interest on the increased principal amount of the Fox Subordinated Note will accrete quarterly at the rate of 10.427% per annum. The Company may prepay the Fox Subordinated Note in whole or in part, subject to the terms of the Amended Credit Facility and the Indentures. The payment of principal and interest under the Fox Subordinated Note will be subordinated in right to the obligations of the Company under the Old Credit Facility or the Amended Credit Facility, as applicable, and the Notes.

  NAHI Bridge Note. On August 29, 1997, in connection with the IFE Acquisition, the Company issued the NAHI Bridge Note to NAHI upon substantially the same terms and conditions as the Fox Subordinated Note, except that the NAHI Bridge Note has a principal amount of $345.5 million. The parties recently have agreed to restate the NAHI Bridge Note to reflect a change in the interest rate, effective as of the date of issuance. As restated, the NAHI Bridge Note will accrete interest at a rate of approximately 10.427% per annum. The Company may repay the NAHI Bridge Note in whole or in part, subject to the terms of the Amended Credit Facility and the Indentures. The payment of principal and interest under the NAHI Bridge Note will be subordinated in right to the obligations of the Company under the Old Credit Facility or the Amended Credit Facility, as applicable, and the Notes. Approximately $105.8 million (including interest) was outstanding under the NAHI Bridge Note as of December 31, 1997; however, no payments are due until March 2008.


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                           DESCRIPTION OF THE NOTES

  THE TERMS OF THE NOTES ARE IDENTICAL IN ALL MATERIAL RESPECTS TO THE OLD NOTES, EXCEPT FOR CERTAIN TRANSFER RESTRICTIONS AND REGISTRATION RIGHTS RELATING TO THE OLD NOTES. THE DESCRIPTION OF THE NOTES CONTAINED HEREIN ASSUMES THAT ALL OLD NOTES ARE EXCHANGED FOR NOTES IN THE EXCHANGE OFFER. TO THE EXTENT THAT OLD NOTES REMAIN OUTSTANDING AFTER THE CONSUMMATION OF THE EXCHANGE OFFER, THE OLD NOTES AND THE NOTES WILL BE REDEEMED OR REPURCHASED PRO RATA PURSUANT TO THE PROVISIONS CONTAINED IN THE INDENTURES AND DESCRIBED HEREIN. IN ADDITION, AS THE OLD NOTES WERE, AND THE NOTES WILL BE, ISSUED UNDER THE INDENTURES, TO THE EXTENT THAT OLD NOTES REMAIN OUTSTANDING AFTER CONSUMMATION OF THE EXCHANGE OFFER, ANY ACTION DESCRIBED HEREIN AS PERMITTED OR REQUIRED TO BE TAKEN THEREUNDER BY A SPECIFIED PORTION OF THE HOLDERS OF THE NOTES MAY ONLY BE TAKEN BY SUCH PORTION OF THE HOLDERS OF THE OLD NOTES AND THE NOTES, COUNTED AS A SINGLE SERIES.

  The Old Senior Notes were issued, and the Senior Notes will be issued, under an Indenture dated as of October 28, 1997 (the "Senior Notes Indenture") between the Company and The Bank of New York, as trustee (the "Trustee"). The Old Senior Discount Notes were issued, and the Senior Discount Notes will be issued, under an Indenture dated as of October 28, 1997 (the "Senior Discount Notes Indenture" and, together with the Senior Notes Indenture, the "Indentures"), between the Company and The Bank of New York, as Trustee. The Indentures are not and will not be qualified under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), except upon effectiveness of a registration statement for the Exchange Offer. By their terms, however, the Indentures will incorporate certain provisions of the Trust Indenture Act and, upon consummation of the Exchange Offer, the Indentures will be subject to and governed by the Trust Indenture Act. The following summary of the material provisions of the Indentures and the Notes does not purport to be complete and is subject to, and qualified in its entirety by, reference to the provisions of the Indentures and the Notes, including the definitions of certain terms contained therein and those terms made part of the Indentures by reference to the Trust Indenture Act. A copy of each of the Indentures is attached as an exhibit to the Registration Statement. The definition of certain capitalized terms used in the following summary are set forth below under "--Certain Definitions." References in this section to the Company refer to Fox Kids Worldwide, Inc. without its subsidiaries.

GENERAL

  The Notes will be issued only in registered form without coupons, in denominations of $1,000 and integral multiples thereof. The Company has appointed The Bank of New York to serve as registrar and paying agent under the Indentures at its offices at 101 Barclay Street, New York, New York. No service charge will be made for any transfer, exchange or redemption of Notes, except in certain circumstances for any tax or other governmental charge that may be imposed in connection therewith.

RANKING

  The Notes will be senior unsecured obligations of the Company and will rank senior in right of payment to all future subordinated indebtedness of the Company. Claims of the holders of the Notes will effectively be subordinated to the claims of creditors of the Company's subsidiaries, including the banks under the Bank Facility.

MATURITY, INTEREST AND PRINCIPAL OF THE SENIOR NOTES

  The Senior Notes will be limited to $475,000,000 aggregate principal amount and will mature on November 1, 2007. Cash interest on the Senior Notes will accrue at the rate of 9 1/4% per annum and will be payable semi-annually in arrears on each May 1 and November 1, commencing May 1, 1998, to the holders of record of the Senior Notes at the close of business on the April 15 and October 15 immediately preceding such interest payment date. Interest on the Senior Notes will accrue from the most recent date to which interest has been paid

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or, if no interest has been paid, from the original date of issuance (the
"Issue Date"). Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

MATURITY, INTEREST AND PRINCIPAL OF THE SENIOR DISCOUNT NOTES

  The Senior Discount Notes will be limited to $618,670,000 aggregate principal amount at maturity and will mature on November 1, 2007. The Senior Discount Notes will be issued in exchange for the Old Senior Discount Notes which were issued at a discount to their aggregate principal amount at maturity and generated gross proceeds of approximately $375,000,000. Based on the issue price thereof, the yield to maturity of the Senior Discount Notes is 10 1/4% (computed on a semi-annual bond equivalent basis), calculated from October 28, 1997. See "Certain United States Federal Income Tax Considerations."

  Cash interest will not accrue or be payable on the Senior Discount Notes prior to November 1, 2002. Thereafter, cash interest on the Senior Discount Notes will accrue at a rate of 10 1/4% per annum and will be payable semi-annually in arrears on each May 1 and November 1, commencing on May 1, 2003, to the holders of record of the Senior Discount Notes at the close of business on the April 15 and October 15, respectively, immediately preceding such interest payment date; provided, however, that at any time prior to November 1, 2002, the Company may elect (the "Cash Interest Election") on any interest payment date (the date of such Cash Interest Election, the "Cash Interest Election Date") to commence the accrual of cash interest from and after the Cash Interest Election Date, in which case the principal amount at maturity of each Senior Discount Note will on such interest payment date be reduced to the Accreted Value of such Senior Discount Note as of such interest payment date, and cash interest (accruing at a rate of 10 1/4% per annum from the Cash Interest Election Date) shall be payable with respect to such Senior Discount Note on each interest payment date thereafter. Cash interest will accrue from the most recent interest payment date to which interest has been paid or, if no interest has been paid, from the earlier of November 1, 2002 or the Cash Interest Election Date. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

OPTIONAL REDEMPTION

  Optional Redemption of Senior Notes. The Senior Notes will be redeemable at the option of the Company, in whole or in part, at any time on or after November 1, 2002, at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest, if any, to the redemption date, if redeemed during the 12-month period beginning on November 1 of the years indicated below:

                                                   REDEMPTION
           YEAR                                      PRICE
           ----                                    ----------
           2002...................................  104.625%
           2003...................................  103.083%
           2004...................................  101.542%
           2005 and thereafter....................  100.000%

  In addition, at any time, or from time to time, on or prior to November 1, 2000, the Company may, at its option, use the net cash proceeds of (a) one or more Public Equity Offerings (as defined below) or (b) sales of Qualified Equity Interests to Strategic Equity Investors resulting in gross cash proceeds to the Company of at least $100,000,000 to redeem, on a pro rata basis, up to an aggregate of 35% of the principal amount of the Senior Notes originally issued, at a redemption price equal to 109.25% of the principal amount thereof plus accrued and unpaid interest, if any, to the redemption date; provided that at least 65% of the originally issued principal amount of Senior Notes remains outstanding immediately after the occurrence of such redemption.

  "Public Equity Offering" means an underwritten public offering of Qualified Equity Interests of the Company pursuant to a registration statement filed with the Commission in accordance with the Securities Act, which public equity offering results in gross cash proceeds to the Company of not less than $100,000,000.

  Optional Redemption of Senior Discount Notes. The Senior Discount Notes will be redeemable at the option of the Company, in whole or in part, at any time on or after November 1, 2002, at the redemption prices

(expressed as a percentage of principal amount at maturity) set forth below, plus accrued and unpaid interest thereon, if any, to the redemption date, if redeemed during the 12-month period beginning on November 1 of the years indicated below:

                                                   REDEMPTION
           YEAR                                      PRICE
           ----                                    ----------
           2002...................................  105.125%
           2003...................................  103.417%
           2004...................................  101.708%
           2005 and thereafter....................  100.000%

  In addition, prior to November 1, 2000, the Company may redeem up to 35% of the originally issued principal amount at maturity of the Senior Discount Notes at a redemption price equal to 110.25% of the Accreted Value of the Senior Discount Notes so redeemed at the redemption date or, if a Cash Interest Election has been made, 110.25% of the principal amount at maturity of the Senior Discount Notes so redeemed, plus accrued and unpaid interest thereon, if any, to the redemption date, with the net cash proceeds of (a) one or more Public Equity Offerings or (b) sales of Qualified Equity Interests of the Company to one or more Strategic Equity Investors resulting in gross cash proceeds to the Company of at least $100,000,000 in the aggregate; provided, however, that at least 65% of the originally issued principal amount at maturity of the Senior Discount Notes would remain outstanding immediately after giving effect to any such redemption.

  Selection and Notice. In the event that less than all of an issue of Notes are to be redeemed at any time, selection of such Notes for redemption will be made by the applicable Trustee in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed or, if the Notes are not then listed on a national securities exchange, on a pro rata basis, by lot or by such method as the Trustee shall deem fair and appropriate; provided, however, that Notes shall only be redeemable in principal amounts of $1,000 or an integral multiple of $1,000, provided, further, that any redemption following one or more Public Equity Offerings or sales of Qualified Equity Interests shall be made on a pro rata basis or as nearly a pro rata basis as practicable (subject to the procedures of DTC). Notice of redemption shall be mailed by or on behalf of the Company by first-class mail at least 30 but not more than 60 days before the redemption date to each holder of Notes to be redeemed at its registered address. In order to effect a redemption with the proceeds of any Public Equity Offering or sales of Qualified Equity Interests to one or more Strategic Equity Investors, the Company shall send a redemption notice to the applicable Trustee not later than 60 days after the consummation of any such Public Equity Offering or sale of Qualified Equity Interests to one or more Strategic Equity Investors, as the case may be. If any Note is to be redeemed in part only, the notice of redemption that relates to such Note shall state the portion of the principal amount thereof to be redeemed. A new Note in a principal amount equal to the unredeemed portion thereof will be issued in the name of the holder thereof upon surrender for cancellation of the original Note. On and after the redemption date, interest will cease to accrue on Notes or portions thereof called for redemption, unless the Company defaults in the payment of the redemption price.

SINKING FUND

  The Notes will not be entitled to the benefit of any mandatory sinking fund.

CHANGE OF CONTROL

  Upon the occurrence of a Change of Control, the Company shall be obligated to make an offer to purchase (a "Change of Control Offer"), on a business day (the "Change of Control Purchase Date") not more than 60 nor less than 30 days following the occurrence of the Change of Control, all of the then outstanding Notes tendered at a purchase price in cash (the "Change of Control Purchase Price") equal to (x) with respect to the Senior Notes, 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the Change of Control Purchase Date and (y) with respect to the Senior Discount Notes, 101% of the Accreted Value on the Change of Control Purchase Date, unless the Change of Control Purchase Date is on or after the earlier to occur of November 1, 2002 and the Cash Interest Election Date, in which case such Change of Control Purchase Price shall be equal to 101% of the aggregate principal amount at maturity thereof, plus accrued and unpaid interest thereon, if any, to the Change of Control Purchase Date. The Company shall be required to purchase all Notes tendered into the Change of Control Offer and not withdrawn. The Change of Control Offer is required to remain open for at least 20 business days and until the close of business on the Change of Control Purchase Date.

  In order to effect such Change of Control Offer, the Company shall, not later than the 30th day after the Change of Control, mail to each holder of Notes notice of the Change of Control Offer, which notice shall govern the terms of the Change of Control Offer and shall state, among other things, the procedures that holders of Notes must follow to accept the Change of Control Offer. Prior to mailing a notice of a Change of Control Offer, but in any event within 30 days following a Change of Control, the Company shall either permanently repay all outstanding amounts under the Bank Facility and terminate all commitments of the lenders thereunder or offer to permanently repay in full all outstanding amounts under the Bank Facility and permanently repay the Obligations held by each lender who has accepted such offer or obtain the requisite consents, if any, under the Bank Facility to permit the repurchase of the Notes required hereby. The failure to mail notice of the Change of Control Offer when required will nonetheless constitute a Default under the Indentures.

  If a Change of Control Offer is made, there can be no assurance that the Company will have available funds sufficient to pay the Change of Control Purchase Price for all of the Notes that might be delivered by holders of Notes seeking to accept the Change of Control Offer. The Company shall not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements applicable to a Change of Control Offer made by the Company and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer.

  The definition of "Change of Control" excludes certain transactions by Permitted Holders, including a direct or indirect sale, lease, exchange or other transfer of all or substantially all of the assets of the Company to Permitted Holders. The provisions of the Indentures may not afford Noteholders protection in the event of a highly leveraged transaction, reorganization, restructuring, merger or similar transaction involving the Company if such transaction is not a transaction defined as a "Change of Control."

  The use of the term "all or substantially all" in provisions of the Indentures such as clause (b) of the definition of "Change of Control" and under "--Consolidation, Mergers, Sale of Assets, Etc." has no clearly established meaning under New York law (which governs the Indentures) and has been the subject of limited judicial interpretation in only a few jurisdictions. Accordingly, there may be a degree of uncertainty in ascertaining whether any particular transaction would involve a disposition of "all or substantially all" of the assets of a person, which uncertainty should be considered by prospective purchasers of Notes.

  The Company will comply with Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder, to the extent such laws or regulations are applicable, in the event that a Change of Control occurs and the Company is required to purchase Notes as described above.

CERTAIN COVENANTS

  The Indentures contain the following covenants, among others; provided however, that if no Default shall have occurred and be continuing, after the Notes are rated by both Moody's Investor Services, Inc. (or its successors) and Standard & Poor's Rating Group (or its successors) in one of its generic rating categories which signifies investment grade (which at the date hereof are the four highest rating categories (within which there are sub-categories indicating relative standing)) the limitations set forth below under the captions "Limitation on Indebtedness," "Limitation on Restricted Payments," "Disposition of Proceeds of Asset Sales," "Limitation on Preferred Stock of Subsidiaries," "Limitation on Transactions with Affiliates," "Limitation on Dividends and other Payment Restrictions Affecting Restricted Subsidiaries," "Limitation on Sale-Leaseback Transactions" and "Limitation on Designation of Unrestricted Subsidiaries" and in clause (c) under "Consolidation, Merger, Sale of Assets, etc." shall no longer be applicable.

  Limitation on Indebtedness. The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or in any manner become directly or indirectly liable, contingently or otherwise (in each case, to "incur"), for the payment of any Indebtedness (including any Acquired Indebtedness) other than Permitted Indebtedness, unless the ratio of (i) the aggregate consolidated principal amount of Indebtedness of the Company and its Restricted Subsidiaries outstanding as of the most recently available quarterly or annual consolidated balance sheet, after giving pro forma effect to the incurrence of such Indebtedness and any other Indebtedness incurred since such balance sheet date and the receipt and application of the proceeds thereof, to (ii) Consolidated Cash Flow of the Company and its Restricted Subsidiaries for the four full fiscal quarters next preceding the incurrence of such Indebtedness for which consolidated financial statements are available, determined on a pro forma basis as if any such Indebtedness had been incurred and the proceeds thereof had been applied at the beginning of such four fiscal quarters, would be less than 6.0 to 1.

  Limitation on Restricted Payments. The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly:

    (a) declare or pay any dividend or make any other distribution or payment on or in respect of Capital Stock of the Company or any of its Restricted Subsidiaries or make any payment to the direct or indirect holders (in their capacities as such) of Capital Stock of the Company or any of its Restricted Subsidiaries (other than dividends or distributions payable solely in Capital Stock of the Company (other than Redeemable Capital Stock) or in options, warrants or other rights to purchase Capital Stock of the Company (other than Redeemable Capital Stock)) (other than the declaration or payment of dividends or other distributions to the extent declared or paid to the Company or any Restricted Subsidiary),

    (b) purchase, redeem, defease or otherwise acquire or retire for value any Capital Stock (other than Redeemable Capital Stock) of the Company (or of any Restricted Subsidiary of the Company if such Capital Stock is owned by an Affiliate of the Company) or any options, warrants, or other rights to purchase any such Capital Stock (other than any such securities owned by a Restricted Subsidiary),

    (c) make any principal payment on, or purchase, defease, repurchase, redeem or otherwise acquire or retire for value, prior to any scheduled maturity, scheduled repayment, scheduled sinking fund payment or other Stated Maturity, any Redeemable Capital Stock or Subordinated Indebtedness of the Company (other than any such Redeemable Capital Stock or Subordinated Indebtedness owned by the Company or a Restricted Subsidiary),

    (d) make any Investment (other than any Permitted Investment) in any person, or

    (e) (i) make any principal, interest or other payments on or in respect of Deeply Subordinated Shareholder Loans or (ii) make any principal, interest (other than interest payments after November 1, 2002) or other payments on or in respect of the Existing Subordinated Notes or any Existing Subordinated Note Refinancing Debt

(such payments or Investments described in the preceding clauses (a), (b), (c), (d) and (e) are collectively referred to as "Restricted Payments"), unless, at the time of and after giving effect to the proposed Restricted Payment (the amount of any such Restricted Payment, if other than cash, shall be the Fair Market Value of the asset(s) proposed to be transferred by the Company or such Restricted Subsidiary, as the case may be, pursuant to such Restricted Payment), (A) no Default or Event of Default shall have occurred and be continuing, (B) immediately prior to and after giving effect to such Restricted Payment, the Company would be able to incur $1.00 of additional Indebtedness (other than Permitted Indebtedness) and (C) the aggregate amount of all Restricted Payments declared or made from and after the Issue Date would not exceed the sum of:

    (1) the excess of the aggregate Consolidated Cash Flow of the Company minus the product of 1.5 times the Consolidated Interest Expense of the Company accrued on a cumulative basis during the period beginning on the Issue Date and ending on the last day of the fiscal quarter of the Company immediately preceding the date of such proposed Restricted Payment;

    (2) the aggregate net cash proceeds received by the Company as capital contributions to the Company after the Issue Date and which constitute shareholders' equity of the Company in accordance with GAAP;

    (3) the aggregate net cash proceeds received by the Company from the issuance or sale of Capital Stock (excluding Redeemable Capital Stock) of the Company to any person (other than to a Subsidiary of the Company) after the Issue Date;

    (4) the aggregate net cash proceeds received by the Company from any person (other than a Subsidiary of the Company) upon the exercise of any options, warrants or rights to purchase shares of Capital Stock (other than Redeemable Capital Stock) of the Company after the Issue Date;

    (5) the aggregate net cash proceeds received after the Issue Date by the Company from any person (other than a Subsidiary of the Company) for debt securities that have been converted or exchanged into or for Capital Stock of the Company (other than Redeemable Capital Stock) (to the extent such debt securities were originally sold for cash) plus the aggregate amount of cash received by the Company (other than from a Subsidiary of the Company) in connection with such conversion or exchange;

    (6) the aggregate net cash proceeds received after the Issue Date by the Company from the issuance of Deeply Subordinated Shareholder Loans to a Permitted Holder (other than a Subsidiary of the Company);

    (7) in the case of the disposition or repayment of any Investment constituting a Restricted Payment after the Issue Date, an amount equal to the lesser of the return of capital with respect to such Investment and the initial amount of such Investment, in either case, less the cost of the disposition of such Investment; and

    (8) so long as the Designation thereof was treated as a Restricted Payment made after the Issue Date, with respect to any Unrestricted Subsidiary that has been redesignated as a Restricted Subsidiary after the Issue Date in accordance with "--Limitation on Designations of Unrestricted Subsidiaries" below, the Fair Market Value of the Company's interest in such Subsidiary calculated in accordance with GAAP, provided that such amount shall not in any case exceed the Designation Amount with respect to such Restricted Subsidiary upon its Designation, minus:

  the Designation Amount (measured as of the date of Designation) with respect to any Subsidiary of the Company which has been designated as an Unrestricted Subsidiary after the Issue Date in accordance with "-- Limitations on Designations of Unrestricted Subsidiaries" below.

  For purposes of the preceding clause (C)(4), the value of the aggregate net proceeds received by the Company upon the issuance of Capital Stock upon the exercise of options, warrants or rights will be the net cash proceeds received upon the issuance of such options, warrants or rights plus the incremental amount received by the Company upon the exercise thereof.

  None of the foregoing provisions will prohibit, so long, in the case of clauses (ii) through (v) and (viii) below, as there is no Default or Event of Default continuing, (i) the payment of any dividend or distribution within 60 days after the date of its declaration, if at the date of declaration such payment would be permitted by the foregoing paragraph; (ii) the redemption, repurchase or other acquisition or retirement of any shares of any class of Capital Stock in exchange for, or out of the net cash proceeds of, a substantially concurrent issue and sale of other shares of Capital Stock (other than Redeemable Capital Stock) of the Company to any person (other than to a Subsidiary of the Company); provided, however, that such net cash proceeds are excluded from clause (C) of the preceding paragraph; (iii) any redemption, repurchase or other acquisition or retirement of Subordinated Indebtedness by exchange for, or out of the net cash proceeds of, a substantially concurrent issue and sale of (1) Capital Stock (other than Redeemable Capital Stock) of the Company to any person (other than to a Subsidiary of the Company); provided, however, that any such net cash proceeds are excluded from clause (C) of the preceding paragraph; or (2) Indebtedness of the Company so long as such Indebtedness is Subordinated Indebtedness which
(w) has no Stated Maturity earlier than the 91st day after the Maturity Date,
(x) has an Average Life to Stated Maturity greater than the remaining Average Life to Stated Maturity of the Notes, (y) is subordinated to the Notes in the same manner and to the same extent as the Subordinated Indebtedness so purchased, exchanged, redeemed, acquired or retired and (z) if the proceeds of such Indebtedness is to purchase, redeem, acquire or retire all of the Existing Subordinated Notes ("Existing Subordinated Note Refinancing Debt"), such Existing Subordinated Note Refinancing Debt provides for no cash payments of interest prior to November 1, 2002 other than cash payments otherwise permitted by this covenant; (iv) any redemption, repurchase or other acquisition or retirement of Deeply Subordinated Shareholder Loans by exchange for, or out of the net cash proceeds of, a substantially concurrent issue and sale of (1) Capital Stock (other than Redeemable Capital Stock) of the Company to any person (other than a Subsidiary of the Company) or (2) other Deeply Subordinated Shareholder Loans to any Permitted Holder, provided, however, that, in either case, such net cash proceeds are excluded from clause (C) of the preceding paragraph; (v) Investments constituting Restricted Payments made as a result of the receipt of non-cash consideration from any Asset Sale made pursuant to and in compliance with the Indentures; (vi) payments to purchase Capital Stock of the Company from management or employees of the Company or any of its Subsidiaries, or their authorized representatives, upon the happening of an event which provides for payment under any applicable plan, or upon the death, disability or termination of employment of such employees, in aggregate amounts under this clause (vi) not to exceed $8,000,000 in any fiscal year of the Company; (vii) the payment of pro rata dividends to holders of Capital Stock of Restricted Subsidiaries; (viii) the payment of dividends on the Existing Preferred in accordance with its terms as in effect on the Issue Date (or payments in comparable amounts to such dividends and at comparable times in respect of claims by News Corp. or NPAL arising from News Corp. or NPAL having cured or avoided a default by the Company in respect of the Existing Preferred or the Company's Wilshire Boulevard lease; provided amounts contributed to the Company by News Corp. or NPAL for such purpose shall not be included in the calculation of clause (C) above); (ix) the payment of in-kind interest in respect of Deeply Subordinated Shareholder Loans and in respect of Existing Subordinated Notes; and (x) the repayment of the Existing Subordinated Notes contemplated under "Use of Proceeds" in this Prospectus. Any payments made pursuant to clauses (i), (v) and (vi) (to the extent that such dividends are not included in Consolidated Interest Expense) of this paragraph shall, without duplication, be taken into account in calculating the amount of Restricted Payments made from and after the Issue Date.

  Limitation on Liens. The Company will not, and will not permit any of its Subsidiaries to, create, incur, assume or suffer to exist any Liens of any kind against or upon any of its property or assets, or any proceeds therefrom, unless the Notes are equally and ratably secured (except that Liens securing Subordinated Indebtedness shall not be permitted in any circumstances), except for (a) Liens securing the Notes; (b) Liens securing Indebtedness which is (i) incurred to refinance Indebtedness which has been secured by a Lien permitted under the Indenture and (ii) incurred in accordance with the provisions of the Indenture; provided, however, that such Liens do not extend to or cover any property or assets of the Company or any of its Restricted Subsidiaries not securing the Indebtedness so refinanced; and (c) Permitted Liens.

  Disposition of Proceeds of Asset Sales. The Company will not, and will not permit any of its Restricted Subsidiaries to, make any Asset Sale unless (a) the Company or such Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the Fair Market Value of the shares or assets sold or otherwise disposed of and (b) at least 75% of such consideration consists of cash or Cash Equivalents or properties or assets that will be used in the business of the Company and its Restricted Subsidiaries provided that the amount of any liabilities (other than Subordinated Indebtedness or Indebtedness of a Restricted Subsidiary that would not constitute Restricted Subsidiary Indebtedness) that are assumed by the transferee of any such assets pursuant to an agreement that unconditionally releases the Company or such Restricted Subsidiary, as the case may be, from further liability shall be treated as cash for purposes of this covenant. The Company or the applicable Restricted Subsidiary, as the case may be, shall, at the Company's option, (i) apply the Net Cash Proceeds from any such Asset Sale within 365 days of the receipt thereof to repay Indebtedness under the Bank Facility and elect to permanently reduce the commitments thereunder by the amount of Indebtedness so repaid, (ii) apply the Net Cash Proceeds from any such Asset Sale within 365 days of the receipt thereof to repay an amount of other Indebtedness (other than Subordinated Indebtedness) of the Company in an amount not exceeding the Other Senior Debt Pro Rata Share and, in such case, elect to permanently reduce the amount of the commitments thereunder by the amount of the Indebtedness so repaid, (iii) apply the Net Cash

Proceeds from any such Asset Sale by the Company or a Restricted Subsidiary to repay any Restricted Subsidiary Indebtedness and elect to permanently reduce the commitments thereunder by the amount of the Indebtedness so repaid and/or
(iv) apply the Net Cash Proceeds from any Asset Sale by the Company or a Restricted Subsidiary, (x) to repay Indebtedness incurred not more than 90 days before such Asset Sale to purchase, or (y) to the purchase price for an acquisition consummated not more than 90 days before such Asset Sale of, or
(z) within 365 days after such Asset Sale to an investment in, properties and assets that replace the properties and assets that were the subject of such Asset Sale or in properties and assets that will be used in the business of the Company and its Restricted Subsidiaries existing on the Issue Date or in businesses reasonably related thereto ("Replacement Assets"). Pending the final application of any such Net Cash Proceeds, the Company or such Restricted Subsidiary may temporarily reduce Indebtedness under a revolving credit facility, if any, or otherwise invest such Net Cash Proceeds in Cash Equivalents. Any Net Cash Proceeds from any Asset Sale that are neither used to repay, and permanently reduce the commitments under, any Restricted Subsidiary Indebtedness as set forth in clause (iii) of the second preceding sentence or invested in Replacement Assets within the 365-day period as set forth in clause (iv) shall constitute "Excess Proceeds." Any Excess Proceeds not used as set forth in clause (i) or (ii) of the third preceding sentence shall constitute "Offer Excess Proceeds" subject to disposition as provided below.

  When the aggregate amount of Offer Proceeds equals or exceeds $15,000,000, the Company shall make an offer to purchase (an "Asset Sale Offer"), from all holders of the Notes, an aggregate principal amount of Notes equal to such Excess Proceeds, at a price (the "Asset Sale Purchase Price") in cash equal to
(x) with respect to the Senior Notes, 100% of the outstanding principal amount thereof plus accrued and unpaid interest, if any, to the purchase date and (y) with respect to the Senior Discount Notes, 100% of the Accreted Value on the purchase date, unless the purchase date is on or after the earlier to occur of November 1, 2002 and the Cash Interest Election Date, in which case such purchase price shall be equal to 100% of the principal amount at maturity thereof, plus accrued and unpaid interest, if any, to the purchase date. To the extent that the aggregate principal amount of Notes tendered pursuant to an Asset Sale Offer is less than the Offer Proceeds, the Company may use such deficiency for any purpose not prohibited hereunder. The Notes shall be purchased by the Company, at the option of the holder thereof, in whole or in part in integral multiples of $1,000 of principal amount, on a date that is not earlier than 30 days and not later than 60 days from the date the notice is given to holders, or such later date as may be necessary for the Company to comply with the requirements under the Exchange Act. If the aggregate purchase price of Notes validly tendered and not withdrawn by holders thereof exceeds the Offer Proceeds, Notes to be purchased will be selected on a pro rata basis, based on the Asset Sale Purchase Price thereof. Upon completion of such Asset Sale Offer, the amount of Excess Proceeds shall be reset to zero.

  Notwithstanding the two immediately preceding paragraphs, the Company and its Restricted Subsidiaries will be permitted to consummate an Asset Sale without complying with such paragraphs to the extent (i) at least 75% of the consideration of such Asset Sale constitutes Replacement Assets, cash or Cash Equivalents (including obligations deemed to be cash under this covenant) and
(ii) such Asset Sale is for Fair Market Value; provided that (i) any consideration constituting (or deemed to constitute) cash or Cash Equivalents received by the Company or any of its Restricted Subsidiaries in connection with any Asset Sale permitted to be consummated under this paragraph shall constitute Net Cash Proceeds subject to the provisions of the two preceding paragraphs and (ii) to the extent such replacement Assets include any Capital Stock of any person, such person becomes a Restricted Subsidiary.

  The Company will comply with Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder, to the extent such laws and regulations are applicable, in the event that an Asset Sale occurs and the Company is required to purchase Notes as described above.

  Limitation on Preferred Stock of Restricted Subsidiaries. The Company will not permit any Restricted Subsidiary to issue any Preferred Stock other than Preferred Stock issued to the Company or a Restricted Subsidiary. The Company will not sell, transfer or otherwise dispose of Preferred Stock issued by a Restricted Subsidiary of the Company or permit a Restricted Subsidiary to sell, transfer or otherwise dispose of Preferred Stock issued by a Restricted Subsidiary, other than to the Company or a Restricted Subsidiary. Notwithstanding the foregoing, nothing in such covenant will prohibit the ownership of Preferred Stock issued by a person prior to the time (A) such person becomes a Restricted Subsidiary of the Company, (B) such person merges with or into a Restricted Subsidiary of the Company or (C) a Restricted Subsidiary of the Company merges with or into such person; provided, further, that such Preferred Stock was not issued or incurred by such person in anticipation of a transaction contemplated by subclause (A), (B), or (C) above.

  Limitation on Transactions with Affiliates. The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, enter into any transaction or series of related transactions (including, without limitation, the sale, transfer, disposition, purchase, exchange or lease of assets, property or services) with, or for the benefit of, any of its Affiliates (other than Restricted Subsidiaries), except (a) on terms that are no less favorable to the Company or such Restricted Subsidiary, as the case may be, than those which could have been obtained in a comparable transaction at such time from persons who are not Affiliates of the Company, (b) with respect to a transaction or series of related transactions involving aggregate payments or value equal to or greater than $25,000,000, the Company shall have delivered an officer's certificate to the Trustee certifying that such transaction or transactions comply with the preceding clause (a) and that such transaction or transactions have been approved by a majority of the Disinterested Members of the Board of Directors of the Company, and (c) with respect to a transaction or series of related transactions involving aggregate payments or value equal to or greater than $50,000,000 (other than agreements whereby the Company or a Restricted Subsidiary of the Company obtains or grants a license or other rights to syndicated entertainment programs in the ordinary course of business), the Company shall have obtained a written opinion from an Independent Financial Advisor stating that the terms of such transaction or series of transactions are fair, from a financial point of view, to the Company or the Restricted Subsidiary involved, as the case may be.

  Notwithstanding the foregoing, the restrictions set forth in this covenant shall not apply to (i) transactions with or among the Company and the Restricted Subsidiaries, (ii) customary directors' fees, indemnification and similar arrangements, consulting fees, employee salaries, bonuses or employment agreements, compensation or employee benefit arrangements and incentive arrangements with any officer, director or employee of the Company or any Restricted Subsidiary entered into in the ordinary course of business,
(iii) any dividends made in compliance with "--Limitation on Restricted Payments" above, (iv) Permitted Investments, (v) loans and advances to officers, directors and employees of the Company or any Restricted Subsidiary for travel, entertainment, moving and other relocation expenses, in each case made in the ordinary course of business, (vi) transactions pursuant to agreements existing on the date of the Indentures or amendment thereto so long as not disadvantageous to the holders of the Notes, (vii) Deeply Subordinated Shareholder Loans and loans and advances in the same terms as the Existing Subordinated Notes, or (viii) the incurrence of intercompany Indebtedness which constitutes Permitted Indebtedness.

  Limitation on Dividends and other Payment Restrictions Affecting Restricted Subsidiaries. The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary of the Company to (a) pay dividends, in cash or otherwise, or make any other distributions on or in respect of its Capital Stock or any other interest or participation in, or measured by, its profits, (b) pay any Indebtedness owed to the Company or any other Restricted Subsidiary of the Company, (c) make loans or advances to the Company or any other Restricted Subsidiary of the Company, (d) transfer any of its properties or assets to the Company or any other Restricted Subsidiary of the Company or
(e) guarantee any Indebtedness of the Company or any other Restricted Subsidiary of the Company, except for such encumbrances or restrictions existing under or by reason of (i) applicable law, (ii) customary non-subletting, non-assignment or other non-transfer provisions of any license, contract or any lease governing a leasehold interest of the Company or any Restricted Subsidiary of the Company, (iii) customary restrictions on transfers of property subject to a Lien permitted under the Indenture, (iv) the Bank Facility, but only if the Bank Facility permits payments to the Company by its Restricted Subsidiaries in amounts sufficient to make interest payments on the Notes unless there is a continuing default under the Bank Facility or the making of any such interest payment would (with or without the giving of notice or passage of time or both) result in a default under the Bank Facility, (v) any

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agreement or other instrument of a person acquired by the Company or any
Restricted Subsidiary of the Company in existence at the time of such acquisition (but not created in contemplation thereof), which encumbrance or restriction is not applicable to any person or any of its Subsidiaries, or the properties or assets of any person or any of its Subsidiaries, other than the person, or the property or assets of the person, so acquired, (vi) an agreement entered into for the sale or disposition of all or substantially all of the Capital Stock or assets of a Restricted Subsidiary or an agreement entered into for the sale of specified assets (in either case, so long as such encumbrance or restriction, by its terms, terminates on the earlier of the termination of such agreement or the consummation of such agreement and so long as such restriction applies only to the Capital Stock or assets to be sold), (vii) any encumbrance or restriction in effect on the Issue Date and
(viii) any agreement that amends, extends, refinances, renews or replaces any agreement described in the foregoing clauses, provided that the terms and conditions of any such agreement are not materially less favorable to the holders of the Notes than those under or pursuant to the agreement amended, extended, refinanced, renewed or replaced.

  Limitation on Designations of Unrestricted Subsidiaries. The Company may designate after the Issue Date any Restricted Subsidiary as an "Unrestricted Subsidiary" under the Indentures (a "Designation") only if:

    (i) no Default shall have occurred and be continuing at the time of or after giving effect to such Designation;

    (ii) the Company would be permitted to make an Investment (other than a Permitted Investment) at the time of Designation (assuming the effectiveness of such Designation) pursuant to the "--Limitation on Restricted Payments" above in an amount (the "Designation Amount") equal to the Fair Market Value of the Company's interest in such Subsidiary on such date calculated in accordance with GAAP; and

    (iii) the Company would be permitted under the Indenture to incur $1.00 of additional Indebtedness (other than Permitted Indebtedness) pursuant to the covenant described under "--Limitation on Indebtedness" at the time of such Designation (assuming the effectiveness of such Designation).

  In the event of any such Designation, the Company shall be deemed to have made an Investment constituting a Restricted Payment pursuant to the covenant "--Limitation on Restricted Payments" for all purposes of the Indenture in the Designation Amount. Each of the Subsidiaries conducting the businesses identified as assets held for disposition or discontinuance in this Prospectus shall constitute "Unrestricted Subsidiaries" on the Issue Date.

  The Company shall not, and shall not cause or permit any Restricted Subsidiary to, at any time (x) provide credit support (other than guarantees or pledges under the Bank Facility) for or subject any of its property or assets (other than the Capital Stock of any Unrestricted Subsidiary) to the satisfaction of, any Indebtedness of any Unrestricted Subsidiary (including any undertaking, agreement or instrument evidencing such Indebtedness), (y) be directly or indirectly liable for any Indebtedness of any Unrestricted Subsidiary or (z) be directly or indirectly liable for any Indebtedness which provides that the holder thereof may (upon notice, lapse of time or both) declare a default thereon or cause the payment thereof to be accelerated or payable prior to its final scheduled maturity upon the occurrence of a default with respect to any Indebtedness of any Unrestricted Subsidiary (including any right to take enforcement action against such Unrestricted Subsidiary), except any non-recourse guarantee given solely to support the pledge by the Company or any Restricted Subsidiary of the Capital Stock of an Unrestricted Subsidiary. No Unrestricted Subsidiary shall at any time guarantee or otherwise provide credit support for any obligation of the Company or any Restricted Subsidiary, except as provided in the Bank Facility. All Subsidiaries of Unrestricted Subsidiaries shall automatically be deemed to be Unrestricted Subsidiaries.

  The Company may revoke any Designation of a Subsidiary as an Unrestricted Subsidiary (a "Revocation") if:

    (i) no Default shall have occurred and be continuing at the time of and after giving effect to such Revocation;

    (ii) all Liens and Indebtedness of such Unrestricted Subsidiary outstanding immediately following such Revocation would, if incurred at such time, have been permitted to be incurred for all purposes of the Indenture; and

    (iii) any transaction (or series of related transactions) between such Subsidiary and any of its Affiliates that occurred on or after the Issue Date while such Subsidiary was an Unrestricted Subsidiary would be permitted by "--Limitation on Transactions with Affiliates" above as if such transaction (or series of related transactions) had occurred at the time of such Revocation.

  In the event the Company or a Restricted Subsidiary makes any Investment in any person which was not previously a Subsidiary and such person thereby becomes a Subsidiary, such person shall automatically be an Unrestricted Subsidiary and the Company may designate such Subsidiary as a Restricted Subsidiary only if it meets the foregoing requirements of clauses (i) and
(ii).

  All Designations and Revocations must be evidenced by Board Resolutions of the Company delivered to the Trustee certifying compliance with the foregoing provisions.

  Limitation on Sale-Leaseback Transactions. The Company will not, and will not permit any of its Restricted Subsidiaries to, enter into any Sale-Leaseback Transaction with respect to any property of the Company or any of its Restricted Subsidiaries. Notwithstanding the foregoing, the Company and its Restricted Subsidiaries may enter into Sale-Leaseback Transactions, provided, that (a) the Attributable Value of such Sale-Leaseback Transaction shall be deemed to be Indebtedness of the Company or a Restricted Subsidiary and (b) after giving pro forma effect to any such Sale-Leaseback Transaction and the foregoing clause (a), the Company or a Restricted Subsidiary would be able to incur $1.00 of additional Indebtedness (other than Permitted Indebtedness) pursuant to the covenant described under "Limitation on Indebtedness" above.

  Reporting Requirements. For so long as the Notes are outstanding, whether or not the Company is subject to Section 13(a) or 15(d) of the Exchange Act, or any successor provision thereto, the Company shall file with the Commission (if permitted by Commission practice and applicable law and regulations) the annual reports, quarterly reports and other documents which the Company would have been required to file with the Commission (if permitted by Commission practice and applicable law and regulations) pursuant to such Section 13(a) or 15(d) or any successor provision thereto if the Company were so subject, such documents to be filed with the Commission on or prior to the respective dates (the "Required Filing Dates") by which the Company would have been required so to file such documents if the Company were so subject. The Company shall also in any event (a) within 15 days after each Required Filing Date (whether or not permitted or required to be filed with the Commission) (i) transmit (or cause to be transmitted) by mail to all holders of Notes, as their names and addresses appear in the Note register, without cost to such Holders, and (ii) file with the Trustee, copies of the annual reports, quarterly reports and other documents which the Company is required to file with the Commission pursuant to the preceding sentence, or, if such filing is not so permitted, information and data of a similar nature, and (b) if, notwithstanding the preceding sentence, filing such documents by the Company with the Commission is not permitted by Commission practice or applicable law or regulations, promptly upon written request supply copies of such documents to any holder of Notes. In addition, for so long as any Notes remain outstanding, the Company will furnish to the holders of Notes and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act, and, to any beneficial holder of Notes, if not obtainable from the Commission, information of the type that would be filed with the Commission pursuant to the foregoing provisions upon the request of any such holder.

CONSOLIDATION, MERGER, SALE OF ASSETS, ETC.

  The Company will not, in any transaction or series of transactions, merge or consolidate with or into, or sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all of its properties and assets as an entirety to, any person or persons, and the Company will not permit any of its Restricted Subsidiaries to enter into any such transaction or series of transactions if such transaction or series of transactions, in the aggregate, would result in a sale, assignment, conveyance, transfer, lease or other disposition of all or substantially all of the properties and assets of the Company or the Company and its Restricted Subsidiaries, taken as a whole, to any other person or persons, unless at the time and after giving effect thereto (a) either (i) if the transaction or transactions is a merger or consolidation, the Company or such Restricted Subsidiary, as the case may be, shall be the surviving person of such merger or consolidation, or (ii) the person formed by such consolidation or into which the Company, or such Restricted Subsidiary, as the case may be, is merged or to which the properties and assets of the Company or such Restricted Subsidiary, as the case may be, substantially as an entirety, are transferred (any such surviving person or transferee person being the "Surviving Entity") shall be a corporation organized and existing under the laws of the United States of America, any state thereof or the District of Columbia and shall expressly assume by supplemental indentures executed and delivered to the Trustee, in form satisfactory to the Trustee, all the obligations of the Company under the Notes and the Indentures and the Registration Rights Agreement, and in each case, the Indentures shall remain in full force and effect; (b) immediately before and immediately after giving effect to such transaction or series of transactions on a pro forma basis (including, without limitation, any Indebtedness incurred or anticipated to be incurred in connection with or in respect of such transaction or series of transactions), no Default or Event of Default shall have occurred and be continuing; and (c) the Company or the Surviving Entity, as the case may be, after giving effect to such transaction or series of transactions on a pro forma basis (including, without limitation, any Indebtedness incurred or anticipated to be incurred in connection with or in respect of such transaction or series of transactions), could incur $1.00 of additional Indebtedness (other than Permitted Indebtedness) under the covenant described under "--Certain Covenants--Limitation on Indebtedness" above.

  In connection with any consolidation, merger, transfer, lease, assignment or other disposition contemplated hereby, the Company shall deliver, or cause to be delivered, to the Trustee, in form and substance reasonably satisfactory to the Trustee, an officers' certificate and an opinion of counsel, each stating that such consolidation, merger, transfer, lease, assignment or other disposition and the supplemental indenture in respect thereof comply with the requirements under the Indenture.

  Upon any consolidation or merger, or any sale, assignment, conveyance, transfer, lease or disposition of all or substantially all of the properties and assets of the Company in accordance with the immediately preceding paragraphs, the successor person formed by such consolidation or into which the Company or a Restricted Subsidiary, as the case may be, is merged or the successor person to which such sale, assignment, conveyance, transfer, lease or disposition is made shall succeed to, and be substituted for, and may exercise every right and power of the Company under the Notes, Indentures and/or the Registration Rights Agreement, as the case may be, with the same effect as if such successor had been named as the Company in the Notes, the Indentures and/or in the Registration Rights Agreement, as the case may be.

EVENTS OF DEFAULT

  The following will be "Events of Default" under each Indenture with respect to the Notes issued under such Indenture:

    (i) default in the payment of the principal of or premium, if any, when due and payable, on any of the Notes (at Stated Maturity, upon optional redemption, required purchase or otherwise); or

    (ii) default in the payment of an installment of interest on any of the Notes, when due and payable, for 30 days; or

    (iii) (a) default in the performance, or breach, of any covenant or agreement of the Company under the applicable Indenture (other than a default in the performance or breach of a covenant or agreement which is specifically dealt with in clauses (i) or (ii) or subclauses (b), (c) or
  (d) of this clause (iii)) and such default or breach shall continue for a period of 45 days after written notice has been given, by certified mail,
  (x) to the Company by the applicable Trustee or (y) to the Company and the applicable Trustee by the holders of at least 25% in aggregate principal amount of the outstanding Senior Notes or at least 25% in aggregate principal amount at maturity of the Senior Discount Notes, as the case may be; (b) there shall be a default in the performance or breach of the provisions of "Consolidation, Merger and Sale of Assets, etc."; (c) the Company shall have failed to make or consummate an Offer in accordance with the provisions of the applicable Indenture described under "--Certain Covenants--Dispositions of Proceeds of Asset Sales"; or (d) the Company shall have failed to make or consummate a Change of Control Offer in accordance with the provisions of the Indenture described under "Change of Control"; or

    (iv) default or defaults under one or more agreements, instruments, mortgages, bonds, debentures or other evidences of Indebtedness under which the Company or any Significant Subsidiary of the Company then has outstanding Indebtedness in excess of $20,000,000, individually or in the aggregate, and either (a) such Indebtedness is already due and payable in full or (b) such default or defaults have resulted in the acceleration of the maturity of such Indebtedness; or

    (v) one or more judgments, orders or decrees of any court or regulatory or administrative agency of competent jurisdiction for the payment of money in excess of $20,000,000 (net of any amounts covered by insurance therefor which the insurance provider has been notified and not challenged coverage) either individually or in the aggregate, shall be entered against the Company or any Significant Subsidiary of the Company or any of their respective properties and shall not be discharged and there shall have been a period of 60 days after the date on which any period for appeal has expired and during which a stay of enforcement of such judgment, order or decree, shall not be in effect; or

    (vi) the entry of a decree or order by a court having jurisdiction in the premises (A) for relief in respect of the Company or any Significant Subsidiary in an involuntary case or proceeding under the Federal Bankruptcy Code or any other federal, state or foreign bankruptcy, insolvency, reorganization or similar law or (B) adjudging the Company or any Significant Subsidiary bankrupt or insolvent, or seeking reorganization, arrangement, adjustment or composition of or in respect of the Company or any Significant Subsidiary under the Federal Bankruptcy Code or any other similar federal, state or foreign law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Company or any Significant Subsidiary or of any substantial part of any of their properties, or ordering the winding up or liquidation of any of their affairs, and the continuance of any such decree or order unstayed and in effect for a period of 60 consecutive days; or

    (vii) the institution by the Company or any Significant Subsidiary of a voluntary case or proceeding under the Federal Bankruptcy Code or any other similar federal, state or foreign law or any other case or proceedings to be adjudicated a bankrupt or insolvent, or the consent by the Company or any Significant Subsidiary to the entry of a decree or order for relief in respect of the Company or any Significant Subsidiary in any involuntary case or proceeding under the Federal Bankruptcy Code or any other similar federal, state or foreign law or to the institution of bankruptcy or insolvency proceedings against the Company or any Significant Subsidiary, or the filing by the Company or any Significant Subsidiary of a petition or answer or consent seeking reorganization or relief under the Federal Bankruptcy Code or any other similar federal, state or foreign law, or the consent by it to the filing of any such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee or sequestrator (or other similar official) of any of the Company or any Significant Subsidiary or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due or the taking of corporate action by the Company or any Significant Subsidiary in furtherance of any such action.

  If an Event of Default with respect to the Senior Notes or the Senior Discount Notes (other than those covered by clause (vi) or (vii) above with respect to the Company) shall occur and be continuing, the Trustee under the applicable Indenture, by notice to the Company, or the holders of at least 25% in aggregate principal amount of the Senior Notes then outstanding, or the holders of at least 25% in aggregate principal amount at maturity of the Senior Discount Notes then outstanding, as the case may be, by notice to the applicable Trustee and the Company, may declare the Default Amount on all of the outstanding Senior Notes or Senior Discount Notes, as the case may be, due and payable immediately, upon which declaration, the Default Amount shall be immediately due and payable; provided, however, that so long as the Bank Facility shall be in full force and effect, if any acceleration arising from any Event of Default (other than an Event of Default with respect to the Company described in clause (vi) or (vii) of the preceding paragraph) shall not become effective until the earlier to occur of (x) five Business Days following delivery of written notice of such acceleration of the Notes to the agent under the Bank Facility and (y) the acceleration (ipso facto or otherwise) of any Indebtedness under the Bank Facility. If an Event of Default specified in clause (vi) or (vii) above with respect to the Company occurs and is continuing, then the Default Amount on the outstanding Notes shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any holder of Notes.

  "Default Amount" means, with respect to (i) the Senior Discount Notes prior to the earlier to occur of the Cash Interest Election Date and November 1, 2002, the Accreted Value thereof as of the payment date, (ii) the Senior Notes, the principal amount thereof, and (iii) the Senior Discount Notes after the earlier to occur of the Cash Interest Election Date and November 1, 2002, the principal amount at maturity thereof, plus, in the case of clause (ii) and clause (iii), accrued and unpaid interest thereon, if any, to the payment date.

  After a declaration of acceleration under the applicable Indenture, but before a judgment or decree for payment of the money due has been obtained by the Trustee thereunder, the holders of a majority in aggregate principal amount of the outstanding Senior Notes, or the holders of a majority in aggregate principal amount at maturity of the outstanding Senior Discount Notes, as the case may be, by written notice to the Company and the applicable Trustee, may rescind such declaration if (a) the Company has paid or deposited with the applicable Trustee a sum sufficient to pay (i) all sums paid or advanced by the applicable Trustee under the applicable Indenture and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, (ii) all overdue interest on all Senior Notes or Senior Discount Notes, as the case may be, (iii) the principal of and premium, if any, on any Senior Notes or Senior Discount Notes which have become due otherwise than by such declaration of acceleration and interest thereon at the rate borne by such Notes, and (iv) to the extent that payment of such interest is lawful, interest upon overdue interest and overdue principal at the rate borne by such Notes which has become due otherwise than by such declaration of acceleration; (b) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction; and (c) all Events of Default, other than the non-payment of principal of, premium, if any, and interest on the Senior Notes or Senior Discount Notes, as the case may be, that has become due solely by such declaration of acceleration, have been cured or waived.

  In the event of a declaration of acceleration under the Indentures because of an Event of Default set forth in clause (iv) above has occurred and is continuing as a result of the failure of the Company or any of its Significant Subsidiaries to pay the principal of any Indebtedness upon the final maturity thereof or the acceleration of such maturity, such declaration of acceleration shall be automatically rescinded and annulled if either (i) the failure to pay any such Indebtedness at the final maturity thereof shall have been waived or the acceleration of the maturity thereof shall have been rescinded within 30 days of such maturity or declaration of acceleration, as the case may be, or
(ii) such Indebtedness shall have been discharged, or the underlying default has been cured, within 30 days of such maturity or declaration of acceleration, as the case may be.

  The holders of not less than a majority in aggregate principal amount of the outstanding Senior Notes or the Senior Discount Notes, as the case may be, may on behalf of the holders of all Senior Notes or Senior Discount Notes, as the case may be, waive any past defaults under the applicable Indenture, except a default in the payment of the principal of, premium, if any, or interest on any Note, or in respect of a covenant or provision which under such Indenture cannot be modified or amended without the consent of the holder of each Senior Note or Senior Discount Note outstanding.

  No holder of any of the Notes has any right to institute any proceeding with respect to an Indenture or any remedy thereunder, unless the holders of at least 25% in aggregate principal amount of the outstanding Senior Notes, or the holders of at least 25% in aggregate principal amount at maturity of the outstanding Senior Discount Notes, as the case may be, have made written request, and offered reasonable indemnity, to the applicable Trustee to institute such proceeding as Trustee under such Notes and the applicable Indenture, the applicable Trustee has failed to institute such proceeding within 15 days after receipt of such notice and the applicable Trustee, within such 15-day period, has not received directions inconsistent with such written request by holders of a majority in aggregate principal amount of the outstanding Senior Notes or, in the case of the Senior Discount Notes, the holders of a majority in aggregate principal amount at maturity. Such limitations do not apply, however, to a suit instituted by a holder of a Note for the enforcement of the payment of the principal of, premium, if any, or interest on such Note on or after the respective due dates expressed in such Note.

  During the existence of an Event of Default, each Trustee is required to exercise such rights and powers vested in it under the Indenture and use the same degree of care and skill in its exercise thereof as a prudent person would exercise under the circumstances in the conduct of such person's own affairs. Subject to the provisions of an Indenture relating to the duties of the Trustee thereunder, whether or not an Event of Default shall occur and be continuing, such Trustee is not under any obligation to exercise any of its rights or powers under the applicable Indenture at the request or direction of any of the holders unless such holders shall have offered to the applicable Trustee reasonable security or indemnity. Subject to certain provisions concerning the rights of the Trustee, the holders of a majority in aggregate principal amount of the outstanding Senior Notes or, with respect to the Senior Discount Notes, the holders of a majority in aggregate principal amount at maturity, have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee under the applicable Indenture.

  If a Default or an Event of Default occurs and is continuing and is known to the Trustee, the Trustee shall mail to each holder of the Notes affected notice of the Default or Event of Default within 30 days after obtaining knowledge thereof. Except in the case of a Default or an Event of Default in payment of principal of, premium, if any, or interest on any Notes, the applicable Trustee may withhold the notice to the holders of such Notes if a committee of its trust officers in good faith determines that withholding the notice is in the interest of the Noteholders.

  The Company is required to furnish to each Trustee annual and quarterly statements as to the performance by the Company of its obligations under the Indentures and as to any default in such performance. The Company is also required to notify each Trustee within five days of any event which is, or after notice or lapse of time or both would become, an Event of Default.

DEFEASANCE OR COVENANT DEFEASANCE OF INDENTURE

  The Company may, at its option and at any time, terminate its obligations with respect to the outstanding Notes issued under the Indentures ("defeasance") to the extent set forth below are satisfied. Such defeasance means that the Company shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes issued under such Indenture, except for (i) the rights of holders of outstanding Notes to receive payment in respect of the principal of, premium, if any, and interest on such Notes when such payments are due, (ii) the Company's obligations to issue temporary Notes, register the transfer or exchange of any Notes, replace mutilated, destroyed, lost or stolen Notes and maintain an office or agency for payments in respect of the Notes, (iii) the rights, powers, trusts, duties and immunities of the Trustee, and (iv) the defeasance provisions of such Indentures. In addition, in connection with defeasance, the Company may, at its option and at any time, elect to terminate the obligations of the Company with respect to certain covenants ("covenant defeasance") that are set forth in the Indentures, and are described under "--Certain Covenants" above. Upon the exercise of the covenant of defeasance, the Company shall be released from all obligations with respect to such covenants, and any subsequent failure to comply with such obligations shall not constitute a Default or an Event of Default with respect to the Notes issued under the Indentures.

  In order to exercise either defeasance or covenant defeasance with respect to an Indenture, (i) the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the holders of the Notes issued thereunder, cash in United States dollars, U.S. Government Obligations (as defined in the Indenture), or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest on the outstanding Notes to redemption or maturity (except lost, stolen or destroyed Notes which have been replaced or paid); (ii) the Company shall have delivered to the applicable Trustee an opinion of counsel to the effect that the holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such defeasance or covenant defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance or covenant defeasance had not occurred (in the case of defeasance, such opinion must refer to and be based upon a ruling of the Internal Revenue Service or a change in applicable federal income tax laws); (iii) no Default or Event of Default shall have occurred and be continuing on the date of such deposit;
(iv) such defeasance or covenant defeasance shall not cause the applicable Trustee to have a conflicting interest with respect to any securities of the Company; (v) such defeasance or covenant defeasance shall not result in a breach or violation of, or constitute a default under, any agreement or instrument to which the Company is a party or by which it is bound; (vi) the Company shall have delivered to the applicable Trustee an opinion of counsel to the effect that after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally; (vii) the Company shall have delivered to the applicable Trustee an officers' certificate stating that the deposit was not made by the Company with the intent of preferring the holders of the Notes over the other creditors of the Company with the intent of hindering, delaying or defrauding creditors of the Company or others; (viii) no event or condition shall exist that would prevent the Company from making payments of the principal of, premium, if any, and interest on the Notes on the date of such deposit or at any time ending on the 91st day after the date of such deposit; and (ix) the Company shall have delivered to the applicable Trustee an officers' certificate and an opinion of counsel, each stating that all conditions precedent under the applicable Indenture to either defeasance or covenant defeasance, as the case may be, have been complied with.

SATISFACTION AND DISCHARGE

  Each Indenture will be discharged and will cease to be of further effect (except as to surviving rights or registration of transfer or exchange of the Notes, as expressly provided for in the Indenture) as to all outstanding Notes issued under such Indenture when (i) either (a) all the Notes theretofore authenticated and delivered thereunder (except lost, stolen or destroyed Notes which have been replaced or repaid and Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust) have been delivered to the Trustee for cancellation or (b) all Notes issued thereunder not theretofore delivered to the applicable Trustee for cancellation (except lost, stolen or destroyed Notes which have been replaced or paid) have become due and payable and the Company has irrevocably deposited or caused to be deposited with the applicable Trustee funds in an amount sufficient to pay and discharge the entire Indebtedness on the Notes not theretofore delivered to the applicable Trustee for cancellation, for principal of, premium, if any, and interest on the Notes to the date of deposit together with irrevocable instructions from the Company directing the applicable Trustee to apply such funds to the payment thereof at maturity or redemption, as the case may be; (ii) the Company has paid all other sums payable under the Indenture by the Company; and (iii) the Company has delivered to the applicable Trustee an officers' certificate and an opinion of counsel stating that all conditions precedent under such Indenture relating to the satisfaction and discharge of the Indenture have been complied with.

AMENDMENTS AND WAIVERS

  From time to time, the Company, when authorized by a resolution of its Board of Directors, and the Trustee under the Indenture may, without the consent of the holders of any outstanding Notes, amend, waive or supplement an Indenture or the Notes issued thereunder for certain specified purposes, including, among other things, curing ambiguities, defects or inconsistencies, qualifying, or maintaining the qualification of, the Indenture under the Trust Indenture Act of 1939, or making any change that does not adversely affect the rights of any holder of Notes issued thereunder. Other amendments and modifications of each Indenture or the Notes issued thereunder may be made by the Company and the applicable Trustee with the consent of the holders of not less than a majority of the aggregate principal amount of the outstanding Senior Notes or, in the case of the Senior Discount Notes, the holders of a majority of the aggregate principal amount at maturity; provided, however, that no such modification or amendment may, without the consent of the holder of each outstanding Note issued under such Indenture affected thereby, (i) reduce the principal amount of, extend the fixed maturity of or alter the redemption provisions of, such Notes, (ii) change the currency in which such Notes or any premium or the interest thereon is payable, (iii) reduce the percentage in principal amount of outstanding Notes issued thereunder that must consent to an amendment, supplement or waiver or consent to take any action under such Indenture or Notes, (iv) impair the right to institute suit for the enforcement of any payment on or with respect to such Notes, (v) waive a default in payment with respect to such Notes, (vi) following the occurrence of a Change of Control or an Asset Sale, amend, change or modify the obligation of the Company to make and consummate a Change of Control Offer or make and consummate the offer with respect to any Asset Sale or modify any of the provisions or definitions with respect thereto, (vii) reduce or change the rate or time for payment of interest on such Notes or, in the case of the Senior Discount Notes, amend or modify the definition of Accreted Value or (viii) modify or change any provision of the Indenture affecting the ranking of such Notes in a manner adverse to the holders of such Notes.

THE TRUSTEE

  Each Indenture provides that, except during the continuance of an Event of Default, the Trustee thereunder will perform only such duties as are specifically set forth in the Indenture. If an Event of Default has occurred and is continuing, the Trustee will exercise such rights and powers vested in it under the Indenture and use the same degree of care and skill in its exercise as a prudent person would exercise under the circumstances in the conduct of such person's own affairs.

  The Indentures and provisions of the Trust Indenture Act of 1939, as amended, incorporated by reference therein contain limitations on the rights of the Trustee thereunder, should it become a creditor of the Company, to obtain payment of claims in certain cases or to realize on certain property received by it in respect of any such claims, as security or otherwise. The Trustee is permitted to engage in other transactions; provided, however, that if it acquires any conflicting interest (as defined in such Act) it must eliminate such conflict or resign. Such a conflicting interest could occur if the Company were to default on the Senior Notes and not on the Senior Discount Notes or on the Senior Discount Notes and not on the Senior Notes.

GOVERNING LAW

  The Indentures and the Notes are and will be governed by the laws of the State of New York, without regard to the principles of conflicts of law.

CERTAIN DEFINITIONS

  "Accreted Value" means (a) as of any date prior to the Cash Interest Election Date, if any (the "Specified Date"), with respect to each $1,000 principal face amount at maturity of Senior Discount Notes:

    (i) if the Specified Date is one of the following dates (each a "Semi-Annual Accrual Date"), the amount set forth opposite such date below:

     SEMI-ANNUAL                                                      ACCRETED
     ACCRUAL DATE                                                       VALUE
     ------------                                                     ---------
     Issue Date...................................................... $  606.14
     November 1, 1997................................................    606.65
     May 1, 1998.....................................................    637.74
     November 1, 1998................................................    670.43
     May 1, 1999.....................................................    704.79
     November 1, 1999................................................    740.91
     May 1, 2000.....................................................    778.88
     November 1, 2000................................................    818.80
     May 1, 2001.....................................................    860.76
     November 1, 2001................................................    904.87
     May 1, 2002.....................................................    951.25
     November 1, 2002................................................ $1,000.00;

    (ii) if the Specified Date occurs between two Semi-Annual Accrual Dates, the sum of (a) the Accreted Value for the Semi-Annual Accrual Date immediately preceding the Specified Date and (b) an amount equal to the product of (x) the Accreted Value for the Semi-Annual Accrual Date immediately following the Specified Date less the Accreted Value for the Semi-Annual Accrual Date immediately preceding the Specified Date and (y) a fraction, the numerator of which is the number of days actually elapsed from the immediately preceding Semi-Annual Accrual Date to the Specified Date, using a 360-day year of twelve 30-day months, and the denominator of which is 180; and

    (iii) if the Specified Date is after November 1, 2002, $1,000; and

  (b) on and after the Cash Interest Election Date, with respect to each $1,000 principal face amount of Senior Discount Notes, the Accreted Value determined in accordance with the foregoing as of such Cash Interest Election Date (without any further accretion).

  "Acquired Indebtedness" means Indebtedness of a person (a) assumed in connection with an Asset Acquisition from such person or (b) existing at the time such person becomes a Subsidiary of any other person and not incurred in connection with, or in contemplation of, such Asset Acquisition or such person becoming a Subsidiary.

  "Affiliate" means, with respect to any specified person, (i) any other person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified person, (ii) any other person that owns, directly or indirectly, 10% or more of such specified person's Capital Stock, (iii) any officer or director of (A) any such specified person, (B) any Subsidiary of such specified person or (C) any person described in clauses (i) or (ii) above or (iv) the spouse of any natural person described in clauses
(i), (ii) or (iii) above or any person directly or indirectly controlling or controlled by or under direct or indirect common control with such spouse.

  "Asset Acquisition" means (a) an Investment by the Company or any Restricted Subsidiary of the Company in any other person pursuant to which such person shall become a Restricted Subsidiary of the Company or any Restricted Subsidiary of the Company, or shall be merged with or into the Company or any Restricted Subsidiary of the Company, or (b) the acquisition by the Company or any Restricted Subsidiary of the Company of the assets of any person which constitute all or substantially all of the assets of such person, any division or line of business of such person or any other properties or assets of such person other than in the ordinary course of business.

  "Asset Sale" means any sale, issuance, conveyance, transfer, lease or other disposition by the Company or any Restricted Subsidiary of the Company to any person other than the Company or a Restricted Subsidiary of the Company, in one or a series of related transactions for an aggregate consideration of more than $1,000,000, of (a) any Capital Stock of any Subsidiary of the Company;
(b) all or substantially all of the properties and assets of any division or line of business of the Company or any Restricted Subsidiary of the Company; or (c) any other properties or assets of the Company or any Restricted Subsidiary of the Company other than in the ordinary course of business including any disposition of obsolete or worn-out assets. For purposes of the covenant "Limitation on Disposition of Proceeds of Asset Sales," the following shall not be deemed an Asset Sale: (i) any sale or other disposition by the Company or a Restricted Subsidiary of the Company of the assets held for disposition or discontinuance of IFE identified in this Prospectus for Fair Market Value or (ii) an Investment of cash not prohibited by the Indentures. For the purposes of this definition, the term "Asset Sale" shall not include any sale, issuance, conveyance, transfer, lease or other disposition of properties or assets that is governed by the provisions described under "-- Consolidation, Merger, Sale of Assets, Etc."

  "Attributable Value" means, as to any particular lease under which any person is at the time liable other than a Capitalized Lease Obligation, and at any date as of which the amount thereof is to be determined, the total net amount of rent required to be paid by such person under such lease during the remaining term thereof (whether or not such lease is terminable at the option of the lessee prior to the end of such term), including any period for which such lease has been, or may, at the option of the lessor, be extended, discounted from the last date of such term to the date of determination at a rate per annum equal to the discount rate which would be applicable to a Capitalized Lease Obligation with like term in accordance with GAAP. The net amount of rent required to be paid under any lease for any such period shall be the aggregate amount of rent payable by the lessee with respect to such period after excluding amounts required to be paid on account of insurance, taxes, assessments, utility, operating and labor costs and similar charges. "Attributable Value" means, as to a Capitalized Lease Obligation under which any person is at the time liable and at any date as of which the amount thereof is to be determined, the capitalized amount thereof that would appear on the face of a balance sheet of such person in accordance with GAAP.

  "Average Life to Stated Maturity" means, with respect to any Indebtedness, as at any date of determination, the quotient obtained by dividing (i) the sum of the products of (a) the number of years from such date to the date or dates of each successive scheduled principal payment (including, without limitation, any sinking fund requirements) of such Indebtedness and
(b) the amount of each such principal payment by (ii) the sum of all such principal payments.

  "Bank Facility" means the Second Amended and Restated Credit Agreement dated as of October 28, 1997 among FCN Holding, IFE and Saban, as borrowers, and FK Holdings, as guarantor, and the initial lenders named therein, as initial lenders, and Citicorp USA, Inc., as administrative agent, and Citicorp Securities, Inc. and BankBoston N.A., as co-arrangers, including any initial or successive deferrals, renewals, waivers, extensions, replacements, refinancings (in whole or part) or refundings thereof, or any amendments, modifications or supplements, thereto and including any related notes, guarantees, security agreements, pledge agreements, mortgages and other collateral documents executed in connection therewith.

  "Board of Directors" means the board of directors of a company or its equivalent, including managers of a limited liability company (or members of a member managed limited liability company), general partners of a partnership or trustees of a business trust, or any duly authorized committee thereof.

  "Capital Stock" means, with respect to any person, any and all shares, interests, participations, rights in or other equivalents (however designated) of such person's capital stock or equity participations, and any rights (other than debt securities convertible into capital stock), warrants or options exchangeable for or convertible into such capital stock and, including, without limitation, with respect to partnerships, limited liability companies or business trusts, ownership interests (whether general or limited) and any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, such partnerships, limited liability companies or business trusts.

  "Capitalized Lease Obligation" means any obligation under a lease of (or other agreement conveying the right to use) any property (whether real, personal or mixed) that is required to be classified and accounted for as a capital lease obligation under GAAP, and, for the purpose of the Indentures, the amount of such obligation at any date shall be the capitalized amount thereof at such date, determined in accordance with GAAP.

  "Cash Equivalents" means, at any time, (i) any evidence of Indebtedness with a maturity of 365 days or less issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof); (ii) certificates of deposit or acceptances with a maturity of 365 days or less of any financial institution that is a member of the Federal Reserve System having combined capital and surplus and undivided profits of not less than $500,000,000, whose debt is rated at least A-1 by S&P or at least P-1 by Moody's or at least an equivalent rating category of another nationally recognized rating agency; (iii) commercial paper with a maturity of 365 days or less issued by a corporation that is not an Affiliate of the Company organized under the laws of any state of the United States or the District of Columbia and rated at least A-1 by S&P or at least P-1 by Moody's or at least an equivalent rating category of another nationally recognized securities rating agency; (iv) repurchase agreements and reverse repurchase agreements relating to marketable direct obligations issued or unconditionally guaranteed by the government of the United States of America or issued by any agency thereof and backed by the full faith and credit of the United States of America, in each case maturing within 365 days from the date of acquisition; and (v) money market instruments which are principally invested in Cash Equivalents referred to in the preceding clauses
(i) through (iv).

  "Change of Control" means the occurrence of any of the following events:
(a)(i) the Permitted Holders cease to own at least 50% of the total Voting Stock of the Company or (ii) The News Corporation Limited, the Murdoch Family or any of their respective Affiliates cease to own at least 30% of the total Voting Stock of the Company; (b) the Company consolidates with, or merges with or into, another person or sells, assigns, conveys, transfers, leases or otherwise disposes of all or substantially all of its assets to any person, or any person consolidates with, or merges with or into, the Company, in any such event pursuant to a transaction in which the outstanding Voting Stock of the Company is converted into or exchanged for cash, securities or other property, other than any such transaction where (i) the outstanding Voting Stock of the Company is converted into or exchanged for Voting Stock (other than Redeemable Capital Stock) of the surviving or transferee corporation and immediately after such transaction (i) the Permitted Holders own at least 50% of the total Voting Stock of the surviving or transferee corporation and
(ii) The News Corporation Limited, the Murdoch Family or any of their respective Affiliates own at least 30% of the total Voting Stock of the surviving or transferee corporation; (c) during any consecutive two-year period, individuals who at the beginning of such period constituted the Board of Directors of the Company (together with any new directors whose election by such Board of Directors or whose nomination for election by the stockholders of the Company was approved by a vote of 66 2/3% of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute at least 50% of the Board of Directors of the Company then in office; or (d) the Company is liquidated or dissolved or adopts a plan of liquidation or any order, judgment or decree shall be entered against the Company decreeing the dissolution or splitup of the Company and such order shall remain undischarged or unstayed for a period in excess of 60 days.

  "Consolidated Cash Flow" means, with respect to any person for any period,
(i) the sum of, without duplication, the amounts for such period, taken as a single accounting period, of (a) Consolidated Net Income, (b) Consolidated Non-cash Charges, (c) Consolidated Interest Expense, (d) Consolidated Income Tax Expense (other than income tax expense (either positive or negative) attributable to extraordinary and nonrecurring gains or losses), (e) an amount equal to any extraordinary and nonrecurring losses (to the extent such losses were deducted in computing Consolidated Net Income), less (ii) non-cash items increasing Consolidated Net Income; provided, however, that if, during such period, such person or any of its Restricted Subsidiaries shall have made any Asset Sales or Asset Acquisitions, Consolidated Cash Flow for such person and its Restricted Subsidiaries for such period shall be adjusted to give pro forma effect to the Consolidated Cash Flow directly attributable to the assets which are the subject of such Asset Sales or Asset Acquisitions during such period.

  "Consolidated Income Tax Expense" means, with respect to any person for any period, the provision for federal, state, local and foreign income taxes of such person and its Restricted Subsidiaries for such period as determined on a consolidated basis in accordance with GAAP.

  "Consolidated Interest Expense" means, with respect to any person for any period, without duplication, the sum of (i) the interest expense of such person and its Restricted Subsidiaries for such period as determined on a consolidated basis in accordance with GAAP, including, without limitation, (a) any amortization of debt discount, (b) the net cost under Interest Rate Protection Obligations (including any amortization of discounts), (c) the interest portion of any deferred payment obligation, excluding accretion recorded based upon liabilities arising from purchase accounting adjustments from the acquisition of IFE, (d) all commissions, discounts and other fees and charges owed with respect to letters of credit, bankers' acceptance financing or similar facilities and (e) all capitalized and accrued interest and (ii) the interest component of Capitalized Lease Obligations paid, accrued and/or scheduled to be paid or accrued by such person and its Restricted Subsidiaries during such period and (iii) the aggregate amount of dividends and other distributions paid or accrued during such period in respect of Redeemable Capital Stock (other than payments made in respect of the redemption of such Redeemable Capital Stock (other than accrued and unpaid dividends thereon)) of such person and its Restricted Subsidiaries on a consolidated basis, as determined on a consolidated basis in accordance with GAAP. In no event shall Consolidated Interest Expense include interest expense associated with Deeply Subordinated Shareholder Loans.

  "Consolidated Net Income" means, with respect to any person for any period, the consolidated net income (or loss) of such person and its Restricted Subsidiaries for such period as determined in accordance with GAAP, adjusted, to the extent included in calculating such net income, by excluding, without duplication, (i) all extraordinary gains or losses (net of fees and expenses relating to the transaction giving rise thereto), (ii) the portion of net income of such person and its Restricted Subsidiaries derived from or in respect of Investments in persons other than Restricted Subsidiaries except to the extent that cash dividends or distributions have not actually been received by such person or one of its Restricted Subsidiaries, (iii) net income (or loss) of any person combined with such person or one of its Restricted Subsidiaries on a "pooling of interests" basis attributable to any period prior to the date of combination, (iv) gains or losses in respect of any Asset Sales by such person or one of its Restricted Subsidiaries (net of fees and expenses relating to the transaction giving rise thereto), on an after-tax basis, (v) the net income of any Restricted Subsidiary of such person to the extent that the declaration of dividends or similar distributions by that Restricted Subsidiary of that income is not at the time permitted, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulations applicable to that Restricted Subsidiary or its stockholders and (vi) any gain or loss realized as a result of the cumulative effect of a change in accounting principles.

  "Consolidated Net Tangible Assets" of any person means, as of any date, (a) all amounts that would be shown as assets on a consolidated balance sheet of such person and its Restricted Subsidiaries prepared in accordance with GAAP, less (b) the amount thereof constituting goodwill and other intangible assets as calculated in accordance with GAAP.

  "Consolidated Non-cash Charges" means, with respect to any person for any period, the aggregate depreciation, amortization (excluding amortization of programming costs) and other non-cash expenses of such person and its Restricted Subsidiaries reducing Consolidated Net Income of such person and its Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP (excluding any such charges constituting an extraordinary item or loss or any such charge which requires an accrual of or a reserve for cash charges for any future period).

  "control" when used with respect to any specified person means the power to direct the management and policies of such person, directly or indirectly, whether through ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

  "Currency Agreement" means any foreign exchange contract, currency swap agreement or other similar agreement or arrangement designed to protect the Company or any of its Restricted Subsidiaries against fluctuations in currency values.

  "Deeply Subordinated Shareholder Loans" means any Indebtedness of the Company for money borrowed from and held by either (x) a Permitted Holder or
(y) another person whose obligations have been guaranteed by a Permitted Holder, provided that, except to the extent expressly permitted by the covenant "Limitation on Restricted Payments," such Indebtedness of the Company
(i) has been expressly subordinated in right of payment as to all payments of interest and principal to the Notes, (ii) provides for no payments of interest (other than payments in-kind) or principal prior to the earlier of (a) the end of the sixth month after the final maturity of the Notes and (b) the payment in full cash of all Notes (or due provision therefor which results in the discharge of all obligations under the Indenture); provided, further, that the terms of any such Indebtedness shall be evidenced by a note in the form annexed to the Indenture and the Company shall have delivered the specified Opinions of Counsel as to the validity and enforceability of the subordination terms thereof.

  "Default" means any event that is, or after notice or passage of time or both would be, an Event of Default.

  "Disinterested Member of the Board of Directors of the Company" means, with respect to any transaction or series of transactions, a member of the Board of Directors of the Company other than a member who has any material direct or indirect financial interest in or with respect to such transaction or series of transactions or who is an officer, director or an employee of any person who has any direct or indirect financial interest in or with respect to such transaction or series of transactions (other than the Company or a Restricted Subsidiary of the Company).

  "Entertainment/Programming Business" means a business engaged primarily in the ownership, operation, acquisition, development, production, distribution or syndication of general entertainment or children's programming including, without limitation, any business engaged in by the Company and its Restricted Subsidiaries on the Issue Date.

  "Event of Default" has the meaning set forth under "Events of Default" herein.

  "Exchange Act" means the Securities Exchange Act of 1934, as amended.

  "Existing Preferred" means the Series A Preferred Stock outstanding on the Issue Date.

  "Existing Subordinated Notes" means (i) the Subordinated Note of the Company issued to News America Holdings Incorporated in the principal amount (excluding accreted interest) of approximately $345.5 million outstanding on the Issue Date (before giving effect to the use of proceeds from the Offering and the Flextech Transaction) and (ii) the Subordinated Note of the Company issued to Fox Broadcasting Company in the principal amount (excluding accreted interest) of approximately $108.6 million outstanding on the Issue Date (before giving effect to the use of proceeds from the Offering). Notwithstanding anything herein to the contrary, the Company may amend the term of the Existing Subordinated Notes to make them Deeply Subordinated Shareholder Loans.

  "Fair Market Value" means, with respect to any asset, the price which could be negotiated in an arm's-length free market transaction, for cash, between a willing seller and a willing buyer, neither of which is under pressure or compulsion to complete the transaction; provided, however, that, except with respect to any Asset Sale which involves an asset or assets constituting less than $25,000,000, the determination of the Fair Market Value of any asset or assets shall be approved by the Board of Directors of the Company, acting in good faith and shall be evidenced by resolutions of the Board of Directors of the Company delivered to the Trustee.

  "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States of America, which are applicable at the date of the Indenture.

  "guarantee" means, as applied to any obligation, (i) a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner, of any part or all of such obligation and (ii) an agreement, direct or indirect, contingent or otherwise, the practical effect of which is to assure in any way the payment or performance (or payment of damages in the event of nonperformance) of all or any part of such obligation, including, without limiting the foregoing, the payment of amounts available to be drawn down under letters of credit of another person.

  "Indebtedness" means, with respect to any person, without duplication, (a) all liabilities of such person for borrowed money or for the deferred purchase price of property or services, excluding any trade payables and other accrued current liabilities and liabilities for entertainment programming, participations or residuals incurred in the ordinary course of business, but including, without limitation, all obligations, contingent or otherwise, of such person in connection with any letters of credit, banker's acceptance or other similar credit transaction, (b) all obligations of such person evidenced by bonds, notes, debentures or other similar instruments, (c) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such person (even if the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), but excluding trade accounts payable arising in the ordinary course of business, (d) all Capitalized Lease Obligations of such person, (e) all Indebtedness referred to in the preceding clauses of other persons and all dividends of other persons, the payment of which is secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon property (including, without limitation, accounts and contract rights) owned by such person, even though such person has not assumed or become liable for the payment of such Indebtedness, (f) all guarantees of Indebtedness referred to in this definition by such person, (g) all Redeemable Capital Stock of such person valued at the greater of its voluntary or involuntary maximum fixed repurchase price plus accrued dividends, (h) all obligations under or in respect of Interest Rate Protection Obligations of such person, and (i) any amendment, supplement, modification, deferral, renewal, extension, refinancing or refunding of any liability of the types referred to in clauses (a) through (h) above. For purposes hereof, the "maximum fixed repurchase price" of any Redeemable Capital Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Redeemable Capital Stock as if such Redeemable Capital Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to the Indenture, and if such price is based upon, or measured by, the fair market value of such Redeemable Capital Stock, such fair market value shall be approved in good faith by the board of directors of the issuer of such Redeemable Capital Stock. In the case of Indebtedness of other persons, the payment of which is secured by a Lien on property owned by a person as referred to in clause (e) above, the amount of the Indebtedness of such person attributable to such Lien at any date shall be the lesser of the Fair Market Value at such date of any asset subject to such Lien and the amount of the Indebtedness secured. In no event shall "Indebtedness" include (i) Deeply Subordinated Shareholder Loans so long as they are issued to and held by a Permitted Holder or (ii) the Existing Preferred to the extent the terms thereof are as in effect on the Issue Date.

  "Independent Financial Advisor" means a nationally recognized accounting, appraisal or investment banking firm (i) which does not, and whose directors, officers and employees or Affiliates do not have, a direct or indirect financial interest in the Company and (ii) which, in the judgment of the Board of Directors of the Company, is otherwise independent and qualified to perform the task for which it is to be engaged.

  "Interest Rate Protection Agreement" means, with respect to any person, any arrangement with any other person whereby, directly or indirectly, such person is entitled to receive from time to time periodic payments calculated by applying either a floating or a fixed rate of interest on a stated notional amount in exchange for periodic payments made by such person calculated by applying a fixed or a floating rate of interest on the same notional amount and shall include, without limitation, interest rate swaps, caps, floors, collars and similar agreements.

  "Interest Rate Protection Obligations" means the obligations of any person pursuant to any Interest Rate Protection Agreements.

  "Investment" means, with respect to any person, any direct or indirect loan or other extension of credit (including, without limitation, a guarantee) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition by such person of any Capital Stock, bonds, notes, debentures or other securities or evidences of Indebtedness issued by, any other person.

  "Lien" means any mortgage, charge, pledge, lien (statutory or other), security interest, hypothecation, assignment for security, claim, or preference or priority or other encumbrance upon or with respect to any property of any kind. A person shall be deemed to own subject to a Lien any property which such person has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement.

  "Maturity Date" means November 1, 2007.

  "Murdoch Family" means one or more of (a) K. Rupert Murdoch, his wife, parents, children or more remote issue, or brothers or sisters or children or more remote issue of a brother or sister, (b) any person directly or indirectly controlled by one or more of the persons referred to in clause (a) of this definition or (c) a trust in which the majority of the trustees are persons referred to in clause (a) or (b) of this definition or can be removed or replaced by one or more of the persons referred to in clause (a) or (b) of this definition.

  "Net Cash Proceeds" means, with respect to any Asset Sale, the proceeds thereof in the form of cash or Cash Equivalents including payments in respect of deferred payment obligations when received in the form of cash or Cash Equivalents (except to the extent that such obligations are financed or sold with recourse to the Company or any Restricted Subsidiary of the Company) net of (i) brokerage commissions and other fees and expenses (including, without limitation, fees and expenses of legal counsel and investment bankers) related to such Asset Sale, (ii) provisions for all taxes payable as a result of such Asset Sale and relocation costs, (iii) amounts required to be paid to any person (other than the Company or any Restricted Subsidiary of the Company) owning a beneficial interest in or a Lien upon the assets subject to the Asset Sale, (iv) payments made to retire Indebtedness where payment of such Indebtedness is secured by the assets or properties the subject of

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such Asset Sale, and (v) appropriate amounts to be provided by the Company or any Restricted Subsidiary of the Company, as the case may be, as a reserve required in accordance with GAAP against any liabilities associated with such Asset Sale and retained by the Company or any Restricted Subsidiary of the Company, as the case may be, after such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale, all as reflected in an officers' certificate delivered to the Trustee.

  "Offer" has the meaning set forth in the definition of "Offer to Purchase" below.

  "Offer to Purchase" means a written offer (the "Offer") sent by or on behalf of the Company by first-class mail, postage prepaid, to each holder at his address appearing in the register for the Notes on the date of the Offer offering to purchase up to the principal amount or Accreted Value of Notes specified in such Offer at the purchase price specified in such Offer (as determined pursuant to the applicable Indenture). Unless otherwise provided for in the Indentures or otherwise required by applicable law, the Offer shall specify an expiration date (the "Expiration Date") of the Offer to Purchase, which shall be not less than 20 Business Days nor more than 60 days after the date of such Offer, and a settlement date (the "Purchase Date") for purchase of Notes to occur no later than five Business Days after the Expiration Date.

  The Company shall notify the applicable Trustee at least 15 Business Days (or such shorter period as is acceptable to the applicable Trustee) prior to the mailing of the Offer of the Company's obligation to make an Offer to Purchase, and the Offer shall be mailed by the Company or, at the Company's request, by the Trustee in the name and at the expense of the Company. The Offer shall contain all the information required by applicable law to be included therein. The Offer shall also contain information concerning the business of the Company and its Subsidiaries which the Company in good faith believes will enable such Holders to make an informed decision with respect to the Offer to Purchase (which at a minimum will include (i) the most recent annual and quarterly financial statements and "Management's Discussion and Analysis of Financial Condition and Results of Operations" contained in the document required to be filed with the Trustee pursuant to the Indenture (which requirements may be satisfied by delivery of such documents together with the Offer), (ii) a description of material developments in the Company's business subsequent to the date of the latest of such financial statements referred to in clause (i) (including a description of the events requiring the Company to make the Offer to Purchase), (iii) if applicable, appropriate pro forma financial information concerning the Offer to Purchase and the events requiring the Company to make the Offer to Purchase and (iv) any other information required by applicable law to be included therein). The Offer shall contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Offer to Purchase. The Offer shall also state:

    (1) the Section of the Indenture pursuant to which the Offer to Purchase is being made;

    (2) the Expiration Date and the Purchase Date;

    (3) the aggregate principal amount of the outstanding Notes offered to be purchased by the Company pursuant to the Offer to Purchase (including, if less than 100%, the manner by which such amount has been determined pursuant to the Section of the Indenture requiring the Offer to Purchase) (the "Purchase Amount");

    (4) in the case of the Senior Notes, the purchase price to be paid by the Company for each $1,000 aggregate principal amount of Notes accepted for payment (as specified pursuant to the Senior Notes Indenture) (the "Purchase Price" with respect to the Senior Notes) and (b) in the case of the Senior Discount Notes, the purchase price to be paid by the Company for each $1,000 of Accreted Value (if the Purchase Date is prior to the earlier of November 1, 2002 or the Cash Interest Election Date) or $1,000 aggregate principal amount at maturity (if the Purchase Date is on or after such earlier date) of Notes accepted for payment (as specified pursuant to the Senior Discount Notes Indenture) (the "Purchase Price" with respect to the Senior Discount Notes);

    (5) that the holder may tender all or any portion of the Notes registered in the name of such holder and that any portion of a Note tendered must be tendered in an integral multiple of $1,000 principal face amount;

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

    (6) the place or places where Notes are to be surrendered for tender pursuant to the Offer to Purchase;

    (7) that interest on any Note not tendered or tendered but not purchased by the Company pursuant to the Offer to Purchase will continue to accrue;

    (8) that on the Purchase Date the Purchase Price will become due and payable upon each Note being accepted for payment pursuant to the Offer to Purchase and that interest thereon shall cease to accrue on and after the Purchase Date;

    (9) that each holder electing to tender all or any portion of a Note pursuant to the Offer to Purchase will be required to surrender such Note at the place or places specified in the Offer prior to the close of business on the Expiration Date (such Note being, if the Company or the Trustee so requires, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the holder thereof or his attorney duly authorized in writing);

    (10) that holders will be entitled to withdraw all or any portion of Notes tendered if the Company (or its paying agent) receives, not later than the close of business on the fifth Business Day next preceding the Expiration Date, a telegram, telex, facsimile transmission or letter setting forth the name of the holder, the principal amount of the Note the holder tendered, the certificate number of the Note the holder tendered and a statement that such holder is withdrawing all or a portion of his tender;

    (11) that (a) if Notes in an aggregate principal amount less than or equal to the Purchase Amount are duly tendered and not withdrawn pursuant to the Offer to Purchase, the Company shall purchase all such Notes and (b) if Notes in an aggregate principal amount in excess of the Purchase Amount are tendered and not withdrawn pursuant to the Offer to Purchase, the Company shall purchase Notes having an aggregate principal amount equal to the Purchase Amount on a pro rata basis (with such adjustments as may be deemed appropriate so that only Notes in denominations of $1,000 principal amount at maturity or integral multiples thereof shall be purchased); and

    (12) that in the case of any holder whose Note is purchased only in part, the Company shall execute and the Trustee shall authenticate and deliver to the holder of such Note without service charge, a new Note or Notes, of any authorized denomination as requested by such holder, in an aggregate principal amount equal to and in exchange for the unpurchased portion of the Note so tendered.

  An Offer to Purchase shall be governed by and effected in accordance with the provisions pertaining to the type of Offer to which it relates. References above to principal amount shall mean and refer to principal amount at maturity with respect to the Senior Discount Notes, unless the context otherwise requires.

  "Other Senior Debt Pro Rata Share" means under an Indenture the amount of the applicable Excess Proceeds obtained by multiplying the amount of such Excess Proceeds by a fraction, (i) the numerator of which is the aggregate accreted value and/or principal amount, as the case may be, of all Indebtedness (other than (x) the Notes issued thereunder and (y) Subordinated Indebtedness) of the Company outstanding at the time of the applicable Asset Sale with respect to which the Company is required to use Exceed Proceeds to repay or make an offer to purchase or repay and (ii) the denominator of which is the sum of (a) the aggregate principal amount of all Notes issued thereunder that are outstanding at the time of the offer to purchase or repay with respect to the applicable Asset Sale and (b) the aggregate principal amount or the aggregate accreted value, as the case may be, of all other Indebtedness (other than Subordinated Indebtedness) of the Company outstanding at the time of the applicable Asset Sale Offer with respect to which the Company is required to use the applicable Excess Proceeds to offer to repay or make an offer to purchase or repay.

  "Permitted Holder" means any member of the Murdoch Family, The News Corporation Limited, Haim Saban and their respective controlled Affiliates.

  "Permitted Indebtedness" means, without duplication:

    (a) Indebtedness of the Company evidenced by the Notes;

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    (b) Indebtedness of the Company and Restricted Subsidiaries under the
  Bank Facility in an aggregate principal amount at any one time outstanding not to exceed $725 million, less any amounts permanently repaid in accordance with the covenant described under "Disposition of Proceeds of Asset Sales";

    (c) Indebtedness of the Company or any Restricted Subsidiary outstanding on the date of the Indenture;

    (d) Indebtedness to third parties for the production of television programming by one or more special purpose partnerships, corporations, joint ventures or similar structures (in which any interest of the Company or any of its Restricted Subsidiaries is held through a Special Purpose Vehicle), the production decisions in respect of which are controlled by the Company or a Restricted Subsidiary;

    (e) Indebtedness consisting of the liabilities and obligations, contingent or otherwise, incurred by the Company or its Restricted Subsidiaries in the ordinary course of business (other than for borrowed money) to acquire, produce, license or distribute television programming;

    (f) Indebtedness of the Company or any Restricted Subsidiary of the Company incurred in respect of performance bonds, bankers' acceptances and letters of credit in the ordinary course of business, including Indebtedness evidenced by letters of credit issued in the ordinary course of business to support the insurance or self-insurance obligations of the Company or any of its Restricted Subsidiaries (including to secure workers' compensation and other similar insurance coverages), in the aggregate amount not to exceed $10 million at any time; but excluding letters of credit issued to secure money borrowed;

    (g)(i) Interest Rate Protection Obligations of the Company covering Indebtedness of the Company and (ii) Interest Rate Protection Obligations of any Restricted Subsidiary covering Indebtedness of such Restricted Subsidiary provided that, in the case of either clause (i) or (ii), the notional principal amount of any such Interest Rate Protection Obligations that exceeds the principal amount of the Indebtedness to which such Interest Rate Protection Obligations relate is otherwise permitted to be incurred under the Indenture;

    (h) Indebtedness of the Company or any Restricted Subsidiaries under Currency Agreements; provided that (x) such Currency Agreements relate to Indebtedness or the purchase price of goods purchased or sold by the Company or any Restricted Subsidiary in the ordinary course of its business and (y) such Currency Agreements do not increase the Indebtedness or other obligations of the Company or a Restricted Subsidiary outstanding other than as a result of fluctuations in foreign currency exchange rates or by reason of fees, indemnities and compensation payable thereunder;

    (i) Indebtedness of a Restricted Subsidiary owed to and held by the Company or another Restricted Subsidiary, except that (i) any transfer of such Indebtedness by the Company or a Restricted Subsidiary (other than to the Company or another Restricted Subsidiary) and (ii) the sale, transfer or other disposition by the Company or any Restricted Subsidiary of the Company of Capital Stock of a Restricted Subsidiary (other than to the Company or a Restricted Subsidiary) which is owed Indebtedness of another Restricted Subsidiary shall, in each case, be an incurrence of Indebtedness by such Restricted Subsidiary subject to the other provisions of the Indentures;

    (j) Indebtedness of the Company owed to and held by a Restricted Subsidiary which is unsecured and subordinated in right of payment to the payment and performance of the obligations of the Company under the Indentures and the Notes, except that (i) any transfer of such Indebtedness by the Company or a Restricted Subsidiary (other than to another Restricted Subsidiary) and (ii) the sale, transfer or other disposition by the Company or any Restricted Subsidiary of the Company of Capital Stock of a Restricted Subsidiary (other than to the Company or a Restricted Subsidiary) which is owed Indebtedness of the Company shall, in each case, be an incurrence of Indebtedness by the Company, subject to the other provisions of the Indentures;

    (k) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instruments inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business; provided, however, that such Indebtedness is extinguished within five business days of incurrence;

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

    (l) Indebtedness of the Company, in addition to that described in clauses
  (a) through (k) of this definition, in an aggregate principal amount outstanding at any time not to exceed $150 million;

    (m) Indebtedness represented by obligations to purchase Capital Stock of the Company pursuant to agreements, as in effect on the Issue Date, with employees of the Company and its Restricted Subsidiaries upon the termination of their employment in an aggregate principal amount not to exceed $30 million during the term of the Indenture; and

    (n) (i) Indebtedness of the Company the proceeds of which are used solely to refinance (whether by amendment, renewal, extension or refunding) Indebtedness of the Company or any of its Restricted Subsidiaries and (ii) Indebtedness of any Restricted Subsidiary of the Company the proceeds of which are used solely to refinance (whether by amendment, renewal, extension or refunding) Indebtedness of any Restricted Subsidiary (in each case other than the Indebtedness to be refinanced, redeemed or retired as described under "Use of Proceeds" herein, and Indebtedness under clause (b) or (g) through (m) of this definition); provided, however, that (x) the principal amount of Indebtedness incurred pursuant to this clause (n) (or, if such Indebtedness provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of the maturity thereof, the original issue price of such Indebtedness) shall not exceed the sum of the principal amount of Indebtedness so refinanced, plus the amount of any premium required to be paid in connection with such refinancing pursuant to the terms of such Indebtedness or the amount of any premium reasonably determined by the Company as necessary to accomplish such refinancing by means of a tender offer or privately negotiated purchase, plus the amount of expenses in connection therewith, and (y) in the case of Indebtedness incurred by the Company pursuant to this clause
  (n) to refinance Subordinated Indebtedness, such Indebtedness (A) has no scheduled principal payment prior to the 91st day after the Maturity Date,
  (B) has an Average Life to Stated Maturity of the Notes and (C) is subordinated to the Notes in the same manner and to the same extent that the Subordinated Indebtedness being refinanced is subordinated to the Notes.

  "Permitted Investments" means any of the following: (i) Investments in the Company or in a Restricted Subsidiary; (ii) Investments in another person, if as a result of such Investment (A) such other person becomes a Restricted Subsidiary or (B) such other person is merged or consolidated with or into, or transfers or conveys all or substantially all of its assets to the Company or a Restricted Subsidiary; (iii) Investments representing Capital Stock or obligations issued to the Company or any of its Restricted Subsidiaries in settlement of claims against any other person by reason of a composition or readjustment of debt or a reorganization of any debtor of the Company or such Restricted Subsidiary; (iv) Investments in Interest Rate Protection Agreements on commercially reasonable terms entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business in connection with the operations of the business of the Company or its Restricted Subsidiaries to hedge against fluctuations in interest rates on its outstanding Indebtedness; (v) Investments in the Notes; (vi) Investments in Cash Equivalents; (vii) Investments acquired by the Company or any Restricted Subsidiary in connection with an Asset Sale permitted under "--Certain Covenants--Disposition of Proceeds of Asset Sales" to the extent such Investments are non-cash proceeds as permitted under such covenant; (viii) advances to employees or officers of the Company in the ordinary course of business; (ix) any Investment to the extent that the consideration therefor is Capital Stock (other than Redeemable Capital Stock) of the Company; and
(x) Investments in any person engaged in the Entertainment/Programming Business not to exceed $65,000,000 at any time outstanding.

  "Permitted Liens" means the following types of Liens:

    (a) any Lien existing as of the date of the Indenture;

    (b) Liens securing Indebtedness and other amounts owing under the Bank Facility;

    (c) any Lien securing Acquired Indebtedness created prior to (and not created in connection with, or in contemplation of) the incurrence of such Indebtedness by the Company or any Restricted Subsidiary, if such Lien does not attach to any property or assets of the Company or any Restricted Subsidiary other than the property or assets subject to the Lien prior to such incurrence;

    (d) Liens in favor of the Company or a Restricted Subsidiary;

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

    (e) Liens on and pledges of the Capital Stock of any Unrestricted Subsidiary securing any Indebtedness of such Unrestricted Subsidiary;

    (f) Liens for taxes, assessments or governmental charges or claims either
  (i) not delinquent for 90 days or more or (ii) contested in good faith by appropriate proceedings and as to which the Company or its Restricted Subsidiaries shall have set aside on its books such reserves as may be required pursuant to GAAP;

    (g) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, suppliers, materialmen, repairmen and other Liens imposed by law incurred in the ordinary course of business for sums not yet delinquent for 90 days or more or being contested in good faith and as to which reserves or other appropriate provisions, if any, as shall be required by GAAP shall have been made in respect thereof;

    (h) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money);

    (i) judgment Liens not giving rise to an Event of Default so long as such Lien is adequately bonded and any appropriate legal proceedings which may have been duly initiated for the review of such judgment shall not have been finally terminated or the period within which such proceedings may be initiated shall not have expired;

    (j) easements, rights-of-way, zoning restrictions and other similar charges or encumbrances in respect of real property not interfering in any material respect with the ordinary conduct of the business of the Company or any of its Restricted Subsidiaries;

    (k) any interest or title of a lessor or sublessor and any restriction or encumbrance to which the interest or title of such lessor or sublessor may be subject;

    (l) purchase money Liens to finance property or assets of the Company or any Restricted Subsidiary of the Company acquired in the ordinary course of business; provided, however, that (i) the related purchase money Indebtedness shall not be secured by any property or assets of the Company or any Restricted Subsidiary of the Company other than the property and assets so acquired and (ii) the Lien securing such Indebtedness shall be created within 180 days of such acquisition;

    (m) Liens securing reimbursement obligations with respect to commercial letters of credit which encumber documents and other property relating to such letters of credit and products and proceeds thereof;

    (n) Liens encumbering deposits made to secure obligations arising from statutory, regulatory, contractual, or warranty requirements of the Company or any of its Restricted Subsidiaries, including rights of offset and set-off;

    (o) Liens securing Interest Rate Protection Obligations which Interest Rate Protection Obligations relate to Indebtedness that is secured by Liens otherwise permitted under this Indenture;

    (p) Liens on assets of Unrestricted Subsidiaries;

    (q) Liens securing Capitalized Lease Obligations or incurred in connection with Sale-Leaseback Transactions;

    (r) Liens securing other Indebtedness in an aggregate amount not to exceed 10% of the Company's Consolidated Net Tangible Assets as of the last day of the Company's most recently completed fiscal period for which financial information is available;

    (s) Liens in favor of the Screen Actors Guild, the Writers Guild of America, the Directors Guild of America or any other unions, guilds or collective bargaining units under the collective bargaining agreements, which Liens are incurred in the ordinary course of business solely to secure the payment of residuals and other collective bargaining obligations required to be paid by the Company or any of its Restricted Subsidiaries under any such collective bargaining agreement;

    (t) Liens arising in connection with completion guarantees entered into in the ordinary course of business and consistent with then current industry practices, securing obligations (other than Indebtedness for borrowed money) of the Company or any of its Restricted Subsidiaries not yet due and payable;

    (u) Liens in favor of suppliers and/or producers of any programming that are incurred in the ordinary course of business solely to secure the purchase price of such programming and such directly related rights or the rendering of services necessary for the production of such programming; provided, however, that no such Lien shall extend to or cover any property or assets other than the programming and the rights directly related thereto being so acquired or produced; and provided further that any payment obligations secured by such Liens shall by their terms be payable solely from the revenues that are derived directly from the exhibition, syndication, exploitation, distribution or disposition of such item of programming and/or such directly related rights;

    (v) Liens upon any item of programming and rights directly relating thereto in favor of distributors of such item of programming that are incurred in each case in the ordinary course of business solely to secure delivery of such item of programming and the licensing of the rights in such item of programming directly related thereto; provided, however, that no such Lien shall extend to or cover any property or assets other than the item of programming being so delivered and the rights directly related thereto; and provided further that any payment obligations secured by such Liens shall by their terms be payable solely from the revenues that are derived directly from the exhibition, syndication, exploitation, distribution or disposition of such item of Product and/or such directly related rights; and

    (w) Liens on assets or Capital Stock of a Special Purpose Vehicle.

  "person" means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

  "Preferred Stock," as applied to any person, means Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends or distributions, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such person, over shares of Capital Stock of any other class of such person.

  "principal amount at maturity" means, with respect to the Senior Discount Notes, $1,000 per $1,000 face amount of Senior Discount Notes; provided, however, that if the Company shall have made a Cash Interest Election, the principal amount at maturity with respect to each Senior Discount Note shall be the Accreted Value of such Senior Discount Note as of the Cash Interest Election Date.

  "Qualified Equity Interest" in a person means any interest in Capital Stock of such person, other than Redeemable Capital Stock.

  "Redeemable Capital Stock" means any class or series of Capital Stock that, either by its terms, by the terms of any security into which it is convertible or exchangeable or by contract or otherwise, is or upon the happening of an event or passage of time would be, required to be redeemed prior to the Maturity Date or is redeemable at the option of the holder thereof at any time prior to the Maturity Date, or is convertible into or exchangeable for debt securities at any time prior to the Maturity Date.

  "Restricted Subsidiary" means any Subsidiary of the Company that is not an Unrestricted Subsidiary.

  "Restricted Subsidiary Indebtedness" means Indebtedness of any Restricted Subsidiary (i) which is not subordinated to any other Indebtedness of such Restricted Subsidiary and (ii) in respect of which the Company is not also obligated (by means of a guarantee or otherwise) other than, in the case of this clause (ii), Indebtedness under the Bank Facility.

  "Sale-Leaseback Transaction" of any person means an arrangement with any lender or investor or to which such lender or investor is a party providing for the leasing by such person of any property or asset of such person

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

which has been or is being sold or transferred by such Person after the acquisition thereof or the completion of construction or commencement of operation thereof to such lender or investor or to any person to whom funds have been or are to be advanced by such lender or investor on the security of such property or asset. The stated maturity of such arrangement shall be the date of the last payment of rent or any other amount due under such arrangement prior to the first date on which such arrangement may be terminated by the lessee without payment of a penalty.

  "Significant Subsidiary" of any person means a Restricted Subsidiary of such person which would be a significant subsidiary of such person as determined in accordance with the definition in Section 210.1-02(w) of Regulation S-X promulgated by the Commission and as in effect on the date of the Indenture.

  "Special Purpose Vehicle" means a person which is, or was, established: (i) with separate legal identity and limited liability; (ii) as an Affiliate of the Company; and (iii) for the sole purpose of a single transaction, or series of related transactions, and which has no assets and liabilities other than those directly acquired or incurred in connection with such transaction(s).

  "Stated Maturity" means, when used with respect to any Note or any installment of interest thereon, the date specified in such Note as the fixed date on which the principal of such Note or such installment of interest is due and payable, and when used with respect to any other Indebtedness, means the date specified in the instrument governing such Indebtedness as the fixed date on which the principal of such Indebtedness, or any installment of interest thereon, is due and payable.

  "Strategic Equity Investor" means a corporation or entity with an equity market capitalization, a net asset value or annual revenues of at least $1.0 billion that primarily owns and operates businesses in the entertainment, cable television, programming or similar or related industries.

  "Subordinated Indebtedness" means, with respect to the Company, Indebtedness of the Company which is expressly subordinated in right of payment to the Notes.

  "Subsidiary" means, with respect to any person, (i) a corporation at least 50% of whose Voting Stock is at the time, directly or indirectly, owned by such person, by one or more Subsidiaries of such person or by such person and one or more Subsidiaries thereof and (ii) any other person (other than a corporation), including, without limitation, a partnership, limited liability company, business trust or joint venture, in which such person, one or more Subsidiaries thereof or such person and one or more Subsidiaries thereof, directly or indirectly, at the date of determination thereof, has at least a 50% ownership interest entitled to vote in the election of directors, managers or trustees thereof (or other person performing similar functions). For purposes of this definition, any directors' qualifying shares or investments by foreign nationals mandated by applicable law shall be disregarded in determining the ownership of a Subsidiary.

  "Unrestricted Subsidiary" means each Subsidiary of the Company designated as such pursuant to and in compliance with the covenant described under "-- Certain Covenants--Limitation on Designations of Unrestricted Subsidiaries."

  "Voting Stock" means any class or classes of Capital Stock pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect at least 50% of the board of directors, managers or trustees of any person (irrespective of whether or not, at the time, stock of any other class or classes shall have, or might have, voting power by reason of the happening of any contingency).

                         BOOK-ENTRY; DELIVERY AND FORM

  The Notes will be represented by a single, permanent global note in definitive, fully registered book-entry form for each of the Senior Notes and Senior Discount Notes (a "Global Security") which will be registered in the name of a nominee of DTC and deposited on behalf of purchasers of the Notes represented thereby with a custodian for DTC for credit to the respective accounts of the purchasers (or to such other accounts as they may direct) at DTC.

  The Global Securities. The Company expects that pursuant to procedures established by DTC (a) upon deposit of the Global Securities, DTC or its custodian will credit on its internal system portions of the Global Securities which shall be comprised of the corresponding respective amounts of the Global Securities to the respective accounts of persons who have accounts with such depositary and (b) ownership of the Notes will be shown on, and the transfer of ownership thereof will be effected only through, records maintained by DTC or its nominee (with respect to interests of Participants (as defined below)) and the records of Participants (with respect to interests of persons other than Participants). Ownership of beneficial interests in the Global Securities will be limited to persons who have accounts with DTC ("Participants") or persons who hold interests through Participants. Investors may hold their interests in the Global Security directly through DTC if they are Participants in such system, or indirectly through organizations which are Participants in such system.

  So long as DTC or its nominee is the registered owner or holder of any of the Notes, DTC or such nominee will be considered the sole owner or holder of such Notes represented by the Global Securities for all purposes under the Indentures and under the Notes represented thereby. No beneficial owner of an interest in the Global Securities will be able to transfer such interest except in accordance with the applicable procedures of DTC in addition to those provided for under the Indentures.

  Payments of the principal of, premium, if any, and interest (including Additional Interest) on the Notes represented by the Global Securities will be made to DTC or its nominee, as the case may be, as the registered owner thereof. None of the Company, the Trustee or any paying agent under the Indenture will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Global Securities or for maintaining, supervising or reviewing any records relating to such beneficial ownership interest.

  The Company expects that DTC or its nominee, upon receipt of any payment of the principal of, premium, if any, and interest (including Additional Interest) on the Notes represented by the Global Securities, will credit Participants' accounts with payments in amounts proportionate to their respective beneficial interests in the Global Securities as shown in the records of DTC or its nominee. The Company also expects that payments by Participants to owners of beneficial interests in the Global Securities held through such Participants will be governed by standing instructions and customary practice as is now the case with securities held for the accounts of customers registered in the names of nominees for such customers. Such payment will be the responsibility of such Participants.

  Transfers between Participants in DTC will be effected in accordance with DTC rules and will be settled in immediately available funds. If a holder requires physical delivery of a Certificated Security for any reason, including to sell Notes to persons in states which require physical delivery of such securities or to pledge such securities, such holder must transfer its interest in the Global Securities in accordance with the normal procedures of DTC and in accordance with the procedures set forth in the Indenture.

  Any beneficial interest in one of the Global Securities that is transferred to a person who takes delivery in the form of an interest in the other Global Security will, upon transfer, cease to be an interest in such Global Security and, accordingly, will thereafter be subject to all transfer restrictions, if any, and other procedures applicable to beneficial interests in such other Global Security with respect to the applicable notes for as long as it remains such an interest.

  DTC has advised the Company that DTC will take any action permitted to be taken by a holder of Notes (including the presentation of Notes for exchange as described below) only at the direction of one or more Participants to whose account the DTC interests in the Global Securities are credited and only in respect of the aggregate principal amount as to which such Participant or Participants has or have given such direction. However, if there is an Event of Default under the Indenture, DTC will exchange the Global Securities for Certificated Securities, which it will distribute to its Participants and which will be legended as set forth under the heading "Notice to Investors."

  DTC has advised the Company as follows: DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the Uniform Commercial Code and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its Participants and facilitate the clearance and settlement of securities transactions between Participants through electronic book-entry changes in accounts of its Participants, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations and certain other organizations. Indirect access to the DTC system is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("Indirect Participants").

  Although DTC is expected to follow the foregoing procedures in order to facilitate transfers of interests in the Global Securities among Participants of DTC, it is under no obligation to perform such procedures, and such procedures may be discontinued at any time. Neither the Company nor the Trustee will have any responsibility for the performance by DTC, or its respective direct or indirect participants of their respective obligations under the rules and procedures governing their operations.

  Certificated Securities. Interests in the Global Securities will be exchanged for Certificated Securities if (i) DTC notifies the Company that it is unwilling or unable to continue as depositary for the Global Securities, or DTC ceases to be a "Clearing Agency" registered under the Exchange Act, and a successor depositary is not appointed by the Company within 40 days, or (ii) an Event of Default has occurred and is continuing with respect to the Notes. Upon the occurrence of any of the events described in the preceding sentence, the Company will cause the appropriate Certificated Securities to be delivered.

            CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

  THE FOLLOWING SUMMARY OF THE UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE NOTES IS APPLICABLE IN ALL MATERIAL RESPECTS TO THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE OLD NOTES. UNLESS THE CONTEXT OTHERWISE REQUIRES, FOR PURPOSES OF THIS SUMMARY REFERENCES TO THE "NOTES" ARE TO THE NOTES AND THE OLD NOTES, COLLECTIVELY, REFERENCES TO THE "SENIOR NOTES" ARE TO THE SENIOR NOTES AND THE OLD SENIOR NOTES, COLLECTIVELY, AND REFERENCES TO THE "SENIOR DISCOUNT NOTES" ARE TO THE SENIOR DISCOUNT NOTES AND THE OLD SENIOR DISCOUNT NOTES, COLLECTIVELY.

  The following is a summary of certain of the material United States federal income tax consequences of the purchase, ownership and disposition of the Notes. It is intended only as a descriptive summary and does not purport to be a complete technical analysis or listing of all potential tax effects to Holders. Unless otherwise stated, this summary only deals with Notes held as capital assets by U.S. Holders (as defined herein) who purchased such Notes upon original issuance at the issue price therefor. As used herein, "U.S. Holder" means a beneficial owner of the Notes that is (a) an individual citizen or resident of the United States or any political subdivision thereof,
(b) a corporation or partnership organized in or under the laws of the United States or a state, (c) an estate the income of which is subject to United States federal income taxation regardless of its source, or (d) a trust if (i) a court within the United States is able to exercise primary supervision over the administration of the trust and (ii) one or more United States persons have the authority to control all substantial decisions of the trust. This discussion does not deal with all classes of holders, such as banks, thrifts, real estate investment trusts, regulated investment companies, dealers in securities or currencies, tax-exempt investors, persons that have a functional currency other than the U.S. dollar or persons that will hold the Notes as part of a "synthetic security," "hedge," "straddle," "conversion transaction," or other than as a capital asset. This summary is based upon the Internal Revenue Code of 1986, as amended, Treasury Regulations thereunder and administrative and judicial interpretations thereof, as of the date hereof, all of which are subject to change, possibly on a retroactive basis. Prospective purchasers of the Notes should consult with their tax advisors concerning issues including (i) the application of United States federal income tax laws to them stemming from an investment in the Notes, (ii) any consequences to them arising under the laws of any other taxing jurisdiction, including, without limitation, the laws of any state, local or foreign taxing jurisdiction, and (iii) the consequences of purchasing the Notes at a price other than the issue price.

INTEREST

  It is not expected that the Senior Notes will be issued with OID in excess of a de minimis amount. Accordingly, interest on the Senior Notes will be taxable to a U.S. Holder as ordinary interest income in accordance with the U.S. Holder's method of tax accounting at the time that such interest is accrued or (actually or constructively) received.

ORIGINAL ISSUE DISCOUNT

  For United States federal income tax purposes, the Senior Discount Notes will be considered to be issued with OID. The amount of OID will be the excess of a Senior Discount Note's stated redemption price at maturity over its issue price. The issue price of a Senior Discount Note will equal the first price at which a substantial amount of the Senior Discount Notes are sold. The stated redemption price at maturity of a Senior Discount Note will equal the amount payable at maturity (i.e., 100% of the initial principal amount of the Senior Discount Note) plus all stated interest thereon.

  A U.S. Holder of a Senior Discount Note will be required to include OID in its gross taxable income (as ordinary income) periodically over the term of the Senior Discount Note before receipt of the cash attributable to such income, using a constant yield method that takes into account the compounding of interest. Such treatment will continue to apply whether or not the Company makes the Cash Interest Election. The Company's exercise of the Cash Interest Election and reduction of the principal amount at maturity of the Senior Discount Notes will not represent a taxable event to a U.S. Holder of a Senior Discount Note. The receipt of cash interest payments under a Senior Discount Note will not be taxable to a holder; rather such payments will be treated as payments of OID which will reduce the holder's adjusted tax basis in the Senior Discount Note.

  The Company will furnish annually to the U.S. Internal Revenue Service and to U.S. Holders (other than with respect to certain exempt holders, including, in particular, corporations) information with respect to the OID accruing while the Senior Discount Notes were held by the U.S. Holders. Such information will be based on the accruals of OID as if the holder were the original holder of the Senior Discount Note.

SALE, EXCHANGE AND RETIREMENT OF NOTES

  A U.S. Holder will recognize gain or loss equal to the difference between the amount realized upon the sale, exchange or retirement of the Notes and the U.S. Holder's adjusted tax basis in the Notes. A U.S. Holder's adjusted tax basis in a Senior Discount Note will generally equal the issue price of such Senior Discount Note, increased by the amount of any OID previously included in income by such U.S. Holder with respect to such Senior Discount Note and reduced by any principal and interest payments received by the U.S. Holder with respect to such Senior Discount Note. Except with respect to accrued but unpaid interest, such gain or loss will be capital gain or loss. Under the recently enacted Taxpayer Relief Act of 1997, net capital gain (i.e., generally, capital gain in excess of capital loss) recognized by an individual upon the sale or exchange of a capital asset that has been held for more than 18 months will generally be subject to tax at a rate not to exceed 20%. Net capital gain recognized by an individual from the sale or exchange of a capital asset that has been held for more than 12 months but not for more than 18 months will continue to be subject to tax at a rate not to exceed 28%, and net capital gain recognized from the sale or exchange of a capital asset that has been held for 12 months or less will continue to be subject to tax at ordinary income tax rates. In addition, net capital gain recognized by a corporate taxpayer will continue to be subject to tax at the ordinary income tax rates applicable to corporations.

EXCHANGE OFFER

  The exchange of Old Notes for Notes pursuant to the Exchange Offer will not be taxable to the U.S. Holders of the Notes.

BACKUP WITHHOLDING

  The backup withholding rules require the Company to deduct and withhold federal income tax at the rate of 31% with respect to payments made to noncorporate holders who are not otherwise exempt if (a) the holder fails to furnish a taxpayer identification number ("TIN") to the Company, (b) the IRS notifies the Company that the TIN furnished by the holder is incorrect, (c) there has been notified payee underpaying, or (d) there has been payee certification failure. Any amounts withheld from a payment to a holder under the backup withholding rules will be allowed as a refund or credit against such holder's federal income tax, provided that the required information is furnished to the IRS.

NON-UNITED STATES HOLDERS

  Payments of interest and OID on the Notes to a Holder who is not a U.S. Holder (a "Non-U.S. Holder") may, if certain conditions are met, be exempt from United States federal income tax, including withholding tax, unless the interest and OID is effectively connected with the conduct of a trade or business of the Non-U.S. Holder in the Untied States or, if a treaty applies, the interest and OID is generally attributable to the United States permanent establishment maintained by the Non-U.S. Holder.

  A Non-U.S. Holder of the Notes will not be subject to United States federal income tax, including withholding tax, on gain realized on the sale or other disposition of the Notes unless (i) such gain is effectively connected with the conduct by the Non-U.S. Holder of a trade or business within the United States or, if a treaty applies, the gain is generally attributable to the United States permanent establishment maintained by the Non-U.S. Holder, or
(ii) in the case of gain realized by an individual holder, the Holder is present in the United States for at least 183 days in the taxable year of the disposition and certain other conditions are met.

                             PLAN OF DISTRIBUTION

  Each broker-dealer that receives the Notes for its own account pursuant to the Exchange Offer (a "Participating Broker") must acknowledge that it will deliver a prospectus in connection with any resale of such Notes. This Prospectus, as it may be amended or supplemented from time to time, may be used by a Participating Broker in connection with resales of the Notes received in exchange for the Old Notes where such Old Notes were acquired as a result of market-making activities or other trading activities. The Company has agreed that for a period of 90 days after the Expiration Date, it will make this Prospectus, as amended or supplemented, available to any Participating Broker for use in connection with any such resale. In addition,
until      , 1998 (90 days after the date of this Prospectus), all dealers effecting transactions in the Notes may be required to deliver a prospectus.

  The Company will not receive any proceeds from any sale of the Notes by broker-dealers. The Notes received by broker-dealers for their own account pursuant to the Exchange Offer may be sold from time to time in one or more transactions in the over-the-counter market, in combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer or the purchasers of any such Notes. Any broker-dealer that resells Notes that were received by it for its own account pursuant to the Exchange Offer and any broker or dealer that participates in a distribution of such Notes may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit on any such resale of Notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The Letter of Transmittal states that, by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

  For a period of 90 days after the Expiration Date, the Company will promptly send additional copies of this Prospectus and any amendment or supplement to this Prospectus to any Participating Broker that requests such documents in the Letter of Transmittal. The Company has agreed to pay all expenses incident to the Exchange Offer (including the expenses of one counsel for the holders of the Old Notes) other than commissions or concessions of any brokers or dealers and will indemnify the holders of the Old Notes (including any Participating Broker) against certain liabilities, including liabilities under the Securities Act.

                                 LEGAL MATTERS

  The validity of the Notes will be passed upon for the Company by Squadron, Ellenoff, Plesent & Sheinfeld, LLP, New York, New York. The Company has been advised by Troop Meisinger Steuber & Pasich, LLP, Los Angeles, California and Squadron, Ellenoff, Plesent & Sheinfeld, LLP, New York, New York with respect to the Exchange Offer.

                                    EXPERTS

  The consolidated financial statements of Saban Entertainment, Inc. at May 31, 1995 and at October 31, 1995, and for the year ended May 31, 1995 and the five month period ended October 31, 1995, appearing in this Prospectus and Registration Statement, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon appearing elsewhere herein, and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

  The consolidated financial statements of FCN Holding, Inc. at July 2, 1995 and October 29, 1995, and for the year ended July 2, 1995 and for the four months ended October 29, 1995 appearing in this Prospectus and Registration Statement, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon appearing elsewhere herein, and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

  The combined financial statements of FCN Holding, Inc., Saban Entertainment, Inc. and Fox Kids Worldwide, L.L.C. (from and after the date of the Reorganization, Fox Kids Worldwide, Inc.) at June 30, 1996 and 1997 and for the eight months ended June 30, 1996 and for the year ended June 30, 1997, appearing in this Prospectus and Registration Statement have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon appearing elsewhere herein, and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

  The consolidated financial statements of International Family Entertainment, Inc. at December 31, 1995 and 1996 and for each of the years in the three year period ended December 31, 1996 have been included herein and in the Registration Statement in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, appearing elsewhere herein, and upon the authority of said firm, as experts in accounting and auditing.

                         INDEX TO FINANCIAL STATEMENTS

                                                                           PAGE
                                                                           ----
FCN HOLDING, INC., SABAN ENTERTAINMENT, INC. AND FOX KIDS WORLDWIDE, L.L.C.
 (FROM AND AFTER THE DATE OF THE REORGANIZATION (NOTE 1), FOX KIDS WORLDWIDE,
 INC.)

  Report of Independent Auditors..........................................  F-2
  Combined Balance Sheets as of June 30, 1996 and 1997 and Consolidated
   Balance Sheet as of September 30, 1997 (unaudited).....................  F-3
  Combined Statements of Operations for the eight months ended June 30,
   1996, for the year ended June 30, 1997 and for the three months ended
   September 30, 1996 (unaudited) and Consolidated Statement of Operations for the three months ended September 30, 1997 (unaudited)..............  F-4
  Combined Statements of Stockholders' Equity for the eight months ended
   June 30, 1996, for the year ended June 30, 1997 and Consolidated
   Statement of Stockholders' Equity for the three months ended
   September 30, 1997 (unaudited).........................................  F-5
  Combined Statements of Cash Flows for the eight months ended June 30,
   1996 and for the year ended June 30, 1997 and for the three months ended September 30, 1996 (unaudited) and Consolidated Statement of Cash
   Flows for the three months ended Septemhber 30, 1997 (unaudited).......  F-6
  Notes to Combined Financial Statements..................................  F-8

FCN HOLDING, INC.

  Report of Independent Auditors.......................................... F-32
  Consolidated Balance Sheets as of July 2, 1995 and October 31, 1995..... F-33
  Consolidated Statements of Operations for the periods ended July 2, 1995 and October 31, 1995................................................... F-34
  Consolidated Statements of Stockholder's Equity for the periods ended
   July 2, 1995 and October 31, 1995...................................... F-35
  Consolidated Statements of Cash Flows for the period ended July 2, 1995 and October 31, 1995................................................... F-36
  Notes to Consolidated Financial Statements.............................. F-37

SABAN ENTERTAINMENT, INC.

  Report of Independent Auditors.......................................... F-42
  Consolidated Balance Sheets as of May 31, 1995 and October 31, 1995..... F-43
  Consolidated Statements of Operations for the years ended May 31, 1995 and for the five months ended October 31, 1995......................... F-44
  Consolidated Statements of Stockholders' Equity for the years ended May
   31, 1995 and for the five months ended October 31, 1995................ F-45
  Consolidated Statements of Cash Flows for the years ended May 31, 1995 and for the five months ended October 31, 1995......................... F-46
  Notes to Consolidated Financial Statements.............................. F-47

INTERNATIONAL FAMILY ENTERTAINMENT, INC.

  Consolidated Balance Sheets as of December 31, 1996 and June 30, 1997
   (unaudited)............................................................ F-57
  Consolidated Statements of Operations for the six months ended June 30,
   1996 and 1997 (unaudited).............................................. F-58
  Consolidated Statements of Cash Flows for the six months ended June 30,
   1996 and 1997 (unaudited).............................................. F-59
  Notes to Consolidated Financial Statements (unaudited).................. F-60
  Independent Auditors' Report............................................ F-64
  Consolidated Balance Sheets as of December 31, 1995 and 1996............ F-65
  Consolidated Statements of Operations for the years ended December 31,
   1994, 1995 and 1996.................................................... F-66
  Consolidated Statements of Cash Flows for the years ended December 31,
   1994, 1995 and 1996 ................................................... F-67
  Consolidated Statements of Stockholders' Equity for the years ended
   December 31, 1994, 1995 and 1996....................................... F-68
  Notes to Consolidated Financial Statements.............................. F-69

                        REPORT OF INDEPENDENT AUDITORS

Board of Directors
FCN Holding, Inc., Saban Entertainment, Inc. and Fox Kids Worldwide, L.L.C.

  We have audited the combined financial statements of FCN Holding, Inc., Saban Entertainment, Inc. and Fox Kids Worldwide, L.L.C. (from and after the date of the Reorganization (Note 1), Fox Kids Worldwide, Inc.) as of June 30, 1996 and 1997 and the related combined statements of operations, stockholders equity, and cash flows for the eight months ended June 30, 1996 and the year ended June 30, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, the financial statements referred to above present fairly, in all material respects, the combined financial position of FCN Holding, Inc., Saban Entertainment, Inc. and Fox Kids Worldwide, L.L.C. (from and after the date of the Reorganization (Note 1), Fox Kids Worldwide, Inc.) at June 30, 1996 and 1997 and the combined results of their operations and their cash flows for the eight months ended June 30, 1996 and the year ended June 30, 1997, in conformity with generally accepted accounting principles.

                                          Ernst & Young LLP

Los Angeles, California
September 29, 1997,
except for the 2nd, 3rd, 6th,
and 7th sentence of the 35th
paragraph of Note 1, as to
which the date is January 21,
1998.

                  FCN HOLDING, INC., SABAN ENTERTAINMENT, INC.
                         AND FOX KIDS WORLDWIDE, L.L.C.
  (FROM AND AFTER THE DATE OF THE REORGANIZATION (NOTE 1), FOX KIDS WORLDWIDE,
                                     INC.)

                                 BALANCE SHEETS

                                            COMBINED             CONSOLIDATED
                                    --------------------------  --------------
                                                                SEPTEMBER 30,
                                      JUNE 30,      JUNE 30,         1997
                                        1996          1997       (UNAUDITED)
                                    ------------  ------------  --------------
Assets
Cash and cash equivalents.........  $ 16,044,000  $ 28,877,000  $  100,267,000
Restricted cash...................     8,000,000     8,000,000       8,000,000
Accounts receivable, net of
 allowance for doubtful accounts
 of $1,690,000 (June 30, 1996) and
 $1,410,000 (June 30, 1997 and
 September 30, 1997)..............    53,106,000    63,316,000     135,468,000
Amounts receivable from related
 parties..........................    28,908,000    29,037,000      30,348,000
Programming costs, less
 accumulated amortization.........   181,427,000   235,575,000     384,550,000
Property and equipment, at cost,
 less accumulated depreciation....     8,711,000     8,921,000      74,859,000
Deferred income taxes.............    27,023,000    17,651,000      38,654,000
Investment in and advances to
 affiliates.......................           --      7,102,000       5,950,000
Assets held for sale, net.........           --            --       17,110,000
Intangible assets, less
 accumulated amortization.........           --            --    1,665,445,000
Other assets, including $1,284,000
 (June 30, 1997) associated with
 related parties..................    13,051,000    13,922,000      41,982,000
                                    ------------  ------------  --------------
Total assets......................  $336,270,000  $412,401,000  $2,502,633,000
                                    ============  ============  ==============
Liabilities and stockholders'
 equity
Accounts payable (including
 $3,088,000 (June 30, 1997) due to
 related parties).................  $ 10,706,000  $ 19,481,000  $   53,088,000
Accrued liabilities (including
 $236,000 (June 30, 1996) and
 $4,576,000 (June 30, 1997) due to
 related parties).................    27,733,000    42,991,000     114,750,000
Deferred revenue (including
 $6,962,000 (June 30, 1997) from
 related parties).................    67,882,000    40,794,000      46,570,000
Fox Kids Network affiliate
 participation payable............    13,738,000    21,853,000      21,304,000
Accrued programming expenditures..    15,179,000     9,796,000      85,568,000
Accrued residuals and
 participations...................    22,040,000    24,028,000      24,317,000
Income taxes payable..............     3,884,000     3,257,000       3,246,000
Deferred income taxes.............       790,000     1,250,000       2,203,000
Debt..............................    19,916,000    57,592,000   1,271,140,000
Amounts payable to related
 parties..........................    81,571,000    58,672,000       7,518,000
NAHI Bridge Note..................           --            --      345,514,000
Fox Subordinated Note.............           --            --      104,573,000
                                    ------------  ------------  --------------
Total liabilities.................   263,439,000   279,714,000   2,079,791,000
Commitments and contingencies
Series A Preferred Stock, $0.001
 par value; 500,000 shares
 authorized; 345,000 shares issued
 and outstanding ($1,000 per share
 liquidation value)...............           --            --      345,000,000
Stockholders' equity:                        --            --              --
  Preferred Stock, $0.001 par
   value; 19,500,000 shares
   authorized; no shares issued or
   outstanding....................           --            --              --
  Preferred class A members
   interest.......................    40,000,000    50,000,000             --
  Common stock, $.01 par value:
    10,000 shares authorized
    800 shares issued and
     outstanding (Saban
     Entertainment, Inc.).........           --            --              --
  Common stock, no par value:
    2,000 (June 30, 1996) and
     1,000 (June 30, 1997) shares
     authorized
    2,000 (June 30, 1996) and
     816.16 (June 30, 1997) shares
     issued and outstanding (FCN
     Holding, Inc.)...............         2,000           800             --
  Class A Common Stock, $0.001 par
   value; 16,000,000 shares
   authorized; 160,000 shares
   issued and outstanding.........           --            --              160
  Class B Common Stock, $0.001 par
   value; 16,000,000 shares
   authorized; 15,840,000 shares
   issued and outstanding.........                                      15,840
  Contributed capital.............    49,245,000    59,454,200      61,032,000
  Cumulative translation
   adjustment.....................       (11,000)     (803,000)       (877,000)
  Retained (deficit) earnings.....   (16,405,000)   24,035,000      17,671,000
                                    ------------  ------------  --------------
Total stockholders' equity........    72,831,000   132,687,000      77,842,000
                                    ------------  ------------  --------------
Total liabilities and
 stockholders' equity.............  $336,270,000  $412,401,000  $2,502,633,000
                                    ============  ============  ==============

                            See accompanying notes.

                  FCN HOLDING, INC., SABAN ENTERTAINMENT, INC.
                         AND FOX KIDS WORLDWIDE, L.L.C.
  (FROM AND AFTER THE DATE OF THE REORGANIZATION (NOTE 1), FOX KIDS WORLDWIDE,
                                     INC.)

                            STATEMENTS OF OPERATIONS

                                          COMBINED                  CONSOLIDATED
                         ------------------------------------------ -------------
                                                      THREE MONTHS  THREE MONTHS
                                                          ENDED         ENDED
                          EIGHT MONTHS                SEPTEMBER 30, SEPTEMBER 30,
                         ENDED JUNE 30,  YEAR ENDED       1996          1997
                              1996      JUNE 30, 1997  (UNAUDITED)   (UNAUDITED)
                         -------------- ------------- ------------- -------------
Net revenues (including
 $5,498,000 (1996) and
 $21,316,000 (1997) from
 related parties).......  $191,621,000  $307,820,000   $63,801,000  $122,946,000
Costs and expenses:
  Production and
   programming
   (including $4,301,000
   (1997) to a related
   party)...............    98,937,000   180,381,000    30,384,000    68,889,000
  Selling, general and
   administrative
   (including $1,114,000
   (1996) and $2,322,000
   (1997) to a related
   party)...............    23,072,000    62,466,000    12,513,000    27,244,000
  Fox Kids Network
   affiliate
   participations.......     8,853,000     6,194,000     4,177,000      (448,000)
  Amortization of
   intangible assets ...           --            --            --      6,969,000
                          ------------  ------------   -----------  ------------
Operating income........    60,759,000    58,779,000    16,727,000    20,292,000
Investment advisory
 fee....................    10,000,000           --            --            --
Equity in loss of
 unconsolidated
 affiliate..............           --      1,546,000           --      1,184,000
Other expense...........           --            --            --        282,000
Interest expense
 (including $170,000
 (1996) and $854,000
 (1997) to a related
 party).................       885,000     2,226,000       648,000    18,814,000
                          ------------  ------------   -----------  ------------
Income before provision
 for income taxes.......    49,874,000    55,007,000    16,079,000        12,000
Provision for income
 taxes..................    18,274,000    14,567,000     4,635,000     1,187,000
                          ------------  ------------   -----------  ------------
Net income (loss).......  $ 31,600,000  $ 40,440,000   $11,444,000  $ (1,175,000)
                          ============  ============   ===========  ============
Net income (loss)
 attributable to common
 shareholders...........  $ 31,600,000  $ 40,440,000   $11,444,000  $ (6,364,000)
                          ============  ============   ===========  ============
Net income (loss) per
 common share...........  $       1.98  $       2.53   $       .72  $       (.40)
                          ============  ============   ===========  ============
Weighted average shares
 outstanding............    16,000,000    16,000,000    16,000,000    16,000,000
                          ============  ============   ===========  ============



                            See accompanying notes.

                 FCN HOLDING, INC., SABAN ENTERTAINMENT, INC.
                        AND FOX KIDS WORLDWIDE, L.L.C.
 (FROM AND AFTER THE DATE OF THE REORGANIZATION (NOTE 1), FOX KIDS WORLDWIDE,
                                     INC.)

                      STATEMENTS OF STOCKHOLDERS' EQUITY

                             PREFERRED CLASS A
                              MEMBERS INTEREST      COMMON STOCK                   CUMULATIVE   RETAINED
                             ------------------  -------------------  CONTRIBUTED  TRANSLATION  EARNINGS
                             SHARES   AMOUNT       SHARES    AMOUNT     CAPITAL    ADJUSTMENT   (DEFICIT)      TOTAL
                             ------ -----------  ----------  -------  -----------  ----------- -----------  ------------
Balance at November 1, 1995
 (combined)................   --    $       --        2,000  $ 2,000  $       --    $     --   $(4,132,000) $ (4,130,000)
 Transactions at November
  1, 1995:
  Capital contributions....   --            --          --       --    29,344,000         --           --     29,344,000
  Forgiveness of debt......   --            --          --       --     5,124,000         --           --      5,124,000
  Distribution.............   --            --          --       --           --          --    (2,700,000)   (2,700,000)
  Saban Entertainment,
   Inc.....................   --            --          800      --    11,751,000      46,000   83,174,000    94,971,000
  Elimination of certain
   amounts between FCN
   Holding, Inc. and Saban
   Entertainment, Inc......   --            --          --       --           --          --    (4,247,000)   (4,247,000)
 Payment to a related party
  for a stock purchase
  option...................   --            --          --       --           --          --   (80,100,000)  (80,100,000)
 Related party tax
  obligation...............   --            --          --       --     3,026,000         --           --      3,026,000
 Exchange loss on
  translation of foreign
  subsidiaries' financial
  statements...............   --            --          --       --           --      (57,000)         --        (57,000)
 Net income................   --            --          --       --           --          --    31,600,000    31,600,000
 Amount attributable to
  Preferred Class A Members
  Interest.................   --     40,000,000         --       --           --          --   (40,000,000)          --
                              ---   -----------  ----------  -------  -----------   ---------  -----------  ------------
Balance at June 30, 1996
 (combined)................   --     40,000,000       2,800    2,000   49,245,000     (11,000) (16,405,000)   72,831,000
 Issuance of Preferred
  Class A Members
  Interest.................   --     10,000,000         --       --           --          --           --     10,000,000
 Capital contribution......                       (1,183.84)  (1,200)       1,200
 Capital contributions.....   --            --          --       --     5,376,000         --           --      5,376,000
 Exchange loss on
  translation of foreign
  subsidiaries' financial
  statements...............   --            --          --       --           --     (792,000)         --       (792,000)
 Related party tax
  obligation...............   --            --          --       --     4,832,000         --           --      4,832,000
 Net income................   --            --          --       --           --          --    40,440,000    40,440,000
                              ---   -----------  ----------  -------  -----------   ---------  -----------  ------------
Balance at June 30, 1997
 (combined)................   --    $50,000,000    1,616.16  $   800  $59,454,200   $(803,000) $24,035,000  $132,687,000
 Transactions related to
  the reorganization:
  Exchange of Preferred
   Class A Members
   Interest................         (50,000,000)                                                             (50,000,000)
  Issuance of Class A
   Common Stock............                         160,000      160                                                 160
  Issuance of Class B
   Common Stock............                      15,840,000   15,840       (5,200)                                10,640
  Exchange of Common
   Stock...................                       (1,616.16)    (800)                                               (800)
  Capital contributions....                                             1,583,000                              1,583,000
  Exchange loss on
   translation of foreign
   subsidiaries' financial
   statements..............                                                           (74,000)                   (74,000)
  Dividends on Series A
   Preferred Stock.........                                                                     (5,189,000)   (5,189,000)
  Net loss.................                                                                     (1,175,000)   (1,175,000)
                              ---   -----------  ----------  -------  -----------   ---------  -----------  ------------
Balance at September 30,
 1997
 (consolidated)(unaudited)..        $       --   16,000,000  $16,000  $61,032,000   $(877,000) $17,671,000  $ 77,842,000
                              ===   ===========  ==========  =======  ===========   =========  ===========  ============

                            See accompanying notes.

                  FCN HOLDING, INC., SABAN ENTERTAINMENT, INC.
                         AND FOX KIDS WORLDWIDE, L.L.C.
  (FROM AND AFTER THE DATE OF THE REORGANIZATION (NOTE 1), FOX KIDS WORLDWIDE,
                                     INC.)

                            STATEMENTS OF CASH FLOWS

                                           COMBINED                    CONSOLIDATED
                          ------------------------------------------- ---------------
                                                        THREE MONTHS   THREE MONTHS
                           EIGHT MONTHS                     ENDED          ENDED
                          ENDED JUNE 30,  YEAR ENDED    SEPTEMBER 30,  SEPTEMBER 30,
                               1996      JUNE 30, 1997      1996           1997
                          -------------- -------------  ------------- ---------------
                                                         (UNAUDITED)    (UNAUDITED)
OPERATING ACTIVITIES
Net income (loss).......   $ 31,600,000  $ 40,440,000    $11,444,000  $    (1,175,000)
Adjustments to reconcile
 net income to net cash
 provided by (used in)
 operating activities:
  Amortization of
   programming costs....     83,485,000   144,713,000     34,170,000       57,633,000
  Depreciation..........      1,585,000     3,226,000        733,000        2,555,000
  Amortization of
   intangible assets....            --            --             --         6,969,000
  Cumulative translation
   adjustment...........        (57,000)     (792,000)       151,000          (74,000)
  Equity in loss of
   unconsolidated
   affiliate............            --      1,546,000            --         1,184,000
  Investment advisory
   fee..................     10,000,000           --             --               --
  Changes in operating
   assets and
   liabilities:
    Restricted cash.....     (3,000,000)          --             --
    Investment in
     marketable
     securities.........            --            --             --         5,717,000
    Accounts
     receivable.........     16,035,000   (10,210,000)    (7,901,000)      (6,026,000)
    Amounts receivable
     from related
     parties............    (11,791,000)    3,860,000     24,698,000       (1,311,000)
    Additions to
     programming costs..   (113,506,000) (198,861,000)   (58,133,000)     (69,022,000)
    Other assets........      2,194,000      (872,000)      (977,000)     (15,087,000)
    Accounts payable....     (5,495,000)    8,775,000      2,447,000       12,550,000
    Accrued
     liabilities........     (2,290,000)   15,259,000      1,452,000        5,861,000
    Accrued residuals
     and
     participations.....      5,771,000     1,988,000        836,000         (184,000)
    Administration fee
     payable to a
     related party......     (6,173,000)     (769,000)       375,000              --
    Income taxes payable
     and deferred income
     taxes..............     (9,583,000)   14,038,000      2,732,000          397,000
    Deferred revenue....     23,437,000   (27,088,000)    (6,190,000)     (12,666,000)
    Fox Kids Network
     affiliate
     participation
     payable............     (4,682,000)    8,115,000      8,744,000         (549,000)
    Accrued programming
     expenditures.......     (4,637,000)   (5,383,000)    (1,450,000)      (4,654,000)
                           ------------  ------------    -----------  ---------------
Net cash (used in)
 provided by operating
 activities.............     12,893,000    (2,015,000)    13,131,000      (17,882,000)
INVESTING ACTIVITIES
Purchase of property and
 equipment..............     (3,053,000)   (3,435,000)      (961,000)      (1,156,000)
Acquisition of
 programming rights.....     (7,200,000)   (4,800,000)           --               --
Acquisition of
 Creativite &
 Developpement SA.......     (1,722,000)     (176,000)           --               --
Acquisition of TV10.....            --     (8,648,000)           --               --
Acquisition of
 International Family
 Entertainment, Inc.,
 net of preferred
 stock..................            --            --             --    (1,368,381,000)
Sale of marketable
 securities.............            --            --             --        55,679,000
Cash acquired in
 acquisition of
 Creativite &
 Developpement SA.......      3,151,000           --             --               --
Cash acquired in deemed
 acquisition of Saban
 Entertainment, Inc.....     16,207,000           --             --               --
Cash acquired in
 acquisition of
 International Family
 Entertainment, Inc. ...            --            --             --        19,241,000
                           ------------  ------------    -----------  ---------------
Net cash (used in)
 provided by investing
 activities.............      7,383,000   (17,059,000)      (961,000)  (1,294,617,000)
FINANCING ACTIVITIES
Proceeds from bank
 borrowings.............   $ 15,880,000  $ 52,569,000    $   129,000    1,281,654,000
Payments on bank
 borrowings.............    (11,606,000)   (9,917,000)    (1,334,000)    (205,491,000)
Payment to a related
 party for a stock
 purchase option........    (80,100,000)          --             --               --
Dividends on preferred
 stock..................            --            --             --        (5,189,000)
Proceeds from issuance
 of Preferred Class A
 Members interest.......            --     10,000,000     10,000,000              --
Proceeds from NAHI
 Bridge loan............            --            --             --       345,514,000
Increase in assets held
 for sale...............            --            --             --       (37,611,000)
Issuance of common
 stock..................            --            --             --            10,000
Advances from related
 parties................     67,967,000   (20,285,000)    (7,459,000)       5,002,000
Capital contributions
 from related parties...      3,310,000           --             --               --
Capital distribution to
 related party..........            --       (460,000)           --               --
                           ------------  ------------    -----------  ---------------
Net cash provided by
 (used in) financing
 activities.............     (4,549,000)   31,907,000      1,336,000    1,383,889,000
                           ------------  ------------    -----------  ---------------
Increase in cash and
 cash equivalents.......     15,727,000    12,833,000     13,506,000       71,390,000
Cash and cash
 equivalents at
 beginning of period....        317,000    16,044,000     16,044,000       28,877,000
                           ------------  ------------    -----------  ---------------
                           $ 16,044,000  $ 28,877,000    $29,550,000  $   100,267,000
                           ============  ============    ===========  ===============
SUPPLEMENTAL DISCLOSURE
 OF CASH FLOW
 INFORMATION
Cash paid during the
 period for:
  Interest (net of
   amounts
   capitalized).........   $    414,000  $  1,466,000    $   359,000  $     7,070,000
                           ============  ============    ===========  ===============
  Income taxes..........   $ 27,796,000  $  3,553,000    $       --   $       385,000
                           ============  ============    ===========  ===============

                            See accompanying notes.

                 FCN HOLDING, INC., SABAN ENTERTAINMENT, INC.
                        AND FOX KIDS WORLDWIDE, L.L.C.
 (FROM AND AFTER THE DATE OF THE REORGANIZATION (NOTE 1), FOX KIDS WORLDWIDE,
                                     INC.)

                     STATEMENTS OF CASH FLOW--(CONTINUED)

SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTMENT ACTIVITIES

 Eight months ended June 30, 1996

  Amounts payable to a related party of $5,124,000 were forgiven and recorded as contributed capital.

  The Company accrued $10,000,000 in other assets and amounts payable to related parties in connection with the formation of the L.L.C.

  A receivable from a related party of $2,700,000 was forgiven and charged to retained earnings.

  The Company recorded $3,026,000 arising under a tax sharing obligation which was deemed to be contributed capital by the related party.

 Year ended June 30, 1997

  Amounts payable to a related party of $5,835,000 were forgiven and recorded as contributed capital.

  The Company recorded $4,832,000 arising under a tax sharing obligation which was deemed to be contributed capital by the related party.

 Three months ended September 30, 1997

  Amounts payable to a related party of $1,583,000 were forgiven and recorded to contributed capital.

  The Company issued a subordinated note to Fox Broadcasting ("FOX") in the amount of $104,573,000 in exchange for FOX's $50,000,000 preferred Class A members interest in the LLC, its $50,000,000 contingent note receivable and certain other Company obligations.

  Preferred stock in the amount of $345,000,000 was issued in connection with the acquisition of International Family Entertainment, Inc.


                            See accompanying notes.

                 FCN HOLDING, INC., SABAN ENTERTAINMENT, INC.
                        AND FOX KIDS WORLDWIDE, L.L.C.
 (FROM AND AFTER THE DATE OF THE REORGANIZATION (NOTE 1), FOX KIDS WORLDWIDE,
                                     INC.)

                    NOTES TO COMBINED FINANCIAL STATEMENTS
(INFORMATION WITH RESPECT TO SEPTEMBER 30, 1997 AND TO THE THREE MONTH PERIODS
                ENDED SEPTEMBER 30, 1996 AND 1997 IS UNAUDITED)

1. BASIS OF FINANCIAL STATEMENT PRESENTATION, ORGANIZATION AND RELATED PARTY TRANSACTIONS

  On November 1, 1995 (the Effective date), FCN Holding, Inc. (FCN Holding) and Saban Entertainment, Inc. (Saban) formed a joint venture, Fox Kids Worldwide, L.L.C. (the LLC), a limited liability company, for the purpose of jointly expanding the worldwide children's' businesses of FCN Holding and Saban. Since the Effective Date, FCN Holding and Saban have been operated by their respective managements subject to the overall supervision of the Members Committee of the LLC. On August 1, 1997, a reorganization (the Reorganization) referred to below was effected pursuant to which Saban, FCN Holding and the LLC became wholly-owned subsidiaries of Fox Kids Worldwide, Inc. (Fox Kids Worldwide or the Company). As a result of the formation of the joint venture and the common management of the joint venture businesses, the respective assets, liabilities and operations of Saban, FCN Holding and the LLC have been combined at historical cost from and after the Effective Date. The combined financial statements of the Company (as the deemed successor to Saban, FCN Holding and the LLC) included herein represent the historical financial statements of FCN Holdings (after giving effect to such combination as of the Effective Date).

  The combined financial statements of the Company include the balance sheets of FCN Holding, Saban and the LLC at June 30, 1996 and 1997 together with the combined results of operations of FCN Holding, Saban and the LLC since November 1, 1995. The operations of certain foreign subsidiaries of Saban have been combined at May 31, 1996 and 1997 and eight month period ended May 31, 1996 and 1997. Unaudited pro forma combined statements of operations for the period from July 3, 1995 to June 30, 1996, which combine the results of operations of FCN Holding, Saban and the LLC from the beginning of the respective periods are presented below.

                                                   PERIOD FROM
                                                 JULY 3, 1995 TO
                                                  JUNE 30, 1996
                                                 ---------------
         Pro forma revenues.....................  $327,105,000
         Pro forma net income...................  $ 71,370,000

  The Company is an integrated global children's and family entertainment company, which develops, acquires, produces, broadcasts and distributes quality television programming. The Company's principal operations are comprised of (i) Saban, whose library of over 5,300 half-hours of completed and in-production children's programming is among the largest in the world,
(ii) the Fox Children's Network, Inc. (FCN), the-top-rated children's (ages 2-
11) oriented broadcast television network in the United States, and (iii) a growing business of Fox Kids-branded cable and direct-to-home (DTH) satellite international channels operating in approximately 25 countries worldwide. The Company is the result of the joint venture (the LLC) formed in 1995 by Fox Broadcasting Company (Fox Broadcasting) and Saban. All significant intercompany transactions and accounts have been eliminated.

 The Reorganization

  Fox Kids Worldwide was incorporated in August 1996 as a holding company of FCN Holding, Saban and the LLC. Between August 1996 and August 1997, the Company conducted no business or operations. On August 1, 1997, in connection with the Company's acquisition of a controlling interest in International Family Entertainment, Inc. (IFE), see Note 12, (i) Fox Broadcasting Sub, Inc, Inc., a wholly-owned indirect subsidiary of Fox Broadcasting ("Fox Broadcasting Sub"), exchanged its capital stock in FCN Holding, which indirectly owns FCN, for 7,920,000 shares of Class B Common stock of the Company, (ii) the other stockholder of

                 FCN HOLDING, INC., SABAN ENTERTAINMENT, INC.
                        AND FOX KIDS WORLDWIDE, L.L.C.
 (FROM AND AFTER THE DATE OF THE REORGANIZATION (NOTE 1), FOX KIDS WORLDWIDE,
                                     INC.)

              NOTES TO COMBINED FINANCIAL STATEMENTS--(CONTINUED)
(INFORMATION WITH RESPECT TO SEPTEMBER 30, 1997 AND TO THE THREE MONTH PERIODS
                ENDED SEPTEMBER 30, 1996 AND 1997 IS UNAUDITED)

FCN Holding exchanged its capital stock in FCN Holding for an aggregate of 160,000 shares of Class A Common Stock of the Company, (iii) Haim Saban and the other stockholders of Saban (together, the "Saban Stockholders") exchanged their capital stock of Saban for an aggregate of 7,920,000 shares of the Class B Common Stock of the Company, and (iv) all outstanding management options to purchase Saban capital stock became options to purchase an aggregate of 646,548 shares of the Class A Common Stock of the Company. In addition, as described more fully below under Other Related Party Transactions --the "FBC Subordinated Note," Fox Broadcasting exchanged its preferred, non-voting interest in the LLC and its $50 million contingent note receivable from the LLC for a new $108.6 million subordinated pay in kind note from the Company due March 2008 bearing interest at 11.8%. As a result of these transactions, which are referred to as the "Reorganization," FCN Holding, FCN, Saban and the LLC became direct or indirect wholly-owned subsidiaries of the Company.

 Acquisition of International Family Entertainment, Inc.

  On August 1, 1997, the Company acquired a 50.7% interest in IFE through the purchase for $35.00 per share of the stock owned by M.G. "Pat" Robertson, Tim Robertson and certain trusts of which they are trustees, The Christian Broadcasting Network, Inc. ("CBN") and Regent University (together, the "Privately Owned Shares") and the exchange by Liberty IFE, Inc. ("Liberty IFE") of all of the IFE stock owned by it and $23 million principal amount of 6% Convertible Secured Notes due 2004 of IFE (the "Convertible Notes") (which have since been retired) for shares of Series A Preferred Stock of the Company. On September 4, 1997, the Company consummated a merger to acquire the remaining shares of IFE from the public shareholders. Total consideration for the IFE Acquisition was approximately $1.9 billion including assumption of liabilities. The Company paid approximately $545 million for the Privately Owned Shares and issued $345 million of its Series A Preferred Stock to Liberty IFE as payment for the IFE stock and the Notes. The balance of the consideration was paid to acquire the publicly traded shares through the merger, to cash out existing options to acquire shares of IFE stock held by IFE senior executives and employees, and to assume IFE's existing bank debt, which has since been retired.

  The Company financed the IFE Acquisition, in part, by borrowing $1.25 billion pursuant to the Existing Credit Facility as described below. On August 1, 1997, the Company borrowed $602 million under the Existing Credit Facility to finance the purchase price of the Privately Owned Shares (and to refinance certain indebtedness of Saban outstanding on the closing date of the acquisition of the Privately Owned Shares). On September 4, 1997, the Company borrowed $648 million under the Existing Credit Facility in order to finance in part the cash consideration payable to the remaining former public holders of the outstanding shares of IFE stock for their shares in the merger, to cash out existing options held by IFE senior executives and employees, to refinance certain indebtedness of IFE and to pay certain related fees and expenses.

  IFE historically operated in three business segments: the operation of advertiser-supported cable networks ("Cable Networks"), the production and distribution of entertainment programming ("Production & Distribution"), and the production of live entertainment shows ("Live Entertainment"). The Company contemplates that it will continue to operate IFE's The Family Channel as the Fox Family Channel but will sell all of IFE's interests in its other cable and international networks not directly related to The Family Channel. In addition, the Company intends to sell IFE's Production and Distribution and Live Entertainment businesses.

 Related Party Transactions in Connection with the Formation of the LLC and the Subsequent Reorganization

  As described more fully below, in connection with the formation of the LLC and the subsequent Reorganization, various corporate affiliates of Fox Broadcasting transferred certain distribution rights and other

                 FCN HOLDING, INC., SABAN ENTERTAINMENT, INC.
                        AND FOX KIDS WORLDWIDE, L.L.C.
 (FROM AND AFTER THE DATE OF THE REORGANIZATION (NOTE 1), FOX KIDS WORLDWIDE,
                                     INC.)

              NOTES TO COMBINED FINANCIAL STATEMENTS--(CONTINUED)
(INFORMATION WITH RESPECT TO SEPTEMBER 30, 1997 AND TO THE THREE MONTH PERIODS
                ENDED SEPTEMBER 30, 1996 AND 1997 IS UNAUDITED)

contractual rights to the LLC, made a cash loan to the LLC and committed to provide certain administrative services to FCN Holding on an on-going basis. In consideration, Fox Broadcasting is entitled to receive payment of its loan and certain other cash distributions in priority to the common stockholders of the Company.

  FCN and Fox Broadcasting are parties to an Administration Agreement, dated as of February 7, 1990, pursuant to which Fox Broadcasting agreed to provide the following services to FCN: network national advertising sales and the administration thereof, commercial trafficking and broadcasting operations (including all uplink, transponder and other facilities necessary to deliver via satellite Fox Kids Network programming for broadcast to the Fox Kids Network Affiliates (defined below)) and overhead charges related to Fox Broadcasting's in-house administrative support in the areas of research, promotion, business affairs, legal affairs and accounting. FCN agreed to pay to Fox Broadcasting a fee equal to 15% of 100% of the net advertising revenue (gross advertising revenue less advertising agency commissions) derived with respect to national commercials, commercial material or other advertising material included or used in connection with any of the programs exhibited on the Fox Kids Network. On December 22, 1995, in connection with the terms of the LLC, this agreement, and all rights of Fox Broadcasting to receive management fees on or subsequent to June 1, 1995, were assigned to the LLC by the Fox Parties. Concurrently, the Company agreed to pay to Fox Broadcasting a fee of $10 million for providing these services and such amount is included in other assets. In September 1996, the Company paid this fee and, immediately upon receipt of this $10 million payment, Fox Broadcasting made a contribution to the LLC of $10 million in exchange for additional Preferred Class A Members Interest, described above. Fox Broadcasting continues to be obligated to provide the services described above and estimates the incremental costs for providing these services to the Company to be $2,200,000 per annum. Accordingly, the Company is amortizing the $10 million fee over approximately five years, representing the period over which the value of the services is estimated to be incurred, and has recorded amortization expense of $1,467,000 and $2,200,000 for the eight months ended June 30, 1996 and the twelve months ended June 30, 1997, respectively. Fox Broadcasting believes that these estimates were made on a reasonable basis. However, these estimates may not necessarily be indicative of the level of expenses that might have been incurred had the Company operated on a stand-alone basis. Fox Broadcasting has not made a study or any attempt to obtain quotes from third parties to determine what the costs of obtaining such services from third parties would have been.

  Pursuant to terms of the affiliation agreements (Agreements) among the Company, Fox Broadcasting and substantially all of its affiliated television stations (Fox Kids Network Affiliates), the Fox Kids Network Affiliates, including owned and operated television stations of certain affiliates of Fox Broadcasting (Fox O&O's) are entitled to compensation which is equal to 100% of FCN's programming Net Profits (as defined below). Amounts payable under these compensation arrangements are due quarterly in amounts derived pursuant to the provisions in the Agreements. "Net Profits" is defined on a cumulative basis to include amounts actually received by FCN from the exhibition, distribution and other exploitation of the Company's programs and the merchandising and other rights relating thereto, less administrative fees, production/license fees, distribution and merchandising fees (including those payable to the Company), overhead and other expenses and reserves. Certain of the Fox O&O's have waived in favor of the Company their rights to receive these participations.

  In addition to assigning to the LLC the agreements and Net Profit participations referred to above, Fox Broadcasting agreed that the net cash flow to the LLC from such agreements and participations for the twelve months ended June 30, 1996 would be a minimum of $35,755,000. For the eight months ended June 30, 1996, the Company recorded $16,611,000 as a decrease in expenses. The remaining balance of $19,144,000 was recorded as a capital contribution. Subsequent to June 30, 1996, the outstanding balance was paid. For the year ended June 30, 1997 such amounts totaled $20,508,000 and was recorded as a decrease in expenses.

                 FCN HOLDING, INC., SABAN ENTERTAINMENT, INC.
                        AND FOX KIDS WORLDWIDE, L.L.C.
 (FROM AND AFTER THE DATE OF THE REORGANIZATION (NOTE 1), FOX KIDS WORLDWIDE,
                                     INC.)

              NOTES TO COMBINED FINANCIAL STATEMENTS--(CONTINUED)
(INFORMATION WITH RESPECT TO SEPTEMBER 30, 1997 AND TO THE THREE MONTH PERIODS
                ENDED SEPTEMBER 30, 1996 AND 1997 IS UNAUDITED)


  In connection with the formation of the LLC, Fox Broadcasting made a $64.5 million interest free loan to the LLC, of which $14.5 million of the loan was repaid in September 1996. The $50 million balance of this loan must be paid out of Distributable Cash (as defined below) of the LLC before any distributions are made on the Class A and Class B Members Interest. Distributable Cash means the amount of cash available for distribution by the LLC (including cash available from Saban and FCN Holding), taking into account all cash, debts, liabilities and obligations of the LLC then due and after setting aside reserves to provide for the LLC's capital expenditures, debt service, working capital and expansion plans (Distributable Cash).

  In addition to the priority distributions described in the paragraph above, in connection with the formation of the LLC, Fox Broadcasting was also granted a priority right to receive distributions of Distributable Cash and other distributions until it receives aggregate distributions in an amount equal to $40 million. As described above, in September 1996, Fox Broadcasting purchased, for $10 million cash, an additional $10 million of Class A Members Interest. In connection with the Reorganization, Fox Broadcasting contributed to the Company, pursuant to an Agreement regarding Transfer of LLC Interests, the note receivable from the LLC representing the $50 million remainder of the loan and the Class A Members Interest in exchange for a note from the Company (see Other Related Party Transactions--the "Fox Subordinated Note"). The $40 million difference between the carrying value of the Class A Members Interest and the liquidation value has been charged against retained earnings.

  Pursuant to an agreement, dated December 22, 1995, between the LLC and the stockholders of Saban, the LLC was granted an option to purchase, upon the occurrence of certain events, all of the Class B Common Stock held by the stockholders of Saban, and any of their transferees (Stock Ownership Agreement). The option may be exercised as follows: (i) for a period of one year following the death of Haim Saban, if he dies prior to December 22, 2012;
(ii) upon delivery of written notice by Fox Broadcasting at any time on or after December 22, 2002 or before December 22, 2012; or (iii) upon receipt by Fox Broadcasting of written notice (which generally cannot be delivered prior to December 22, 2000) from Haim Saban of his desire to cause Fox Broadcasting to purchase all of the shares of Class B Common Stock held by the former stockholders of Saban. The LLC paid to the stockholders of Saban an aggregate of $80.1 million for payment under the Stock Ownership Agreement. The purchase price formula under the option is based on the fair market value of the Company. In September 1996 the LLC distributed the Stock Ownership Agreement to FCN Holding, which immediately distributed that agreement to Fox Broadcasting Sub.

  As part of the closing of the formation of the LLC, Saban, the Saban Stockholders, Fox Broadcasting, FCN Holding and one of its subsidiaries entered into a Strategic Stockholders Agreement which provided, among other things, for restrictions on transfer of the stock held by the parties, certain voting rights between them, as well as the terms of the Reorganization. The parties to the Strategic Stockholders Agreement also agreed to provide Haim Saban and the Saban Stockholders and Fox Broadcasting certain registration rights. On August 1, 1997, the Strategic Stockholders Agreement was amended and restated to add provisions regarding voting rights between Fox Broadcasting and the former Saban Stockholders.

  As part of the Amended and Restated Strategic Stockholders Agreement, dated August 1, 1997, Haim Saban agreed with Fox Broadcasting Sub as follows: if the Company is unable to meet its obligations (i) to pay any dividend under the terms of the Series A Preferred Stock or to redeem the Series A Preferred Stock, (ii) under its lease of 10960 Wilshire Boulevard, Los Angeles, California, or any obligation guaranteed by The News Corporation Limited (News Corp.), the parent of Fox Broadcasting, or (iii) under the Funding Agreement dated

                 FCN HOLDING, INC., SABAN ENTERTAINMENT, INC.
                        AND FOX KIDS WORLDWIDE, L.L.C.
 (FROM AND AFTER THE DATE OF THE REORGANIZATION (NOTE 1), FOX KIDS WORLDWIDE,
                                     INC.)

              NOTES TO COMBINED FINANCIAL STATEMENTS--(CONTINUED)
(INFORMATION WITH RESPECT TO SEPTEMBER 30, 1997 AND TO THE THREE MONTH PERIODS
                ENDED SEPTEMBER 30, 1996 AND 1997 IS UNAUDITED)

as of June 11, 1997, and either News Corp. or News Publishing Australia Limited ("NPAL") provides funds to the Company, the advance shall be treated as a loan, or if Citicorp USA, Inc., in its sole discretion, as administrative agent under the Existing Credit Facility, determines it is unacceptable to treat the advance as a loan, the advance will be treated as preferred stock.

  To the extent the advance is treated as a loan and the amount exceeds $50 million, if the advance is not repaid after 18 months (or 12 months for all advances after the third anniversary of the agreement), all or any portion of the advance in excess of $50 million may be converted into shares of Class B Common Stock. If Fox Broadcasting Sub elects to convert any portion of the advance into Class B Common Stock, Haim Sabam shall have the right to purchase from Fox Broadcasting Sub up to 50% of the number of shares of Class B Common Stock issued pursuant to the conversion.

  If instead, the advance is treated as preferred stock, the first $50 million of the advance shall be applied to the issuance of shares of Series B Preferred Stock, and the remainder of the advance shall be applied to the issuance of Series C Convertible Preferred Stock which is convertible into Class B Common Stock at the election of the holder. The Series B and Series C Preferred Stock shall be entitled to dividends at an annual rate of 11.7% of its liquidation preference. Each of the Series B and Series C Preferred Stock shall have a liquidation preference equal to $100,000 per share. The Series B and Series C Preferred Stock shall be entitled to dividends at an annual rate of 11.7% of its liquidation value. If Fox Broadcasting Sub elects to convert the Series C Convertible Preferred Stock into Class B Common Stock, Haim Saban shall have the right to purchase up to 50% of the number of shares of Class B Common Stock issued pursuant to the conversion. Notwithstanding the agreements, News Corp. has no obligation to make any advances, and the Company has no obligation to accept any amounts from News Corp.

 Other Related Party Transactions

  Receivables from related parties include advances of $1,329,000 at June 30, 1996 and 1997 to certain non-stockholder officers and directors of the Company.

  The Company distributes product to related parties in the normal course of business, and accordingly, included in Amounts Receivable from Related Parties are $3,119,000 (1996) and $12,965,000 (1997) due from those related parties.

  Saban and Fox Broadcasting are parties to a Barter Syndication Agreement dated as of January 5, 1996, pursuant to which Saban engaged Fox Broadcasting to provide barter advertising sales for the 1996-1997 and 1997-1998 broadcast season for the Saban Kids Network. Fox Broadcasting's services include advertising sales, sales administration, account maintenance, ratings, processing, credit and collection, sales data entry and reporting, and commercials broadcast standards and practices. In consideration for the services rendered by Fox Broadcasting to Saban, Saban has agreed to pay Fox Broadcasting a barter advertising sales fee of $800,000 for the 1996-1997 broadcast season and $840,000 for the 1997-1998 broadcast season.

  Related companies of Fox Broadcasting have funded certain of the operations of the Company from its inception through loans to the Company. Amounts due to the related companies of Fox Broadcasting in connection therewith, including interest, totaled $7,071,000 and $8,672,000 at June 30, 1996 and 1997, respectively.

                 FCN HOLDING, INC., SABAN ENTERTAINMENT, INC.
                        AND FOX KIDS WORLDWIDE, L.L.C.
 (FROM AND AFTER THE DATE OF THE REORGANIZATION (NOTE 1), FOX KIDS WORLDWIDE,
                                     INC.)

              NOTES TO COMBINED FINANCIAL STATEMENTS--(CONTINUED)
(INFORMATION WITH RESPECT TO SEPTEMBER 30, 1997 AND TO THE THREE MONTH PERIODS
                ENDED SEPTEMBER 30, 1996 AND 1997 IS UNAUDITED)


  In October 1996, the Company commenced operations of Fox Kids U.K., a cable and satellite channel broadcasting from 6 a.m. to 7 p.m. each day. The channel is currently broadcast via analogue transponder. The channel is distributed as part of British Sky Broadcasting, Group plc's ("BSkyB") Sky Multichannels DTH package in the United Kingdom and the Republic of Ireland. News Corp. holds a 40% interest in BSkyB, a public company, which operates the leading pay television broadcasting service in the United Kingdom and the Republic of Ireland. The Fox Kids U.K. channel is also distributed via cable over a number of systems, the largest of which are the systems operated by Comcast. Discussions are also at an advanced stage with other major cable operators. However, due to lack of capacity and the pre-existence of four other children's channels, carriage is not guaranteed. As part of its agreement with BSkyB, the Company acquired for approximately $3.7 million, all of BSkyB's United Kingdom license rights to children's programming which had been acquired for broadcast by BSkyB prior to the launch of this channel.

  Additionally, as part of the agreement with BSkyB, the Company has entered into an analog transponder sublease agreement whereby the Company will lease the analog transponder from BSkyB through February 1, 2001 subject to extension in certain circumstances requiring a financial commitment of approximately $28,188,000. The Company has also entered into a digital transponder and uplink sublease agreement with BSkyB whereby the Company will lease the digital transponder from BSkyB for eight years from the analog launch date requiring an annual financial commitment of approximately $1,115,000 per channel subject to reduction in certain circumstances. Further, as part of this arrangement with BSkyB, BskyB shall provide support services for the sale by the Company of programming sponsorship, advertising and other air-time for broadcast on the channel as well as other operational and facilities support services. In consideration for the services being provided to the Company, BSkyB shall be entitled to receive a fee equal to 15% of Net Revenue, as defined in the agreement, plus a 5% bonus commission where Net Revenue exceeds mutually pre-agreed annual targets plus an annual fee of approximately $326,000, subject to adjustment in certain circumstances.

  In November 1996, the Company launched Fox Kids Latin America ("FKLA"), a Fox Kids branded pan-regional Latin American channel, which simultaneously broadcasts animated and live-action programming in Spanish, Portuguese and English. The Company has entered into a cost sharing arrangement for employees and service support in connection with the operation of the channel with Canal Fox, a related party. The Company believes that such arrangement for employees and service support are at rates which approximate fair market value.

  Foxtel, an Australian-based cable service, has carried a Fox Kids Network children's channel segment since 1994 under a license agreement between Foxtel and an affiliate of Fox Broadcasting. This license was assigned to the Company. Foxtel is a 50/50 partnership between News Corp. and the Australian telephone company, Telstra.

  From time to time, Saban has loaned and advanced funds to Haim Saban. In connection with the formation of the LLC on December 22, 1995, Saban forgave in full the loan plus accrued interest owing from Haim Saban in the amount of approximately $2,700,000. This amount was treated as a distribution and charged to retained earnings in the eight months ended June 30, 1996. In connection with Haim Saban's employment agreement, dated December 22, 1995, with the LLC, the LLC agreed to reimburse Haim Saban for all out-of-pocket costs and expenses for domestic and international travel, including private air charter which may include aircraft owned directly or indirectly by Haim Saban. Saban has entered into a contract with the agency which leases Mr. Saban's airplane to charter from that agency Mr. Saban's or another similar airplane for a minimum of fifty

                 FCN HOLDING, INC., SABAN ENTERTAINMENT, INC.
                        AND FOX KIDS WORLDWIDE, L.L.C.
 (FROM AND AFTER THE DATE OF THE REORGANIZATION (NOTE 1), FOX KIDS WORLDWIDE,
                                     INC.)

              NOTES TO COMBINED FINANCIAL STATEMENTS--(CONTINUED)
(INFORMATION WITH RESPECT TO SEPTEMBER 30, 1997 AND TO THE THREE MONTH PERIODS
                ENDED SEPTEMBER 30, 1996 AND 1997 IS UNAUDITED)

charter hours during a twelve month period. For the eight months ended June 30, 1996 and the twelve months ended June 30, 1997, Saban has paid approximately $370,000 and $875,000, respectively, for such services.

  Saban currently leases and distributes its entertainment properties (e.g., motion pictures, television programs, merchandising and licensing rights) in Israel through Duveen Trading Ltd. (Distributor), a corporation wholly-owned by Haim Saban's brother. The term of the agreement extends through December 31, 1997, subject to extension by Saban for an additional three years. The Company currently intends to extend this relationship. At June 30, 1996 and 1997, the Company was due $500,000 under this agreement.

  In September 1994, Saban entered into a music services agreement (the "Music Agreement") with Haim Saban, which agreement was amended in June 1995 and assigned to a corporation wholly-owned by Mr. Saban in January 1996. Under the terms of the Music Agreement, all original theme music, underscores, cues and songs for use in all programming produced by Saban will be supplied to Saban through Mr. Saban. Saban is entitled to license third-party musical compositions for use in its programming so long as such compositions neither are used as opening or closing themes nor constitute more than 15% of the total musical content of any program or episode, without Mr. Saban's prior written consent. Saban has the royalty-free right to use the compositions in articles of merchandise such as home video units, video games and interactive toys. Saban has been granted the non-exclusive, worldwide, and perpetual license to (i) synchronize and perform compositions in theatrical motion pictures and (ii) synchronize compositions in all other forms of programming. Saban creates and owns all right, title and interest in master recordings of compositions for use in Saban's programming, and Saban owns the proceeds derived from all forms of exploitation thereof. In consideration for the provision of the compositions to Saban, Mr. Saban is entitled to receive all publishing income, directly or through Saban, in connection with the exploitation of such compositions. Saban is entitled to reimbursement from Mr. Saban of certain costs associated with the creation of the compositions. For the year ended June 30, 1997, Mr. Saban paid approximately $374,000 to Saban for reimbursement of costs to Saban. For the eight months ended June 30, 1996, Mr. Saban made no payments for reimbursement of costs to Saban. At June 30, 1996, Saban owed Mr. Saban approximately $262,000 pursuant to the Music Agreement. At June 30, 1997, approximately $211,000 was owed to Saban by Mr. Saban pursuant to the Music Agreement.

  Saban is party to an agreement with Fox Family Films, Inc. ("Distributor") for the distribution in Spring 1997 of Turbo: A Power Rangers Movie, a "PG-rated" sequel to the original Mighty Morphin Power Rangers motion picture (the "Sequel"), which was released theatrically in the United States in Spring 1997 and in home video in late Summer 1997. Under the terms of the agreement, Saban produced and delivered the Sequel to Distributor for worldwide distribution and granted to Distributor all rights necessary to advertise, promote, publicize and distribute the Sequel. Distributor will hold in perpetuity worldwide theatrical, non-theatrical, home video, and television rights in the movie (except for the territories of Japan and certain Asian territories and Israel). Saban will hold the copyright to the Sequel as well as certain rights including, without limitation, merchandising, television series, stage, publication, radio, theme park and touring, music publishing and soundtrack. Commercial tie-in rights will be mutually controlled by Saban and Distributor. Saban will receive 100% of gross receipts after certain distribution fees and expenses are deducted, based upon a formula set forth in the agreement.

  Saban is party to six program exhibition agreements for the 1996-1997 broadcast season with FOX Television and one with FoxNet, both subsidiaries of Fox Broadcasting, pursuant to which Saban licenses certain of FOX Television's owned and operated stations and the FoxNet cable television service the right to broadcast certain series which are part of the Saban Kids Network. All series are licensed on a barter basis.

                 FCN HOLDING, INC., SABAN ENTERTAINMENT, INC.
                        AND FOX KIDS WORLDWIDE, L.L.C.
 (FROM AND AFTER THE DATE OF THE REORGANIZATION (NOTE 1), FOX KIDS WORLDWIDE,
                                     INC.)

              NOTES TO COMBINED FINANCIAL STATEMENTS--(CONTINUED)
(INFORMATION WITH RESPECT TO SEPTEMBER 30, 1997 AND TO THE THREE MONTH PERIODS
                ENDED SEPTEMBER 30, 1996 AND 1997 IS UNAUDITED)


  In October 1997, the Company reached an agreement in principle with Fox/Liberty Networks, LLC a joint venture between News Corp. and Liberty Media Corporation, a wholly owned subsidiary of Tele-Communications, Inc., to sell a majority ownership interest in Fit TV to Fox/Liberty Networks, LLC. The Company acquired Fit TV in September 1997 as part of the IFE Acquisition.

  In January 1997, the Company obtained from Fox Television, a division of Fox, Inc. ("Fox Television"), distribution rights to the New World Communications Group Incorporated's ("New World") animation library of children's programming, which Fox Television acquired as part of its purchase of New World. During the year ended June 30, 1997, the Company spent approximately $726,000 in distribution costs in connection with this product which will be recoupable against New World's share of revenues. At June 30, 1997, such amount is included in accounts receivable from related parties. The Company is in discussions with FOX Television to acquire the New World animation library.

  In October 1997, the Company entered into an interim agreement with Twentieth Century Fox Film Corp. ("Twentieth Century Fox"), pursuant to which Twentieth Century Fox will distribute the programming library of MTM Entertainment, one of the assets acquired in the IFE Acquisition. The Company is in discussions with Twentieth Century Fox to sell MTM to Twentieth Century Fox.

  As part of the Reorganization, on July 31, 1997, the Company issued a subordinated promissory pay in kind note (the "Fox Subordinated Note") to Fox Broadcasting in the principal amount of approximately $104 million, which amount will be increased to $108.6 million (exclusive of any capitalized interest) and which is to be repaid in May 2008. The parties recently have agreed to restate the Fox Subordinated Note to reflect a change in the interest rate, effective as of the date of issuance. As restated, interest on the Fox Subordinated Note will accrete quarterly at the rate of 10.427% per annum. At any time after the Existing Credit Facility or the Amended Credit Facility, as applicable, has been paid in full, the Company may prepay the Fox Subordinated Note in whole or in part, subject to the terms of the Indentures. On August 29, 1997, in connection with the IFE Acquisition, the Company issued a subordinated promissory pay in kind note to News America Holdings Incorporated (the "NAHI Bridge Note"), upon substantially the same terms and conditions as the Fox Subordinated Note including maturity dates, except that the NAHI Bridge Note has a principal amount of $345.5 million. The parties recently have agreed to restate the NAHI Bridge Note to reflect a change in the interest rate, effective as of the date of issuance. As restated, the NAHI Bridge Note will accrete interest at a rate of approximately 10.427% per annum. The payment of principal and interest under both the Fox Subordinated Note and the NAHI Bridge Note is subordinated in right to the obligations of the Company under the Existing Credit Facility.

  On August 1, 1997, Saban entered into an amendment to the lease for its corporate headquarters at 10960 Wilshire Boulevard in Los Angeles (the original lease dated July 17, 1995 together with the amendment, the "Lease"). The amendment provides for an annual base rent for the entire premises of $620,505 through February 15, 2002 and $676,915 from February 16, 2002 through March 31, 2006. Pursuant to a Guaranty of Lease entered into on August 1, 1997 (the "Guaranty"), News Corp. and NPAL have guaranteed certain of Saban's obligations under the Lease. The Guaranty continues until Saban has paid all obligations due under the Lease. Under the Guaranty, News Corp. and NPAL are liable, jointly and severally, for any amounts not paid by Saban. News Corp.'s and NPAL's aggregate liability under the Guaranty is limited to approximately $8.6 million, to be reduced annually over five years on a straight-line basis.

  In May 1996, Saban entered into an agreement in principle with Fox Video (the "Fox Video Agreement") for the production and distribution of a live-action feature film for the home video market based upon the animated character of Casper (the "Film") which was released by Fox Video in the United States on September 9, 1997. The distribution term runs through September 8, 2004. Pursuant to the Fox Video Agreement,

                 FCN HOLDING, INC., SABAN ENTERTAINMENT, INC.
                        AND FOX KIDS WORLDWIDE, L.L.C.
 (FROM AND AFTER THE DATE OF THE REORGANIZATION (NOTE 1), FOX KIDS WORLDWIDE,
                                     INC.)

              NOTES TO COMBINED FINANCIAL STATEMENTS--(CONTINUED)
(INFORMATION WITH RESPECT TO SEPTEMBER 30, 1997 AND TO THE THREE MONTH PERIODS
                ENDED SEPTEMBER 30, 1996 AND 1997 IS UNAUDITED)

Saban developed, produced and delivered the Film to Fox Video. Saban has the right and obligation to market, distribute (for no fee) and exploit the Film in all forms of television, non-theatrical and airline markets. Fox Video has the right and obligation to market, manufacture, package, distribute (for no fee) and exploit the Film in home video formats, and will release the Film in major international territories during the next six months. Saban and Fox Video each contributed one-half of the production costs of the Film subject to the rights of both parties to recoup certain of these costs. Saban and Fox Video will share the television net income 55% and 45%, respectively, and the home video net income 45% and 55%, respectively, subject to the participation rights of the Harvey Entertainment Company, which holds the copyright to Casper.

  In August 1996, Fox Video and Saban entered into a Home Video Rights Acquisition Agreement pursuant to which Saban granted to Fox Video the exclusive home video rights to distribute English and Spanish language versions throughout the United States and to distribute English language versions throughout Canada of certain of its programs, all television programs produced for children and owned or controlled by Saban or FCN, all television programs produced or to be produced pursuant to an agreement with Marvel and all television programs which are owned or controlled first by Marvel and subsequently by Saban, the LLC or the Company. The beginning of the term of this agreement varies by type of program, but the term ends as to all programs between seven and nine years from September 11, 1996. Saban is required to make available for release by Fox Video a minimum of six video titles each year, at least two of which will not have been previously released for home video distribution in any of the territories covered by the agreement. In consideration for the grant of the distribution rights, Fox Video has agreed to pay Saban 50% of gross receipts from these home videos, after deduction of certain expenses. In connection with this Agreement Saban received $8,000,000.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

 Fiscal Year-End

  The Company's fiscal year ends on June 30.

 Interim Financial Information

  The unaudited consolidated financial statements as of September 30, 1997, and for the three months ended September 30, 1997 and the unaudited combined financial statements for the three months ended September 30, 1996, include, in the opinion of management, all adjustments (consisting of normal recurring adjustments) necessary to present fairly the Company's consolidated/combined financial position, results of operations and cash flows. Operating results for the three months ended September 30, 1997, are not necessarily indicative of the results that may be expected for the year ended June 30, 1998.

 Revenue Recognition

  Advertising revenue is recognized as earned in the period in which the advertising commercials are telecast. Revenues from television, music, and merchandising lease agreements, which provide for the receipt by the Company of nonrefundable guaranteed amounts, are recognized when the lease period begins, collectibility is reasonably assured and the product is available pursuant to the terms of the lease agreement. Amounts in excess of minimum guarantees under these lease agreements are recognized when earned. Amounts received in advance of recognition of revenue are recorded as deferred revenue. FCN Holding generally provides advertisers with guaranteed ratings in connection with its domestic network broadcasts. Revenue is recorded net of estimated

                 FCN HOLDING, INC., SABAN ENTERTAINMENT, INC.
                        AND FOX KIDS WORLDWIDE, L.L.C.
 (FROM AND AFTER THE DATE OF THE REORGANIZATION (NOTE 1), FOX KIDS WORLDWIDE,
                                     INC.)

              NOTES TO COMBINED FINANCIAL STATEMENTS--(CONTINUED)
(INFORMATION WITH RESPECT TO SEPTEMBER 30, 1997 AND TO THE THREE MONTH PERIODS
                ENDED SEPTEMBER 30, 1996 AND 1997 IS UNAUDITED)

shortfalls, which are settled either by additional advertising time ("make goods") or cash refunds to the advertiser. FCN Holding accounts for the full amount of the estimated shortfall. Subscriber revenue is recognized by the international channels monthly based upon the reported level of subscribers. Barter revenues, representing the exchange of programming for advertising time on a television station, are recognized upon the airing of an advertisement during such advertising time and related program costs are amortized in accordance with the individual film forecast method.

 Production and Programming Costs

  Programming costs, consisting of direct production costs, acquisition of story rights, costs to acquire distribution rights, allocable production overhead, interest and exploitation costs (which benefit future periods) are capitalized as incurred. The individual film forecast method is used to amortize programming costs in which the Company owns or controls distribution rights. Costs accumulated in the production of a program are amortized in the proportion that gross revenues realized bear to management's estimate of the total gross revenues expected to be received. Estimated liabilities for residuals and participations are accrued and expensed in the same manner as programming cost inventories are amortized. Production and programming costs also include the use of satellite transponders and costs associated with engineering and technical support services in connection with the international channels.

  For programs in which the Company acquires only network broadcast rights, the Company amortizes such program costs over the estimated number of telecasts. The Company evaluates its programming rights for possible changes in the estimated number of telecasts or the possibility of impairment.

  Revenue estimates on a program-by-program basis are reviewed periodically by management and are revised, if warranted, based upon management's appraisal of current market conditions. Based on this review, if estimated future gross revenues from a program are not sufficient to recover the unamortized costs, the unamortized programming cost will be written down to net realizable value.

 Concentration of Credit Risk

  Financial instruments which potentially subject the Company to concentration of credit risk consist principally of temporary cash investments and trade receivables. The Company places its temporary cash investments with high credit quality financial institutions or in a mutual fund which invests in government securities and therefore are subject to reduced risk. The Company has not incurred any losses relating to these investments.

  The Company leases its product to distributors and broadcasters throughout the world. The Company performs periodic credit evaluations of its customers' financial condition and generally does not require collateral. Generally, payment is received in full or in part prior to the Company's release of product to such distributors and broadcasters. At June 30, 1997 and June 30, 1996, substantially all of the Company's trade receivables were from customers in the entertainment or broadcast industries or from advertising agencies. Receivables generally are due within 30 days. Credit losses relating to customers in the entertainment and broadcast industries or advertising agencies consistently have been within management's expectations.

 Cash and Cash Equivalents

  For the purposes of balance sheet classification and the statement of cash flows, the Company considers all highly liquid investments that are both readily convertible into cash with maturities when purchased of three months or less to be cash equivalents.

                 FCN HOLDING, INC., SABAN ENTERTAINMENT, INC.
                        AND FOX KIDS WORLDWIDE, L.L.C.
 (FROM AND AFTER THE DATE OF THE REORGANIZATION (NOTE 1), FOX KIDS WORLDWIDE,
                                     INC.)

              NOTES TO COMBINED FINANCIAL STATEMENTS--(CONTINUED)
(INFORMATION WITH RESPECT TO SEPTEMBER 30, 1997 AND TO THE THREE MONTH PERIODS
                ENDED SEPTEMBER 30, 1996 AND 1997 IS UNAUDITED)


 Restricted Cash

  Restricted cash represents amounts held by financial institutions as collateral on outstanding debt.

 Financial Instruments

  Financial instruments are carried at historical cost which approximates fair value.

 Property and Equipment

  Property and equipment are carried at cost and depreciation is compounded using the straight-line method over their estimated useful lives of three to five years. Leasehold improvements are amortized over the lesser of the term of the lease or the estimated useful lives of the improvement using the straight-line method.

 Foreign Currency Translation and Cumulative Adjustment

  Saban International N.V. (SINV), which after the Effective Date is deemed to be a wholly-owned subsidiary of the Company, uses the U.S. dollar as the functional currency. All other foreign subsidiaries of the Company use local currency as the functional currency. Assets and liabilities are translated into U.S. dollars at current exchange rates. Revenue and expenses have been translated into U.S. dollars based generally on the average rates prevailing during the period.

  Gains and losses arising from foreign currency transactions are included in determining net income for the period. The aggregate transaction (losses) gains for the eight months ended June 30, 1996 and the year ended June 30, 1997 were $132,000 and $(643,000), respectively.

  The cumulative translation adjustment in stockholders' equity at June 30, 1996 and 1997, represents the Company's net unrealized exchange losses on the translation of foreign subsidiaries' financial statements.

 Income Taxes

  The Company provides for income taxes based on the liability method. Under this method, deferred tax assets and liabilities are determined based on differences between financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse.

 Use of Estimates

  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes including amortization of programming costs. Actual results could differ from those estimates. Management periodically reviews and revises its estimates of future airings and revenues, as necessary, which may result in revised amortization of its programming costs. Results of operations may be significantly affected by the periodic adjustments in such amortization.

 Stock-Based Compensation

  The Company accounts for its stock compensation arrangements under the provisions of Accounting Principles board No. 25, "Accounting for Stock Issued to Employees," and intends to continue to do so.

                 FCN HOLDING, INC., SABAN ENTERTAINMENT, INC.
                        AND FOX KIDS WORLDWIDE, L.L.C.
 (FROM AND AFTER THE DATE OF THE REORGANIZATION (NOTE 1), FOX KIDS WORLDWIDE,
                                     INC.)

              NOTES TO COMBINED FINANCIAL STATEMENTS--(CONTINUED)
(INFORMATION WITH RESPECT TO SEPTEMBER 30, 1997 AND TO THE THREE MONTH PERIODS
                ENDED SEPTEMBER 30, 1996 AND 1997 IS UNAUDITED)


 Advertising Costs

  Included in selling, general and administrative expenses are advertising expenses amounting to $2,401,000 and $9,732,000 for the eight months ended June 30, 1996 and the year ended June 30, 1997, respectively.

 Net Income (Loss) per Common Share

  The per share data is based upon 16,000,000 shares deemed to be outstanding during each period which represents the number of shares of common stock that would have been outstanding had the Reorganization described in Note 1 occurred on November 1, 1995. Common equivalent shares consisting of outstanding stock options are included in the calculation to the extent they are dilutive. For the three months ended September 30, 1997 (unaudited), the net loss per common share gives effect to dividends on the Series A Preferred Stock which amounted to $5,189,000.

  In February 1997, the Financial Accounting Standards Board ("FASB") issued SFAS No. 128, Earnings Per Share, which is effective for annual and interim financial statements issued for periods ending after December 15, 1997 and early adoption is not permitted. When adopted, the statement will require restatement of prior years' earnings per share ("EPS"). SFAS No. 128 was issued to simplify the standards for calculating EPS previously found in APB No. 15, Earnings Per Share. SFAS 128 replaces the presentation of primary EPS with a presentation of basic EPS. The new rules also require dual presentation of basic and diluted EPS on the face of the statement of operations for companies with a complex capital structure. For the Company, basic EPS will exclude the dilutive effects of stock options and warrants. Diluted EPS for the Company will reflect all potential dilutive securities. Under the provisions of FAS 128, basic and diluted EPS would have been the same as the amounts reported herein.

NEW ACCOUNTING PRONOUNCEMENTS

  In June 1997, the FASB issued Statement No. 130, Reporting Comprehensive Income. The Statement establishes standards for the reporting and display of comprehensive income and its components in a full set of general purpose financial statements. The Statement applies to all enterprises that provide a full set of general-purpose financial statements. The Statement becomes effective for all financial statements for fiscal years beginning after December 15, 1997, with earlier application permitted. Further, in June 1997, the FASB issued Statement No. 131, Disclosures about Segments of an Enterprise and Related Information. The Statement changes the way public companies report segment information in annual financial statements and also requires those companies to report selected segment information in interim financial reports to shareholders. The proposal supersedes FASB Statement No. 14 on segments and does not apply to nonpublic enterprises or to not-for-profit organizations. The Statement becomes effective for all financial statements for fiscal years beginning after December 15, 1997, with earlier adoption permitted. The Company is currently reviewing those Statements and will apply such provisions as deemed appropriate.

                 FCN HOLDING, INC., SABAN ENTERTAINMENT, INC.
                        AND FOX KIDS WORLDWIDE, L.L.C.
 (FROM AND AFTER THE DATE OF THE REORGANIZATION (NOTE 1), FOX KIDS WORLDWIDE,
                                     INC.)

              NOTES TO COMBINED FINANCIAL STATEMENTS--(CONTINUED)
(INFORMATION WITH RESPECT TO SEPTEMBER 30, 1997 AND TO THE THREE MONTH PERIODS
                ENDED SEPTEMBER 30, 1996 AND 1997 IS UNAUDITED)


3. PROGRAMMING COSTS
  Programming costs, net of accumulated amortization, are comprised of the following:

                                                    JUNE 30, 1996
                                       ----------------------------------------
                                                                       NET
                                                      ACCUMULATED  PROGRAMMING
                                            COST      AMORTIZATION    COSTS
                                       -------------- ------------ ------------
   Children's programming............  $  694,690,000 $589,160,000 $105,530,000
   Movies and mini-series/Family pro-
    gramming.........................     121,642,000   88,642,000   33,000,000
   Projects in production............      40,647,000          --    40,647,000
   Development.......................       2,648,000      398,000    2,250,000
                                       -------------- ------------ ------------
                                       $  859,627,000 $678,200,000 $181,427,000
                                       ============== ============ ============
                                                    JUNE 30, 1997
                                       ----------------------------------------
                                                                       NET
                                                      ACCUMULATED  PROGRAMMING
                                            COST      AMORTIZATION    COSTS
                                       -------------- ------------ ------------
   Children's programming............  $  860,582,000 $723,751,000 $136,831,000
   Movies and mini-series/Family pro-
    gramming.........................     135,685,000   99,162,000   36,523,000
   Projects in production............      58,167,000          --    58,167,000
   Development.......................       4,054,000          --     4,054,000
                                       -------------- ------------ ------------
                                       $1,058,488,000 $822,913,000 $235,575,000
                                       ============== ============ ============
                                            SEPTEMBER 30, 1997 (UNAUDITED)
                                       ----------------------------------------
                                                                       NET
                                                      ACCUMULATED  PROGRAMMING
                                            COST      AMORTIZATION    COSTS
                                       -------------- ------------ ------------
   Children's programming............  $  913,161,000 $755,704,000 $157,457,000
   Movies and mini-series/Family
    programming......................     297,434,000  124,842,000  172,592,000
   Projects in production............      49,329,000          --    49,329,000
   Development.......................       5,172,000          --     5,172,000
                                       -------------- ------------ ------------
                                       $1,265,096,000 $880,546,000 $384,550,000
                                       ============== ============ ============

  Based on the Company's estimate of future revenues, approximately 73% of unamortized released programming costs at June 30, 1997 will be amortized during the three years ending June 30, 2000. Interest amounting to $1,146,000 and $346,000 was capitalized to programming costs for the year ended June 30, 1997 and the three months ended September 30, 1997, respectively.

4. PROPERTY AND EQUIPMENT
  Property and equipment is comprised of the following:

                                                           1996        1997
                                                        ----------- -----------
   Studio equipment.................................... $ 8,338,000 $10,997,000
   Office furniture and fixtures.......................   3,257,000   3,417,000
   Leasehold improvements..............................   2,455,000   2,957,000
   Other...............................................      64,000     179,000
                                                        ----------- -----------
                                                         14,114,000  17,550,000
   Less accumulated depreciation.......................   5,403,000   8,629,000
                                                        ----------- -----------
                                                        $ 8,711,000 $ 8,921,000
                                                        =========== ===========

                  FCN HOLDING, INC., SABAN ENTERTAINMENT, INC.
                         AND FOX KIDS WORLDWIDE, L.L.C.
  (FROM AND AFTER THE DATE OF THE REORGANIZATION (NOTE 1), FOX KIDS WORLDWIDE,
                                     INC.)

              NOTES TO COMBINED FINANCIAL STATEMENTS--(CONTINUED)
 (INFORMATION WITH RESPECT TO SEPTEMBER 30, 1997 AND TO THE THREE MONTH PERIODS
                ENDED SEPTEMBER 30, 1996 AND 1997 IS UNAUDITED)


5. DEBT

  Debt is comprised of the following:

                                                                 SEPTEMBER 30,
                                            1996        1997          1997
                                         ----------- ----------- --------------
                                                                  (UNAUDITED)
   DeNationale Investeringsbank N.V.;
    secured line of credit due April
    18, 1999; interest at three month
    LIBOR (5.78% at June 30, 1997;
    5.77% at September 30, 1997) plus
    0.4% paid quarterly; maximum
    borrowings of $8,000,000...........  $ 6,862,000 $ 7,093,000 $    7,333,000
   Secured lines of credit with varying
    due dates between December 31, 1997
    and April 13, 1998; maximum
    borrowing availability varying
    between FF 3,500,000 ($607,000 at
    June 30, 1997) and FF 16,462,000
    ($2,855,000 at June 30, 1997);
    varying interest rates (between
    3.98% and 8.60% at June 30, 1997;
    between 4.04% and 8.60% at
    September 30, 1997) paid
    quarterly..........................    3,554,000   3,879,000      4,127,000
   Secured promissory notes with
    varying due dates between April 16,
    1997 and August 5, 1999; original
    principal amounts paid quarterly or
    at maturity; notes are non-interest
    bearing............................    6,484,000   1,280,000        975,000
   Promissory note due February 1,
    2002; principal amounts paid
    annually starting February 1999;
    interest at 6%.....................          --          --       6,365,000
   Norwest Equipment Finance, Inc.;
    secured promissory note due
    February 9, 2000 and principal paid
    annually; original principal of
    $3,912,000; interest at 7.5% per
    annum and paid annually............    3,016,000   2,340,000      2,340,000
   Imperial Bank; secured revolving
    line of credit; interest at prime
    rate (8.5% at June 30, 1997 and
    September 30, 1997) plus .5% or
    one-month LIBOR (5.69% at June 30,
    1997) plus 2% paid monthly; maximum
    borrowings of $50,000,000..........          --   43,000,000            --
   Citicorp USA; secured revolving line
    of credit; interest at prime rate
    (8.5% at September 30, 1997) plus
    1.25% or 30-day LIBOR (5.66% at
    September 30, 1997) plus 2.25%;
    maximum borrowings of
    $900,000,000.......................          --          --     900,000,000
   Citicorp USA; secured term loan
    facility; interest at prime rate
    (8.5% at September 30, 1997) plus
    1.25% or 30-day LIBOR (5.66% at
    September 30, 1997) plus 2.25%;
    maximum borrowings of
    $350,000,000.......................          --          --     350,000,000
                                         ----------- ----------- --------------
                                         $19,916,000 $57,592,000 $1,271,140,000
                                         =========== =========== ==============

                 FCN HOLDING, INC., SABAN ENTERTAINMENT, INC.
                        AND FOX KIDS WORLDWIDE, L.L.C.
 (FROM AND AFTER THE DATE OF THE REORGANIZATION (NOTE 1), FOX KIDS WORLDWIDE,
                                     INC.)

              NOTES TO COMBINED FINANCIAL STATEMENTS--(CONTINUED)
(INFORMATION WITH RESPECT TO SEPTEMBER 30, 1997 AND TO THE THREE MONTH PERIODS
                ENDED SEPTEMBER 30, 1996 AND 1997 IS UNAUDITED)

  Payments of principal on promissory notes in future periods are as follows:

   YEAR ENDING JUNE 30
   -------------------
     1998........................................................... $ 1,924,000
     1999...........................................................     892,000
     2000...........................................................     804,000
     2001...........................................................         --
                                                                     -----------
                                                                     $ 3,620,000
                                                                     ===========

  In July 1995, Saban and SINV separately entered into credit agreements with Imperial bank (Imperial), as agent, and a group of lenders for secured revolving credit facilities (Credit Facilities) aggregating $50 million maturing on July 31, 1998. Interest on the borrowings is at either the prime rate (8.5% at June 30, 1997) plus .5% or .25% depending on Saban's and SINV's tangible net worth or three month or six month LIBOR (5.78% and 5.91%, respectively, at June 30, 1997) plus 2.25% or 2% (2% at June 30, 1997) depending on Saban's and SINV's tangible net worth. Interest is payable at the end of the interest period which is either one, three or six months. Saban and SINV are required to pay a quarterly commitment fee of .25% per annum of the average daily unused portion of the commitment. Saban and SINV also paid a loan fee amounting to .75% of the commitment. The combined amount available for borrowing under the Credit Facilities at any time is limited in accordance with a formula based upon the value of collateral in Saban's and SINV's borrowing bases. The borrowing bases include on and off balance sheet receivables and amounts attributable to the value of Saban's and SINV's film libraries. Saban's credit facility is secured by substantially all of the assets of Saban and its subsidiaries (excluding SINV and other foreign subsidiaries of Saban) and SINV's credit facility is secured by substantially all of the assets of Saban and its subsidiaries. The Credit Facilities restrict the payment of dividends.

  The Credit Facilities contain restrictive covenants regarding, among other things, additional indebtedness payments and advances for product, the maintenance of certain financial ratios and restrictions on the disposition of assets. At June 30, 1997, the Company and SINV were in compliance or had obtained waivers for these covenants. In August 1997, the Credit Facilities were paid in full and terminated.

6. INCOME TAXES

  Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the Company's deferred tax liabilities and assets are as follows:

                                                        1996          1997
                                                    ------------  ------------
   Deferred tax liabilities:
     Accounts receivable........................... $    581,000  $  1,250,000
     State taxes...................................      209,000           --
                                                    ------------  ------------
   Total deferred tax liabilities..................      790,000     1,250,000
   Deferred tax assets:
     State taxes...................................          --        483,000
     Deferred revenue..............................   18,813,000     5,978,000
     Book over tax amortization....................      665,000    17,696,000
     Accrued expenses and reserves.................    6,095,000     7,625,000
     Other.........................................    1,450,000       807,000
                                                    ------------  ------------
   Total deferred tax assets.......................   27,023,000    32,589,000
   Valuation allowance for deferred tax assets.....          --    (14,938,000)
                                                    ------------  ------------
   Deferred tax assets.............................   27,023,000    17,651,000
                                                    ------------  ------------
   Net deferred tax assets......................... $(26,233,000) $(16,401,000)
                                                    ============  ============

                 FCN HOLDING, INC., SABAN ENTERTAINMENT, INC.
                        AND FOX KIDS WORLDWIDE, L.L.C.
 (FROM AND AFTER THE DATE OF THE REORGANIZATION (NOTE 1), FOX KIDS WORLDWIDE,
                                     INC.)

              NOTES TO COMBINED FINANCIAL STATEMENTS--(CONTINUED)
(INFORMATION WITH RESPECT TO SEPTEMBER 30, 1997 AND TO THE THREE MONTH PERIODS
                ENDED SEPTEMBER 30, 1996 AND 1997 IS UNAUDITED)

  For financial reporting purposes, income before income taxes includes the following components:

                                                            1996        1997
                                                         ----------- -----------
   Pretax income:
    United States....................................... $31,149,000 $31,605,000
    Foreign.............................................  16,725,000  23,402,000
                                                         ----------- -----------
                                                         $49,874,000 $55,007,000
                                                         =========== ===========

  Significant components of the provision for income taxes are as follows:

                                                          1996         1997
                                                       -----------  -----------
   Current:
     Federal.......................................... $14,316,000  $ 3,430,000
     State............................................   3,964,000     (508,000)
     Foreign..........................................     586,000    1,881,000
                                                       -----------  -----------
                                                        18,866,000    4,803,000
   Deferred:
     Federal..........................................    (431,000)   6,970,000
     State............................................    (161,000)   2,794,000
     Foreign..........................................         --           --
                                                       -----------  -----------
                                                          (592,000)   9,764,000
                                                       -----------  -----------
                                                       $18,274,000  $14,567,000
                                                       ===========  ===========

  The reconciliation of income tax computed at the U.S. federal statutory tax rates to income tax expense is:

                                                                    1996  1997
                                                                    ----  ----
   Tax at U.S. statutory rates.....................................  35%   35%
   State taxes, net of federal benefit.............................   5     3
   Foreign subsidiary's income not subject to state or federal tax............................................................ (13)  (15)
   Foreign taxes...................................................   1     3
   Other...........................................................   1   --
   Non-deductible investment advisory fees.........................   8   --
                                                                    ---   ---
                                                                     37%   26%
                                                                    ===   ===

  A liability attributable to the tax provision of FCN Holding was deemed to be contributed to capital by a related party.

  Undistributed earnings of the Company's foreign subsidiaries amounted to approximately $79,700,000 at June 30, 1997. Those earnings are considered to be indefinitely reinvested and, accordingly, no provision for U.S. federal and state income taxes has been provided thereon. Upon distribution of those earnings in the form of dividends or otherwise, the Company would be subject to both U.S. income taxes (subject to an adjustment for foreign tax credits) and withholding taxes payable to the various foreign countries. Determination of the amount of unrecognized deferred U.S. income tax liability is not practicable because of the complexities associated with its hypothetical calculation; however, unrecognized foreign tax credit carryforwards would be available to reduce some portion of the U.S. liability. It is possible that the Internal Revenue Service could under certain theories attempt to tax the foreign subsidiaries' income. Currently, management of the Company believe that any such theories would be without merit.

                 FCN HOLDING, INC., SABAN ENTERTAINMENT, INC.
                        AND FOX KIDS WORLDWIDE, L.L.C.
 (FROM AND AFTER THE DATE OF THE REORGANIZATION (NOTE 1), FOX KIDS WORLDWIDE,
                                     INC.)

              NOTES TO COMBINED FINANCIAL STATEMENTS--(CONTINUED)
(INFORMATION WITH RESPECT TO SEPTEMBER 30, 1997 AND TO THE THREE MONTH PERIODS
                ENDED SEPTEMBER 30, 1996 AND 1997 IS UNAUDITED)


7. COMMITMENTS AND CONTINGENCIES

  The Company leases office space in Paris, France, Cologne, Germany and London, England under nine year, five year and three year operating leases, respectively. The Paris, France leases provide for early termination on February 28, 1999 or February 28, 2002, upon six months advance written notice. The London, England lease provides for early termination upon six months advance written notice.

  In July 1995, the Company entered into a 10 year written lease commencing on April 1, 1996 for office space in Los Angeles, California subject to two separate five year extension options. The lease provides for early termination at the end of the sixth and eighth years upon payment of a termination fee. The lease calls for monthly payments plus maintenance and property tax payments. The Company also has a two-year lease for production facilities in Valencia, California expiring in January 1998 and subject to a one-year extension.

  In August 1997, the Company entered into a 10 year lease for office space in London, England. The lease provides for early termination at the end of the fifth year upon nine months advance written notice.

  Noncancelable future minimum payments for the remainder of the initial, noncancelable lease periods are as follows:

      YEAR ENDING JUNE 30
      -------------------
      1998.......................................................... $ 4,546,000
      1999..........................................................   5,391,000
      2000..........................................................   6,442,000
      2001..........................................................   6,652,000
      2002..........................................................   7,618,000
      Thereafter....................................................  23,532,000
                                                                     -----------
                                                                     $54,181,000
                                                                     ===========

  Rent expense for the eight months ended June 30, 1996 and for the year ended June 30, 1997, net of amounts capitalized, was approximately $1,006,000 and $2,573,000, respectively.

  The Fox Kids Network occupies approximately 6,134 square feet in a facility subleased from FOX Television Stations, Inc. (FOX Television) on a month to month arrangement. The Fox Kids Network currently pays to FOX Television an annual rate of $25.17 per square foot for use of this space. As of April 1, 1997, the other Fox Kids Network employees and certain other of the Company's employees relocated to a new facility in Los Angeles which FOX Television recently acquired from New World. The Fox Kids Network leases 36,450 square feet. No rent has been paid yet for this lease and the rate has not been negotiated.

  The Company is involved in various lawsuits, both as a plaintiff and defendant, in the ordinary course of its business. Based on an evaluation which included consultation with counsel concerning legal and factual issues involved, management is of the opinion that the foregoing claims and lawsuits will not have a material adverse effect on the Company's consolidated financial position.

  The Company has entered into employment agreements with certain key members of management. Such agreements are for terms originally ranging from one to six and one-half years and generally include bonus provisions. Additionally, one key member of management has entered into a five-year, non-exclusive consulting agreement pursuant to which, among other things, the Company agreed that if the employment agreement is not extended beyond the current five-year term, the Company would, on the terms set forth therein, be obligated to

                 FCN HOLDING, INC., SABAN ENTERTAINMENT, INC.
                        AND FOX KIDS WORLDWIDE, L.L.C.
 (FROM AND AFTER THE DATE OF THE REORGANIZATION (NOTE 1), FOX KIDS WORLDWIDE,
                                     INC.)

              NOTES TO COMBINED FINANCIAL STATEMENTS--(CONTINUED)
(INFORMATION WITH RESPECT TO SEPTEMBER 30, 1997 AND TO THE THREE MONTH PERIODS
                ENDED SEPTEMBER 30, 1996 AND 1997 IS UNAUDITED)

pay this individual over a five-year period an annual consulting fee at a rate not exceeding $250,000 per year. Future minimum payments under these agreements approximate $21,949,000 of which $10,795,000 is due in 1998, $4,800,000 is due in 1999, $2,671,000 is due in 2000, $1,559,000 is due in
2001, and $1,250,000 is due in 2002 and $875,000 is due thereafter.

  Effective June 1994, Saban issued to two employees and a consultant options to purchase an aggregate of 48.981 shares of common stock, 29.388 of which were exercisable at June 30, 1997. These options vest ratably over five years and are exercisable at $122,496 per share, which approximates the fair value at the time of grant. Effective January 1996, Saban issued to one key employee options to purchase 16.327 shares of common stock, 6.531 of which were exercisable at June 30, 1997. These options vest ratably over five years and are exercisable at $612,500 per share, which approximates the fair market value at the time of grant. No options have been exercised at June 30, 1997. With respect to termination for any reason, so long as the Company is not public, the Company will purchase from the employee and the employee will sell to the Company any and all option shares owned by the employee and the option granted to the employee for an amount equal to the fair market value of the option shares owned by the employee plus the fair market value of the option shares with respect to which the employee's option has vested but not exercised less the exercise price. Included in selling, general and administrative expenses for the eight months ended June 30, 1996 and the year ended June 30, 1997 is $3,800,000 and $3,760,000, respectively, and in accrued liabilities at June 30, 1996 and June 30, 1997 is $17,200,000 and $20,960,000,
respectively, related to compensation recorded in connection with these options.

  In connection with the Reorganization as described in Note 1, all options became options to purchase 646,548 shares of the Class A Common Stock at exercise prices of $12.37 and $61.87 and will have a term of 10 years from the date of grant, unless terminated earlier as provided in the agreement granting the options.

  As of June 30, 1997, 65.308 shares (646,548 shares of Class A Common Stock) of Saban common stock are reserved for future issuance related to options.

  Future estimated program commitments are approximately $32,611,000.

  FCN Holding issued to an investment banker 16.16 shares of common stock of FCN Holding (160,000 shares of Class A Common Stock) as compensation for certain financial advisory and other investment banking services rendered in connection with the negotiations, structuring, formation and capitalization of the LLC. In connection therewith, $10,000,000 is included in the combined statement of operations for the eight months ended June 30, 1996. FCN Holding has reserved 16.16 shares (160,000 shares of Class A Common Stock) for future issuances.

8. PROFIT SHARING PLAN

  Saban has a qualified tax deferred profit sharing plan (the Plan) for all of its eligible employees. Under the Plan, employees become eligible on the first January 1 following such employees' completion of six months of service with Saban. Each participant is permitted to make voluntary contributions, not to exceed 15% of his or her respective compensation and the applicable statutory limitations, which are immediately 100% vested. Saban, at the discretion of the Board of Directors, may make matching contributions to the Plan. Related expense for the eight months ended June 30, 1996 and the year ended June 30, 1997 was approximately $43,000 and $101,000, respectively.

                 FCN HOLDING, INC., SABAN ENTERTAINMENT, INC.
                        AND FOX KIDS WORLDWIDE, L.L.C.
 (FROM AND AFTER THE DATE OF THE REORGANIZATION (NOTE 1), FOX KIDS WORLDWIDE,
                                     INC.)

              NOTES TO COMBINED FINANCIAL STATEMENTS--(CONTINUED)
(INFORMATION WITH RESPECT TO SEPTEMBER 30, 1997 AND TO THE THREE MONTH PERIODS
                ENDED SEPTEMBER 30, 1996 AND 1997 IS UNAUDITED)


9. ACQUISITIONS

  On April 6, 1996, the Company acquired the stock of Creativite & Developpement SA (C&D), a leading Paris-based producer of family entertainment, for $2,869,000, $1,721,000 paid upon closing and $1,148,000 payable approximately one year later subject to certain specified conditions and is secured by letters of credit. The acquisition was accounted for as a purchase and the entire purchase price was allocated principally to international distribution rights to children's programming. The results of operations of C&D since the purchase date of April 16, 1996, have been included with the Company's results of operations for the eight months ended June 30, 1997 and for the year ended June 30, 1997. Unaudited pro forma combined statements of operations for the years ended July 2, 1995 and June 30, 1996, which would combine the results of operations of the Company and C&D, are not presented herein as such information is not material to the combined results of operations.

  In December 1996, the Company purchased from Vesical Limited (Vesical) its interest and rights to certain television programming and related accounts receivable balances for $12,000,000, $7,200,000 paid upon closing (April 18, 1996) and $4,800,000 paid in April 1997. The Company allocated the purchase price between the account receivable balances and the television programming rights based upon the respective assets fair market values using a discounted cash flow analysis.

  In March 1997, the Company acquired 90% of the shares in TV10 from Arcade Media Group B.V. and Wegener N.V. TV10 operates a channel in Holland that is distributed via cable. The Company intends to sell 50% of its interest in TV10 to a third party. Since the Company's control of TV10 is only temporary, the Company has accounted for its investment under the equity method of accounting and has recorded its share of TV10 operations since the acquisition date. During the year ended June 30, 1997, the Company advanced TV10 approximately $830,000 to fund operations.

10. SIGNIFICANT CUSTOMERS AND PROPERTIES AND GEOGRAPHICAL INFORMATION

  The Company operates in one business segment which is the acquisition, production and worldwide broadcast, distribution and leasing of entertainment properties. For the eight months ended June 30, 1996 and the year ended June 30, 1997, the Company earned revenues from one significant customer of approximately $32,148,000 (17%) and $35,500,000 (12%), respectively. The
Company earned revenues of $72,668,000 (38%) and $70,810,000 (23%) for the eight months ended June 30, 1996 and for the year ended June 30, 1997, respectively, from one significant property (Power Rangers).

                 FCN HOLDING, INC., SABAN ENTERTAINMENT, INC.
                        AND FOX KIDS WORLDWIDE, L.L.C.
 (FROM AND AFTER THE DATE OF THE REORGANIZATION (NOTE 1), FOX KIDS WORLDWIDE,
                                     INC.)

              NOTES TO COMBINED FINANCIAL STATEMENTS--(CONTINUED)
(INFORMATION WITH RESPECT TO SEPTEMBER 30, 1997 AND TO THE THREE MONTH PERIODS
                ENDED SEPTEMBER 30, 1996 AND 1997 IS UNAUDITED)


  Geographical information concerning the Company's operations is as follows:

                                                         1996         1997
                                                     ------------ ------------
   Revenues:
     Domestic....................................... $129,645,000 $199,575,000
     International, principally Europe(2)...........   61,976,000  108,245,000
                                                     ------------ ------------
                                                      191,621,000  307,820,000
   Operating profit(1)
     Domestic.......................................   67,970,000   84,295,000
     International, principally Europe(2)...........   24,714,000   43,144,000
                                                     ------------ ------------
                                                       92,684,000  127,439,000
   Selling, general and administrative expense......   23,072,000   62,466,000
   Fox Kids Network affiliate participants..........    8,853,000    6,194,000
   Equity in loss of unconsolidated affiliate
    (Europe)........................................          --     1,546,000
   Investment advisory fee..........................   10,000,000          --
   Interest expense.................................      885,000    2,226,000
                                                     ------------ ------------
   Income before provision for income taxes......... $ 49,874,000 $ 55,007,000
                                                     ============ ============
   Identifiable assets:
     Domestic....................................... $197,315,000 $164,481,000
     International, principally Europe(2)...........  138,955,000  247,920,000
                                                     ------------ ------------
                                                     $336,270,000 $412,401,000
                                                     ============ ============

--------
(1) For purposes of this presentation, operating profit is total revenues less amortization of programming costs residuals and profit participations.
(2) International amounts relate principally to Western Europe in connection with the Company's subsidiary, SINV, a Netherlands Antilles company with offices in Switzerland.

11. STOCK BASED COMPENSATION

  The Company has elected to follow Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" (APB 25), and related Interpretations in accounting for its employee stock options because, as discussed below, the alternative fair value accounting provided for under FASB Statement No. 123, "Accounting for Stock-Based Compensation," requires use of option valuation models that were not developed for use in valuing employee stock options.

  Pro forma information regarding net income and earnings per share is required by Statement 123, and has been determined as if the Company had accounted for its employee stock options under the fair value method of that Statement. The fair value for these options was estimated at the date of grant using the minimum value method with the following weighted-average assumptions, respectively: risk-free interest rate of 5.86%; dividend yields of 0%; and a weighted-average expected life of the option of 5 years.

  The fair value of the options granted in January 1996 is $2,623,000 and the remaining contractual life of these options is 8.5 years.

  The minimum value valuation method was developed for use in estimating the fair value of traded options which have no vesting restrictions and are fully transferable. In addition, valuation models require the input of highly subjective assumptions including the expected stock price volatility. Because the Company's employee stock options have characteristics significantly different from those of traded options, and because changes in the subjective input assumptions can materially affect the fair value estimate, in management's opinion, the existing models do not necessarily provide a reliable single measure of the fair value of its employee stock options.

                 FCN HOLDING, INC., SABAN ENTERTAINMENT, INC.
                        AND FOX KIDS WORLDWIDE, L.L.C.
 (FROM AND AFTER THE DATE OF THE REORGANIZATION (NOTE 1), FOX KIDS WORLDWIDE,
                                     INC.)

              NOTES TO COMBINED FINANCIAL STATEMENTS--(CONTINUED)
(INFORMATION WITH RESPECT TO SEPTEMBER 30, 1997 AND TO THE THREE MONTH PERIODS
                ENDED SEPTEMBER 30, 1996 AND 1997 IS UNAUDITED)


  The pro forma net income determined as if the Company had accounted for its employee stock options under the fair value method would be $31,338,000 and $41,389,000 for the eight months ended June 30, 1996 and the year ended June 30, 1997, respectively.

12. SUBSEQUENT EVENTS

 Description of Bank Facility

  Existing Credit Facility. Fox Kids Worldwide Inc., FCN Holding, Saban and IFE currently are borrowers (the co-borrowers) under the Existing Credit Facility with a group of banks led by Citicorp in the amount of $1.25 billion. The Existing Credit Facility comprises a $602 million seven-year secured reducing revolving credit facility, a $298 million seven-year secured reducing revolving credit facility and a $350 million nine year secured term loan facility. The proceeds of the loans under the Existing Credit Facility were used to finance, in part, the IFE Acquisition and to repay certain obligations of subsidiaries of the Company and will be used, in part, for working capital purposes.

  Borrowings under the Existing Credit Facility are unconditionally guaranteed by each Co-borrower and each subsidiary that is wholly-owned, directly or indirectly, by any of the Co-borrowers. In addition, borrowings under the Existing Credit Facility and the guarantees are secured by substantially all of the assets of the Co-borrowers and their subsidiaries, who guaranteed the obligations.

  Revolving credit commitments will reduce on a quarterly basis commencing the quarter ending December 28, 2000, and will continue through the quarter ending September 29, 2004. Under the Existing Credit Facility, subject to certain conditions, the Co-borrowers will be required to make certain mandatory prepayments.

  The borrowings under the Existing Credit Facility will bear interest at the Company's option at a rate per annum equal to either LIBOR or a base rate plus, in each case, an applicable interest rate margin.

  In connection with the Existing Credit Facility, the Company will pay a commitment fee on the unused and available amounts under the Existing Credit Facility.

  The Existing Credit Facility contains a number of significant covenants that, among other things, limit the ability of the Co-borrowers and their respective subsidiaries to incur additional indebtedness, create liens and other encumbrances, make certain payments and investments, make capital expenditures, make distributions to owners and repurchase debt and equity. In addition, the Existing Credit Facility requires the maintenance of certain specified financial and operating covenants, including, without limitation, capital expenditure limitations and ratios of EBITDA to fixed charges, total debt to EBITDA and EBITDA to interest expense. The Existing Credit Facility also contains representations, warranties, covenants, conditions and events of default customary for senior credit facilities of similar size and nature.

  Amended Credit Facility. Upon consummation from an offering that the Company plans to consummate in the latter part of calendar 1997, the Existing Credit Facility will be amended (as amended, the "Amended Credit Facility") to consist of a $355 million seven-year term loan and a $355 million seven-year reducing revolving credit facility. Fox Kids Worldwide, Inc. will not be a borrower under the Amended Credit Facility. Instead, Fox Kids Worldwide, Inc. will create a wholly-owned subsidiary organized as a limited liability company ("FK Holdings"), which will hold the equity interests of FCN Holding, Saban and IFE (which will remain borrowers) and which will guarantee the Amended Credit Facility.

                 FCN HOLDING, INC., SABAN ENTERTAINMENT, INC.
                        AND FOX KIDS WORLDWIDE, L.L.C.
 (FROM AND AFTER THE DATE OF THE REORGANIZATION (NOTE 1), FOX KIDS WORLDWIDE,
                                     INC.)

              NOTES TO COMBINED FINANCIAL STATEMENTS--(CONTINUED)
(INFORMATION WITH RESPECT TO SEPTEMBER 30, 1997 AND TO THE THREE MONTH PERIODS
                ENDED SEPTEMBER 30, 1996 AND 1997 IS UNAUDITED)


  The collateral for the Amended Credit Facility will be limited to the equity interests of FK Holdings, the borrowers and their subsidiaries (subject to certain limitations for foreign and less than wholly owned subsidiaries) and intercompany indebtedness. Scheduled payments on the term loan will begin September 28, 2000, with 10% of the term loan being reduced in year 3 of the loan, 20% in each of years 4 and 5 and 25% in each of years 6 and 7. Scheduled quarterly reductions to the revolving credit commitment will begin September 27, 2002, with 15% of the commitment being reduced in each of years 5 and 6 and 70% in year 7. Certain of the baskets and exceptions to the negative covenants in the Existing Credit Facility will be broadened in the Amended Credit Facility to allow more flexibility. Additionally, certain financial covenants will be adjusted to reflect the new structure.


 Equity Ownership

  After the Reorganization as described above and the IFE acquisition as described below, the equity ownership of the Company is as follows: Haim Saban and the former Saban Stockholders collectively own 7,920,000 shares (50%) of the Class B Common Stock, par value $.001 per share ("Class B Common Stock"), and an indirect wholly-owned subsidiary of Fox Broadcasting Company (itself a subsidiary of News Corp.) owns 7,920,000 shares (50%) of the Class B Common Stock. Allen & Company Incorporated owns 160,000 shares (100%) of the Class A Common Stock, par value $.001 (the "Class A Common Stock"). Liberty IFE owns 345,000 shares (100%) of Series A Preferred Stock.

 The Common Stock

  The holders of Class A Common Stock (the "Class A Stockholders") are entitled to one vote per share and the holders of Class B Common Stock (the "Class B Stockholders") are entitled to ten votes per share. Both classes vote together as a single class. A "majority" vote (or any other greater percentage) for stockholder action requires a majority of the aggregate number of votes entitled to be cast at such vote. The Company's Certificate of Incorporation does not provide for cumulative voting rights.

  Subject to the rights of the holders of shares of any series of Preferred Stock, the Class A and Class B Stockholders are to receive like dividends and other similar distributions of the Company. In the case of any split, subdivision, combination or reclassification of shares of Class A or Class B Common Stock, an equivalent split, subdivision, combination or reclassification must be made to the shares of Class B or Class A Common Stock, as the case may be.

  The Class A and Class B Stockholders have equivalent rights to distributions in the event of any liquidation, dissolution or winding up (either voluntary or involuntary) of the Company, in proportion to the number of shares held by them without regard to class.

  In the event of any corporate merger, consolidating purchase or acquisition, the Class A and Class B Stockholders are to receive the same consideration on a per share basis, and if the consideration in such transaction consists in any part of voting securities, the Class B Stockholders are to receive, on a per share basis, voting securities with ten times the number of votes per share as those voting securities to be received by the Class A Stockholders.

  The shares of Class A Common Stock are freely transferable, but the shares of Class B Common Stock are subject to transfer restrictions as set forth more fully in the Company's charter. The Class B Stockholders may only transfer their shares to a "Permitted Transferee" and any unauthorized transfer will cause an automatic

                 FCN HOLDING, INC., SABAN ENTERTAINMENT, INC.
                        AND FOX KIDS WORLDWIDE, L.L.C.
 (FROM AND AFTER THE DATE OF THE REORGANIZATION (NOTE 1), FOX KIDS WORLDWIDE,
                                     INC.)

              NOTES TO COMBINED FINANCIAL STATEMENTS--(CONTINUED)
(INFORMATION WITH RESPECT TO SEPTEMBER 30, 1997 AND TO THE THREE MONTH PERIODS
                ENDED SEPTEMBER 30, 1996 AND 1997 IS UNAUDITED)

conversion of such shares into shares of Class A Common Stock. Regardless of the transfer restriction on the Class B Common Stock, any Class B Stockholder may pledge its shares as collateral security for any indebtedness or other obligation.

  Each share of Class B Common Stock is convertible, at the option of its holder, at any time into one validly issued, fully paid and non-assessable shares of Class A Common Stock.

 The Series A Preferred Stock

  The holders of the Series A Preferred Stock (or the "Liberty Preferred") will receive cash dividends of 9% per annum in arrears, paid quarterly. Any accrued or unpaid dividends will be added to the liquidation price and until such accrued and unpaid dividends are paid in full, the dividend rate will increase to 11.5% of the liquidation price. The liquidation price is $1,000 per share plus any accrued and unpaid dividends.

  Pursuant to the Funding Agreement among News Corp., News Publishing Australia Limited ("NPAL"), a wholly-owned subsidiary of News Corp., and the Company (the "Funding Agreement"), each of News Corp. and NPAL has unconditionally agreed that, upon the occurrence and during the continuation of an event of default under the provisions governing the Series A Preferred Stock in the Company's Corrected Restated Certificate of Incorporation or liquidation, dissolution, winding up or other similar event of the Company, News Corp. or NPAL, as the case may be, will provide the Company with the funds necessary to redeem in full, or pay the liquidation distribution on all of the outstanding Series A Preferred Stock and to pay any other amounts owing in respect of such shares. Pursuant to the Amended and Restated Strategic Stockholders Agreement (as defined), such funds will be, except under certain circumstances, in the form of an advance or loan to the Company. The following constitute events of default with respect to the Series A Preferred Stock under the Corrected Restated Certificate of Incorporation: (i) the failure of the Company to mandatorily redeem Series A Preferred Stock at the redemption dates indicated below; (ii) a breach for thirty days of any of the covenants contained in the provisions governing the Series A Preferred Stock; and (iii) an event of default under the terms of the preferred stock of NPAL, if any shares of which are outstanding. In addition, pursuant to the Exchange Agreement among NPAL, Liberty Media Corporation ("Liberty Media") and Liberty IFE (the "Exchange Agreement"), each of the holders of the Series A Preferred Stock has the right, upon the occurrence and during the continuation of an event of default under the Corrected Restated Certificate of Incorporation or the liquidation, winding up or other similar event of the Company, to exchange their shares for an equivalent number of shares of preferred stock of NPAL.

  The Series A Preferred Stock issued to Liberty IFE will rank senior as to dividend, redemption and liquidation rights to all other classes and series of capital stock of the Company authorized on the date of issuance, or to any other class or series of capital stock issued while any shares of the Series A Preferred Stock remain outstanding. The Series A Preferred Stock does not have voting rights, except as required by law, nor will stockholders of Series A Preferred Stock have preemptive rights over any stock or securities that may be issued by the Company.

  The Series A Preferred Stock will be redeemed in 2027 at a price equal to the liquidation price as of the date of such redemption, payable in cash. In years 2017 and 2022, holders of the Series A Preferred Stock have a thirty day period commencing August 2 of such years in which they can require the Company to redeem the Series A Preferred Stock at a price equal to the liquidation price, payable in cash. At any time after August 1, 2007, the Company may, at its option, repurchase all shares of Series A Preferred Stock, again at a price equal to the liquidation price, payable in cash. Under such redemption requirements, any failure by the Company to redeem the Series A Preferred Stock will obligate News Corp. and NPAL to perform under the Funding Agreement.

                 FCN HOLDING, INC., SABAN ENTERTAINMENT, INC.
                        AND FOX KIDS WORLDWIDE, L.L.C.
 (FROM AND AFTER THE DATE OF THE REORGANIZATION (NOTE 1), FOX KIDS WORLDWIDE,
                                     INC.)

              NOTES TO COMBINED FINANCIAL STATEMENTS--(CONTINUED)
(INFORMATION WITH RESPECT TO SEPTEMBER 30, 1997 AND TO THE THREE MONTH PERIODS
                ENDED SEPTEMBER 30, 1996 AND 1997 IS UNAUDITED)


13. EVENTS (UNAUDITED) SUBSEQUENT TO THE DATE OF THE INDEPENDENT AUDITOR'S
REPORT

  The acquisition of IFE was accounted for as a purchase by the Company of IFE. Based upon a preliminary review by management, the aggregate purchase price of IFE in excess of the fair value of the identifiable assets of IFE at the date of acquisition was approximately $1.7 billion and is being amortized over 40 years. These intangible assets are reviewed periodically to determine if the facts and circumstances suggest that it may be impaired. If this review indicates that these intangible assets will not be recoverable, as determined based upon discounted cash flows of the acquired business over the remaining amortization period, then the carrying value of the related intangible assets will be reduced by the estimated shortfalls of cash flows. The results of operations of IFE since the purchase date of August 1, 1997 have been included with the Company's results of operations for the three months ended September 30, 1997.

  Certain operations and assets of IFE are intended to be sold by the Company. Accordingly, such assets have been reflected as assets held for sale in the September 30, 1997 balance sheet.

  The following unaudited pro forma information for the three months ended September 30, 1996 and 1997 reflect the results of the Company's consolidated operations as if the acquisition occurred at the beginning of each period presented. The unaudited pro forma consolidated financial results are not necessarily indicative of the actual results that would have occurred had the acquisition occurred at the beginning of each period presented.

                                           THREE MONTHS ENDED THREE MONTHS ENDED
                                           SEPTEMBER 30, 1996 SEPTEMBER 30, 1997
                                           ------------------ ------------------
Revenues..................................    $131,702,000       $147,431,000
Net loss..................................      (8,117,000)       (11,990,000)
Net loss per common share.................            (.99)             (1.23)

  On October 28, 1997, the Company issued $475,000,000 aggregate principal amount of 9 1/4% Senior Notes Due 2007 and $618,670,000 aggregate principal amount at maturity of 10 1/4% Senior Discount Notes Due 2007 in a transaction not registered under the Securities Act in reliance upon an exemption from the registration requirements of the Securities Act. Gross proceeds from the offering amounted to $850,000,000.

                        REPORT OF INDEPENDENT AUDITORS

Board of Directors
FCN Holding, Inc.

  We have audited the accompanying consolidated balance sheets of FCN Holding, Inc., as of July 2, 1995 and October 31, 1995, and the related consolidated statements of operations, stockholder's equity, and cash flows for the period from July 4, 1994 to July 2, 1995 and the period from July 3, 1995 to October 31, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of FCN Holding, Inc. and the results of its operations and its cash flows for the period from July 4, 1994 to July 2, 1995 and the period from July 3, 1995 to October 31, 1995, in conformity with generally accepted accounting principles.

                                          Ernst & Young LLP

Los Angeles, California
September 27, 1996, except for
the second paragraph
of Note 10 as to which
the date is September 29, 1997

                               FCN HOLDING, INC.

                          CONSOLIDATED BALANCE SHEETS

                                                         JULY 2,    OCTOBER 31,
                                                          1995         1995
                                                       -----------  -----------
ASSETS
Cash and cash equivalents............................  $       --   $   317,000
Accounts receivable, including $2,265,000 (July 2,
 1995) and $2,341,000 (October 31, 1995) from related
 parties.............................................   23,539,000   24,195,000
Programming costs, less accumulated amortization.....   26,143,000   27,085,000
Property and equipment, at cost, less accumulated
 depreciation .......................................       85,000      103,000
Other assets.........................................       49,000    1,107,000
                                                       -----------  -----------
Total assets.........................................  $49,816,000  $52,807,000
                                                       ===========  ===========
LIABILITIES AND STOCKHOLDER'S DEFICIT
Accounts payable.....................................  $ 1,991,000    1,718,000
Accrued liabilities..................................      876,000    1,291,000
Deferred revenue.....................................    1,763,000      791,000
Fox Kids Network affiliate participation payable.....   11,523,000   18,421,000
Accrued programming expenditures.....................   21,960,000   19,816,000
Administrative fee payable to a related party........    4,828,000    6,173,000
Amounts payable to related parties...................   10,686,000    8,727,000
                                                       -----------  -----------
Total liabilities....................................   53,627,000   56,937,000
Commitments and contingencies                                  --           --
Stockholder's deficit:
  Common stock, no par value, 2,000 authorized,
   issued and outstanding 2,000 shares...............        2,000        2,000
  Retained deficit...................................   (3,813,000)  (4,132,000)
                                                       -----------  -----------
Total stockholder's deficit..........................   (3,811,000)  (4,130,000)
                                                       -----------  -----------
Total liabilities and stockholder's deficit..........  $49,816,000  $52,807,000
                                                       ===========  ===========



                            See accompanying notes.

                               FCN HOLDING, INC.

                     CONSOLIDATED STATEMENTS OF OPERATIONS

                                                   PERIOD FROM    PERIOD FROM
                                                   JULY 4, 1994   JULY 3, 1995
                                                        TO             TO
                                                   JULY 2, 1995 OCTOBER 31, 1995
                                                   ------------ ----------------
Net revenues (including $8,443,000 (July 2, 1995)
 and $2,822,000 (October 31, 1995) from related
 parties)........................................  $168,871,000   $46,286,000
Costs and expenses:
  Production and programming ....................   109,259,000    29,698,000
  Ancillary market distribution costs to a
   related party ................................     3,255,000     1,140,000
  Administrative fee to a related party..........    21,458,000     6,173,000
  Selling, general and administrative (including
   $1,075,000 (July 2, 1995) and $448,000
   (October 31, 1995) to related parties)........     5,202,000     2,566,000
  Fox Kids Network affiliate participations......    11,523,000     6,883,000
                                                   ------------   -----------
Operating income (loss)..........................    18,174,000      (174,000)
                                                   ------------   -----------
Interest expense to a related party..............     1,630,000       145,000
                                                   ------------   -----------
Income (loss) before provision for income taxes..    16,544,000      (319,000)
Provision for income taxes.......................           --            --
                                                   ------------   -----------
Net income (loss)................................  $ 16,544,000   $  (319,000)
                                                   ============   ===========


                            See accompanying notes.

                               FCN HOLDING, INC.

                CONSOLIDATED STATEMENTS OF STOCKHOLDER'S EQUITY

                                        COMMON STOCK
                                        -------------  RETAINED
                                        SHARES AMOUNT   DEFICIT       TOTAL
                                        ------ ------ -----------  -----------
Balance at July 3, 1994................ 1,000   1,000 (20,357,000) (20,356,000)
  Net income...........................   --      --   16,544,000   16,544,000
  Issuance of stock.................... 1,000   1,000         --         1,000
                                        -----  ------ -----------  -----------
Balance at July 2, 1995................ 2,000   2,000  (3,813,000)  (3,811,000)
  Net loss.............................   --      --     (319,000)    (319,000)
                                        -----  ------ -----------  -----------
Balance at October 31, 1995............ 2,000  $2,000 $(4,132,000) $(4,130,000)
                                        =====  ====== ===========  ===========





                            See accompanying notes.

                               FCN HOLDING, INC.

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                PERIOD FROM     PERIOD FROM
                                               JULY 4, 1994     JULY 3, 1995
                                                    TO               TO
                                               JULY 2, 1995   OCTOBER 31, 1995
                                               -------------  ----------------
OPERATING ACTIVITIES
Net income (loss)............................. $  16,544,000    $   (319,000)
Adjustments to reconcile net income (loss) to
 net cash provided by (used in) operating
 activities:
  Amortization of programming costs...........    98,309,000      27,942,000
  Depreciation................................        17,000          13,000
  Provision for doubtful accounts.............       480,000             --
  Changes in operating assets and liabilities:
    Accounts receivable.......................    (5,528,000)       (656,000)
    Additions to programming costs ...........  (107,368,000)    (28,884,000)
    Other assets..............................        48,000      (1,058,000)
    Accounts payable..........................      (376,000)       (273,000)
    Accrued liabilities.......................      (219,000)        415,000
    Administration fee payable to a related
     party....................................       199,000       1,345,000
    Deferred revenue..........................     1,763,000        (972,000)
    Fox Kids Network affiliate participation
     payable..................................    11,523,000       6,898,000
    Accrued programming expenditures..........       908,000      (2,144,000)
                                               -------------    ------------
Net cash provided by operating activities.....    16,300,000       2,307,000
INVESTING ACTIVITIES
Purchase of property and equipment............       (91,000)        (31,000)
                                               -------------    ------------
Net cash used in investing activities.........       (91,000)        (31,000)
FINANCING ACTIVITIES
Proceeds from related parties.................   180,765,000      68,308,000
Payments to related parties...................  (197,242,000)    (70,267,000)
                                               -------------    ------------
Net cash used in financing activities.........   (16,477,000)     (1,959,000)
                                               -------------    ------------
(Decrease) increase in cash and cash
 equivalents..................................      (268,000)        317,000
Cash and cash equivalents at beginning of
 period.......................................       268,000             --
                                               -------------    ------------
Cash and cash equivalents at end of period.... $         --     $    317,000
                                               =============    ============
SUPPLEMENTAL DISCLOSURE OF CASH FLOW
 INFORMATION
Cash paid during the period for:
  Interest.................................... $   2,053,000    $    201,000
                                               =============    ============
  Income taxes................................ $         --     $        --
                                               =============    ============

                            See accompanying notes.

                               FCN HOLDING, INC.

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                               OCTOBER 31, 1995

1. BASIS OF FINANCIAL STATEMENT PRESENTATION AND ORGANIZATION

  The accompanying consolidated financial statements include the accounts of FCN Holding, Inc. and its wholly-owned subsidiaries, Fox Kids Club, Fox Kids Countdown and Fox Storymakers (collectively "FCN Holding"). All significant intercompany transactions and accounts have been eliminated.

  FCN Holding is an indirect subsidiary of Fox Broadcasting Company ("Fox Broadcasting"), itself an indirect subsidiary of The News Corporation Limited. FCN Holding's largest operating entity is an indirect wholly-owned subsidiary, Fox Children's Network, Inc. ("FCN"), which began primary operations on September 8, 1990. FCN Holding produces and licenses children's animated and live-action television shows with initial exploitation on the Fox Broadcasting television network followed by distribution in ancillary markets when such rights exist.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

FISCAL YEAR-END

  FCN Holding's fiscal year ends on the Sunday closest to June 30.

REVENUE RECOGNITION

  Advertising revenue is recognized as earned in the period in which the advertising commercials are telecast and are net of agency commission fees of $25,429,000 and $7,305,000 for the periods ended July 2, 1995 and October 31, 1995, respectively. Revenues from foreign and merchandising license agreements, which provide for the receipt by FCN Holding of nonrefundable guaranteed amounts, are recognized when the license period begins and the product is available pursuant to the terms of the license agreement. Amounts in excess of minimum guarantees under these license agreements are recognized when earned. Amounts received in advance of recognition of revenue are recorded as deferred revenue. FCN Holding generally provides advertisers with guaranteed ratings in connection with its domestic network broadcasts. Revenue is recorded net of estimated shortfalls, which are settled either by additional advertising time ("make goods") or cash refunds to the advertiser. FCN Holding accounts for the full amount of the estimated shortfall.

PROGRAMMING COSTS

  Program licenses and rights include exhibition and exploitation rights acquired under license agreements and costs of developing and producing original programming for use by FCN Holding on its network. The individual film forecast method is used to amortize programming costs in which FCN Holding owns or controls distribution rights. Costs accumulated in the production of a program are amortized in the proportion that gross revenues realized bear to management's estimate of the total gross revenues expected to be received. Estimated liabilities for residuals and participations are accrued and expensed in the same manner as programming cost inventories are amortized.

  For programs in which the Company acquires only broadcast network rights, the Company amortizes such program costs over the estimated number of telecasts. The Company evaluates its programming rights for possible changes in the estimated number of telecasts or the possibility of impairment.

  Revenue estimates on a program-by-program basis are reviewed periodically by management and are revised, if warranted, based upon management's appraisal of current market conditions, such as changes in the

                               FCN HOLDING, INC.

distribution marketplace or changes in expected usage of a program on the network. Based on this review, if estimated future gross revenues from a program are not sufficient to recover the unamortized costs, the unamortized programming cost will be written down to net realizable value.

CONCENTRATION OF CREDIT RISKS

  Financial instruments which potentially subject FCN Holding to concentration of credit risk consist principally of temporary cash investments and trade receivables. FCN Holding places its temporary cash investments with high credit quality financial institutions and therefore is subject to reduced risk. FCN Holding has not incurred any losses relating to these investments.

  At October 31, 1995, substantially all of FCN Holding's trade receivables were from advertising agencies. FCN Holding performs periodic credit evaluations of its customers' financial condition and generally does not require collateral. Receivables generally are due within 30 days. Credit losses relating to advertising agencies consistently have been within management's expectations.

CASH AND CASH EQUIVALENTS

  For the purposes of balance sheet classification and the statement of cash flows, FCN Holding considers all highly liquid investments that are both readily convertible into cash with original maturities when purchased of three months or less to be cash equivalents.

FINANCIAL INSTRUMENTS

  Financial instruments are carried at historical cost which approximates fair value.

PROPERTY AND EQUIPMENT

  Property and equipment are carried at cost and depreciation is computed using the straight-line method over their estimated useful lives of three to five years. Leasehold improvements are amortized over the lesser of the term of the lease or the estimated useful lives of the improvements using the straight-line method.

INCOME TAXES

  FCN Holding provides for income taxes based on the liability method under Statement of Financial Accounting Standards No. 109. Under this method, deferred tax assets and liabilities are determined based on differences between financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse.

USE OF ESTIMATES

  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes including amortization of programming costs. Actual results could differ from those estimates. Management periodically reviews and revises its estimates of future airings and revenues for program costs, as necessary, which may result in revised amortization of its program costs and may be significantly affected by the periodic adjustments in such amortization.

ADVERTISING COSTS

  Included in selling, general and administrative expenses are advertising expenses amounting to $1,639,000 and $1,350,000 for the year ended July 2, 1995 and for the four months ended October 31, 1995, respectively.

                               FCN HOLDING, INC.

3. PROGRAMMING COSTS

  Programming costs, net of accumulated amortization, are comprised of the following:

                                                       JULY 2,    OCTOBER 31,
                                                         1995         1995
                                                     ------------ ------------
     Programming costs, broadcast................... $244,599,000 $261,078,000
     Programming costs, produced....................   89,493,000   99,730,000
     Programming costs in development and
      production....................................    1,298,000    3,466,000
                                                     ------------ ------------
                                                      335,390,000  364,274,000
                                                     ------------ ------------
     Accumulated amortization.......................  309,247,000  337,189,000
                                                     ------------ ------------
                                                     $ 26,143,000 $ 27,085,000
                                                     ============ ============

  Based on FCN Holding's estimate of future revenues, substantially all of the unamortized released programming costs at October 31, 1995 will be amortized during the three year period ending October 31, 1998.

4. PROPERTY AND EQUIPMENT

  Property and equipment is comprised of the following:

                                                             JULY 2, OCTOBER 31,
                                                              1995      1995
                                                             ------- -----------
     Computer equipment..................................... $93,000  $100,000
     Office furniture and fixtures..........................   4,000    28,000
     Machinery and equipment................................  41,000    41,000
     Leasehold improvements.................................  32,000    32,000
                                                             -------  --------
                                                             170,000   201,000
     Less accumulated depreciation..........................  85,000    98,000
                                                             -------  --------
                                                             $85,000  $103,000
                                                             =======  ========

5. RELATED PARTY TRANSACTIONS

  FCN and Twentieth Century Fox Licensing and Merchandising, a unit of Fox, Inc. ("Twentieth Fox Licensing") are parties to a Merchandising Rights Acquisition Agreement, dated as of July 1, 1990, pursuant to which FCN licenses to Twentieth Fox Licensing the worldwide merchandising and licensing rights, in perpetuity, to programming owned or controlled by FCN. In consideration for the rights granted, Twentieth Fox Licensing agreed to pay to FCN an amount equal to 100% of net profits, which equaled gross receipts less distribution fees and expenses.

  FCN and Twentieth Century Fox Film Corporation ("Twentieth Century Fox") are parties to a Distribution Rights Acquisition Agreement, dated as of September 1, 1990, pursuant to which FCN licensed to Twentieth Century Fox the worldwide distribution rights, in perpetuity, with respect to programming owned or controlled by FCN. In consideration for the rights granted, Twentieth Century Fox agreed to pay to FCN 100% of net profits as defined in the agreement.

  FCN and Fox Broadcasting are parties to an Administration Agreement, dated as of February 7, 1990, pursuant to which Fox Broadcasting agreed to provide the following services to FCN: network national advertising sales and the administration thereof, commercial trafficking and broadcast operations (including program delivery to Fox Kids Network Affiliates (see Note 8--"Fox Kids Network Affiliate Participation

                               FCN HOLDING, INC.

Payable")) and overhead charges related to Fox Broadcasting in-house administrative support in the areas of research, promotion, business affairs, legal affairs and accounting. FCN agreed to pay to Fox Broadcasting a fee equal to 15% of 100% of the net advertising revenue (gross advertising revenue less advertising agency commissions) derived with respect to national commercials, commercial material or other advertising matter included or used in connection with any of the programs exhibited on the Fox Kids Network.

  FCN Holding leases office space on a month to month basis from a company related to Fox Broadcasting. Rent expense to this related party was $231,000 and $88,000 for the periods ended July 2, 1995 and October 31, 1995.

  Related companies of Fox Broadcasting have funded the operation of FCN Holding from its inception through loans to FCN Holding. All amounts derived by the operations of FCN Holding are used to reduce such outstanding borrowings. Amounts outstanding bear interest at the prime rate (8.75% at October 31, 1995). Amounts due to the related companies of Fox Broadcasting including interest totalled $10,686,000 and $8,727,000 at July 2, 1995 and October 31, 1995, respectively.

6. INCOME TAXES

  FCN Holding, together with other related companies of Fox Broadcasting, files consolidated federal and state income tax returns. No deferred tax assets or liabilities arising from FCN Holding's activities have been allocated.

  FCN Holding did not incur any current or deferred tax expense due to the utilization of prior year net operating loss carryforwards.

  The actual tax expense differs from the "expected" federal tax rate of 35% as follows:

                                                 PERIOD FROM    PERIOD FROM
                                                 JULY 4, 1994   JULY 3, 1995
                                                      TO             TO
                                                 JULY 2, 1995 OCTOBER 31, 1995
                                                 ------------ ----------------
   Computed "expected" tax expense..............      35 %          -- %
   Impact of utilized net operating loss
    carryforward................................     (35)%          -- %
                                                     ---            ---
                                                     --             --
                                                     ===            ===

7. COMMITMENTS AND CONTINGENCIES

  Future estimated program commitments are approximately $58,648,000.

  FCN Holding is involved in certain legal proceedings arising from the normal course of operations. Management believes that the ultimate resolution of these matters will not have a material effect on its financial position or results of operations.

  FCN Holding has entered into employment agreements with several key employees extending through fiscal year 1999 requiring future payments of $1,135,000 in the one year period ended October 31, 1996, $788,000 in the one year period ended October 31, 1997 and $257,000 in the one year period ended October 31, 1998.

8. FOX KIDS NETWORK AFFILIATE PARTICIPATION PAYABLE

  Pursuant to the terms of the affiliation agreements ("Agreement") among Fox Broadcasting and substantially all of its affiliated television stations ("Fox Kids Network Affiliates"), the Fox Kids Network Affiliates in total are entitled to compensation which is equal to 100% of FCN's programming Net Profits (as

                               FCN HOLDING, INC.

defined below). Amounts payable under these compensation arrangements are due quarterly in amounts derived pursuant to the provisions in the Agreement. Net profits are defined on a cumulative basis to include amounts actually received by FCN from the exhibition, distribution and other exploitation of FCN Holding's programs and the merchandising and other rights relating thereto, less amounts paid for administrative fees, production/license fees, distribution and merchandising fees (including those payable to FCN Holding), overhead and other expenses and reserves.

9. MAJOR CUSTOMERS AND PROPERTIES

  For the period ended July 2, 1995, FCN Holding earned net revenues from two significant customers of approximately $16,662,000 (10%) and $16,061,000 (10%). For the period ended October 31, 1995, FCN earned net revenues from three significant customers of approximately $5,527,000 (12%), $5,706,000 (12%) and $4,724,000 (10%). For the periods ended July 2, 1995 and October 31, 1995, FCN Holding earned net revenues from one significant property (Power Rangers) of $55,805,000 (33%) and $10,847,000 (23%), respectively.

10. SUBSEQUENT EVENT

  On November 1, 1995 (the "Effective Date") FCN Holding and Saban Entertainment, Inc. ("Saban") formed Fox Kids Worldwide, L.L.C. (the "LLC"), a limited liability company, for the purpose of jointly expanding the worldwide childrens' businesses of FCN Holding and Saban. Since the Effective Date, FCN Holding and Saban have been operated by their respective managements subject to the overall supervision of the members committee of the LLC.

THE REORGANIZATION

  Fox Kids Worldwide Inc. was incorporated in August 1996 to act as a holding company of FCN Holding, Saban and the LLC. Between August 1996 and August 1997, it conducted no business or operations. On August 1, 1997, in connection with Fox Kids Worldwide Inc.'s acquisition of a controlling interest in International Family Entertainment, Inc., (i) Fox Broadcasting Sub, Inc., a wholly owned indirect subsidiary of Fox Broadcasting, exchanged its capital stock in FCN Holding, which indirectly owned the FCN, for 7,920,000 shares of Class B Common Stock of Fox Kids Worldwide Inc., (ii) the other stockholder of FCN Holding exchanged its capital stock in FCN Holding for an aggregate of 160,000 shares of Class A Common Stock of Fox Kids Worldwide Inc., (iii) Haim Saban and the other stockholders of Saban exchanged their capital stock of Saban for an aggregate of 7,920,000 shares of Class B Common Stock of Fox Kids Worldwide Inc. and (iv) all outstanding management options to purchase Saban capital stock became options to purchase an aggregate of 646,548 shares of Class A Common Stock of Fox Kids Worldwide Inc. In addition, Fox Broadcasting exchanged its preferred, non-voting interest in the LLC and its $50 million contingent note receivable from the LLC for a new approximately $108.6 million subordinated note from Fox Kids Worldwide Inc. (which also included approximately $8.6 million of intercompany indebtedness). As a result of these transactions, FCN Holding, FCN, Saban and the LLC became direct or indirect wholly owned subsidiaries of Fox Kids Worldwide Inc.

                        REPORT OF INDEPENDENT AUDITORS

Board of Directors
Saban Entertainment, Inc.

  We have audited the accompanying consolidated balance sheets of Saban Entertainment, Inc. as of May 31, 1995 and as of October 31, 1995, and the related consolidated statements of operations, stockholders' equity, and cash flows for the year ended May 31, 1995 and for the five months ended October 31, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Saban Entertainment, Inc. at May 31, 1995, and at October 31, 1995 and the results of its operations and its cash flows for the year ended May 31, 1995 and for the five months ended October 31, 1995, in conformity with generally accepted accounting principles.

                                          Ernst & Young LLP

Los Angeles, California
September 27, 1996 except for
the third paragraph of
Note 11 as to which the
date is September 29, 1997.

                           SABAN ENTERTAINMENT, INC.

                          CONSOLIDATED BALANCE SHEETS

                                                       MAY 31,     OCTOBER 31,
                                                         1995          1995
                                                     ------------  ------------
ASSETS
Cash and cash equivalents........................... $ 14,584,000  $ 16,207,000
Restricted cash.....................................    5,000,000     5,000,000
Accounts receivable, net of allowance for doubtful
 accounts of $1,385,000 at May 31, 1995 and
 $1,385,000 at October 31, 1995.....................   37,338,000    30,157,000
Amounts receivable from related parties.............    3,796,000     3,832,000
Programming costs, less accumulated amortization....  115,873,000   118,210,000
Property and equipment, at cost, less accumulated
 depreciation ......................................    3,630,000     7,079,000
Deferred income taxes...............................   35,473,000    26,186,000
Other assets........................................    2,503,000       808,000
                                                     ------------  ------------
Total assets........................................ $218,197,000  $207,479,000
                                                     ============  ============
LIABILITIES AND STOCKHOLDERS' EQUITY
Accounts payable.................................... $  6,818,000  $  8,817,000
Accrued liabilities.................................   29,606,000    23,411,000
Deferred revenue....................................   62,755,000    48,155,000
Accrued residuals and participations................    9,672,000    10,074,000
Income taxes payable................................   36,378,000    15,680,000
Deferred income taxes...............................    9,233,000       766,000
Debt................................................    5,623,000     5,605,000
Amounts payable to related parties..................          --            --
                                                     ------------  ------------
                                                      160,085,000   112,508,000
Commitments and contingencies
Stockholders' equity:
  Common stock, $.01 par value, 10,000 shares
   authorized, 800 shares issued and outstanding at
   May 31, 1995 and October 31, 1995 ...............          --            --
  Contributed capital...............................   11,751,000    11,751,000
  Cumulative translation adjustment.................      (71,000)       46,000
  Retained earnings.................................   46,432,000    83,174,000
                                                     ------------  ------------
Total stockholders' equity..........................   58,112,000    94,971,000
                                                     ------------  ------------
Total liabilities and stockholders' equity.......... $218,197,000  $207,479,000
                                                     ============  ============

                            See accompanying notes.

                           SABAN ENTERTAINMENT, INC.

                     CONSOLIDATED STATEMENTS OF OPERATIONS

                                                               FIVE MONTHS ENDED
                                                   YEAR ENDED     OCTOBER 31,
                                                  MAY 31, 1995       1995
                                                  ------------ -----------------
Revenues......................................... $242,468,000   $105,130,000
Costs and expenses:
  Production and programming.....................  117,557,000     42,022,000
  Selling, general and administrative............   51,894,000     11,538,000
                                                  ------------   ------------
Operating income.................................   73,017,000     51,570,000
Interest expense.................................    1,315,000        539,000
                                                  ------------   ------------
Income before provision for income taxes.........   71,702,000     51,031,000
Provision for income taxes.......................   27,027,000     14,289,000
                                                  ------------   ------------
Net income....................................... $ 44,675,000   $ 36,742,000
                                                  ============   ============



                            See accompanying notes.

                           SABAN ENTERTAINMENT, INC.

                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY

                               COMMON STOCK               CUMULATIVE
                               -------------- CONTRIBUTED TRANSLATION   RETAINED
                               SHARES  AMOUNT   CAPITAL   ADJUSTMENT    EARNINGS       TOTAL
                               ------  ------ ----------- ----------- ------------  ------------
Balance at May 31, 1994....... 1,067    $--   $11,751,000  $(255,000) $ 41,757,000  $ 53,253,000
  Exchange gain on translation
   of foreign subsidiaries'
   financial statements.......   --      --           --     184,000           --        184,000
  Purchase of minority
   stockholder shares.........  (267)    --           --         --    (40,000,000)  (40,000,000)
  Net income..................   --      --           --         --     44,675,000    44,675,000
                               -----    ----  -----------  ---------  ------------  ------------
Balance at May 31, 1995.......   800     --    11,751,000    (71,000)   46,432,000    58,112,000
  Exchange gain on translation
   of foreign subsidiaries'
   financial statements.......   --      --           --     117,000           --        117,000
  Net income..................   --      --           --         --     36,742,000    36,742,000
                               -----    ----  -----------  ---------  ------------  ------------
Balance at October 31, 1995...   800    $--   $11,751,000  $  46,000  $ 83,174,000  $ 94,971,000
                               =====    ====  ===========  =========  ============  ============


                            See accompanying notes.

                           SABAN ENTERTAINMENT, INC.

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                 FIVE MONTHS
                                                                    ENDED
                                                   YEAR ENDED    OCTOBER 31,
                                                  MAY 31, 1995       1995
                                                  -------------  ------------
OPERATING ACTIVITIES
Net income....................................... $  44,675,000  $ 36,742,000
Adjustments to reconcile net income to net cash
 provided by (used in) operating activities:
  Amortization of programming costs..............    84,109,000    32,651,000
  Depreciation...................................     1,296,000       571,000
  Cumulative translation adjustment..............       184,000       117,000
  Provision for doubtful accounts................     1,000,000
  Changes in operating assets and liabilities:
    Restricted cash..............................    (4,701,000)          --
    Accounts receivable..........................      (100,000)    7,181,000
    Amounts receivable from related parties......    (2,649,000)      (36,000)
    Additions to programming costs...............  (114,903,000)  (34,988,000)
    Other assets.................................    (1,752,000)    1,695,000
    Accounts payable.............................     2,610,000     1,999,000
    Accrued liabilities..........................    26,127,000    (6,195,000)
    Accrued residuals and participations.........    (2,663,000)      402,000
    Accrued interest to related parties..........    (2,359,000)          --
    Income taxes payable and deferred income
     taxes.......................................       153,000   (19,878,000)
    Deferred revenue.............................    47,991,000   (14,600,000)
                                                  -------------  ------------
Net cash (used in) provided by operating
 activities......................................    79,018,000     5,661,000
INVESTING ACTIVITIES
Purchase of property and equipment...............    (2,242,000)   (4,020,000)
                                                  -------------  ------------
Net cash used in investing activities............    (2,242,000)   (4,020,000)
FINANCING ACTIVITIES
Proceeds from bank borrowings....................     7,395,000    11,000,000
Payments on bank borrowings......................   (21,663,000)  (11,018,000)
Proceeds from related parties....................     1,000,000           --
Payments to related parties......................   (12,773,000)          --
Purchase of minority stockholder shares..........   (40,000,000)          --
                                                  -------------  ------------
Net cash provided by (used in) financing
 activities......................................   (66,041,000)      (18,000)
                                                  -------------  ------------
Increase in cash and cash equivalents............    10,735,000     1,623,000
Cash and cash equivalents at beginning of year...     3,849,000    14,584,000
                                                  -------------  ------------
Cash and cash equivalents at end of year......... $  14,584,000  $ 16,207,000
                                                  =============  ============
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Cash paid during the year for:
  Interest (net of amounts capitalized).......... $   3,280,000  $    347,000
                                                  =============  ============
  Income taxes................................... $  26,884,000  $ 34,156,000
                                                  =============  ============

                            See accompanying notes.

                           SABAN ENTERTAINMENT, INC.

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                               OCTOBER 31, 1995

1. BASIS OF FINANCIAL STATEMENTS PRESENTATION AND ORGANIZATION

  Saban Entertainment, Inc. and its subsidiaries (collectively "Saban"), is a broad-based entertainment company specializing in the creation, production, acquisition, distribution, merchandising and licensing of animated and live-action children's programming in the worldwide entertainment marketplace.

  Saban is one of the largest independent suppliers of children's programming in the world and its library of children's television programming is one of the largest children's libraries in the world. Saban provides programming in all dayparts for network, first-run syndication and cable television for both domestic and international television. In the United States, Saban syndicates its programming under the Saban Kids Network name.

  In addition, Saban is involved in the creation and production of music and the acquisition of international distribution rights to telefilms and mini series. Saban's operations are conducted through offices in the United States, France, Switzerland, Germany, Italy and the United Kingdom.

  The accompanying consolidated financial statements include the accounts of Saban Entertainment, Inc. and subsidiaries. All significant intercompany transactions and accounts have been eliminated.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

REVENUE RECOGNITION

  Revenues from television, music and merchandising lease agreements, which provide for the receipt by the Company of nonrefundable guaranteed amounts, are recognized when the lease period begins, collectibility is reasonably assured and the product is available pursuant to the terms of the lease agreement. Amounts in excess of minimum guarantees under these lease agreements are recognized when earned. Amounts received in advance of recognition of revenue are recorded as deferred revenue. Barter revenues, representing the exchange of programming for advertising time on a television station, are recognized upon the airing of an advertisement during such advertising time and related programming costs are amortized in accordance with the individual film forecast method.

PROGRAMMING COSTS

  Programming costs, consisting of direct production costs, acquisition of story rights, costs to acquire distribution rights, allocable production overhead, interest and exploitation costs (which benefit future periods) are capitalized as incurred. The individual film forecast method is used to amortize programming costs in which Saban owns or controls distribution rights. Costs accumulated in the production of a program are amortized in the proportion that gross revenues realized bear to management's estimate of the total gross revenues expected to be received. Estimated liabilities for residuals and participations are accrued and expensed in the same manner as programming cost inventories are amortized.

  Revenue estimates on a program-by-program basis are reviewed periodically by management and are revised, if warranted, based upon management's appraisal of current market conditions. Based on this review, if estimated future gross revenues from a program are not sufficient to recover the unamortized costs, the unamortized programming cost will be written down to net realizable value.

CONCENTRATION OF CREDIT RISKS

  Financial instruments which potentially subject Saban to concentration of credit risk consist principally of temporary cash investments and trade receivables. Saban places its temporary cash investments principally in a

                           SABAN ENTERTAINMENT, INC.

mutual fund which invests in government securities and therefore are subject to reduced risk. Saban has not incurred any losses relating to these investments.

  Saban leases its product to distributors and broadcasters throughout the world. Saban performs periodic credit evaluations of its customers' financial condition and generally does not require collateral. Generally, payment is received in full or in part prior to Saban's release of product to such distributors and broadcasters. At October 31, 1995, substantially all of Saban's trade receivables were from customers in the entertainment or broadcast industries. Receivables generally are due within 30 days. Credit losses relating to customers in the entertainment and broadcast industries consistently have been within management's expectations.

CASH AND CASH EQUIVALENTS

  For the purposes of balance sheet classification and the statement of cash flows, Saban considers all highly liquid investments that are both readily convertible into cash with original maturities when purchased of three months or less to be cash equivalents.

RESTRICTED CASH

  Restricted cash represents amounts held by financial institutions as collateral on outstanding debt.

FINANCIAL INSTRUMENTS

  Financial instruments are carried at historical cost which approximates fair value.

PROPERTY AND EQUIPMENT

  Property and equipment are carried at cost and depreciation is computed using the straight-line method over their estimated useful lives of five years. Leasehold improvements are amortized over the lesser of the term of the lease or the estimated useful lives of the improvement using the straight-line method.

FOREIGN CURRENCY TRANSLATION AND CUMULATIVE ADJUSTMENT

  Saban International N.V. ("SINV"), a wholly-owned subsidiary of Saban uses the U.S. dollar as the functional currency. Saban International Paris S.A.R.L. ("SIP"), Saban Entertainment Germany GmbH and Saban Merchandising and Licensing GmbH and Saban Entertainment (UK) Limited, all foreign subsidiaries of Saban, use local currency as the functional currency. Assets and liabilities are translated into U.S. dollars at current exchange rates. Revenue and expenses have been translated into U.S. dollars based generally on the average rates prevailing during the period.

  Gains and losses arising from foreign currency transactions are included in determining net income for the period. The aggregate transaction gains for the years ended May 31, 1995, and for the five months ended October 31, 1995 were $577,000 and $135,000, respectively.

  The cumulative translation adjustment in stockholders' equity at May 31, 1994 and 1995, and at October 31, 1995, represents Saban's net unrealized exchange (losses) gains on the translation of foreign subsidiaries' financial statements.

INCOME TAXES

  In February 1992, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards ("FAS") No. 109, "Accounting for Income Taxes." Saban adopted the provisions of the new

                           SABAN ENTERTAINMENT, INC.

standard in its financial statements for the year ended May 31, 1994. As permitted by the FAS, prior year financial statements have not been restated to reflect the change in accounting method. The cumulative effect as of June 1, 1993, of adopting FAS 109 was not material to Saban's financial statements.

  Under FAS 109, the liability method is used in accounting for income taxes. Under this method, deferred tax assets and liabilities are determined based on differences between financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse. Prior to the adoption of FAS 109, income tax expense was determined using the deferred method. Deferred tax expense was based on items of income and expense that were reported in different years in the financial statements and the tax returns and were measured at the tax rate in effect in the year the difference originated.

STOCK-BASED COMPENSATION

  Saban accounts for its stock compensation arrangements under the provisions of Accounting Principles Board No. 25, "Accounting for Stock Issued to Employees" and intends to continue to do so.

USE OF ESTIMATES

  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes including amortization of programming costs. Actual results could differ from those estimates. Management periodically reviews and revises its estimates of future airings and revenues for program costs, as necessary, which may result in revised amortization of its program costs and may be significantly affected by the periodic adjustments in such amortization.

3. PROGRAMMING COSTS

  Programming costs, net of accumulated amortization, is comprised of the following:

                                                    MAY 31, 1995
                                      -----------------------------------------
                                                   ACCUMULATED  NET PROGRAMMING
                                          COST     AMORTIZATION      COSTS
                                      ------------ ------------ ---------------
Children's programming............... $203,765,000 $147,813,000  $ 55,952,000
Movies and mini-series...............  101,656,000   76,211,000    25,445,000
Projects in production...............   33,008,000          --     33,008,000
Development..........................    1,468,000          --      1,468,000
                                      ------------ ------------  ------------
                                      $339,897,000 $224,024,000  $115,873,000
                                      ============ ============  ============

                                                  OCTOBER 31, 1995
                                      -----------------------------------------
                                                   ACCUMULATED  NET PROGRAMMING
                                          COST     AMORTIZATION      COSTS
                                      ------------ ------------ ---------------
Children's programming............... $237,286,000 $177,232,000  $ 60,054,000
Movies and mini-series...............  112,554,000   79,443,000    33,111,000
Projects in production...............   24,177,000          --     24,177,000
Development..........................      868,000          --        868,000
                                      ------------ ------------  ------------
                                      $374,885,000 $256,675,000  $118,210,000
                                      ============ ============  ============

                           SABAN ENTERTAINMENT, INC.

  Based on Saban's estimate of future revenues, approximately 70% of unamortized released programming costs at October 31, 1995 will be amortized during the three years ending October 31, 1998. Interest in the amount of $304,000 and $32,000 was capitalized to programming costs during the years ended May 31, 1995 and for the five months ended October 31, 1995, respectively.

4. PROPERTY AND EQUIPMENT

  Property and equipment is comprised of the following:

                                                          MAY 31,   OCTOBER 31,
                                                            1995       1995
                                                         ---------- -----------
Studio equipment ....................................... $5,280,000 $ 5,832,000
Office furniture and fixtures...........................    907,000   1,505,000
Leasehold improvements..................................  1,095,000   3,965,000
Other...................................................     64,000      64,000
                                                         ---------- -----------
                                                          7,346,000  11,366,000
Less accumulated depreciation...........................  3,716,000   4,287,000
                                                         ---------- -----------
                                                         $3,630,000 $ 7,079,000
                                                         ========== ===========

5. DEBT

  Debt is comprised of the following:

                                                           MAY 31,   OCTOBER 31,
                                                             1995       1995
                                                          ---------- -----------
Imperial Bank; secured revolving line of credit;
 interest at prime rate (8.75% at October 31, 1995) plus
 .5% due monthly; maximum borrowings of $25,000,000
 (terminated on December 4, 1995).......................  $      --  $      --
DeNationale Investeringsbank N.V.; secured line of
 credit due
 July 31, 1997; interest at three month or six month
 LIBOR (5.94% and 5.88%, respectively, at October 31,
 1995) plus 0.4% paid quarterly; maximum borrowings of
 $5,000,000.............................................   5,000,000  5,000,000
Coficine; secured revolving credit facility due March
 28, 1996; interest at the bank's basis rate (8.1% at
 October 31, 1995) plus 1% paid quarterly; maximum
 borrowings of FF 7,200,000.............................     623,000    605,000
                                                          ---------- ----------
                                                          $5,623,000 $5,605,000
                                                          ========== ==========

  In July 1995, Saban and SINV separately entered into credit agreements with Imperial Bank ("Imperial"), as agent, and a group of lenders for secured revolving credit facilities ("Credit Facilities") aggregating $50 million maturing on July 31, 1998. Interest on the borrowings is at either the prime rate (8.75% at October 31, 1995) plus .5% or .25% depending on Saban's and SINV's tangible net worth or at three month or six month LIBOR (5.94% and 5.88%, respectively, at October 31, 1995) plus 2.25% or 2% depending on Saban's and SINV's tangible net worth. Interest is payable at the end of the interest period which is either one, three or six months. Saban and SINV are required to pay a quarterly commitment fee of .25% per annum of the average daily unused portion of the commitment. Saban and SINV also paid a loan fee amounting to .75% of the commitment. The combined amount available for borrowing under the Credit Facilities at any time is limited in accordance with a formula based upon the value of collateral in Saban's and SINV's borrowing bases. The borrowing bases include on and off balance sheet receivables and amounts attributable to the value of Saban's

                           SABAN ENTERTAINMENT, INC.

and SINV's film library. Saban's credit facility is secured by substantially all of the assets of Saban and its subsidiaries (excluding SINV and other foreign subsidiaries of Saban) and SINV's credit facility is secured by substantially all of the assets of Saban and its subsidiaries. The Credit Facilities restrict the payment of dividends. The Credit Facilities contain restrictive covenants regarding, among other things, additional indebtedness, payments and advances for product, the maintenance of certain financial ratios and restrictions on the disposition of assets. At October 31, 1995 Saban and SINV were in compliance or had obtained waivers for those covenants. At October 31, 1995 no amounts have been borrowed under the Credit Facilities.

  In June 1993, SINV entered into a credit agreement with Imperial as agent and DeNationale Investeringsbank N.V. (the "Bank Facility"). An additional bank, Banque Nationale de Paris was added to the Bank Facility in March 1994. SINV paid a quarterly commitment fee of .5% per annum of the average daily unused portion of the commitment. Substantially all of SINV's cash collections were paid into accounts controlled by Imperial and applied to repayment of borrowings under the Bank Facility. The restricted cash balance of $299,000 at May 31, 1994, represented cash held by Imperial and not yet transferred to Saban. The amount that SINV borrowed was based upon the value of collateral in the borrowing base which consists principally of accounts receivable. All borrowings were collateralized by substantially all of the assets of Saban. Further, Saban agreed to maintain, on a quarterly average basis, $1,000,000 in compensating balances at Imperial. The Bank Facility contained restrictive covenants regarding, among other things, additional indebtedness, payments and advances for product, the maintenance of certain financial ratios and restrictions on the disposition of assets. On December 4, 1995, the Bank Facility was replaced by the Credit Facilities and any outstanding obligation plus interest was paid.

  SIP has a revolving credit facility with Coficine bank which provides for borrowings against project receivables up to a maximum of FF 7,200,000 ($1,475,000 at October 31, 1995). In March 1996 the outstanding obligation plus interest was paid in full.

  In September 1994, SIP entered into a credit agreement with DeNationale Investeringsbank N.V. ("NIB"). The facility provides for maximum borrowings of $5,000,000. The facility is secured by a $5,000,000 deposit at NIB pledged by SINV. Such $5,000,000 deposit is included in restricted cash at October 31, 1995 and at May 31, 1995. In April 1996 the outstanding obligation plus interest was paid in full and SIP and NIB entered into a new agreement for a facility with similar terms, providing maximum borrowings of $8,000,000. The new facility is secured by an $8,000,000 deposit at NIB pledged by SINV.

6. RELATED PARTY TRANSACTIONS

  In March 1995, Saban purchased all of the outstanding shares of Saban held by a former minority stockholder.

  Receivables from stockholders and related parties consist of the following:

                                                            MAY 31   OCTOBER 31
                                                             1995       1995
                                                          ---------- ----------
Advances due from the Chairman and Chief Executive
 Officer of Saban ("Haim Saban"), or entities controlled
 by Haim Saban, interest at prime rate (8.75% at October
 31, 1995) plus 1% and due on demand....................  $2,649,000 $2,610,000
Advances to certain non-stockholder officers and
 directors of Saban ($885,000 at 5% and $337,000
 noninterest bearing with varying due dates)............   1,147,000  1,222,000
                                                          ---------- ----------
                                                          $3,796,000 $3,832,000
                                                          ========== ==========

                           SABAN ENTERTAINMENT, INC.

  An outside director of Saban acts as a legal consultant to Saban. Fees paid to this director were approximately $153,000 and $62,000 for the years ended May 31, 1995 and for the five months ended October 31, 1995, respectively.

  In September 1994, Saban entered into a music services agreement (the "Music Agreement") with Haim Saban. The Music Agreement remains in effect until August 31, 2001. Under the terms of the Music Agreement, all original theme music, underscore, cues and songs for use in all programming produced by Saban will be supplied through Haim Saban. Saban has been granted the non-exclusive, worldwide, perpetual license to (i) synchronize and perform compositions in theatrical motion pictures and (ii) synchronize composition in all other forms of programming and has the royalty-free right to use the compositions in articles of merchandise such as home video units, video games and interactive toys. All music publishing income earned in connection with such musical compositions is retained by Haim Saban. As of October 31, 1995, no amounts were owed to Haim Saban pursuant to the terms of the Music Agreement.

  Saban currently licenses and distributes its entertainment properties (e.g., motion pictures, television programs, merchandising and licensing rights) in Israel through Duveen Trading Ltd. ("Distributor"), a corporation owned wholly by Haim Saban's brother. The term of the agreement extends through December 31, 1997, subject to extension by Saban for an additional three years. Duveen Trading Ltd. is not obligated to make any payments to Saban under this agreement.

7. COMMITMENTS AND CONTINGENCIES

  Saban leased office space in Burbank, California, under a ten year lease which was terminated in December 1995, and a lease termination fee of $305,000 was paid. Saban also leases office space in New York City under a three year lease which is cancelable after the end of each year by payment of a termination fee. In addition, Saban leases office space in Paris, France, Cologne, Germany and London, England under nine year, five year and three year operating leases, respectively. The Paris, France lease provides for termination on February 28, 1999 and February 28, 2002, both upon six months advance written notice. The London, England lease provides for early termination upon six months advance written notice.

  In July 1995, Saban entered into a 10 year lease which commenced on April 1, 1996 for office space in Los Angeles, California. The lease contains two separate five-year extension options and provides for early termination at the end of the sixth and eighth years upon payment of a termination fee. The lease calls for monthly payments plus maintenance and property tax payments. Saban also has two leases for production facilities, one is a short-term lease in Los Angeles, California originally expiring in November 1995 and subsequently extended to March 1997, and the other is a two year lease in Valencia, California expiring in January 1997 and subject to two separate one-year extension options.

  Noncancelable future minimum payments for the remainder of the initial, noncancelable lease periods are as follows:

TWELVE MONTHS ENDED
    OCTOBER 31,
-------------------
     1996..........................................................  $ 2,449,000
     1997..........................................................    2,921,000
     1998..........................................................    1,838,000
     1999..........................................................    2,589,000
     2000..........................................................    3,157,000
     Thereafter....................................................   20,105,000
                                                                     -----------
                                                                     $33,059,000
                                                                     ===========

                           SABAN ENTERTAINMENT, INC.

  Rent expense for the years ended May 31, 1995 and for the five months ended October 31, 1995, net of amounts capitalized, was approximately $797,000 and $365,000, respectively.

  Saban is involved in various lawsuits, both as a plaintiff and defendant, in the ordinary course of its business. Based on an evaluation which included consultation with counsel concerning legal and factual issues involved, management is of the opinion that the foregoing claims and lawsuits will not have a material adverse effect on Saban's consolidated financial position.

  Saban has entered into employment agreements with certain key members of management including Haim Saban. Such agreements are for terms ranging from one to seven years and generally include bonus provisions. Future minimum payments under these agreements approximate $20,939,000 of which $5,184,000 is due for the twelve months ended October 31, 1996, $5,104,000 is due in the twelve months ended October 31, 1997, $4,434,000 is due in the twelve months ended October 31, 1998 and $6,216,000 is due thereafter.

  Effective June 1994, Saban issued to two employees and a consultant options to purchase an aggregate of 48.981 shares of common stock, 9.796 of which were exercisable at October 31, 1995. These options vest ratably over five years and are exercisable at $122,496 per share, which approximates the fair market value at the time of grant. No options have been exercised at October 31, 1995. With respect to termination for any reason, so long as the Company is not public, the Company will purchase from the employee and the employee will sell to the Company any and all option shares owned by the employee and the option granted to the employee for an amount equal to the fair market value of the option shares owned by the employee plus the fair market value of the option shares with respect to which the employee's option has vested but not exercised less the exercise price. Included in selling, general and administrative expenses is $11,000,000 and $2,400,000 for the year ended
May 31, 1995 and the five months ended October 31, 1995, respectively, and in accrued liabilities is $11,000,000 and $13,400,000 at May 31, 1995 and October 31, 1995, respectively, related to compensation recorded in connection with these options.

  As of October 31, 1995, 48.981 shares of common stock are reserved for future issuance related to options.

8. PROFIT SHARING PLAN

  Saban has a qualified tax deferred profit sharing plan (the "Plan") for all of its eligible employees. Under the Plan, employees become eligible on the first January 1 following such employees' completion of six months of service with Saban. Each participant is permitted to make voluntary contributions, not to exceed 15% of his or her respective compensation and the applicable statutory limitation, which are immediately 100% vested. Saban, at the discretion of the Board of Directors, may make matching contributions to the Plan. Related expense for the years ended May 31, 1995, and for the five months ended October 31, 1995 was approximately $40,000 and $10,000, respectively.

9. INCOME TAXES

  Effective June 1, 1993, Saban changed its method of accounting for income taxes from the deferred method to the liability method required by FAS 109, "Accounting for Income Taxes" (see Note 2 "Income Taxes"). As permitted under the new rules, prior years' financial statements have not been restated.

  The cumulative effect of adopting FAS 109 as of June 1, 1993, was not material to Saban's financial statements.

                           SABAN ENTERTAINMENT, INC.

  Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of Saban's deferred tax liabilities and assets are as follows:

                                                      MAY 31,     OCTOBER 31,
                                                        1995          1995
                                                    ------------  ------------
Deferred tax liabilities:
Accounts receivable................................ $  3,181,000  $    563,000
Tax over book amortization.........................    6,052,000           --
State taxes........................................          --        203,000
                                                    ------------  ------------
Total deferred tax liabilities..................... $  9,233,000  $    766,000
Deferred tax assets:
State taxes........................................ $  1,511,000  $        --
Deferred revenue...................................   20,268,000    18,244,000
Accrued expenses and reserves......................   12,015,000     4,590,000
Tax over book amortization.........................          --      2,299,000
Other..............................................    1,679,000     1,053,000
                                                    ------------  ------------
Total deferred tax assets..........................   35,473,000    26,186,000
Valuation allowance for deferred tax assets........          --            --
                                                    ------------  ------------
Net deferred tax assets............................   35,473,000    26,186,000
                                                    ------------  ------------
Net deferred tax liabilities (assets).............. $(26,240,000) $(25,420,000)
                                                    ============  ============

  For financial reporting purposes, income before income taxes includes the following components:

                                                                  FIVE MONTHS
                                                     YEAR ENDED      ENDED
                                                      MAY 31,     OCTOBER 31,
                                                        1995          1995
                                                    ------------  ------------
Pretax income:
  United States.................................... $ 56,193,000  $ 33,872,000
  Foreign..........................................   15,509,000    17,159,000
                                                    ------------  ------------
                                                    $ 71,702,000  $ 51,031,000
                                                    ============  ============

  Significant components of the provision for income taxes are as follows:

                                                  YEAR ENDED   FIVE MONTHS ENDED
                                                   MAY 31,        OCTOBER 31,
                                                     1995            1995
                                                 ------------  -----------------
Current:
  Federal....................................... $ 47,213,000     $11,514,000
  State.........................................    8,777,000       2,802,000
  Foreign.......................................    1,539,000         489,000
                                                 ------------     -----------
                                                   57,529,000      14,805,000
Deferred:
  Federal....................................... $(25,776,000)    $  (301,000)
  State.........................................   (4,726,000)       (215,000)
  Foreign.......................................          --              --
                                                 ------------     -----------
                                                  (30,502,000)       (516,000)
                                                 ------------     -----------
                                                 $ 27,027,000     $14,289,000
                                                 ============     ===========

                           SABAN ENTERTAINMENT, INC.

  The reconciliation of income tax computed at the U.S. federal statutory tax rates to income tax expense is:

                                                 YEAR ENDED  FIVE MONTHS ENDED
                                                MAY 31, 1995 OCTOBER 31, 1995
                                                ------------ -----------------
Tax at U.S. statutory rates....................      35%             35%
State taxes, net of federal benefit............       6               5
Foreign subsidiary's income not subject to
 state or federal tax..........................      (7)            (13)
Foreign taxes..................................       2               1
Other..........................................       2               0
                                                    ---             ---
                                                     38%             28%
                                                    ===             ===

  Undistributed earnings of Saban's foreign subsidiaries amounted to approximately $61,000,000 at October 31, 1995. Those earnings are considered to be indefinitely reinvested and, accordingly, no provision for U.S. federal and state income taxes has been provided thereon. Upon distribution of those earnings in the form of dividends or otherwise, Saban would be subject to both U.S. income taxes (subject to an adjustment for foreign tax credits) and withholding taxes payable to the various foreign countries. Determination of the amount of unrecognized deferred U.S. income tax liability is not practicable because of the complexities associated with its hypothetical calculation; however, unrecognized foreign tax credit carryforwards would be available to reduce some portion of the U.S. liability.

10. SIGNIFICANT CUSTOMERS AND PROPERTIES AND GEOGRAPHICAL INFORMATION

  Saban operates in one business segment which is the acquisition, production and worldwide distribution and leasing of entertainment properties. For the year ended May 31, 1995, Saban earned revenues from one significant customer of $26,308,000 (11%). For the five months ended October 31, 1995, Saban earned revenues from one significant customer of approximately $33,332,000 (32%). For the year ended May 31 1995, and for the five months ended October 31, 1995, Saban earned revenues from one significant property (Power Rangers) of $174,389,000 (72%) and $68,975,000 (66%), respectively.

  Geographic information concerning Saban's operations is as follows:

                                                                   FIVE MONTHS
                                                                       ENDED
                                                       YEAR ENDED  OCTOBER 31,
                                                      MAY 31, 1995     1995
                                                      ------------ ------------
Revenues:
  Domestic........................................... $172,239,000 $ 61,671,000
  International, principally Europe(/2/).............   70,229,000   43,459,000
                                                      ------------ ------------
Total................................................  242,468,000  105,130,000
Operating profit:(/1/)
  Domestic...........................................   97,433,000   42,128,000
  International, principally Europe(/2/).............   27,478,000   20,980,000
                                                      ------------ ------------
Total................................................  124,911,000   63,108,000
Selling, general and administrative expenses.........   51,894,000   11,538,000
Interest expense.....................................    1,315,000      539,000
                                                      ------------ ------------
Income before provision for income taxes............. $ 71,702,000 $ 51,031,000
                                                      ============ ============
Identifiable assets:
  Domestic........................................... $ 89,772,000 $ 82,145,000
  International, principally Europe(/2/).............  128,425,000  125,334,000
                                                      ------------ ------------
Total................................................ $218,197,000 $207,479,000
                                                      ============ ============

--------
(1) For purposes of this presentation, operating profit is total revenues less amortization of programming costs, residuals and profit participations.
(2) International amounts relate principally to Western Europe in connection with the Company's subsidiary, SINV, a Netherlands Antilles company with offices in Switzerland.

                           SABAN ENTERTAINMENT, INC.

11. SUBSEQUENT EVENTS

  On April 16, 1996, Saban acquired the stock of Creativite & Developpement SA ("C&D"), a leading Paris-based producer of family entertainment for $2,869,000, payable $1,721,000 upon closing (April 16, 1996) and $1,148,000 payable on April 16, 1997 and is secured by a letter of credit. Saban accounted for the acquisition as a purchase. No goodwill was recorded as the purchase price was allocated to the respective assets and liabilities. The acquisition included the international distribution rights to over 400 half-hour episodes of children's programming.

  In December 1995, Saban purchased from Vesical Limited ("Vesical") its interest and rights to certain television programming and certain account receivable balances for $12,000,000, payable $7,200,000 upon closing (April 18, 1996) and $4,800,000 payable on April 18, 1997 and is secured by a letter of credit. Saban allocated the purchase price between the account receivable balances and the television programming rights based upon the respective assets fair market values using a discounted cash flow analysis.

THE REORGANIZATION

  Fox Kids Worldwide, Inc. was incorporated in August 1996 to act as a holding company of FCN Holding, Saban and the LLC. Between August 1996 and August 1997, it conducted no business or operations. On August 1, 1997, in connection with Fox Kids Worldwide, Inc.'s acquisition of a controlling interest in International Family Entertainment, Inc., (i) Fox Broadcasting Sub, Inc., a wholly owned indirect subsidiary of Fox Broadcasting, exchanged its capital stock in FCN Holding, which indirectly owned the Fox Children's Network, Inc. ("FCN"), for 7,920,000 shares of Class B Common Stock of Fox Kids Worldwide, Inc., (ii) the other stockholder of FCN Holding exchanged its capital stock in FCN Holding for an aggregate of 160,000 shares of Class A Common Stock of Fox Kids Worldwide, Inc., (iii) Haim Saban and the other stockholders of Saban exchanged their capital stock of Saban for an aggregate of 7,920,000 shares of Class B Common Stock of Fox Kids Worldwide, Inc. and (iv) all outstanding management options to purchase Saban capital stock became options to purchase an aggregate of 646,548 shares of Class A Common Stock of Fox Kids Worldwide, Inc. In addition, Fox Broadcasting exchanged its preferred, non-voting interest in the LLC and its $50 million contingent note receivable from the LLC for a new approximately $108.6 million subordinated note from Fox Kids Worldwide, Inc. (which also included approximately $8.6 million of intercompany indebtedness). As a result of these transactions, FCN Holding, FCN, Saban and the LLC became direct or indirect wholly owned subsidiaries of Fox Kids Worldwide, Inc.

OTHER RELATED PARTY TRANSACTIONS

  From time to time, Saban has loaned and advanced funds to Haim Saban. In connection with the formation of the LLC and as inducement to Haim Saban to enter into certain documentation in connection with the formation of the LLC, on December 22, 1995, Saban forgave in full the loan plus accrued interest owing from Haim Saban in the amount of approximately $2,700,000. In connection with Haim Saban's employment agreement, dated December 22, 1995, with the LLC, the LLC agreed to reimburse Haim Saban for all out-of-pocket costs and expenses for domestic and international travel, including private air charter which may include aircraft owned directly or indirectly by Haim Saban.

                    INTERNATIONAL FAMILY ENTERTAINMENT, INC.

                          CONSOLIDATED BALANCE SHEETS

                                                                    (UNAUDITED)
                                                 DECEMBER 31, 1996 JUNE 30, 1997
                                                 ----------------- -------------
                    ASSETS
Current assets
  Cash and cash equivalents....................    $  4,997,000    $  4,275,000
  Investment in marketable securities..........       9,053,000       5,554,000
  Accounts receivable, net of allowances of
   $4,662,000 and $4,579,000...................     121,359,000     127,465,000
  Film rights, current portion.................      97,441,000      92,037,000
  Prepaid expenses and other...................       7,005,000      13,692,000
                                                   ------------    ------------
    Total current assets.......................     239,855,000     243,023,000
Property and equipment, net of accumulated
 depreciation and amortization of $29,860,000
 and $34,398,000...............................      62,877,000      61,139,000
Film rights....................................     144,680,000     121,660,000
Long-term accounts receivable, net of allow-
 ances of $126,000 and $81,000.................      17,530,000      13,142,000
Investment in equity securities--related par-
 ty............................................      35,458,000      65,160,000
Other investments, net of deferred gain of
 $2,616,000....................................      14,889,000      14,729,000
Goodwill, net of accumulated amortization of
 $8,830,000 and $9,970,000.....................      48,517,000      47,377,000
Deferred tax benefit...........................       1,076,000       1,076,000
Other assets...................................       3,801,000       4,076,000
                                                   ------------    ------------
                                                   $568,683,000    $571,382,000
                                                   ============    ============
     LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
  Accounts payable.............................    $ 12,874,000    $  8,980,000
  Accrued liabilities..........................      11,756,000      16,022,000
  Accrued participations and residuals.........      15,613,000      12,303,000
  Current portion of film rights payable.......      44,050,000      48,117,000
  Current maturities of debt...................       1,205,000       2,110,000
  Income taxes payable.........................       9,214,000       1,675,000
  Current portion of deferred income taxes.....       6,544,000       8,582,000
  Deferred income..............................       7,927,000       9,443,000
                                                   ------------    ------------
    Total current liabilities..................     109,183,000     107,232,000
Film rights payable............................      50,643,000      34,794,000
Long-term debt.................................     171,251,000     155,739,000
Accrued interest--related party................         273,000         246,000
Convertible Notes--related party...............      23,000,000      23,000,000
Other liabilities, including participations and
 residuals.....................................      11,079,000      10,943,000
Deferred income taxes..........................             --       12,326,000
Commitments and contingencies (Note E)
Minority interests.............................       2,062,000       1,254,000
Stockholders' equity
  Class A Common Stock, $.01 par value,
   convertible, 10,000,000 shares authorized,
   5,000,000 shares issued and outstanding.....         143,000         143,000
  Class B Common Stock, $.01 par value,
   100,000,000 shares authorized, 32,786,538
   and 32,781,545 shares issued and
   outstanding.................................     101,456,000     101,368,000
  Class C Common Stock, $.01 par value,
   convertible, 20,000,000 shares authorized,
   7,088,732 shares issued and outstanding.....      50,717,000      50,717,000
  Unearned compensation--Stock Plan............        (562,000)       (288,000)
  Unrealized gain on marketable securities.....         351,000      17,376,000
  Retained earnings............................      49,087,000      56,532,000
                                                   ------------    ------------
    Total stockholders' equity.................     201,192,000     225,848,000
                                                   ------------    ------------
                                                   $568,683,000    $571,382,000
                                                   ============    ============

          See accompanying notes to consolidated financial statements.

                    INTERNATIONAL FAMILY ENTERTAINMENT, INC.

                     CONSOLIDATED STATEMENTS OF OPERATIONS
                                  (UNAUDITED)

                                                          SIX MONTHS
                                                        ENDED JUNE 30,
                                                   --------------------------
                                                       1996          1997
                                                   ------------  ------------
Operating revenues................................ $149,965,000  $196,397,000
                                                   ------------  ------------
Operating expenses
  Production and programming......................   73,097,000   113,139,000
  Selling and marketing...........................   31,589,000    33,805,000
  New business development........................    1,091,000     1,466,000
  General and administrative......................   14,806,000    15,737,000
  Amortization of goodwill........................    1,214,000     1,140,000
                                                   ------------  ------------
    Total operating expenses......................  121,797,000   165,287,000
                                                   ------------  ------------
    Operating income..............................   28,168,000    31,110,000
                                                   ------------  ------------
Other income (expense)
  Investment income...............................    2,246,000       874,000
  Interest expense--related parties...............     (934,000)     (660,000)
  Interest expense--other.........................   (5,599,000)   (5,767,000)
  Minority interests in losses....................    1,701,000       808,000
  Gain on disposition of assets--related party....   13,685,000           --
  Share of losses of affiliates...................     (192,000)   (1,582,000)
  Other expense, net..............................   (5,059,000)  (11,409,000)
                                                   ------------  ------------
    Total other income (expense)..................    5,848,000   (17,736,000)
                                                   ------------  ------------
    Income before income taxes....................   34,016,000    13,374,000
Provision for income taxes........................  (14,853,000)   (5,929,000)
                                                   ------------  ------------
    Net income.................................... $ 19,163,000  $  7,445,000
                                                   ============  ============
Primary and fully diluted earnings per common
 share............................................ $       0.41  $       0.16
                                                   ============  ============
Primary and fully diluted average common and com-
 mon equivalent shares............................   47,990,954    48,457,984
                                                   ============  ============


          See accompanying notes to consolidated financial statements.

                    INTERNATIONAL FAMILY ENTERTAINMENT, INC.

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                                  (UNAUDITED)

                                                           SIX MONTHS
                                                         ENDED JUNE 30,
                                                    --------------------------
                                                        1996          1997
                                                    ------------  ------------
Cash flows from operating activities
  Net income....................................... $ 19,163,000  $  7,445,000
                                                    ------------  ------------
  Adjustments to reconcile net income to net cash
   provided by operating activities
    Amortization of film rights....................   55,526,000    99,420,000
    Depreciation and amortization of property and
     equipment, goodwill, and other assets.........    5,629,000     6,110,000
    Allowances against investments.................    4,750,000     9,700,000
    Share of losses of affiliates..................      192,000     1,582,000
    Minority interests in losses...................   (1,701,000)     (808,000)
    Gain on sale of marketable securities..........   (1,630,000)     (292,000)
    Gain on disposition of assets--related party...  (13,685,000)          --
    Compensation--Stock Plan.......................      345,000       260,000
    Deferred income tax expense....................    6,134,000     2,964,000
    Changes in assets and liabilities, net of ef-
     fect
    of 1996 disposition............................  (10,868,000)   (8,764,000)
                                                    ------------  ------------
      Total adjustments............................   44,692,000   110,172,000
                                                    ------------  ------------
   Net cash provided by operating activities.......   63,855,000   117,617,000
                                                    ------------  ------------
Cash flows from investing activities
  Acquisitions of original programming.............  (41,051,000)  (64,301,000)
  Other investments, including advances............  (12,102,000)  (11,110,000)
  Sales of marketable securities...................    4,865,000     3,584,000
  Additions to property and equipment..............   (2,846,000)   (3,266,000)
                                                    ------------  ------------
   Net cash used in investing activities...........  (51,134,000)  (75,093,000)
                                                    ------------  ------------
Cash flows from financing activities
  Payments on film rights..........................  (25,709,000)  (28,565,000)
  Proceeds from debt issuances.....................   10,650,000    17,000,000
  Principal payments on debt.......................  (22,088,000)  (31,607,000)
  Cash provided by minority partners...............    3,000,000           --
  Repurchases of Common Stock......................   (2,815,000)      (74,000)
                                                    ------------  ------------
   Net cash used in financing activities...........  (36,962,000)  (43,246,000)
                                                    ------------  ------------
Effect of foreign currency rate changes............     (253,000)          --
                                                    ------------  ------------
Decrease in cash and cash equivalents..............  (24,494,000)     (722,000)
Cash and cash equivalents at beginning of period...   32,865,000     4,997,000
                                                    ------------  ------------
Cash and cash equivalents at end of period......... $  8,371,000  $  4,275,000
                                                    ============  ============

          See accompanying notes to consolidated financial statements.

                   INTERNATIONAL FAMILY ENTERTAINMENT, INC.

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                 JUNE 30, 1997
                                  (UNAUDITED)

NOTE A--PRESENTATION OF INTERIM FINANCIAL STATEMENTS

  In management's opinion, the accompanying unaudited consolidated financial statements of International Family Entertainment, Inc. (together with its consolidated subsidiaries "IFE" or the "Company") reflect all adjustments, consisting of normal recurring accruals, necessary for a fair presentation of the consolidated results of operations for the interim periods presented. The consolidated results of operations for such interim periods are not necessarily indicative of the results that may be expected for future interim periods or for the year ended December 31, 1997. These interim consolidated financial statements and the notes thereto should be read in conjunction with the audited consolidated financial statements and the notes thereto for the year ended December 31, 1996. Certain amounts have been reclassified for comparability with the 1997 financial statement presentation.

  Management of the Company has made a number of estimates and assumptions relating to the reporting of assets and liabilities and the disclosure of contingent assets and liabilities to prepare these interim consolidated financial statements in conformity with generally accepted accounting principles. Actual results could differ from those estimates.

  As discussed in Note G, the Company has entered into the Merger Agreement with FKWW. The effects of the Merger, when consummated, on management's estimates and assumptions relating to the reporting of assets and liabilities and the disclosure of contingent assets and liabilities cannot be estimated with any degree of certainty at this time, although such effects could be substantial.

NOTE B--EARNINGS PER SHARE

  The 6% Convertible Secured Notes due 2004 (the "Convertible Notes") are considered to be common stock equivalents and, accordingly, the computations of primary and fully diluted earnings per share assume conversion of the Convertible Notes if the effect of such conversion is dilutive. Stock options are also included in the computations of primary and fully diluted earnings per share if their effect is dilutive.

  For the six months ended June 30, 1996 and 1997, primary and fully diluted earnings per common share were computed by increasing net income by the interest on the Convertible Notes, net of related tax effect, and dividing the result by the average number of common and common equivalent shares outstanding during such periods.

NOTE C--MINORITY INTERESTS

THE FAMILY CHANNEL (UK)

  Prior to April 22, 1996, minority interests were primarily attributable to a minority partner's 39% interest in The Family Channel (UK) which was operated as a joint venture. IFE and Flextech plc, the holder of the minority 39% interest, funded the operations of The Family Channel (UK) through capital investments and loans. On April 22, 1996, the Company consummated the sale of its 61% interest in The Family Channel (UK) to Flextech, as described in Note F.

  The minority partner's share of the net loss resulting from the operations of The Family Channel (UK), through the date of sale, amounted to $1,419,000 for the six month period ended June 30, 1996.

                   INTERNATIONAL FAMILY ENTERTAINMENT, INC.

FIT TV

  On April 30, 1996, the Company, an affiliate of Liberty Media Corporation ("Liberty Media"), and an affiliate of Reebok International Limited ("Reebok") entered into a definitive partnership agreement forming a partnership (the "FiT TV Partnership"), effective January 1, 1996, to own and operate the FiT TV cable network. FiT TV had previously been owned and operated by Cable Health TV, Inc. ("CHTV"), a 90%-owned subsidiary of IFE. Prior to August 1, 1997, another affiliate of Liberty Media was the holder of the Convertible Notes and all of the Company's outstanding Class C Common Stock. Liberty Media is an affiliate of Tele-Communications, Inc. ("TCI"), one of the largest cable television system operators in the United States and, as such, a major provider of carriage for FiT TV.

  The minority partners' combined 20% share of the net loss resulting from the operations of the FiT TV Partnership, since its formation on April 30, 1996, is reflected in the accompanying Consolidated Statements of Operations. The minority partners' combined 20% share of the net loss of FiT TV amounted to $280,000 and $808,000 for the six month periods ended June 30, 1996 and 1997, respectively.

NOTE D--SUPPLEMENTAL CASH FLOW INFORMATION

  Total interest costs paid were approximately $4,666,000 and $6,600,000 during the six months ended June 30, 1996 and 1997, respectively. Income taxes paid during the six months ended June 30, 1996 and 1997 were approximately $2,915,000 and $11,107,000, respectively.

  Non-cash investing and financing activities included the acquisition of film rights under license agreements, which aggregated approximately $26,937,000, and $14,994,000 for the six months ended June 30, 1996 and 1997, respectively.

  As described in Note F, on April 22, 1996, the Company consummated the sale of its television production studio in Maidstone, England and its 61% interest in The Family Channel (UK) to a related party. This sale was primarily a non-cash transaction in which the Company received equity securities. Cash received in the transaction amounting to approximately $4,600,000 was offset by the cash balances of the businesses sold (which were transferred to the buyer) and cash outlays for expenses of the sale.

NOTE E--COMMITMENTS AND CONTINGENCIES

  The Company has commitments under program contracts for film rights related to the production, exhibition, or distribution of programming, which was not available as of June 30, 1997. The commitments under these program contracts as well as commitments under program development agreements and employment agreements totaled approximately $209,000,000 as of June 30, 1997. The unpaid balance under program contracts for film rights (as well as the aggregate future estimated payments of accrued participations and residuals) related to the production, exhibition, or distribution of programming that was available as of June 30, 1997 is reflected as a liability in the accompanying consolidated financial statements.

  The Company has guaranteed a $12,000,000 bank credit facility for a certain sports marketing enterprise in which the Company holds convertible notes. These notes will be convertible, beginning in 1998, at the option of the Company, into a majority interest in such enterprise (which purchased the Ice Capades from the Company in December 1995). The Company has a valuation allowance in connection with its investment in the aforementioned convertible notes. Increases in this valuation allowance, which amounted to $2,000,000 and $9,700,000 for the six month periods ended June 30, 1996 and 1997, respectively, are reflected in the determination of other expense in the accompanying Consolidated Statements of Operations.

                   INTERNATIONAL FAMILY ENTERTAINMENT, INC.

  The Company leases office facilities and certain other property and equipment under non-cancelable operating leases.

  In addition, the Company has contingent liabilities related to legal proceedings and other matters arising from the normal course of operations. Management does not expect that amounts, if any, which may be required to satisfy such contingencies will be material in relation to the accompanying consolidated financial statements.

NOTE F--GAIN ON DISPOSITION OF ASSETS--RELATED PARTY

  On April 22, 1996, the Company consummated the sale of its television production studio in Maidstone, England and its 61% interest in The Family Channel (UK) to Flextech pursuant to agreements dated as of March 20, 1996. Flextech previously owned a 39% interest in The Family Channel (UK). Flextech's majority owner is Tele-Communications International, Inc., a majority-owned subsidiary of TCI. Prior to August 1, 1997, another affiliate of TCI was the holder of the Convertible Notes and all of the Company's outstanding Class C Common Stock.

  As consideration for this transaction, the Company received pound sterling 3,000,000 (approximately $4,600,000) in cash and 5,792,008 shares of Flextech's convertible, redeemable, non-voting common stock. This common stock was convertible, under certain circumstances, into Flextech's voting ordinary shares which are listed on the London Stock Exchange. The underlying market value of the voting ordinary shares as of the date of the agreement was $46,100,000. The shares were recorded, for financial statement purposes, at approximately pound sterling 23,000,000 ($35,458,000 based on the exchange rate on the date of closing), which amount reflects a discount determined by an independent valuation.

  In April 1997, the aforementioned 5,792,008 shares of Flextech's convertible, redeemable, non-voting common stock were converted on a share-for-share basis into Flextech's voting ordinary common stock, which is listed on the London Stock Exchange. As a result of this conversion, the Company's investment in Flextech common stock is classified as "available-for-sale" securities and, accordingly, the carrying value of such investment has been adjusted to fair value (although the unrealized gain is excluded from the determination of net income). The unrealized gain is reported, net of related tax effect, as a separate component of stockholders' equity.

NOTE G--PROPOSED MERGER

  On June 11, 1997, the Company entered into an Agreement and Plan of Merger (the "Merger Agreement") with Fox Kids Worldwide, Inc., a Delaware corporation ("FKWW"), and Fox Kids Merger Corporation, a Delaware corporation and a wholly-owned subsidiary of FKWW ("FKW Sub"), providing for the merger (the "Merger") of FKW Sub into the Company, with the Company as the surviving corporation, pursuant to which each share of Common Stock of the Company issued and outstanding immediately prior to the effective time of the Merger (other than shares owned by FKWW, FKW Sub or the Company, or any of their respective subsidiaries, or by stockholders who have validly perfected their appraisal rights under the Delaware General Corporation Law) will be converted into the right to receive a cash payment equal to $35 per share (the "Merger Consideration"), without interest. Stockholders of the Company who collectively held a majority of the outstanding voting power of the Company's Common Stock approved the Merger by written consent delivered to the Company on June 11, 1997 following the execution of the Merger Agreement.

                   INTERNATIONAL FAMILY ENTERTAINMENT, INC.

  Concurrently with the execution of the Merger Agreement, (i) certain stockholders of the Company entered into stock purchase agreements (collectively, the "Stock Purchase Agreements") with FKWW providing for the sale to FKWW of an aggregate of 15,587,427 shares of Class B Common Stock, including 5,000,000 shares of Class B Common Stock issuable upon conversion of all of the Company's outstanding Class A Common Stock and 1,250,000 shares of Class B Common Stock issuable upon the exercise of certain stock options, for $35 per share in cash; and (ii) Liberty IFE, Inc. ("LIFE"), a Colorado corporation and a wholly owned subsidiary of Liberty Media, which at the time held 7,088,732 shares of Class C Common Stock and the Convertible Notes, convertible into 2,587,500 shares of Class C Common Stock, entered into a Contribution and Exchange Agreement (the "Contribution Agreement") with FKWW pursuant to which LIFE agreed to contribute such shares of Class C Common Stock and the Convertible Notes to FKWW in exchange for shares of a new series of preferred stock of FKWW. This series of preferred stock has a liquidation preference of $35 per share or share equivalent of Class C Common Stock, plus $6.33 million designed to compensate LIFE for foregone interest on the Convertible Notes and for certain tax consequences.

NOTE H--SUBSEQUENT EVENT

  On August 1, 1997, the Stock Purchase Agreements and the Contribution Agreement described in Note G were consummated. The Merger Agreement provides that, upon the consummation of the Stock Purchase Agreements, FKWW shall be entitled to designate, at its option upon notice to the Company, up to a majority of the Company's Board of Directors. In this event, the Company will either increase the size of the Board of Directors and/or obtain the resignation of such number of its current directors as is necessary to enable FKWW's designees to be elected.

  The Merger will be consummated upon the expiration of twenty days from the date a definitive information statement pursuant to Section 14(c) of the Securities Exchange Act of 1934, as amended, is first sent or given to the Company's stockholders.

                         INDEPENDENT AUDITORS' REPORT

The Board of Directors and Stockholders
International Family Entertainment, Inc.:

  We have audited the accompanying consolidated balance sheets of International Family Entertainment, Inc. and subsidiaries (the "Company") as of December 31, 1995 and 1996, and the related consolidated statements of operations, cash flows and stockholders' equity for each of the years in the three-year period ended December 31, 1996. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of International Family Entertainment, Inc. and subsidiaries as of December 31, 1995 and 1996, and the results of their operations and their cash flows for each of the years in the three-year period ended December 31, 1996, in conformity with generally accepted accounting principles.

                                          KPMG Peat Marwick LLP

Norfolk, Virginia
March 17, 1997

                    INTERNATIONAL FAMILY ENTERTAINMENT, INC.

                          CONSOLIDATED BALANCE SHEETS

                                                           DECEMBER 31,
                                                     --------------------------
                                                         1995          1996
                                                     ------------  ------------
                      ASSETS
Current assets
  Cash and cash equivalents........................  $ 32,865,000  $  4,997,000
  Investment in marketable securities..............     8,290,000     9,053,000
  Accounts receivable, net of allowances of
   $5,780,000 and $4,662,000.......................    95,699,000   121,359,000
  Film rights, current portion.....................    56,355,000    97,441,000
  Prepaid expenses and other.......................    11,511,000     4,401,000
                                                     ------------  ------------
    Total current assets...........................   204,720,000   237,251,000
Property and equipment, net........................    73,028,000    62,877,000
Film rights........................................   105,094,000   144,680,000
Long-term accounts receivable, net of allowances of
 $520,000 and $126,000.............................    24,754,000    17,530,000
Investment in equity securities--related party.....           --     35,458,000
Other investments, net of deferred gain of
 $2,616,000........................................    16,575,000    14,889,000
Goodwill, net of accumulated amortization of
 $6,552,000 and $8,830,000.........................    54,795,000    48,517,000
Deferred tax benefit...............................           --      1,076,000
Other assets.......................................     2,461,000     6,405,000
                                                     ------------  ------------
                                                     $481,427,000  $568,683,000
                                                     ============  ============
       LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
  Accounts payable.................................  $ 14,598,000  $ 12,874,000
  Accrued liabilities..............................    13,121,000    11,756,000
  Accrued participations and residuals.............    11,615,000    15,613,000
  Current portion of film rights payable...........    38,161,000    44,050,000
  Current maturities of debt.......................       181,000     1,205,000
  Income taxes payable.............................           --      9,214,000
  Current portion of deferred income taxes.........       611,000     6,544,000
  Deferred income..................................     5,891,000     7,927,000
                                                     ------------  ------------
    Total current liabilities......................    84,178,000   109,183,000
Film rights payable................................    32,714,000    50,643,000
Long-term debt.....................................   153,752,000   171,251,000
Accrued interest--related party....................       327,000       273,000
Convertible Notes--related party...................    23,000,000    23,000,000
Other liabilities, including participations and
 residuals.........................................    10,347,000    11,079,000
Deferred income taxes..............................     2,676,000           --
Commitments and contingencies (Note N)
Minority interests.................................     3,130,000     2,062,000
Stockholders' equity
  Class A Common Stock, $.01 par value,
   convertible, 10,000,000 shares authorized,
   5,000,000 shares issued and outstanding.........       143,000       143,000
  Class B Common Stock, $.01 par value, 100,000,000
   shares authorized, 33,039,831 and 32,786,538
   shares issued and outstanding...................   104,886,000   101,456,000
  Class C Common Stock, $.01 par value,
   convertible, 20,000,000 shares authorized,
   7,088,732 shares issued and outstanding.........    50,717,000    50,717,000
  Unearned compensation--Stock Plan................    (1,697,000)     (562,000)
  Cumulative foreign currency translation adjust-
   ment............................................       665,000           --
  Unrealized gain (loss) on marketable securities..      (373,000)      351,000
  Retained earnings................................    16,962,000    49,087,000
                                                     ------------  ------------
    Total stockholders' equity.....................   171,303,000   201,192,000
                                                     ------------  ------------
                                                     $481,427,000  $568,683,000
                                                     ============  ============

          See accompanying notes to consolidated financial statements

                    INTERNATIONAL FAMILY ENTERTAINMENT, INC.

                     CONSOLIDATED STATEMENTS OF OPERATIONS

                                            YEARS ENDED DECEMBER 31,
                                     ----------------------------------------
                                         1994          1995          1996
                                     ------------  ------------  ------------
Operating revenues.................. $242,050,000  $294,858,000  $332,810,000
                                     ------------  ------------  ------------
Operating expenses
  Production and programming........  137,294,000   155,685,000   178,762,000
  Selling and marketing.............   49,819,000    61,122,000    64,544,000
  New business development..........    4,991,000     9,908,000     2,317,000
  General and administrative........   21,967,000    27,088,000    28,745,000
  Amortization of goodwill..........    2,532,000     2,657,000     2,278,000
                                     ------------  ------------  ------------
    Total operating expenses........  216,603,000   256,460,000   276,646,000
                                     ------------  ------------  ------------
    Operating income................   25,447,000    38,398,000    56,164,000
                                     ------------  ------------  ------------
Other income (expense)
  Investment income (loss)..........   (2,522,000)    1,883,000     2,843,000
  Interest expense--related par-
   ties.............................   (1,754,000)   (2,134,000)   (1,606,000)
  Interest expense--other...........   (9,280,000)  (10,855,000)  (10,945,000)
  Minority interests in losses......    5,277,000     4,916,000     2,359,000
  Gain on disposition of assets--re-
   lated party......................          --            --     13,685,000
  Other income (expense), net (Note
   B)...............................    7,789,000       522,000    (5,640,000)
                                     ------------  ------------  ------------
    Total other income (expense)....     (490,000)   (5,668,000)      696,000
                                     ------------  ------------  ------------
    Income before income taxes......   24,957,000    32,730,000    56,860,000
Provision for income taxes..........  (10,165,000)  (14,066,000)  (24,735,000)
                                     ------------  ------------  ------------
    Net income......................   14,792,000    18,664,000    32,125,000
Dividend requirement on Preferred
 Stock..............................   (2,200,000)          --            --
Distribution--exchange of Preferred
 Stock..............................          --    (12,163,000)          --
                                     ------------  ------------  ------------
    Net income available for Common
     Stock.......................... $ 12,592,000  $  6,501,000  $ 32,125,000
                                     ============  ============  ============
Primary and fully diluted earnings
 per common share................... $       0.30  $       0.16  $       0.69
                                     ============  ============  ============


          See accompanying notes to consolidated financial statements

                    INTERNATIONAL FAMILY ENTERTAINMENT, INC.

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                           YEARS ENDED DECEMBER 31,
                                   ------------------------------------------
                                       1994          1995           1996
                                   ------------  -------------  -------------
Cash flows from operating activi-
 ties
Net income........................ $ 14,792,000  $  18,664,000  $  32,125,000
                                   ------------  -------------  -------------
Adjustments to reconcile net
 income to net cash provided by
 operating activities
  Amortization of film rights.....  103,231,000    120,277,000    145,047,000
  Depreciation and amortization of
   property and equipment,
   goodwill, and other assets.....    9,611,000     10,840,000     11,270,000
  Write-downs of marketable secu-
   rities.........................    3,706,000            --             --
  Allowances against investments..          --             --       5,250,000
  Share of losses of affiliates,
   net............................          --       1,345,000        514,000
  Minority interests in losses....   (5,277,000)    (4,916,000)    (2,359,000)
  Gain on marketable securities...          --             --      (1,924,000)
  Gain on disposition of assets--
   related party..................          --             --     (13,685,000)
  Compensation--Stock Plan........    1,127,000      1,351,000        686,000
  Deferred income tax expense.....    1,206,000     11,654,000      5,477,000
  Changes in assets and
   liabilities, net of effect of
   acquisitions and dispositions
    Accounts receivable, net of
     allowances...................    1,093,000    (29,048,000)   (23,257,000)
    Marketable securities,
     prepaids, and other..........    9,020,000     (5,837,000)   (14,264,000)
    Accounts payable and accrued
     liabilities..................  (15,211,000)    (1,304,000)     1,440,000
    Income taxes payable..........    6,202,000    (10,428,000)     8,702,000
    Deferred income...............    3,451,000     (6,278,000)     1,537,000
                                   ------------  -------------  -------------
  Total adjustments...............  118,159,000     87,656,000    124,434,000
                                   ------------  -------------  -------------
    Net cash provided by operating
     activities...................  132,951,000    106,320,000    156,559,000
                                   ------------  -------------  -------------
Cash flows from investing activi-
 ties
  Acquisitions of original pro-
   gramming.......................  (82,806,000)   (57,184,000)  (133,527,000)
  Acquisitions of original pro-
   gramming--related parties......     (457,000)    (2,747,000)    (2,197,000)
  Cash paid for acquisition.......          --      (3,060,000)           --
  Other investments, including ad-
   vances.........................          --      (6,102,000)   (21,506,000)
  Repayment of advances...........          --             --      17,494,000
  Purchases of marketable securi-
   ties...........................  (12,217,000)      (858,000)           --
  Sales of marketable securities..    3,689,000      1,089,000      4,954,000
  Additions to property and equip-
   ment...........................   (9,443,000)   (10,182,000)    (9,775,000)
  Proceeds from sales of property
   and equipment..................    2,504,000            --             --
                                   ------------  -------------  -------------
    Net cash used in investing ac-
     tivities.....................  (98,730,000)   (79,044,000)  (144,557,000)
                                   ------------  -------------  -------------
Cash flows from financing activi-
 ties
  Payments on film rights.........  (42,428,000)   (46,167,000)   (58,142,000)
  Proceeds from debt issuances....    5,000,000    313,250,000     59,150,000
  Principal payments on debt......  (31,201,000)  (285,417,000)   (40,703,000)
  Cash provided by minority part-
   ners...........................    2,774,000      4,523,000      3,000,000
  Payment of Preferred Stock divi-
   dends..........................   (2,200,000)    (1,109,000)           --
  Repurchases of Common Stock.....   (2,661,000)    (4,357,000)    (2,981,000)
  Repurchases of Common Stock--re-
   lated parties..................          --     (13,819,000)           --
                                   ------------  -------------  -------------
    Net cash used in financing ac-
     tivities.....................  (70,716,000)   (33,096,000)   (39,676,000)
                                   ------------  -------------  -------------
Effect of foreign currency rate
 changes..........................    1,094,000        (31,000)      (194,000)
                                   ------------  -------------  -------------
Decrease in cash and cash equiva-
 lents............................  (35,401,000)    (5,851,000)   (27,868,000)
Cash and cash equivalents at be-
 ginning of year..................   74,117,000     38,716,000     32,865,000
                                   ------------  -------------  -------------
Cash and cash equivalents at end
 of year.......................... $ 38,716,000  $  32,865,000  $   4,997,000
                                   ============  =============  =============

          See accompanying notes to consolidated financial statements

                    INTERNATIONAL FAMILY ENTERTAINMENT, INC.

                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
             FOR THE YEARS ENDED DECEMBER 31, 1994, 1995, AND 1996

                      10%                                                         CUMULATIVE  UNREALIZED
                  CONVERTIBLE                                                       FOREIGN      GAIN
                   CUMULATIVE   CLASS A     CLASS B       CLASS C     UNEARNED     CURRENCY   (LOSS) ON     RETAINED
                   PREFERRED     COMMON      COMMON       COMMON    COMPENSATION  TRANSLATION MARKETABLE    EARNINGS
                     STOCK       STOCK       STOCK         STOCK     STOCK PLAN   ADJUSTMENT  SECURITIES   (DEFICIT)
                  ------------  --------  ------------  ----------- ------------  ----------- ----------  ------------
BALANCES AT
 JANUARY 1,
 1994...........  $ 21,670,000  $150,000  $146,198,000  $       --  $(1,701,000)   $ (11,000) $     --    $(13,089,000)
Conversion of
 Class A Common
 Stock, 500,000
 shares.........           --    (17,000)       17,000          --          --           --         --             --
Issuance of
 Class B Common
 Stock under the
 Stock Plan,
 140,482
 shares.........           --        --      2,258,000          --   (2,257,000)         --         --             --
Forfeiture of
 Class B
 Common Stock
 under the Stock
 Plan,
 14,000 shares..           --        --       (148,000)         --      147,000          --         --             --
Compensation--
 Stock Plan.....           --        --            --           --    1,127,000          --         --             --
Repurchase and
 retirement of
 Class B Common
 Stock,
 176,033
 shares.........           --        --     (2,661,000)         --          --           --         --             --
Increase in
 deferred tax
 benefit
 related to
 initial basis
 differences
 (Note K).......           --        --      6,000,000          --          --           --         --             --
Foreign currency
 translation
 adjustment.....           --        --            --           --          --       989,000        --             --
Unrealized loss
 on
 marketable
 securities.....           --        --            --           --          --           --    (156,000)           --
Net income......           --        --            --           --          --           --         --      14,792,000
Preferred Stock
 dividends
 paid...........           --        --            --           --          --           --         --      (2,200,000)
                  ------------  --------  ------------  ----------- -----------    ---------  ---------   ------------
BALANCES AT
 DECEMBER 31,
 1994...........    21,670,000   133,000   151,664,000          --   (2,684,000)     978,000   (156,000)      (497,000)
Exchange of
 Preferred Stock
 for Class B
 Common Stock,
 4,000,000
 shares.........   (21,670,000)      --     21,670,000          --          --           --         --             --
Exchange of
 Class B Common
 Stock for Class
 C Common
 Stock,
 5,670,986
 shares (Note
 H).............           --        --    (50,703,000)  50,703,000         --           --         --             --
Issuance of
 Class B Common
 Stock under the
 Stock
 Plan, 37,637
 shares.........           --        --        578,000          --     (578,000)         --         --             --
Forfeiture of
 Class B Common
 Stock under the
 Stock
 Plan, 15,280
 shares.........           --        --       (214,000)         --      214,000          --         --             --
Compensation--
 Stock Plan.....           --        --            --           --    1,351,000          --         --             --
Repurchase and
 retirement of
 Class B Common
 Stock,
 1,357,456
 shares.........           --        --    (18,176,000)         --          --           --         --             --
Five-for-four
 stock split,
 including
 $5,000 paid for
 fractional
 shares (Note
 I).............           --     10,000        67,000       14,000         --           --         --         (96,000)
Foreign currency
 translation
 adjustments....           --        --            --           --          --      (313,000)       --             --
Unrealized loss
 on
 marketable
 securities.....           --        --            --           --          --           --    (217,000)           --
Net income......           --        --            --           --          --           --         --      18,664,000
Preferred Stock
 dividends
 paid...........           --        --            --           --          --           --         --      (1,109,000)
                  ------------  --------  ------------  ----------- -----------    ---------  ---------   ------------
BALANCES AT
 DECEMBER 31,
 1995...........           --    143,000   104,886,000   50,717,000  (1,697,000)     665,000   (373,000)    16,962,000
Issuance of
 Class B Common
 Stock under the
 Stock
 Plan, 812
 shares.........           --        --         11,000          --      (11,000)         --         --             --
Forfeiture of
 Class B Common
 Stock under the
 Stock
 Plan, 31,936
 shares.........           --        --       (460,000)         --      460,000          --         --             --
Exercise of
 options to
 purchase
 Class B Common
 Stock under the
 Stock Plan,
 19,333 shares..           --        --        266,000          --          --           --         --             --
Compensation--
 Stock Plan.....           --        --            --           --      686,000          --         --             --
Repurchase and
 retirement of
 Class B Common
 Stock,
 241,502
 shares.........           --        --     (3,247,000)         --          --           --         --             --
Foreign currency
 translation
 adjustment.....           --        --            --           --          --      (665,000)       --             --
Unrealized gain
 on marketable
 securities.....           --        --            --           --          --           --     724,000            --
Net income......           --        --            --           --          --           --         --      32,125,000
                  ------------  --------  ------------  ----------- -----------    ---------  ---------   ------------
BALANCES AT
 DECEMBER 31,
 1996...........  $        --   $143,000  $101,456,000  $50,717,000 $  (562,000)   $     --   $ 351,000   $ 49,087,000
                  ============  ========  ============  =========== ===========    =========  =========   ============
                     TOTAL
                  -------------
BALANCES AT
 JANUARY 1,
 1994...........  $153,217,000
Conversion of
 Class A Common
 Stock, 500,000
 shares.........           --
Issuance of
 Class B Common
 Stock under the
 Stock Plan,
 140,482
 shares.........         1,000
Forfeiture of
 Class B
 Common Stock
 under the Stock
 Plan,
 14,000 shares..        (1,000)
Compensation--
 Stock Plan.....     1,127,000
Repurchase and
 retirement of
 Class B Common
 Stock,
 176,033
 shares.........    (2,661,000)
Increase in
 deferred tax
 benefit
 related to
 initial basis
 differences
 (Note K).......     6,000,000
Foreign currency
 translation
 adjustment.....       989,000
Unrealized loss
 on
 marketable
 securities.....      (156,000)
Net income......    14,792,000
Preferred Stock
 dividends
 paid...........    (2,200,000)
                  -------------
BALANCES AT
 DECEMBER 31,
 1994...........   171,108,000
Exchange of
 Preferred Stock
 for Class B
 Common Stock,
 4,000,000
 shares.........           --
Exchange of
 Class B Common
 Stock for Class
 C Common
 Stock,
 5,670,986
 shares (Note
 H).............           --
Issuance of
 Class B Common
 Stock under the
 Stock
 Plan, 37,637
 shares.........           --
Forfeiture of
 Class B Common
 Stock under the
 Stock
 Plan, 15,280
 shares.........           --
Compensation--
 Stock Plan.....     1,351,000
Repurchase and
 retirement of
 Class B Common
 Stock,
 1,357,456
 shares.........   (18,176,000)
Five-for-four
 stock split,
 including
 $5,000 paid for
 fractional
 shares (Note
 I).............        (5,000)
Foreign currency
 translation
 adjustments....      (313,000)
Unrealized loss
 on
 marketable
 securities.....      (217,000)
Net income......    18,664,000
Preferred Stock
 dividends
 paid...........    (1,109,000)
                  -------------
BALANCES AT
 DECEMBER 31,
 1995...........   171,303,000
Issuance of
 Class B Common
 Stock under the
 Stock
 Plan, 812
 shares.........           --
Forfeiture of
 Class B Common
 Stock under the
 Stock
 Plan, 31,936
 shares.........           --
Exercise of
 options to
 purchase
 Class B Common
 Stock under the
 Stock Plan,
 19,333 shares..       266,000
Compensation--
 Stock Plan.....       686,000
Repurchase and
 retirement of
 Class B Common
 Stock,
 241,502
 shares.........    (3,247,000)
Foreign currency
 translation
 adjustment.....      (665,000)
Unrealized gain
 on marketable
 securities.....       724,000
Net income......    32,125,000
                  -------------
BALANCES AT
 DECEMBER 31,
 1996...........  $201,192,000
                  =============

          See accompanying notes to consolidated financial statements

                   INTERNATIONAL FAMILY ENTERTAINMENT, INC.

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE A--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

 Operations

  International Family Entertainment, Inc. (together with its consolidated subsidiaries, "IFE" or the "Company") produces, exhibits, and distributes entertainment and informational programming as well as related products targeted at families worldwide. IFE's principal business is The Family Channel, an advertiser-supported cable television network that provides family-oriented entertainment and informational programming in the United States.

  In addition, IFE owns MTM Entertainment, Inc. ("MTM"), a producer and worldwide distributor of television series and made-for-television movies and the owner of a significant library of television programming; FiT TV, an advertiser-supported health and fitness cable network which operates principally in the United States; and Calvin Gilmore Productions, Inc., a producer of live musical variety shows. IFE also operated The Family Channel
(UK), an advertiser-supported network in the United Kingdom, through its disposition on April 22, 1996, and The Family Channel De Las Americas, which provided Spanish-language, family-oriented entertainment programming, as well as fitness programming, to Mexico, Central America, and portions of South America, through the discontinuance of its operations in November 1996. Additionally, in 1995, IFE operated the Ice Capades, a touring ice show.

 Basis of Presentation

  The accompanying consolidated financial statements for the years ended December 31, 1994, 1995, and 1996 include the accounts of the Company and all majority-owned subsidiaries (including joint ventures). All significant intercompany accounts and transactions have been eliminated in consolidation.

 Cash Equivalents

  All highly-liquid debt instruments purchased with original maturities of three months or less are classified as cash equivalents.

 Marketable Securities

  Marketable securities consist of investments in U.S. Government bonds and notes and other marketable debt or equity securities. Debt and equity securities that are bought and held principally for the purpose of selling them in the near term are classified as "trading" securities and reported at fair value, with unrealized gains and losses included in the determination of net income. Gains and losses on transactions involving futures contracts or other derivative securities are also included in the determination of net income. Debt and equity securities not classified as trading securities are classified as "available-for-sale" securities and reported at fair value, with unrealized gains and losses excluded from the determination of net income (unless an other-than-temporary impairment shall have occurred) and reported, net of related tax effect, as a separate component of stockholders' equity. The cost of securities sold is determined using the specific identification method.

 Property and Equipment

  Property and equipment is stated at cost. Buildings and equipment under capital leases are stated at the present value of minimum lease payments. Depreciation is computed on a straight-line basis over the estimated useful lives of the assets: buildings and building improvements--20 to 40 years; satellite transponders--12 years; broadcasting and production equipment--3 to 5 years; and furniture and other equipment--3 to 10 years. Leasehold improvements are amortized on a straight-line basis over the shorter of the lease terms or estimated useful lives of the assets.

                   INTERNATIONAL FAMILY ENTERTAINMENT, INC.

 Film Rights

  Film rights include exhibition and exploitation rights acquired under license agreements for the Company's own use on its cable networks and for relicensing to others. Also included in film rights are costs of programming, including films-in-progress, produced for exhibition by the Company on its cable networks or produced for others. These costs, including allocated overhead, are capitalized as incurred. Rights acquired under license agreements, along with the related obligations, are recorded at the face amount of the contract at the time the programming is made available.

  Film rights, other than films-in-progress (which are stated at cost), are stated at the lower of cost, less related amortization, or net realizable value. Exhibition rights are amortized on a straight-line basis over the estimated number of airings. Production and exploitation costs related to programs produced for others are amortized based on the percentage that current year revenues bear to estimated future revenues on a program-by-program basis. Estimates of future airings and revenues are periodically reviewed by management and revised when warranted by changing conditions, such as changes in expected usage of a program on the Company's cable networks or changes in the distribution marketplace.

  The current portion of film rights is based upon the estimated portion of these assets which is expected to be amortized over the next year.

 Other Investments

  Other investments in which the Company's voting interest is less than 20% are carried at cost.

  Investments in affiliates in which the Company's voting interest is 20% to 50% are accounted for under the equity method. Under this method, the investment, originally recorded at cost, is adjusted to recognize the Company's share of the net earnings or losses of the affiliates as they occur. The excess of the cost of the stock of those affiliates over the Company's share of net assets at the acquisition date is amortized on a straight-line basis over the expected period to be benefited, generally 25 years.

 Goodwill

  Goodwill, which represents the excess of purchase price over the fair value of net assets acquired, is amortized on a straight-line basis over the expected period to be benefited, generally 25 years. At each balance sheet date, the Company evaluates the realizability of goodwill based upon expectations of nondiscounted future operating cash flows for each subsidiary having a material goodwill balance. The evaluation of goodwill will be impacted if estimated future operating cash flows are not achieved. Based upon its most recent analysis, the Company believes that no material impairment of goodwill existed at December 31, 1996.

 Foreign Currency Translation

  All balance sheet accounts of foreign investments were translated at the current exchange rate as of the end of the accounting period. The resulting translation adjustment was recorded as a separate component of stockholders' equity. Income statement items are translated at average currency exchange rates.

 Revenue Recognition

  Advertising revenue is recognized in the period in which the advertising commercials or programs are telecast. Subscriber fees are recognized in the period during which the network services are provided to a cable system operator or other distributor.

                   INTERNATIONAL FAMILY ENTERTAINMENT, INC.

  Production and distribution revenues are recognized in the period in which programming becomes available for telecast by others. Long-term receivables arising from distribution arrangements are recorded at their net present values when revenue is recognized. Amounts received in advance of recognition of revenue are recorded as deferred income. Costs of profit participations and residual payments are accrued, based upon amounts expected to be payable, at the time revenue is recognized.


 Income Taxes

  The Company utilizes the asset and liability method of accounting for income taxes. Under the asset and liability method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to be applicable to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the period that includes the enactment date.

 Stock Options

  Prior to January 1, 1996, the Company accounted for stock options in accordance with the provisions of Accounting Principles Board ("APB") Opinion No. 25. Accounting for Stock Issued to Employees, and related interpretations. As such, compensation expense would be recorded on the date of grant only if the current market price of the underlying stock exceeded the exercise price. On January 1, 1996, the Company adopted Statement of Financial Accounting Standards ("SFAS") No. 123, Accounting for Stock-Based Compensation, which permits entities to recognize as expense over the vesting period the fair value of all stock-based awards on the date of grant. Alternatively, SFAS No. 123 also allows entities to continue to apply the provisions of APB Opinion No. 25 and provide pro forma net income and pro forma earnings per share disclosures for employee stock option grants made in 1995 and future years as if the fair-value-based method defined in SFAS No. 123 had been applied. The Company has elected to continue to apply the provisions of APB Opinion No. 25 and provide the pro forma disclosure provisions of SFAS No. 123.

 Earnings Per Share

  The Convertible Notes, as described in Note F, are considered to be common stock equivalents and, accordingly, the computations of primary and fully diluted earnings per share assume conversion of the Convertible Notes if the effect of such conversion is dilutive. Stock options are also included in the computations of primary and fully diluted earnings per share if their effect is dilutive.

  For the years ended December 31, 1994 and 1995, primary and fully diluted earnings per common share were computed by dividing net income available for Common Stock by the average number of common shares (41,820,072 and 40,754,635, respectively) outstanding during such years. In 1995, the impact of the Exchange Agreement, as described in Note H, on earnings per common share was a reduction of $0.24 per common share.

  For the year ended December 31, 1996, primary and fully diluted earnings per common share were computed by increasing net income available for Common Stock by the interest on the Convertible Notes, net of the related tax effect, and dividing the result by the average number of common shares (48,022,327) outstanding during 1996.

 Use of Estimates

  Management of the Company has made a number of estimates and assumptions relating to the reporting of assets and liabilities and the disclosure of contingent assets and liabilities to prepare these financial statements in conformity with generally accepted accounting principles. Actual results could differ from those estimates.

                   INTERNATIONAL FAMILY ENTERTAINMENT, INC.

 Reclassifications

  Certain amounts have been reclassified for comparability with the 1996 financial statement presentation.

NOTE B--ACQUISITIONS AND OTHER INVESTMENTS

 Body By Jake Enterprises

  In July 1995, the Company acquired a 20% interest in Body By Jake Enterprises, LLC ("BBJE"), a fitness licensing and television production company, for $4,000,000 in cash.

 China Entertainment Television Broadcast Limited

  In June 1995, the Company acquired a 33 1/3% interest in an entity which held convertible demand notes, which were convertible into an 80% equity interest in China Entertainment Television Broadcast Limited. This entity recorded a valuation allowance in 1995 of which the Company's share was approximately $1,500,000, which is reflected in the determination of other income and expense in the 1995 Consolidated Statement of Operations. In November 1996, these convertible demand notes were sold to a third party for approximately 77.5% of their face value.

 Ice Capades

  In February 1995, the Company acquired the assets of the Ice Capades for consideration, consisting principally of assumed liabilities, amounting to approximately $10,200,000. The liabilities assumed in the transaction included $6,728,000 of cash advances by IFE prior to closing.

  On December 31, 1995, the Company sold its interest in the Ice Capades to a certain sports marketing enterprise in exchange for 7 1/2% convertible notes, due in 2005, in the principal amount of $10,200,000 and the assumption of cash advances due to the Company amounting to $4,090,000 at December 31, 1995. These notes will be convertible, beginning in 1998, at the option of the Company, into a majority interest in the acquiring entity. Accordingly, the gain on this transaction amounting to $2,616,000 was deferred. In addition, on this same date, the Company and the acquiring entity entered into a revolving credit agreement whereby the Company agreed to advance the acquiring entity up to $12,000,000 (including the aforementioned $4,090,000 in cash advances). During 1996, this revolving credit agreement was replaced by a bank credit facility which is guaranteed by IFE. In 1996, the Company recorded a valuation allowance in connection with its investment in the aforementioned 7 1/2% convertible notes. Such valuation allowance, which amounted to $5,300,000, is reflected in the determination of other income and expense in the 1996 Consolidated Statement of Operations.

 TVS ENTERTAINMENT PLC

  During 1993, the Company acquired all of the outstanding capital stock of TVS ENTERTAINMENT PLC ("TVS"), which was the parent company of MTM at that time. Upon consummation of the acquisition of TVS, several contingencies existed and the amounts related thereto were included in the allocation of the purchase price, based upon management estimates utilizing the best available information. Such estimates are periodically reviewed by management and revised when warranted. Generally, after the first twelve months following an acquisition, changes in estimates are included in the determination of net income. Accordingly, the effects of the final resolution in 1994 and 1995 of certain pre-acquisition contingencies recorded in the acquisition of TVS were included in the determination of net income. Such effects, which amounted to $7,291,000 and $2,521,000, were included in the determination of other income and expense in the 1994 and 1995 Consolidated Statements of Operations, respectively.

                   INTERNATIONAL FAMILY ENTERTAINMENT, INC.

 United Family Communications

  In November 1996, the Company and a third party formed United Family Communications, LLC ("UFC") to operate and distribute satellite-delivered television programming services in Mexico, Central America, and South America. The Company has agreed to make an initial cash contribution of $5,200,000 and has contributed certain assets of The Family Channel De Las Americas (subject to the joint venture's assumption of related liabilities) in exchange for a 50% interest in UFC. It is the current intent of UFC to launch one or more advertiser-supported, satellite-delivered television programming services in 1997.

NOTE C--MARKETABLE SECURITIES

  Marketable securities consist of the following:

                                                             DECEMBER 31,
                                                         ---------------------
                                                            1995       1996
                                                         ---------- ----------
       Available-for-sale securities, at fair value..... $6,271,000 $4,072,000
       Trading securities, at fair value................  2,019,000  4,981,000
                                                         ---------- ----------
                                                         $8,290,000 $9,053,000
                                                         ========== ==========

  Available-for-sale securities, consisting primarily of equity securities, had an amortized cost of $6,904,000 and $3,477,000 at December 31, 1995 and 1996, respectively. As of December 31, 1995, the unrealized loss related to securities classified as available-for-sale amounted to $633,000 ($373,000 after related tax effect). As of December 31, 1996, the unrealized gain related to securities classified as available-for-sale amounted to $595,000 ($351,000 after related tax effect). For the years ended December 31, 1995 and 1996, proceeds from the disposition of available-for-sale securities amounted to $1,089,000 and $4,954,000, respectively, and gross realized gains and losses were $29,000 and $(119,000) in 1995 and $1,093,000 and $(22,000) in
1996.

  As of December 31, 1996, the unrealized gain related to trading securities (with a cost of $4,129,000) amounted to $852,000, which amount is included in the determination of investment income. For the year ended December 31, 1996, proceeds from the disposition of trading securities amounted to $952,000, and gross realized gains and losses were $164,000 and $(49,000) in 1996.

  The Company recognized a $3,691,000 loss in 1994 on the impairment of certain equity securities classified as available-for-sale securities. This loss for 1994 was accounted for as a realized loss in the determination of investment income. Also included in the determination of investment income for 1994 were realized losses aggregating $2,338,000 on transactions which involved futures contracts or other derivative securities.

NOTE D--PROPERTY AND EQUIPMENT

  Property and equipment consists of the following:

                                                             DECEMBER 31,
                                                        -----------------------
                                                           1995        1996
                                                        ----------- -----------
      Land and buildings............................... $21,010,000 $14,156,000
      Satellite transponders...........................  36,415,000  36,415,000
      Broadcasting and production equipment............  16,857,000  12,248,000
      Furniture and other equipment....................  16,584,000  24,494,000
      Leasehold and building improvements..............   5,993,000   5,424,000
                                                        ----------- -----------
                                                         96,859,000  92,737,000
      Less accumulated depreciation and amortization...  23,831,000  29,860,000
                                                        ----------- -----------
                                                        $73,028,000 $62,877,000
                                                        =========== ===========

                   INTERNATIONAL FAMILY ENTERTAINMENT, INC.

NOTE E--LONG-TERM DEBT

  Long-term debt, other than the Convertible Notes described in Note F, consists of the following:

                                                            DECEMBER 31,
                                                      -------------------------
                                                          1995         1996
                                                      ------------ ------------
      Revolving Credit Facility...................... $133,000,000 $150,500,000
      Subsidiary Credit Agreement....................    8,850,000   10,000,000
      6% notes payable, subordinated.................    6,720,000    6,720,000
      Capital lease obligations......................    5,363,000    5,236,000
                                                      ------------ ------------
                                                       153,933,000  172,456,000
      Less current maturities........................      181,000    1,205,000
                                                      ------------ ------------
                                                      $153,752,000 $171,251,000
                                                      ============ ============

 Revolving Credit Facility

  The Company has a long-term bank credit facility (the "Revolving Credit Facility") with a group of banks with a maximum loan commitment thereunder of $250,000,000. The Revolving Credit Facility provides for semi-annual reductions of one-tenth of the loan commitment, beginning in December 1997, with a final expiration in June 2002. Interest on borrowings under the Revolving Credit Facility is payable quarterly at the prime rate or, at the option of the Company, at a Eurodollar-based interest rate (5 9/16% at December 31, 1996), plus a margin of 7/8% to 1 3/8%, depending on the Company's overall leverage. In addition, the Company pays a fee of 1/4% to 3/8% per annum, depending on leverage, on the average unborrowed portion of the total amount available for borrowings. The Revolving Credit Facility contains (i) a negative pledge of substantially all of the Company's assets and (ii) various restrictive covenants which, among other things, obligate the Company to maintain certain financial ratios and limit the ability of the Company to incur additional indebtedness, liens, and guarantees. Under the terms of the Revolving Credit Facility, the aggregate amount of future dividends on, and future redemptions of, the Company's common stock cannot exceed approximately $50,000,000 as of December 31, 1996.

 Interest Rate Exchange Agreement

  In August 1996, the Company entered into an interest rate exchange agreement pursuant to which it will make payments based upon a fixed rate of interest (5 7/8% per annum) on a notional amount of $25,000,000 and, in exchange, receive payments based upon a variable rate of interest using a Eurodollar-based interest rate determined on a quarterly basis. The initial term of this agreement is two years, with an additional term of one year at the option of the counterparty. Although the Company does not anticipate nonperformance by the counterparty, the Company is exposed to credit losses for the periodic settlement of amounts due under this interest rate exchange agreement in the event of such party's nonperformance.

 Subsidiary Credit Agreement

  In January 1995, a subsidiary of the Company entered into a $10,000,000 credit agreement with a certain bank (the "Subsidiary Credit Agreement"). The terms of the Subsidiary Credit Agreement are substantially the same as those of the Revolving Credit Facility.

                   INTERNATIONAL FAMILY ENTERTAINMENT, INC.

 Future Minimum Payments

  The December 31, 1996 balance of long-term debt, other than the Convertible Notes, is payable as follows:

                          REVOLVING   SUBSIDIARY               CAPITAL
                            CREDIT      CREDIT     6% NOTES     LEASE
YEARS ENDED DECEMBER 31    FACILITY    AGREEMENT   PAYABLE   OBLIGATIONS     TOTAL
-----------------------  ------------ ----------- ---------- -----------  ------------
1997.................... $        --  $ 1,000,000 $      --  $  581,000   $  1,581,000
1998....................          --    2,000,000        --     450,000      2,450,000
1999....................   25,500,000   2,000,000  1,680,000    425,000     29,605,000
2000....................   50,000,000   2,000,000  1,680,000    435,000     54,115,000
2001....................   50,000,000   2,000,000  1,680,000    480,000     54,160,000
Thereafter..............   25,000,000   1,000,000  1,680,000  8,283,000     35,963,000
Less amounts
 representing interest
 on capital lease
 obligations............          --          --         --  (5,418,000)    (5,418,000)
                         ------------ ----------- ---------- ----------   ------------
                         $150,500,000 $10,000,000 $6,720,000 $5,236,000   $172,456,000
                         ============ =========== ========== ==========   ============

NOTE F--CONVERTIBLE NOTES

  The Company's 6% Convertible Secured Notes due 2004 (the "Convertible Notes") were issued to a related party. The Convertible Notes provide for a security interest in the Company's rights in two satellite transponders, and contain restrictive covenants which, among other things, require the Company to maintain certain financial ratios and limit the ability of the Company to incur additional indebtedness. In addition, no dividends may be declared or paid on any shares of the Company's capital stock (other than dividends payable solely in shares of the capital stock of the Company) at any time when payments of principal, interest or other amounts are past due under the Convertible Notes or while any event of default is continuing under the Convertible Notes or would result from such dividend.

  The $23,000,000 in principal amount of the Convertible Notes is payable in five equal annual installments beginning December 31, 2000. The Convertible Notes are subordinated to borrowings under the Revolving Credit Facility described in Note E. Each $1,000 in principal amount of the Convertible Notes may be converted into 112 1/2 shares of Class C Common Stock. Each share of Class C Common Stock is convertible, at the option of the holder, into one share of Class B Common Stock. Accordingly, the Company has reserved 2,587,500 shares of Class C Common Stock for potential future conversion of the Convertible Notes (and, in addition, 2,587,500 shares of Class B Common Stock for potential future conversion of the resulting Class C Common Stock).

NOTE G--MINORITY INTERESTS

 The Family Channel (UK)

  Prior to April 22, 1996, minority interests were primarily attributable to a minority partner's 39% interest in The Family Channel (UK) which was operated as a joint venture. IFE and Flextech plc, the holder of the minority 39% interest, funded the operations of The Family Channel (UK) through capital investments and loans. On April 22, 1996, the Company consummated the sale of its 61% interest in The Family Channel (UK) to Flextech, as described in Note P.

                   INTERNATIONAL FAMILY ENTERTAINMENT, INC.

  The minority partner's 39% share of the net loss resulting from the operations of The Family Channel (UK) amounted to $5,107,000 and $4,954,000 for the years ended December 31, 1994 and 1995, respectively. The minority partner's 39% share of the net loss of this joint venture, through the date of sale, amounted to $1,419,000 for 1996.

 FiT TV

  On April 30, 1996, the Company, an affiliate of Liberty Media Corporation ("Liberty Media"), and an affiliate of Reebok International Limited ("Reebok") entered into a definitive partnership agreement (the "FiT TV Partnership Agreement") forming a partnership (the "FiT TV Partnership"), effective January 1, 1996, to own and operate the FiT TV cable network. FiT TV had previously been owned and operated by Cable Health TV, Inc. ("CHTV"), a 90%- owned subsidiary of IFE. Another affiliate of Liberty Media is the holder of the Convertible Notes and all of the Company's outstanding Class C Common Stock. Liberty Media is an affiliate of Tele-Communications, Inc. ("TCI"), one of the largest cable television system operators in the United States and, as such, a major provider of carriage for FiT TV.

  In accordance with the terms of the FiT TV Partnership Agreement, CHTV contributed all of the assets and liabilities of FiT TV to the FiT TV Partnership in exchange for an 80% partnership interest and functions as the FiT TV Partnership's managing partner. Reebok contributed cash of $2,000,000 and other consideration agreed upon by the parties in exchange for a 10% partnership interest. Liberty Media contributed cash of $1,000,000 and other consideration agreed upon by the parties in exchange for a 10% partnership interest.

  In conjunction with this transaction, CHTV and Liberty Media entered into an agreement whereby Liberty Media was granted a five-year option to purchase an additional 10% partnership interest from CHTV. The exercise price for this option varies (up to a maximum of $5,000,000) depending on the number of domestic subscribers receiving FiT TV from delivery systems owned or managed by Liberty Media or an affiliate of Liberty Media (including TCI) at the time of exercise.

  The minority partners' combined 20% share of the net loss resulting from the operations of the FiT TV Partnership, since its formation on April 30, 1996, is reflected in the 1996 Consolidated Statement of Operations. The minority partners' combined 20% share of the net loss of FiT TV amounted to $938,000 for the year ended December 31, 1996.

NOTE H--EXCHANGE OF PREFERRED STOCK

  On December 15, 1995, the Company and Liberty IFE, Inc., an affiliate of Liberty Media, the then holder of the 10% Convertible Cumulative Preferred Stock (the "Preferred Stock"), and holder of the Convertible Notes, entered into an exchange agreement (the "Exchange Agreement") whereby Liberty IFE (i) exchanged its holdings of all of the Preferred Stock for shares of Class B Common Stock, (ii) exchanged all of its holdings of Class B Common Stock (including the shares of Class B Common Stock received in exchange for the Preferred Stock) for an equal number of shares of non-voting Class C Common Stock, (iii) amended the terms of the Convertible Notes to provide, among other things, for conversion of such notes into shares of non-voting Class C Common Stock in lieu of shares of Class B Common Stock and for the elimination of provisions which required the Company to issue Class C Common Stock in the event of the occurrence of certain payment defaults, and (iv) amended the terms of certain other agreements, including the shareholder agreement among the Company and certain of its principal shareholders.

                   INTERNATIONAL FAMILY ENTERTAINMENT, INC.

  The Exchange Agreement had no impact on the determination of net income for the year ended December 31, 1995. However, net income available for Common Stock for the year ended December 31, 1995 has been reduced by a distribution of $12,163,000 (or $0.30 per common share), which amount represents the excess of (i) the fair value of the shares of Class B Common Stock which were transferred in the transaction by the Company to the former holder of the Preferred Stock over (ii) the fair value of the Class B Common Stock which was issuable pursuant to the original conversion terms. The amount of this distribution approximates the present value of the dividend payments for 1995 and future years that would have been required on the Preferred Stock. Excluding the effect of the dividend which would have been required for 1995, the impact of the Exchange Agreement on earnings per common share was a reduction of $0.24 per common share for the year ended December 31, 1995.

NOTE I--CAPITAL STOCK

 Preferred Stock

  Prior to the consummation of the Exchange Agreement described in Note H, the Preferred Stock was entitled to a dividend at an annual rate of 10% of the $22,000,000 original liquidation preference, payable semiannually in January and July. The liquidation preference was increased by cumulative dividends, whether or not they were declared. At December 31, 1994, undeclared dividends totaled $1,109,000, which was the amount of the dividend declared and paid in January 1995.

 Common Stock

  The Company has two classes of voting common stock. The Class A Common Stock has ten votes per share and the Class B Common Stock has one vote per share. Each share of Class A Common Stock is convertible, at the option of the holder, into one share of Class B Common Stock. Each share of Class C Common Stock is non-voting and is convertible, at the option of the holder, into one share of Class B Common Stock.

  The Class A Common Stock and Class B Common Stock vote together as a single class on all matters except that (i) so long as the outstanding Class A Common Stock has more than 40% of the total outstanding voting power of all common stock entitled to vote, the holders of Class A Common Stock, voting separately as a class, are entitled to elect a majority of the Company's directors, with the remainder of the directors being elected by the holders of the Class B Common Stock, voting separately as a class, and (ii) the approval of a majority of each of the Class A Common Stock and the Class B Common Stock is required for certain extraordinary corporate actions.

 Stock Split

  On November 16, 1995, the Company's Board of Directors approved a five-for-four stock split which was effected in the form of a 25% stock dividend and payable on January 5, 1996 to the shareholders of record at the close of business on December 15, 1995. In connection with the stock split, all classes of common stock were credited and retained earnings was charged for the aggregate par value of the shares that were issued. A total of 1,000,000 shares of Class A Common Stock, 6,607,657 shares of Class B Common Stock, and 1,417,746 shares of Class C Common Stock were issued in connection with the stock split.

 Shareholder Agreement

  Pursuant to the amended shareholder agreement (the "Shareholder Agreement") among the Company and certain of its principal stockholders, each of the parties to the Shareholder Agreement will, in the event of any

                   INTERNATIONAL FAMILY ENTERTAINMENT, INC.

future offering of capital stock by the Company, be entitled to purchase additional shares of such capital stock in order to maintain its percentage ownership of each class of capital stock. The Shareholder Agreement also provides that, under certain circumstances, Liberty IFE has a right of first refusal with respect to certain sales, conversions or transfers of Class A Common Stock.

NOTE J--SUPPLEMENTAL CASH FLOW INFORMATION

  Total interest costs paid during the years ended December 31, 1994, 1995, and 1996 were $9,172,000, $12,087,000, and $12,045,000, respectively. Income taxes paid during the years ended December 31, 1994, 1995, and 1996 amounted to $2,757,000, $13,397,000, and $10,018,000, respectively.

  Non-cash investing and financing activities included the acquisition of film rights under license agreements which aggregated approximately $30,343,000, $37,221,000, and $73,893,000 for the years ended December 31, 1994, 1995, and
1996, respectively.

  As described in Note P, on April 22, 1996, the Company consummated the sale of its television production studio in Maidstone, England and its 61% interest in The Family Channel (UK) to a related party. This sale was primarily a non-cash transaction in which the Company received equity securities. Cash received in the transaction amounting to approximately $4,600,000 was offset by the cash balances of the businesses sold (which were transferred to the buyer) and cash outlays for expenses of the sale.

  Non-cash investing and financing activities for the year ended December 31, 1995 included approximately $7,140,000 of liabilities assumed in the acquisition of the Ice Capades. Non-cash purchases of property and equipment under capital leases amounted to $5,380,000 and $76,000 for the years ended December 31, 1995 and 1996, respectively. The exchange of Preferred Stock for Common Stock with a related party during the year ended December 31, 1995 was a non-cash transaction. Non-cash investing and financing activities also included the sale of the Ice Capades in December 1995, in exchange for $10,200,000 in notes receivable and other consideration, as described in Note B.

NOTE K--INCOME TAXES

  In January 1990, the Company acquired the assets of The Family Channel from The Christian Broadcasting Network, Inc. ("CBN"). For income tax purposes, the Company established the basis of the assets it acquired from CBN at the respective fair market values of the assets as determined by the negotiated sales price and an independent appraisal. IFE and CBN are considered to be related parties for financial reporting purposes and, accordingly, the net assets acquired were recorded at CBN's book value at the date of acquisition. Therefore, the tax basis of the assets acquired exceeds the amount reflected in the accompanying consolidated financial statements. This initial basis difference reduces the amount of the Company's income subject to income taxes to the extent that it is amortizable for income tax purposes.

  The Company's income tax return for 1990, the year in which the Company acquired the assets of The Family Channel from CBN, is currently under examination by the Internal Revenue Service ("IRS"). As discussed in the preceding paragraph, this acquisition gave rise to the initial difference between the basis of the assets acquired from CBN for financial statement purposes and the basis of those assets for tax purposes. In May 1994, the Company and the IRS entered into a closing agreement (the "Closing Agreement") settling all outstanding issues regarding the method and amounts of amortization in respect of the assets acquired from CBN.

                   INTERNATIONAL FAMILY ENTERTAINMENT, INC.

These amounts had previously been estimated by the Company. As a result of the Closing Agreement, the amount of deferred tax benefit recorded by the Company was increased in 1994 by $6,000,000 with a corresponding increase in stockholders' equity. The Company's reported earnings were not affected by the Closing Agreement.

  Income before income taxes, as shown in the Consolidated Statements of Operations, is summarized as follows:

                                               YEARS ENDED DECEMBER 31,
                                          -------------------------------------
                                             1994         1995         1996
                                          -----------  -----------  -----------
      Domestic........................... $20,120,000  $36,737,000  $63,882,000
      Foreign............................   4,837,000   (4,007,000)  (7,022,000)
                                          -----------  -----------  -----------
                                          $24,957,000  $32,730,000  $56,860,000
                                          ===========  ===========  ===========

  The provision for income taxes consists of the following:

                                               YEARS ENDED DECEMBER 31,
                                          -------------------------------------
                                             1994         1995         1996
                                          -----------  -----------  -----------
      Current:
       Federal........................... $ 4,593,000  $ 2,775,000  $14,969,000
       State.............................   1,064,000      668,000    3,564,000
       Foreign...........................   3,302,000     (752,000)     926,000
                                          -----------  -----------  -----------
                                            8,959,000    2,691,000   19,459,000
                                          -----------  -----------  -----------
      Deferred:
       Federal...........................    (410,000)   6,032,000    4,261,000
       State.............................     (70,000)   1,691,000    1,015,000
       Foreign...........................   1,686,000    3,652,000          --
                                          -----------  -----------  -----------
                                            1,206,000   11,375,000    5,276,000
                                          -----------  -----------  -----------
                                          $10,165,000  $14,066,000  $24,735,000
                                          ===========  ===========  ===========

  Domestic and foreign income before income taxes include all income derived from operations in the respective U.S. and foreign geographic areas, whereas provisions for taxes on income include all income taxes payable to U.S., foreign, and other governments, as applicable, regardless of the location in which the taxable income is generated.

  The actual provision for income taxes differs from the expected tax expense (computed by applying the U.S. Federal corporate tax rate of 35% to income before income taxes) as follows:

                                               YEARS ENDED DECEMBER 31,
                                          ------------------------------------
                                             1994         1995        1996
                                          -----------  ----------- -----------
      Computed expected income tax
       expense........................... $ 8,735,000  $11,456,000 $19,901,000
      State income taxes, net of Federal
       benefit...........................     646,000    1,637,000   2,967,000
      Effect of amortization of
       nondeductible goodwill............     677,000      744,000     588,000
      Effect of liquidation of foreign
       subsidiary........................     800,000          --          --
      Other, net.........................    (693,000)     229,000   1,279,000
                                          -----------  ----------- -----------
                                          $10,165,000  $14,066,000 $24,735,000
                                          ===========  =========== ===========

                   INTERNATIONAL FAMILY ENTERTAINMENT, INC.

  The tax effect of temporary differences that give rise to significant portions of the deferred tax assets and deferred tax liabilities are presented below:

                                                         DECEMBER 31,
                                                   --------------------------
                                                       1995          1996
                                                   ------------  ------------
   Deferred tax assets
    Initial basis differences..................... $  9,821,000  $  5,800,000
    Accrued liabilities, participations, and
     residuals....................................    7,199,000    12,131,000
    Film rights...................................   18,372,000    13,434,000
    Other.........................................    7,527,000     7,006,000
                                                   ------------  ------------
     Total gross deferred tax assets..............   42,919,000    38,371,000
    Less valuation allowance......................   (9,599,000)   (9,408,000)
                                                   ------------  ------------
     Net deferred tax assets......................   33,320,000    28,963,000
                                                   ------------  ------------
   Deferred tax liabilities
    Accounts receivable, principally due to
     differences in revenue recognition...........  (27,735,000)  (24,779,000)
    Property and equipment, principally due to
     differences in
     depreciation and capitalized interest........   (7,203,000)   (7,991,000)
    Other.........................................   (1,669,000)   (1,661,000)
                                                   ------------  ------------
     Total deferred tax liabilities...............  (36,607,000)  (34,431,000)
                                                   ------------  ------------
     Net deferred tax liability................... $ (3,287,000) $ (5,468,000)
                                                   ============  ============

  Based on the Company's historical levels of income before income taxes and its anticipated future levels of income before income taxes, management considers it more likely than not that the Company will have sufficient taxable income to realize the full amount of its net deferred tax assets at December 31, 1996, although realization is not assured.

NOTE L--RELATED PARTY TRANSACTIONS

  The Chairman of the Company is also the Chairman of the Board of CBN. During the year ended December 31, 1995, the Company repurchased shares of Class B Common Stock in transactions with CBN and an affiliate of CBN for an aggregate consideration of $13,819,000. Also, in December 1995, the Company and Liberty IFE entered into an exchange agreement whereby Liberty IFE exchanged its holdings of all of the Preferred Stock for shares of Common Stock, as described in Note H.

  The Company provides specified program time to CBN at charges equal to the Company's cost, pursuant to an agreement which extends through 2004 and automatically renews at CBN's option. Also, the Company leases certain office space and other operational facilities from CBN and, from time to time, enters into various other transactions with CBN and its subsidiaries.

  The Company holds a 20% interest in BBJE. BBJE provides certain services, including television production, for FiT TV and pays an annual dividend to the Company. Cash dividends received from BBJE amounted to $343,000 and $125,000 in 1995 and 1996, respectively.

  The Company and TCI have entered into a cable affiliation agreement, extending to 2006, with respect to The Family Channel. Under the terms of the agreement, the Company has granted TCI and its affiliates the right

                   INTERNATIONAL FAMILY ENTERTAINMENT, INC.

to carry The Family Channel on certain cable television systems in exchange for subscriber fees. The Company has also entered into a long-term agreement granting TCI and its affiliates the right to carry FiT TV.

  The Company subleased a transponder for The Family Channel (UK), until its disposition on April 22, 1996, from Flextech. On such date, the Company sold its 61% interest in The Family Channel (UK) to Flextech, as described in Note P.

  Related party transactions and balances, not otherwise disclosed, are summarized as follows:

                                                  YEARS ENDED DECEMBER 31,
                                             -----------------------------------
                                                1994        1995        1996
                                             ----------- ----------- -----------
     Operating revenues..................... $15,662,000 $17,863,000 $23,176,000
                                             =========== =========== ===========
     Operating expenses..................... $ 6,402,000 $ 8,028,000 $ 5,191,000
                                             =========== =========== ===========
     Accounts receivable.................... $ 3,798,000 $ 4,632,000 $12,114,000
                                             =========== =========== ===========
     Accounts payable....................... $   855,000 $   588,000 $ 1,195,000
                                             =========== =========== ===========

NOTE M--EMPLOYEE BENEFIT PLANS

 Stock Plan

  The Company has a stock incentive plan (the "Stock Plan") covering 6,200,000 shares of Class B Common Stock. There were 142,226 shares and 569,100 shares available for grant as of December 31, 1995 and 1996, respectively. Prior to May 1996, awards could be made separately or in any combination of stock options and restricted stock. Beginning May 1996, awards under the Stock Plan may only be made in the form of stock options. The number of awards granted under the Stock Plan to individual employees is determined by a committee of the Company's Board of Directors.

  Issuances and forfeitures of restricted stock under the Stock Plan are reflected in the accompanying Consolidated Statements of Stockholders' Equity. The shares of restricted stock issued during the years ended December 31, 1994, 1995, and 1996 were sold to the employees at the par value of $.01 per share. The difference between the market value and the amount paid for restricted stock is reflected as a reduction of stockholders' equity. This unearned compensation is recognized as expense over a five-year vesting period. At December 31, 1996, 126,794 shares of restricted stock were subject to forfeiture under the Stock Plan.

  Stock options may be granted for the purchase of Class B Common Stock at a price not less than fair market value on the date of grant. The 1994 option awards were granted at an exercise price higher than the fair market value on the date of grant. The options are generally exercisable after one or more years and expire no later than 10 years from the date of grant.

  The Company has elected to continue to use the intrinsic value-based method to account for all of its employee stock-based compensation plans. Under APB Opinion No. 25, Accounting for Stock Issued to Employees, the Company has recorded no compensation costs related to its stock option plans for the years ended December 31, 1994, 1995, and 1996 because the exercise price of each option equals or exceeds the fair value of the underlying common stock as of the grant date for each stock option.

  Pursuant to SFAS No. 123, Accounting for Stock-Based Compensation, the Company is required to disclose the pro forma effects on net income and earnings per share data as if the Company had elected to use the fair value approach to account for all its employee stock-based compensation plans. If compensation cost for the

                   INTERNATIONAL FAMILY ENTERTAINMENT, INC.

Company's plans had been determined consistent with the fair value approach set forth in SFAS No. 123, the Company's pro forma net income and pro forma earnings per share for the years ended December 31, 1995 and 1996 would have been decreased as follows:

                                                     YEARS ENDED DECEMBER 31,
                                                     -------------------------
                                                         1995         1996
                                                     ------------ ------------
     Net income
       As reported.................................. $ 18,664,000 $ 32,125,000
                                                     ============ ============
       Pro forma.................................... $ 18,002,000 $ 30,486,000
                                                     ============ ============
     Primary and fully diluted earnings per common
      share
       As reported.................................. $       0.16 $       0.69
                                                     ============ ============
       Pro forma.................................... $       0.14 $       0.66
                                                     ============ ============

  Pro forma net income reflects only options granted in 1995 and 1996. Therefore, the full impact of calculating compensation cost for stock options under SFAS No. 123 is not reflected in the pro forma net income amounts presented above because compensation cost is reflected over the options' vesting periods and compensation cost for options granted prior to January 1, 1995 is not considered.

  The fair value of options granted was estimated on the date of grant using the Black-Scholes option-pricing model with the following weighted-average assumptions used for grants in 1995 and 1996, respectively: risk-free interest rates of 6.23% and 5.96%; expected lives of 5.8 years and 4.6 years; expected volatility of 31.0% and 34.5%; and no dividends.

  A summary of stock options to purchase Class B Common Stock, as of December 31, 1994, 1995, and 1996, and changes during the years then ended, is presented below:

                                1994                1995                  1996
                          ----------------- --------------------- ---------------------
                                  WEIGHTED-             WEIGHTED-             WEIGHTED-
                                   AVERAGE               AVERAGE               AVERAGE
                                  EXERCISE              EXERCISE              EXERCISE
                          SHARES    PRICE     SHARES      PRICE     SHARES      PRICE
                          ------- --------- ----------  --------- ----------  ---------
Options at beginning of
 year...................  166,250  $16.70      350,000   $14.30    2,106,250   $12.44
Granted.................  183,750  $12.13    1,812,500   $12.14      298,000   $15.70
Exercised...............      --                   --                (19,333)  $15.16
Forfeited...............      --               (56,250)  $14.30      (49,417)  $15.50
                          -------           ----------            ----------
Options at end of year..  350,000  $14.30    2,106,250   $12.44    2,335,500   $12.81
                          =======           ==========            ==========
Options exercisable at
 year-end...............   36,250  $16.70      114,250   $14.48      653,560   $12.61
                          =======           ==========            ==========
Weighted-average
 estimated fair value of
 options granted during
 the year...............                    $     5.11            $     6.08
                                            ==========            ==========

                   INTERNATIONAL FAMILY ENTERTAINMENT, INC.

  The following table summarizes information about stock options to purchase Class B Common Stock which are outstanding at December 31, 1996:

                                  OPTIONS OUTSTANDING          OPTIONS EXERCISABLE
                          ------------------------------------ ----------------------
                                                     WEIGHTED-            WEIGHTED-
                                     WEIGHTED-AVE.     AVE.                  AVE.
                                       REMAINING     EXERCISE              EXERCISE
RANGE OF EXERCISE PRICES   SHARES   CONTRACTUAL LIFE   PRICE    SHARES      PRICE
------------------------  --------- ---------------- --------- ---------- -----------
$12.00 to $13.10........  1,918,750    8.9 years      $12.11      582,810  $   12.11
$15.00 to $17.75........    416,750    9.2 years      $15.99       70,750  $   16.70
                          ---------                            ----------
$12.00 to $17.75........  2,335,500    9.0 years      $12.81      653,560  $   12.61
                          =========                            ==========

 Subsidiary Stock Option Plan

  The Company has adopted a separate stock option plan for a certain subsidiary. This stock option plan was created as a means of attracting and retaining employees and to stimulate the personal and active interest of such individuals in the Company's (and such subsidiary's) development and financial success.

  During 1995, this subsidiary granted an employee an option to purchase shares of its common stock. The effect of this option has been included in the calculation of pro forma net income and pro forma primary and fully diluted earnings per common share.

 401(k) Plan

  The Company has a 401(k) retirement savings plan (the "401(k) Plan") which covers the majority of its employees. Subject to certain limitations, employees may contribute up to 15% of their compensation to the 401(k) Plan. The Company's contribution to the 401(k) Plan is discretionary as determined annually by the Company's Board of Directors. The Company contributed $405,000, $486,000, and $629,000 to the 401(k) Plan for the years ended
December 31, 1994, 1995, and 1996, respectively.

 Employment Agreements

  The Company has employment agreements with its Chairman, its President & Chief Executive Officer, and most other members of its senior management.

NOTE N--COMMITMENTS AND CONTINGENCIES

  The unpaid balance under program contracts for film rights related to the production, exhibition, or distribution of programming that was available as of the end of the year is reflected as a liability in the 1996 Consolidated Balance Sheet. The balance due as of December 31, 1996 is payable as follows:
$44,050,000 in 1997; $32,692,000 in 1998; $13,721,000 in 1999; $2,551,000 in
2000; $265,000 in 2001; and $1,414,000 thereafter.

  The Company has commitments under various program contracts for film rights related to the production, exhibition, or distribution of programming which was not available as of December 31, 1996. The commitments under these program contracts as well as commitments under program development agreements and employment agreements totaled approximately $93,000,000 as of December 31, 1996. Subsequent to December 31, 1996, the Company made additional commitments under long-term program contracts, for the exhibition rights to certain television series and movies, totaling approximately $75,000,000.

                   INTERNATIONAL FAMILY ENTERTAINMENT, INC.

  Aggregate future estimated payments of accrued participations and residuals as of December 31, 1996 are as follows: $15,613,000 in 1997; $6,731,000 in
1998; $1,704,000 in 1999; $499,000 in 2000; and $844,000 in 2001.

  The Company leases office facilities and certain other property and equipment under noncancelable operating leases with future minimum lease payments as follows: $3,275,000 in 1997; $2,917,000 in 1998; $2,825,000 in
1999; $2,449,000 in 2000; $2,275,000 in 2001; and $22,765,000 thereafter.
Total rent expense under operating leases amounted to approximately $7,770,000, $8,942,000, and $5,193,000 for the years ended December 31, 1994,
1995, and 1996, respectively.

  The Company has guaranteed a $12,000,000 bank credit facility for the entity that purchased the Ice Capades from the Company, as described in Note B. In addition, the Company has contingent liabilities related to legal proceedings and other matters arising from the normal course of operations. Management does not expect that amounts, if any, which may be required to satisfy such contingencies will be material in relation to the accompanying consolidated financial statements.

NOTE O--DISCLOSURES ABOUT THE FAIR VALUE OF FINANCIAL INSTRUMENTS

 Investment in Equity Securities--Related Party

  As described in Note P, on April 22, 1996, the Company received 5,792,008 shares of Flextech's convertible redeemable non-voting common stock. This common stock is convertible, under certain circumstances, into Flextech's voting common stock which is listed on the London Stock Exchange. Based upon the market value of the underlying voting common stock (and the applicable foreign currency exchange rate), as of December 31, 1996, and after applying the same rate of discount as was determined by an independent valuation when the shares were received, the estimated fair value of the Company's investment in Flextech is $53,750,000.

 Film Rights Payable

  The amount reflected as film rights payable at December 31, 1996 represents future payments to be made under program contract agreements. The fair value of film rights payable is the present value of these future payments. At December 31, 1996, the present value of these future payments is approximately $85,000,000.

 Revolving Credit Facility and Subsidiary Credit Agreement

  The Company's borrowings under the Revolving Credit Facility and Subsidiary Credit Agreement are at floating rates of interest. Since the cost of carrying this indebtedness fluctuates with current market conditions, it is assumed that the carrying values would approximate fair value.

 Convertible Notes

  The Company has $23,000,000 in principal amount of Convertible Notes outstanding. These notes are convertible into 2,587,500 shares of non-voting Class C Common Stock, which Class C Common Stock is convertible, at the option of the holder, into Class B Common Stock, on a share-for-share basis, as described in Note F. The Company estimates that the fair value of the Convertible Notes approximates the trading value of the underlying shares. Accordingly, based on the average closing price of the Class B Common Stock for December 1996, the estimated fair value of the Convertible Notes is $39,783,000.

 Limitations

  Fair value estimates are made at a specific point in time based on relevant market information and information about the financial instrument. These estimates are subjective in nature and involve uncertainties and

                   INTERNATIONAL FAMILY ENTERTAINMENT, INC.

matters of significant judgment and therefore cannot be determined with precision. Changes in assumptions could significantly affect these estimates.

NOTE P--GAIN ON DISPOSITION OF ASSETS--RELATED PARTY

  On April 22, 1996, the Company consummated the sale of its television production studio in Maidstone, England and its 61% interest in The Family Channel (UK) to Flextech pursuant to agreements dated as of March 20, 1996. Flextech previously owned a 39% interest in The Family Channel (UK). Flextech's majority owner is Tele-Communications International, Inc. ("TCI International"), a majority-owned subsidiary of TCI. Another affiliate of TCI is the holder of the Convertible Notes and all of the Company's outstanding Class C Common Stock.

  As consideration for this transaction, the Company received (Pounds)3,000,000 (approximately $4,600,000) in cash and 5,792,008 shares of Flextech's convertible redeemable non-voting common stock. This common stock is convertible, under certain circumstances, into Flextech's voting common stock which is listed on the London Stock Exchange. The market value of the underlying voting common stock as of the date of the aforementioned agreements was $46,100,000. The shares were recorded, for financial statement purposes, at approximately (Pounds)23,000,000 ($35,458,000 based on the applicable foreign currency exchange rate on the date of closing), which reflects a discount determined by an independent valuation to allow for the lack of marketability during the required holding period.

  The Company received the right to "put" its holdings of Flextech's non-voting stock to TCI International, beginning in June 1997 (if the shares do not first become convertible). Upon exercise of the put, TCI International has the option of redeeming the stock for cash at the then-market value of Flextech's voting common stock. If the shares are not redeemed for cash, the Company has the option of either (i) converting 50% of the shares on a share-for-share basis into Flextech's voting common stock and 50% of the shares into common stock of the same value of TCI International, or (ii) converting 100% of the shares into common stock of the same value of TCI International.

NOTE Q--INDUSTRY SEGMENT AND GEOGRAPHIC INFORMATION

  The Company operates in three business segments: the operation of advertiser-supported cable networks ("Cable Networks"), the production and distribution of entertainment programming ("Production & Distribution"), and the production of live entertainment shows ("Live Entertainment").

  Within the Cable Networks business segment, the Company operates The Family Channel, an advertiser-supported cable television network that provides family-oriented entertainment and informational programming in the United States and FiT TV, an advertiser-supported health and fitness cable network which operates principally in the United States. IFE also operated The Family Channel (UK), an advertiser-supported network in the United Kingdom, through its disposition on April 22, 1996, and The Family Channel De Las Americas, launched on July 1, 1995, which provided Spanish-language, family-oriented entertainment programming, as well as fitness programming, to Mexico, Central America, and portions of South America, through the discontinuance of its operations in November 1996.

  Within the Production & Distribution business segment, the Company produces and distributes television programming in the United States and throughout many other parts of the world ("MTM Operations"), co-

                   INTERNATIONAL FAMILY ENTERTAINMENT, INC.

produced a motion picture through Family Channel Pictures, and operated a television production studio in Maidstone, England (the "UK Studio") until its disposition on April 22, 1996.

  Within the Live Entertainment business segment, the Company produces live musical variety shows and, in 1995, operated the Ice Capades, a touring ice show.

  The following table sets forth comparative information regarding operating revenues, operating income or loss, total assets, depreciation and amortization, and capital expenditures by business segment.

                                              YEARS ENDED DECEMBER 31,
                                       ----------------------------------------
                                           1994          1995          1996
                                       ------------  ------------  ------------
Operating Revenues
  Cable Networks...................... $178,746,000  $213,775,000  $249,620,000
  Production & Distribution...........   70,340,000    86,990,000   104,519,000
  Live Entertainment..................    8,951,000    10,481,000     7,751,000
  Intersegment Eliminations...........  (15,987,000)  (16,388,000)  (29,080,000)
                                       ------------  ------------  ------------
                                       $242,050,000  $294,858,000  $332,810,000
                                       ============  ============  ============
Operating Income (Loss)
  Cable Networks...................... $ 31,482,000  $ 42,899,000  $ 77,635,000
  Production & Distribution...........   (1,066,000)    1,155,000   (19,029,000)
  Live Entertainment..................   (1,880,000)   (5,012,000)   (2,782,000)
  Intersegment Eliminations...........   (3,089,000)     (644,000)      340,000
                                       ------------  ------------  ------------
                                       $ 25,447,000  $ 38,398,000  $ 56,164,000
                                       ============  ============  ============
Total Assets
  Cable Networks...................... $276,875,000  $286,738,000  $338,188,000
  Production & Distribution...........  174,078,000   171,892,000   211,402,000
  Live Entertainment..................   22,305,000    27,783,000    26,392,000
  Intersegment Eliminations...........   (4,986,000)   (4,986,000)   (7,299,000)
                                       ------------  ------------  ------------
                                       $468,272,000  $481,427,000  $568,683,000
                                       ============  ============  ============
Depreciation and Amortization
  Cable Networks...................... $ 74,044,000  $ 79,313,000  $ 83,415,000
  Production & Distribution...........   48,832,000    63,367,000   100,885,000
  Live Entertainment..................    1,035,000     1,772,000     1,488,000
  Intersegment Eliminations...........  (11,069,000)  (13,335,000)  (29,471,000)
                                       ------------  ------------  ------------
                                       $112,842,000  $131,117,000  $156,317,000
                                       ============  ============  ============
Capital Expenditures
  Cable Networks...................... $  7,049,000  $  7,418,000  $  7,622,000
  Production & Distribution...........    1,962,000     2,037,000     1,808,000
  Live Entertainment..................      432,000     6,107,000       421,000
                                       ------------  ------------  ------------
                                       $  9,443,000  $ 15,562,000  $  9,851,000
                                       ============  ============  ============

                   INTERNATIONAL FAMILY ENTERTAINMENT, INC.

  The following table sets forth comparative information regarding operating revenues, operating income or loss, total assets, depreciation and amortization, and capital expenditures by geographic area.

                                              YEARS ENDED DECEMBER 31,
                                       ----------------------------------------
                                           1994          1995          1996
                                       ------------  ------------  ------------
Operating Revenues
  Domestic............................ $229,848,000  $281,143,000  $327,415,000
  International.......................   13,771,000    16,285,000     6,070,000
  Interarea Eliminations..............   (1,569,000)   (2,570,000)     (675,000)
                                       ------------  ------------  ------------
                                       $242,050,000  $294,858,000  $332,810,000
                                       ============  ============  ============
Operating Income (Loss)
  Domestic............................ $ 39,982,000  $ 53,045,000  $ 65,047,000
  International.......................  (14,495,000)  (14,268,000)   (9,042,000)
  Interarea Eliminations..............      (40,000)     (379,000)      159,000
                                       ------------  ------------  ------------
                                       $ 25,447,000  $ 38,398,000  $ 56,164,000
                                       ============  ============  ============
Total Assets
  Domestic............................ $419,051,000  $438,843,000  $532,305,000
  International.......................   49,547,000    43,735,000    36,378,000
  Interarea Eliminations..............     (326,000)   (1,151,000)          --
                                       ------------  ------------  ------------
                                       $468,272,000  $481,427,000  $568,683,000
                                       ============  ============  ============
Depreciation and Amortization
  Domestic............................ $109,350,000  $126,452,000  $152,312,000
  International.......................    5,021,000     6,551,000     4,797,000
  Interarea Eliminations..............   (1,529,000)   (1,886,000)     (792,000)
                                       ------------  ------------  ------------
                                       $112,842,000  $131,117,000  $156,317,000
                                       ============  ============  ============
Capital Expenditures
  Domestic............................ $  7,883,000  $ 14,890,000  $  9,810,000
  International.......................    1,560,000       672,000        41,000
                                       ------------  ------------  ------------
                                       $  9,443,000  $ 15,562,000  $  9,851,000
                                       ============  ============  ============

  Included in domestic operating revenues are export sales of $15,320,000, $18,091,000, and $15,355,000 for the years ended December 31, 1994, 1995, and
1996, respectively.

                              [INSIDE BACK COVER]

  Fox Kids Worldwide logo.

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------


 NO PERSON HAS BEEN AUTHORIZED IN CONNECTION WITH THE EXCHANGE OFFER MADE HEREBY TO GIVE ANY INFORMATION OR MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS OR IN THE ACCOMPANYING LETTER OF TRANSMITTAL, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. NEITHER THIS PROSPECTUS NOR THE ACCOMPANYING LETTER OF TRANSMITTAL NOR BOTH OF THEM TOGETHER CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF ANY OFFER TO BUY ANY SECURITIES OTHER THAN THE SECURITIES TO WHICH IT RELATES OR AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY SUCH SECURITIES BY ANY PERSON IN ANY CIRCUMSTANCES IN WHICH SUCH OFFER OR SOLICITATION IS UNLAWFUL. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR THE ACCOMPANYING LETTER OF TRANSMITTAL NOR BOTH OF THEM TOGETHER NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF OR THAT THE INFORMATION HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE.
                                ---------------
                               TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
Forward-Looking Statements.................................................  iv
Available Information......................................................  iv
Summary....................................................................   1
Formation of Company.......................................................  12
Risk Factors...............................................................  13
The Exchange Offer.........................................................  22
Use of Proceeds............................................................  30
Capitalization.............................................................  31
Unaudited Pro Forma Consolidated Financial Information.....................  32
Selected Historical Consolidated Financial
 Data......................................................................  35
Management's Discussion and Analysis of
 Financial Condition and Results of
 Operations................................................................  40
Business...................................................................  49
Management.................................................................  69
Principal Stockholders.....................................................  74
Description of Equity Securities...........................................  76
Certain Transactions.......................................................  78
Description of Other Indebtedness..........................................  84
Description of the Notes...................................................  85
Book-Entry; Delivery and Form.............................................. 114
Certain United States Federal Income Tax Considerations.................... 117
Plan of Distribution....................................................... 119
Legal Matters.............................................................. 119
Experts.................................................................... 119
Index to Financial Statements.............................................. F-1


-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                                $1,093,670,000


                       [LOGO OF FOX KIDS WORLDWIDE, INC.]

                           FOX KIDS WORLDWIDE, INC.

                                 $475,000,000
                         9 1/4% SENIOR NOTES DUE 2007

                                 $618,670,000
                         10 1/4% SENIOR DISCOUNT NOTES
                                   DUE 2007

                                ---------------
                                  PROSPECTUS
                                ---------------


                                       , 1998

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

  The following table itemizes the expenses incurred by the Registrant in connection with the issuance and distribution of the Notes being registered. All the amounts shown are estimates except the Securities and Exchange Commission registration fee.

     Registration fee--Securities and Exchange Commission ............ $250,750
     Accounting fees and expenses ....................................
     Legal fees and expenses (other than blue sky) ...................
     Printing ........................................................
     Trustee's, exchange agent fees ..................................
     Miscellaneous ...................................................
                                                                       --------
       Total ......................................................... $
                                                                       ========

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS

  With respect to the Company, Section 145 of the General Corporation Law of the State of Delaware empowers a Delaware corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of such corporation or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The indemnity may include expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful. A Delaware corporation may indemnify directors, officers, employees and other agents of such corporation in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the person to be indemnified has been adjudged to be liable to the corporation. Where a director, officer, employee or agent of the corporation is successful on the merits or otherwise in the defense of any action, suit or proceeding referred to above or in defense of any claim, issue or matter therein, the corporation must indemnify such person against the expenses (including attorney's fees) which he or she actually and reasonably incurred in connection therewith.

  The Company's Bylaws contain provisions that provide for indemnification of officers and directors to the fullest extent permitted by, and in the manner permissible under, the General Corporation Law of the State of Delaware.

  As permitted by Section 102(b)(7) of the General Corporation Law of the State of Delaware, the Company's Corrected and Restated Certificate of Incorporation contains a provision eliminating the personal liability of a director to the Company's or its stockholders for monetary damages for breach of fiduciary duty as a director, subject to certain exceptions.

  The Company maintains policies insuring its respective officers, directors or members and managers, as the case may be, against certain civil liabilities, including liabilities under the Securities Act.

  Pursuant to the Registration Rights Agreement, the Company has agreed to indemnify the holders of the registrable Notes against certain liabilities. Also pursuant to the Registration Rights Agreement, the Company and certain broker-dealers, including certain persons associated with such broker-dealers, have agreed to indemnify each other against certain liabilities.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

  (a) Since November 1, 1994, the Registrant and its predecessors have issued and sold the following unregistered securities:

    (1) On September 26, 1996, FCN Holding issued and sold to Allen and Company Incorporated ("Allen") and its affiliates including Stanley Shuman ("Shuman"), an employee of Allen, effective as of April 3, 1996, 16 16/99 shares of the common stock of FCN Holding valued at $10 million, in consideration for financial advisory services and other investment banking services rendered by Allen and Shuman to FCN Holding in connection with the formation of the LLC.

    (2) On August 1, 1997, in connection with the Company's acquisition of a controlling interest in IFE, (i) Fox Broadcasting Sub exchanged its capital stock in FCN Holding for 7,920,000 shares of Class B Common Stock of the Company, (ii) the other stockholder of FCN Holding exchanged its capital stock in FCN Holding for an aggregate of 160,000 shares of Class A Common Stock of the Company, (iii) Haim Saban and the Saban Stockholders (none of whom is affiliated with News Corp.) exchanged their capital stock of Saban for an aggregate of 7,920,000 shares of Class B Common Stock of the Company and (iv) all outstanding management options to purchase Saban capital stock became options to purchase an aggregate of 646,548 shares of Class A Common Stock of the Company.

    (3) On October 28, 1997, the Company sold the Old Notes to the Initial Purchasers, which subsequently placed the Old Notes with qualified institutional buyers in reliance upon Rule 144A promulgated under the Securities Act and with a limited number of accredited investors.

  (b) There were no underwritten offerings employed or commissions paid to any person in connection with any of the transactions set forth in Item 15(a).

  The issuances of the securities set forth in Item 15(a) were deemed to be exempt from registration under the Securities Act of 1933, as amended (the "Act") in reliance on Section 4(2) of such Act as transactions by an issuer not involving any public offering. The recipients of securities in each such transaction represented their intentions to acquire the securities for investment only and not with a view to or for sale in connection with any distribution thereof and appropriate legends were affixed to the securities issued in such transactions. All recipients of these securities had adequate access, through their relationships with the Registrant and its subsidiaries, to information about the Registrant and each affiliated issuer of securities involved in the transactions.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

  (a) Exhibits:

 EXHIBIT NO.                             DESCRIPTION
 -----------                             -----------
   ***1.1    Purchase Agreement dated October 22, 1997 among Fox Kids
             Worldwide, Inc., as issuer, and Merrill Lynch & Co., Merrill
             Lynch, Pierce, Fenner & Smith Incorporated, Citicorp Securities,
             Inc., Bear, Stearns & Co. Inc., Donaldson, Lufkin & Jenrette
             Securities Corporation, and Morgan Stanley & Co. Incorporated, as
             initial purchasers.
   ***2.1    Share Transfer Agreement dated as of April 15, 1996 by and among
             Saban International Paris, as Purchaser and certain parties as
             Sellers relating to Creativite & Developpement.(1)
   ***2.2    Agreement for the Purchase of Film Assets dated as of December 31,
             1995 by and between Vesical Limited and Saban International
             N.V.(1)
   ***2.3    Agreement and Plan of Merger dated as of June 11, 1997 by and among Fox Kids Worldwide, Inc., Fox Kids Merger Corporation and
             International Family Entertainment, Inc.
   ***2.4    Stock Purchase Agreement dated as of June 11, 1997 by and between
             Fox Kids Worldwide, Inc., M.G. "Pat" Robertson, individually and as trustee of certain trusts named therein, Lisa N. Robertson and
             Timothy B. Robertson, as joint tenants, and Tim Robertson, individually, as trustee of certain trusts named therein, and as custodian to and for each of Abigail H. Robertson, Laura N.
             Robertson, Elizabeth C. Robertson, Willis H. Robertson and
             Caroline S. Robertson.
   ***2.5    Stock Purchase Agreement dated as of June 11, 1997 by and between
             Fox Kids Worldwide, Inc. and The Christian Broadcasting Network,
             Inc.
   ***2.6    Stock Purchase Agreement dated as of June 11, 1997 by and between
             Fox Kids Worldwide, Inc. and Regent University.
   ***2.7    Amended and Restated Agreement dated as of August 1, 1997 by and among Fox Kids Worldwide, Inc., Saban Entertainment, Inc., Fox
             Broadcasting Sub, Inc., Allen & Company Incorporated, Haim Saban
             and certain entities listed on Schedule A thereto.
   ***3.1    Corrected Restated Certificate of Incorporation of the Registrant.
   ***3.2    Amended and Restated Bylaws of the Registrant.
   ***4.1    Senior Notes Indenture dated as of October 28, 1997 (the "Senior
             Notes Indenture") between Fox Kids Worldwide, Inc., as obligor, and The Bank of New York, as trustee, and form of Notes.
   ***4.2    Senior Discount Notes Indenture dated as of October 28, 1997 (the
             "Senior Discount Notes Indenture") between Fox Kids Worldwide,
             Inc., as obligor, and The Bank of New York, as trustee, and form of Notes.
   ***4.3    Senior Notes Registration Rights Agreement dated as of October 28,
             1997 between Fox Kids Worldwide, Inc., as issuer, and Merrill
             Lynch, Pierce, Fenner & Smith Incorporated, Citicorp Securities,
             Inc., Bear, Stearns & Co. Inc., Donaldson, Lufkin & Jenrette
             Securities Corporation, and Morgan Stanley & Co. as initial purchasers.
   ***4.4    Senior Discount Notes Registration Rights Agreement dated as of
             October 28, 1997 between Fox Kids Worldwide, Inc., as issuer, and
             Merrill Lynch, Pierce, Fenner & Smith Incorporated, Citicorp
             Securities, Inc., Bear, Stearns & Co. Inc., Donaldson, Lufkin &
             Jenrette Securities Corporation, and Morgan Stanley & Co., as
             initial purchasers.
   ***4.5    Senior Notes Liquidated Damages Agreement dated as of October 28,
             1997 between Fox Kids Worldwide, Inc., as issuer, and Merrill
             Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated,
             Citicorp Securities, Inc., Bear, Stearns & Co. Inc., Donaldson,
             Lufkin & Jenrette Securities Corporation, and Morgan Stanley &
             Co., as initial purchasers.

 EXHIBIT NO.                             DESCRIPTION
 -----------                             -----------
   ***4.6    Senior Discount Notes Liquidated Damages Agreement dated as of
             October 28, 1997 between Fox Kids Worldwide, Inc., as issuer, and
             Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith
             Incorporated, Citicorp Securities, Inc., Bear, Stearns & Co. Inc.,
             Donaldson, Lufkin & Jenrette Securities Corporation, and Morgan
             Stanley & Co., as initial purchasers.
     *5.1    Opinion of Squadron, Ellenoff, Plesent & Sheinfeld, LLP regarding the validity of the Notes.
  ***10.1    Amended and Restated Strategic Stockholders Agreement dated as of
             August 1, 1997 by and among Haim Saban, certain entities listed on
             Schedule A thereto, Fox Broadcasting Company, Fox Broadcasting
             Sub, Inc., and Allen & Company Incorporated.
  ***10.2    Employment Assumption Agreement dated as of July 31, 1997 by and among Saban Entertainment, Inc., Fox Kids Worldwide, Inc. and Mel
             Woods.
  ***10.3    Employment Assumption Agreement dated as of July 31, 1997 by and among Fox Kids Worldwide, L.L.C., Fox Kids Worldwide, Inc. and
             Haim Saban.
     10.4    Reserved.
  ***10.5    Form of Indemnification Agreement and Schedule of Indemnified
             Parties.
  ***10.6    Employment Agreement dated as of April 1, 1997 between Saban
             Entertainment, Inc. and William Josey.
   **10.7    Employment Agreement dated as of December 22, 1995 between Fox
             Kids Worldwide, L.L.C. and Haim Saban.
  ***10.8    Employment Agreement dated as of September 1, 1996 between Fox
             Kids Worldwide, Inc. and Shuki Levy; Stock Option Agreement dated as of June 1, 1994 between Saban Entertainment, Inc. and Shuki
             Levy, as amended by Amendment No. 1.
  ***10.9    Employment Agreement dated as of June 1, 1994 between Saban
             Entertainment, Inc. and Mel Woods, as amended by Amendment No. 1 to Employment Agreement dated as of September 26, 1996.
     10.10   Reserved.
   **10.11   LLC Formation Agreement dated as of November 1, 1995 among Saban
             Entertainment, Inc., FCN Holding Company and Fox Broadcasting
             Company, Inc.
  ***10.12   Operating Agreement for Fox Kids Worldwide, L.L.C. dated as of
             December 22, 1995 by and among Saban Entertainment, Inc., FCN
             Holding, Inc. and Fox Broadcasting Company.
   **10.13   Amendment No. 1 to Operating Agreement dated as of September 26,
             1996, by and among Saban Entertainment, Inc., FCN Holding, Inc.
             and Fox Broadcasting Company.
  ***10.14   Amendment No. 2 to Operating Agreement dated as of July 31, 1997 by and among Saban Entertainment, Inc., FCN Holding, Inc., Fox
             Broadcasting Company and Fox Kids Worldwide, Inc.
   **10.15   Asset Assignment Agreement dated as of December 22, 1995 by and between Fox Kids Worldwide, L.L.C., on the one hand, and Fox,
             Inc., Fox Broadcasting Company, Twentieth Century Fox Film
             Corporation, Fox Television Stations, Inc., and FCN Holding, Inc.,
             on the other hand.+
   **10.16   Management Agreement dated as of December 22, 1995 by and among
             Fox Kids Worldwide, L.L.C., Saban Entertainment, Inc. and FCNH
             Sub, Inc.
  ***10.17   Stock Ownership Agreement dated as of December 22, 1995 by and among Haim Saban, certain entities listed on Schedule 1.1(a)
             thereto and Fox Kids Worldwide, L.L.C.
  ***10.18   Amendment No. 1 to Stock Ownership Agreement dated as of September
             26, 1996 by and among Haim Saban, certain entities listed on
             Schedule "A" thereto, Fox Broadcasting Sub, Inc., and Fox
             Broadcasting Company.
     10.19   Home Video Rights Acquisition Agreement dated as of August 8, 1996 among Saban Entertainment, Inc., Ventura Film Distributors, B.V.
             and Twentieth Century Fox Home Entertainment, Inc.+
  ***10.20   Form of Fox Broadcasting Company Station Affiliate Agreement.

 EXHIBIT NO.                             DESCRIPTION
 -----------                             -----------
  ***10.21   Merchandising Rights Acquisition Agreement dated as of July 1,
             1990 between Twentieth Century Fox Licensing and Merchandising, a unit of Ffox Inc. and Fox Children's Network, Inc.+
  ***10.22   Indemnification Agreement dated as of December 22, 1995 between
             Fox Broadcasting Company and Fox Children's Network, Inc.
  ***10.23   Distribution Rights Acquisition Agreement dated as of September 1,
             1990 between Twentieth Century Fox Film Corporation and Fox
             Children's Network, Inc.+
  ***10.24   Administration Agreement dated as of February 7, 1990 between Fox
             Broadcasting Company and Fox Children's Network, Inc.
  ***10.25   Registration Agreement (the "Saban/Fox Registration Agreement")
             dated as of December 22, 1995 among Saban Entertainment, Inc.,
             Haim Saban, certain entities listed on Schedule A thereto, Fox
             Broadcasting Company, Inc., and FCN Holding, Inc.
  ***10.26   Amendment No. 1 to Saban/Fox Registration Agreement dated as of
             September 27, 1996.
  ***10.27   Contribution and Exchange Agreement dated June 11, 1997 by and among Liberty Media Corporation, Liberty IFE, Inc. and Fox Kids
             Worldwide, Inc.
  ***10.28   Guarantee dated as of December 22, 1995 by The News Corporation
             Limited.
  ***10.29   First Amendment to 10960 Wilshire Boulevard Lease dated as of
             August 1, 1997.
  ***10.30   Guaranty of Lease by The News Corporation Limited and News
             Publishing Australia Limited in favor of Beacon Properties, L.P., dated as of August 1, 1997.
     10.31   Second Amended and Restated Credit Agreement dated as of October
             28, 1997 among FCN Holding, Inc., International Family
             Entertainment, Inc. and Saban Entertainment, Inc., as Borrowers,
             and Fox Kids Holdings, LLC, as Guarantor, and the initial lenders named therein, as Initial Lenders, and Citicorp U.S.A., Inc., as
             Administrative Agent, and Citicorp Securities, Inc. and Bank
             Boston, N.A., as Co-Arrangers.+
     10.32   Letter Amendment No. 1 to the Second Amended and Restated Credit
             Agreement dated as of November 18, 1997.
  ***10.33   Funding Agreement dated as of June 11, 1997 by and among The News
             Corporation Limited, News Publishing Australia Limited and Fox
             Kids Worldwide, Inc.
  ***10.34   Guaranty dated as of June 11, 1997 by The News Corporation Limited in favor of International Family Entertainment, Inc.
  ***10.35   Distribution Agreement dated as of August 21, 1992, as amended, between Saban International N.V. and Saban International Services,
             Inc. on the one hand and Toei Company Ltd.+
  ***10.36   Memorandum of Agreement dated as of January 19, 1996 between Saban
             Merchandising, Inc. and Ventura Film Distributors, B.V. on the one
             hand and Bandai America Incorporated, on the other hand.+
     10.37   Reserved.
  ***10.38   10960 Wilshire Boulevard Office Lease dated as of July 17, 1995 between 10960 Property Corporation and Saban Entertainment, Inc.
  ***10.39   Production Facility Agreements dated as of June 7, 1994 and
             January 5, 1994 between Magic Movie Studios of Valencia, Ltd. and
             Saban Entertainment, Inc.
  ***10.40   Letter Agreement dated as of January 1, 1995 between Saban
             International, N.V. and Duveen Trading Ltd.

 EXHIBIT NO.                             DESCRIPTION
 -----------                             -----------
  ***10.41   Barter Syndication Agreement dated as of January 5, 1996 between
             Saban Entertainment, Inc. and Fox Broadcasting Company, Inc.
  ***10.42   Letter Agreement dated as of September 26, 1996 but effective as of April 3, 1996 by and among Stanley S. Shuman, FCN Holding,
             Inc., and Allen & Company Incorporated, as amended by that certain
             Side Letter Agreement dated as of September 26, 1996 but effective as of April 3, 1996.
  ***10.43   First Amendment to the Contribution and Exchange Agreement dated as of August 1, 1997 by and among Liberty Media Corporation,
             Liberty IFE, Inc. and Fox Kids Worldwide, Inc.
  ***10.44   Agreement Re Registration Rights dated as of August 1, 1997 by and among Saban Entertainment, Inc., Haim Saban, certain entities listed on Schedule A to the Saban/Fox Registration Agreement, Fox
             Broadcasting Company, FCN Holding, Inc., Fox Kids Worldwide, Inc.,
             Liberty Media Corporation and Liberty IFE, Inc.
     10.45   Exchange Agreement dated August 1, 1997 among News Publishing
             Australia Limited, Liberty Media Corporation and Liberty IFE, Inc.
  ***10.46   Agreement Re Transfer of LLC Interests dated as of July 31, 1997 by and among Fox Kids Worldwide, Inc., Fox Kids Worldwide, L.L.C.
             and Fox Broadcasting Company.
     10.47   Subordinated Note Agreement dated July 31, 1997 by and among Fox
             Broadcasting Company, as lender, Fox Kids Worldwide, Inc., as borrower, and Citicorp USA, Inc.; Subordinated Promissory
             Note dated July 31, 1997 made by Fox Kids Worldwide, Inc., as borrower, in favor of Fox Broadcasting Company, as lender; First
             Amendment to Subordinated Note Agreement dated September 4, 1997;
             Second Amendment to Subordinated Note Agreement dated October 28,
             1997 and Subordinated Promissory Note dated October 28, 1997 made by Fox Kids Worldwide Inc., as borrower in favor of Fox
             Broadcasting Company, as lender.
  ***10.48   Subordinated Note dated August 29, 1997 between Fox Kids
             Worldwide, Inc., as borrower, and News America Holdings
             Incorporated, as lender, and Subordinated Note Agreement dated
             August 9, 1997 between Fox Kids Worldwide, Inc., as borrower, News
             America Holdings Incorporated, as lender, and Citicorp USA, Inc.
             and First Amendment to Subordinated Note Agreement dated
             October 28, 1997.
     10.49   Amendment to Affiliation Agreement dated June 11, 1997, between
             International Family Entertainment, Inc. and Satellite Services,
             Inc.+
     10.50   Letter of Amendment dated as of May 16, 1996, amending the
             International Family Entertainment, Inc. Family Channel
             Affiliation Agreement dated as of December 28, 1989, between
             Satellite Services, Inc. and International Family Entertainment,
             Inc.+
     10.51   Program Time Agreement dated as of January 5, 1990, between The
             Christian Broadcasting Network, Inc. and International Family
             Entertainment, Inc. and Amendment No. 1 to Program Time Agreement
             dated as of June 11, 1997.
     10.52   International Family Entertainment, Inc. Family Channel
             Affiliation Agreement, dated as of December 28, 1989, between
             Satellite Services, Inc. and International Family Entertainment,
             Inc.+
     10.53   Amendment, dated as of January 1, 1994, amending the International
             Family Entertainment, Inc. Family Channel Affiliation Agreement,
             dated as of December 28, 1989, between Satellite Services, Inc.
             and International Family Entertainment Inc.
  ***10.54   Registration Rights Agreement dated August 1, 1997 by and among
             Fox Kids Worldwide, Inc., Liberty Media Corporation and Liberty
             IFE, Inc.
     10.55   Galaxy V Transponder Purchase Agreement, dated as of January 23,
             1992, between Hughes Communications Galaxy, Inc. and International
             Family Entertainment, Inc.+
     10.56   GE C-3/C-4 Satellite Transponder Sales Agreement dated as of July
             7, 1989 between GE American Communications and The Christian
             Broadcasting Network Inc.+
     10.57   C-3/C-4 Satellite Transponder Sales Agreement Amendment Number One
             dated as of December 15, 1989, between GE American Communications,
             Inc. and The Christian Broadcasting Network, Inc.
     10.58   C3/C4 Satellite Transponder Sales Agreement Amendment Number Two
             dated as of December 15, 1989, between GE American Communications,
             Inc. and The Christian Broadcasting Network, Inc.+

 EXHIBIT NO.                            DESCRIPTION
 -----------                            -----------
     10.59   Letter of Amendment dated September 30, 1991, re: C-3/C-4
             Satellite Transponder Sales Agreement by and between GE American
             Communications, Inc. and The Christian Broadcasting Network, Inc.
             as predecessor in interest to International Family Entertainment,
             Inc.
     10.60   C3/C4 Satellite Transponder Sales Agreement Amendment Number Four
             dated as of November 24, 1992 by and between GE American
             Communications, Inc. and International Family Entertainment, Inc.


  ***12.1    Ratio of Earnings to Fixed Charges.
  ***21.1    Subsidiaries of the Registrant.
    *23.1    Consent of Squadron, Ellenoff, Plesent & Sheinfeld, LLP (included in Exhibit 5.1 hereto).


     23.2    Consent of Ernst & Young LLP regarding Saban Entertainment, Inc., regarding FCN Holding, Inc., and regarding FCN Holding, Inc.,
             Saban Entertainment, Inc., and Fox Kids Worldwide, L.L.C.
     23.3    Consent of KPMG Peat Marwick LLP regarding International Family
             Entertainment, Inc.
   **24.1    Power of Attorney.
  ***24.2    Power of Attorney of Lawrence Jacobson dated January 22, 1998.
  ***25.1    Statement of Eligibility of The Bank of New York, as Trustee.
  ***27.1    Financial Data Schedule.
    *99.1    Form of Letter of Transmittal.
    *99.2    Form of Note of Guaranteed Delivery.
    *99.3    Form of Exchange Agent Agreement.

--------
 * To be supplied by amendment.
** Previously filed as an exhibit to the Registrant's Form S-1 on September 27, 1996

*** Previously filed as an exhibit to the Registrant's Amendment No. 1 to Form
    S-1 on January 26, 1998.
+ Portions of exhibits deleted and filed separately with the Securities and Exchange Commission pursuant to a request for confidentiality.
(1) Upon request, the Registrant will furnish supplementally to the Securities and Exchange Commission a copy of omitted schedules.

  (b) Financial Statement Schedules.

    FCN Holding, Inc., Saban Entertainment, Inc., and Fox Kids Worldwide, L.L.C. (from and after the date of the Reorganization, Fox Kids Worldwide, Inc.)

    Schedule II-- Valuation and Qualifying Accounts

    FCN Holding, Inc.

    Schedule II--Valuation and Qualifying Accounts

    Saban Entertainment, Inc.

    Schedule II--Valuation and Qualifying Accounts

  All other schedules for which provisions is made in the applicable accounting regulations of the Commission are either not required under the related instructions or are inapplicable, and therefore have been omitted.

ITEM 17  UNDERTAKINGS

  1. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, members, officers and controlling persons, as the case may be, of the registrant pursuant to the foregoing provisions or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person, as the case may be, of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person, as the case may be, in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjustment of such issue.

  2. The undersigned registrant hereby undertakes that:

    (1) For the purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

    (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on the 20th day of February, 1998.

                                         Fox Kids Worldwide, Inc.

                                         By:  /s/ Mel Woods
                                           ____________________________________
                                           MEL WOODS
                                           PRESIDENT, CHIEF OPERATING OFFICER
                                           AND
                                           CHIEF FINANCIAL OFFICER

  Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 2 to the Registration Statement has been signed by the following persons in the capacities and on the dates stated:

             SIGNATURE                         TITLE                 DATE

           /s/ Haim Saban             Chairman of the Board
____________________________________   and Chief Executive    February 20, 1998
             HAIM SABAN                Officer (Principal
                                       Executive Officer)

           /s/ Mel Woods              President, Chief
____________________________________   Operating Officer,     February 20, 1998
             MEL WOODS                 Chief Financial
                                       Officer and Director
                                       (Principal Financial
                                       Officer)

          /s/ Mark Ittner             Chief Accounting
____________________________________   Officer (Principal     February 20, 1998
            MARK ITTNER                Accounting Officer)

          /s/ Shuki Levy*             Director
____________________________________                          February 20, 1998
             SHUKI LEVY

       /s/ K. Rupert Murdoch*         Director
____________________________________                          February 20, 1998
         K. RUPERT MURDOCH

          /s/ Chase Carey*
____________________________________  Director
            CHASE CAREY                                       February 20, 1998

      /s/ Lawrence Jacobson**         Director
____________________________________                          February 20, 1998
         LAWRENCE JACOBSON
--------
* Executed by Mel Woods as attorney-in-fact pursuant to a power of attorney included in the Registration Statement as originally filed on September 26, 1996.

** Executed by Mel Woods as attorney-in-fact pursuant to a power of attorney included as Exhibit 24.2 in Amendment No. 1 to Registration Statement, filed on January 26, 1998.

                 SCHEDULE II--VALUATION AND QUALIFYING ACCOUNTS

                                            ADDITIONS
                                        ------------------
                               BALANCE   CHARGED
                                 AT     TO COSTS  CHARGED              BALANCE
                              BEGINNING    AND    TO OTHER            AT END OF
         DESCRIPTION          OF PERIOD EXPENSES  ACCOUNTS DEDUCTIONS  PERIOD
         -----------          --------- --------  -------- ---------- ---------
SABAN ENTERTAINMENT, INC.
FY ended May 1994
  Allowance for doubtful
   accounts..................   385,000         0     0         0       385,000
FY ended May 1995
  Allowance for doubtful
   accounts..................   385,000 1,000,000     0         0     1,385,000
Five months ended October
 1995
  Allowance for doubtful
   accounts.................. 1,385,000         0     0         0     1,385,000

                 SCHEDULE II--VALUATION AND QUALIFYING ACCOUNTS

                                           ADDITIONS
                                      -------------------
                           BALANCE AT CHARGED TO CHARGED             BALANCE AT
                           BEGINNING  COSTS AND  TO OTHER              END OF
       DESCRIPTION         OF PERIOD   EXPENSES  ACCOUNTS DEDUCTIONS   PERIOD
       -----------         ---------- ---------- -------- ---------- ----------
FCN HOLDING, INC.
FY ended July 3, 1994
  Allowance for doubtful
   accounts...............        0          0       0         0            0
FY ended July 2, 1995
  Allowance for doubtful
   accounts...............        0    480,000       0         0      480,000
Four months ended October
 29, 1995
  Allowance for doubtful
   accounts...............  480,000          0       0         0      480,000

                 SCHEDULE II--VALUATION AND QUALIFYING ACCOUNTS

                                            ADDITIONS
                              BALANCE  -------------------
                                AT     CHARGED TO CHARGED              BALANCE
                             BEGINNING COSTS AND  TO OTHER            AT END OF
        DESCRIPTION          OF PERIOD  EXPENSES  ACCOUNTS DEDUCTIONS  PERIOD
        -----------          --------- ---------- -------- ---------- ---------
FCN HOLDING, INC., SABAN
 ENTERTAINMENT, INC. AND
 FOX KIDS WORLDWIDE, L.L.C.
 (FROM AND AFTER THE DATE
 OF THE REORGANIZATION, FOX
 KIDS WORLDWIDE, INC.)
Eight months ended June 30,
 1996
  Allowance for doubtful
   accounts................  1,865,000        0       0     (175,000) 1,690,000
FY ended June 30, 1997
  Allowance for doubtful
   accounts................  1,690,000  200,000       0     (480,000) 1,410,000
Three months ended
 September 30, 1997........  1,410,000        0       0            0  1,410,000

                                 EXHIBIT INDEX


 EXHIBIT NO.                             DESCRIPTION
 -----------                             -----------
   ***1.1    Purchase Agreement dated October 22, 1997 among Fox Kids
             Worldwide, Inc., as issuer, and Merrill Lynch & Co., Merrill
             Lynch, Pierce, Fenner & Smith Incorporated, Citicorp Securities,
             Inc., Bear, Stearns & Co. Inc., Donaldson, Lufkin & Jenrette
             Securities Corporation, and Morgan Stanley & Co. Incorporated, as
             initial purchasers.
   ***2.1    Share Transfer Agreement dated as of April 15, 1996 by and among
             Saban International Paris, as Purchaser and certain parties as
             Sellers relating to Creativite & Developpement.(1)
   ***2.2    Agreement for the Purchase of Film Assets dated as of December 31,
             1995 by and between Vesical Limited and Saban International
             N.V.(1)
   ***2.3    Agreement and Plan of Merger dated as of June 11, 1997 by and among Fox Kids Worldwide, Inc., Fox Kids Merger Corporation and
             International Family Entertainment, Inc.
   ***2.4    Stock Purchase Agreement dated as of June 11, 1997 by and between
             Fox Kids Worldwide, Inc., M.G. "Pat" Robertson, individually and as trustee of certain trusts named therein, Lisa N. Robertson and
             Timothy B. Robertson, as joint tenants, and Tim Robertson, individually, as trustee of certain trusts named therein, and as custodian to and for each of Abigail H. Robertson, Laura N.
             Robertson, Elizabeth C. Robertson, Willis H. Robertson and
             Caroline S. Robertson.
   ***2.5    Stock Purchase Agreement dated as of June 11, 1997 by and between
             Fox Kids Worldwide, Inc. and The Christian Broadcasting Network,
             Inc.
   ***2.6    Stock Purchase Agreement dated as of June 11, 1997 by and between
             Fox Kids Worldwide, Inc. and Regent University.
   ***2.7    Amended and Restated Agreement dated as of August 1, 1997 by and among Fox Kids Worldwide, Inc., Saban Entertainment, Inc., Fox
             Broadcasting Sub, Inc., Allen & Company Incorporated, Haim Saban
             and certain entities listed on Schedule A thereto.
   ***3.1    Corrected Restated Certificate of Incorporation of the Registrant.
   ***3.2    Amended and Restated Bylaws of the Registrant.
   ***4.1    Senior Notes Indenture dated as of October 28, 1997 (the "Senior
             Notes Indenture") between Fox Kids Worldwide, Inc., as obligor, and The Bank of New York, as trustee, and form of Notes.
   ***4.2    Senior Discount Notes Indenture dated as of October 28, 1997 (the
             "Senior Discount Notes Indenture") between Fox Kids Worldwide,
             Inc., as obligor, and The Bank of New York, as trustee, and form of Notes.
   ***4.3    Senior Notes Registration Rights Agreement dated as of October 28,
             1997 between Fox Kids Worldwide, Inc., as issuer, and Merrill
             Lynch, Pierce, Fenner & Smith Incorporated, Citicorp Securities,
             Inc., Bear, Stearns & Co. Inc., Donaldson, Lufkin & Jenrette
             Securities Corporation, and Morgan Stanley & Co. as initial purchasers.
   ***4.4    Senior Discount Notes Registration Rights Agreement dated as of
             October 28, 1997 between Fox Kids Worldwide, Inc., as issuer, and
             Merrill Lynch, Pierce, Fenner & Smith Incorporated, Citicorp
             Securities, Inc., Bear, Stearns & Co. Inc., Donaldson, Lufkin &
             Jenrette Securities Corporation, and Morgan Stanley & Co., as
             initial purchasers.
   ***4.5    Senior Notes Liquidated Damages Agreement dated as of October 28,
             1997 between Fox Kids Worldwide, Inc., as issuer, and Merrill
             Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated,
             Citicorp Securities, Inc., Bear, Stearns & Co. Inc., Donaldson,
             Lufkin & Jenrette Securities Corporation, and Morgan Stanley &
             Co., as initial purchasers.

 EXHIBIT NO.                             DESCRIPTION
 -----------                             -----------
   ***4.6    Senior Discount Notes Liquidated Damages Agreement dated as of
             October 28, 1997 between Fox Kids Worldwide, Inc., as issuer, and
             Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith
             Incorporated, Citicorp Securities, Inc., Bear, Stearns & Co. Inc.,
             Donaldson, Lufkin & Jenrette Securities Corporation, and Morgan
             Stanley & Co., as initial purchasers.
     *5.1    Opinion of Squadron, Ellenoff, Plesent & Sheinfeld, LLP regarding the validity of the Notes.
  ***10.1    Amended and Restated Strategic Stockholders Agreement dated as of
             August 1, 1997 by and among Haim Saban, certain entities listed on
             Schedule A thereto, Fox Broadcasting Company, Fox Broadcasting
             Sub, Inc., and Allen & Company Incorporated.
  ***10.2    Employment Assumption Agreement dated as of July 31, 1997 by and among Saban Entertainment, Inc., Fox Kids Worldwide, Inc. and Mel
             Woods.
  ***10.3    Employment Assumption Agreement dated as of July 31, 1997 by and among Fox Kids Worldwide, L.L.C., Fox Kids Worldwide, Inc. and
             Haim Saban.
     10.4    Reserved.
  ***10.5    Form of Indemnification Agreement and Schedule of Indemnified
             Parties.
  ***10.6    Employment Agreement dated as of April 1, 1997 between Saban
             Entertainment, Inc. and William Josey.
   **10.7    Employment Agreement dated as of December 22, 1995 between Fox
             Kids Worldwide, L.L.C. and Haim Saban.
  ***10.8    Employment Agreement dated as of September 1, 1996 between Fox
             Kids Worldwide, Inc. and Shuki Levy; Stock Option Agreement dated as of June 1, 1994 between Saban Entertainment, Inc. and Shuki
             Levy, as amended by Amendment No. 1.
  ***10.9    Employment Agreement dated as of June 1, 1994 between Saban
             Entertainment, Inc. and Mel Woods, as amended by Amendment No. 1 to Employment Agreement dated as of September 26, 1996.
     10.10   Reserved.
   **10.11   LLC Formation Agreement dated as of November 1, 1995 among Saban
             Entertainment, Inc., FCN Holding Company and Fox Broadcasting
             Company, Inc.
  ***10.12   Operating Agreement for Fox Kids Worldwide, L.L.C. dated as of
             December 22, 1995 by and among Saban Entertainment, Inc., FCN
             Holding, Inc. and Fox Broadcasting Company.
   **10.13   Amendment No. 1 to Operating Agreement dated as of September 26,
             1996, by and among Saban Entertainment, Inc., FCN Holding, Inc.
             and Fox Broadcasting Company.
  ***10.14   Amendment No. 2 to Operating Agreement dated as of July 31, 1997 by and among Saban Entertainment, Inc., FCN Holding, Inc., Fox
             Broadcasting Company and Fox Kids Worldwide, Inc.
   **10.15   Asset Assignment Agreement dated as of December 22, 1995 by and between Fox Kids Worldwide, L.L.C., on the one hand, and Fox,
             Inc., Fox Broadcasting Company, Twentieth Century Fox Film
             Corporation, Fox Television Stations, Inc., and FCN Holding, Inc.,
             on the other hand.+
   **10.16   Management Agreement dated as of December 22, 1995 by and among
             Fox Kids Worldwide, L.L.C., Saban Entertainment, Inc. and FCNH
             Sub, Inc.
  ***10.17   Stock Ownership Agreement dated as of December 22, 1995 by and among Haim Saban, certain entities listed on Schedule 1.1(a)
             thereto and Fox Kids Worldwide, L.L.C.
  ***10.18   Amendment No. 1 to Stock Ownership Agreement dated as of September
             26, 1996 by and among Haim Saban, certain entities listed on
             Schedule "A" thereto, Fox Broadcasting Sub, Inc., and Fox
             Broadcasting Company.
     10.19   Home Video Rights Acquisition Agreement dated as of August 8, 1996 among Saban Entertainment, Inc., Ventura Film Distributors, B.V.
             and Twentieth Century Fox Home Entertainment, Inc.+
  ***10.20   Form of Fox Broadcasting Company Station Affiliate Agreement.

 EXHIBIT NO.                             DESCRIPTION
 -----------                             -----------
  ***10.21   Merchandising Rights Acquisition Agreement dated as of July 1,
             1990 between Twentieth Century Fox Licensing and Merchandising, a unit of Ffox Inc. and Fox Children's Network, Inc.+
  ***10.22   Indemnification Agreement dated as of December 22, 1995 between
             Fox Broadcasting Company and Fox Children's Network, Inc.
  ***10.23   Distribution Rights Acquisition Agreement dated as of September 1,
             1990 between Twentieth Century Fox Film Corporation and Fox
             Children's Network, Inc.+
  ***10.24   Administration Agreement dated as of February 7, 1990 between Fox
             Broadcasting Company and Fox Children's Network, Inc.
  ***10.25   Registration Agreement (the "Saban/Fox Registration Agreement")
             dated as of December 22, 1995 among Saban Entertainment, Inc.,
             Haim Saban, certain entities listed on Schedule A thereto, Fox
             Broadcasting Company, Inc., and FCN Holding, Inc.
  ***10.26   Amendment No. 1 to Saban/Fox Registration Agreement dated as of
             September 27, 1996.
  ***10.27   Contribution and Exchange Agreement dated June 11, 1997 by and among Liberty Media Corporation, Liberty IFE, Inc. and Fox Kids
             Worldwide, Inc.
  ***10.28   Guarantee dated as of December 22, 1995 by The News Corporation
             Limited.
  ***10.29   First Amendment to 10960 Wilshire Boulevard Lease dated as of
             August 1, 1997.
  ***10.30   Guaranty of Lease by The News Corporation Limited and News
             Publishing Australia Limited in favor of Beacon Properties, L.P., dated as of August 1, 1997.
     10.31   Second Amended and Restated Credit Agreement dated as of October
             28, 1997 among FCN Holding, Inc., International Family
             Entertainment, Inc. and Saban Entertainment, Inc., as Borrowers,
             and Fox Kids Holdings, LLC, as Guarantor, and the initial lenders named therein, as Initial Lenders, and Citicorp U.S.A., Inc., as
             Administrative Agent, and Citicorp Securities, Inc. and Bank
             Boston, N.A., as Co-Arrangers.+
     10.32   Letter Amendment No. 1 to the Second Amended and Restated Credit
             Agreement dated as of November 18, 1997.
  ***10.33   Funding Agreement dated as of June 11, 1997 by and among The News
             Corporation Limited, News Publishing Australia Limited and Fox
             Kids Worldwide, Inc.
  ***10.34   Guaranty dated as of June 11, 1997 by The News Corporation Limited in favor of International Family Entertainment, Inc.
  ***10.35   Distribution Agreement dated as of August 21, 1992, as amended, between Saban International N.V. and Saban International Services,
             Inc. on the one hand and Toei Company Ltd.+
  ***10.36   Memorandum of Agreement dated as of January 19, 1996 between Saban
             Merchandising, Inc. and Ventura Film Distributors, B.V. on the one
             hand and Bandai America Incorporated, on the other hand.+
     10.37   Reserved.
  ***10.38   10960 Wilshire Boulevard Office Lease dated as of July 17, 1995 between 10960 Property Corporation and Saban Entertainment, Inc.
  ***10.39   Production Facility Agreements dated as of June 7, 1994 and
             January 5, 1994 between Magic Movie Studios of Valencia, Ltd. and
             Saban Entertainment, Inc.
  ***10.40   Letter Agreement dated as of January 1, 1995 between Saban
             International, N.V. and Duveen Trading Ltd.

 EXHIBIT NO.                             DESCRIPTION
 -----------                             -----------
  ***10.41   Barter Syndication Agreement dated as of January 5, 1996 between
             Saban Entertainment, Inc. and Fox Broadcasting Company, Inc.
  ***10.42   Letter Agreement dated as of September 26, 1996 but effective as of April 3, 1996 by and among Stanley S. Shuman, FCN Holding,
             Inc., and Allen & Company Incorporated, as amended by that certain
             Side Letter Agreement dated as of September 26, 1996 but effective as of April 3, 1996.
  ***10.43   First Amendment to the Contribution and Exchange Agreement dated as of August 1, 1997 by and among Liberty Media Corporation,
             Liberty IFE, Inc. and Fox Kids Worldwide, Inc.
  ***10.44   Agreement Re Registration Rights dated as of August 1, 1997 by and among Saban Entertainment, Inc., Haim Saban, certain entities listed on Schedule A to the Saban/Fox Registration Agreement, Fox
             Broadcasting Company, FCN Holding, Inc., Fox Kids Worldwide, Inc.,
             Liberty Media Corporation and Liberty IFE, Inc.
     10.45   Exchange Agreement dated August 1, 1997 among News Publishing
             Australia Limited, Liberty Media Corporation and Liberty IFE, Inc.
  ***10.46   Agreement Re Transfer of LLC Interests dated as of July 31, 1997 by and among Fox Kids Worldwide, Inc., Fox Kids Worldwide, L.L.C.
             and Fox Broadcasting Company.
     10.47   Subordinated Note Agreement dated July 31, 1997 by and among Fox
             Broadcasting Company, as lender, Fox Kids Worldwide, Inc., as borrower, and Citicorp USA, Inc.; Subordinated Promissory
             Note dated July 31, 1997 made by Fox Kids Worldwide, Inc., as borrower, in favor of Fox Broadcasting Company, as lender; First
             Amendment to Subordinated Note Agreement dated September 4, 1997;
             Second Amendment to Subordinated Note Agreement dated October 28,
             1997 and Subordinated Promissory Note dated October 28, 1997 made by Fox Kids Worldwide Inc., as borrower in favor of Fox
             Broadcasting Company, as lender.
  ***10.48   Subordinated Note dated August 29, 1997 between Fox Kids
             Worldwide, Inc., as borrower, and News America Holdings
             Incorporated, as lender, and Subordinated Note Agreement dated
             August 29, 1997 between Fox Kids Worldwide, Inc., as borrower,
             News America Holdings Incorporated, as lender, and Citicorp USA,
             Inc., and First Amendment to Subordinated Note Agreement dated
             October 28, 1997.
     10.49   Amendment to Affiliation Agreement dated June 11, 1997, between
             International Family Entertainment, Inc. and Satellite Services,
             Inc.+
     10.50   Letter of Amendment dated as of May 16, 1996, amending the
             International Family Entertainment, Inc. Family Channel
             Affiliation Agreement dated as of December 28, 1989, between
             Satellite Services, Inc. and International Family Entertainment,
             Inc.+
     10.51   Program Time Agreement dated as of January 5, 1990, between The
             Christian Broadcasting Network, Inc. and International Family
             Entertainment, Inc. and Amendment No. 1 to Program Time Agreement
             dated as of June 11, 1997.
     10.52   International Family Entertainment, Inc. Family Channel
             Affiliation Agreement, dated as of December 28, 1989, between
             Satellite Services, Inc. and International Family Entertainment,
             Inc.+
     10.53   Amendment, dated as of January 1, 1994, amending the International
             Family Entertainment, Inc. Family Channel Affiliation Agreement,
             dated as of December 28, 1989, between Satellite Services, Inc.
             and International Family Entertainment Inc.
  ***10.54   Registration Rights Agreement dated August 1, 1997 by and among
             Fox Kids Worldwide, Inc., Liberty Media Corporation and Liberty
             IFE, Inc.
     10.55   Galaxy V Transponder Purchase Agreement, dated as of January 23,
             1992, between Hughes Communications Galaxy, Inc. and International
             Family Entertainment, Inc.+
     10.56   GE C-3/C-4 Satellite Transponder Sales Agreement dated as of July
             7, 1989 between GE American Communications and The Christian
             Broadcasting Network Inc.+
     10.57   C-3/C-4 Satellite Transponder Sales Agreement Amendment Number One
             dated as of December 15, 1989, between GE American Communications,
             Inc. and The Christian Broadcasting Network, Inc.
     10.58   C3/C4 Satellite Transponder Sales Agreement Amendment Number Two
             dated as of December 15, 1989, between GE American Communications,
             Inc. and The Christian Broadcasting Network, Inc.+

 EXHIBIT NO.                            DESCRIPTION
 -----------                            -----------
     10.59   Letter of Amendment dated September 30, 1991, re: C-3/C-4
             Satellite Transponder Sales Agreement by and between GE American
             Communications, Inc. and The Christian Broadcasting Network, Inc.
             as predecessor in interest to International Family Entertainment,
             Inc.
     10.60   C3/C4 Satellite Transponder Sales Agreement Amendment Number Four
             dated as of November 24, 1992 by and between GE American
             Communications, Inc. and International Family Entertainment, Inc.
  ***12.1    Ratio of Earnings to Fixed Charges.
  ***21.1    Subsidiaries of the Registrant.
    *23.1    Consent of Squadron, Ellenoff, Plesent & Sheinfeld, LLP (included in Exhibit 5.1 hereto).
     23.2    Consent of Ernst & Young LLP regarding Saban Entertainment, Inc., regarding FCN Holding, Inc., and regarding FCN Holding, Inc.,
             Saban Entertainment, Inc., and Fox Kids Worldwide, L.L.C.
     23.3    Consent of KPMG Peat Marwick LLP regarding International Family
             Entertainment, Inc.
   **24.1    Power of Attorney.
  ***24.2    Power of Attorney of Lawrence Jacobson dated January 22, 1998.
  ***25.1    Statement of Eligibility of The Bank of New York, as Trustee.
  ***27.1    Financial Data Schedule.
    *99.1    Form of Letter of Transmittal.
    *99.2    Form of Note of Guaranteed Delivery.
    *99.3    Form of Exchange Agent Agreement.

--------

  * To be supplied by amendment.

 ** Previously filed as an exhibit to the Registrant's Form S-1 on September 27, 1996

*** Previously filed as an exhibit to the Registrant's Amendment No. 1 to Form
    S-1 on January 26, 1998.
+ Portions of exhibits deleted and filed separately with the Securities and Exchange Commission pursuant to a request for confidentiality.
(1) Upon request, the Registrant will furnish supplementally to the Securities and Exchange Commission a copy of omitted schedules.